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As filed with the Securities and Exchange Commission on March 22, 2013

Registration No. 333-172846

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REEF OIL & GAS DRILLING AND INCOME FUND, L.P.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	1381 (Primary Standard Industrial Classification Code Number)	32-0388630 (IRS Employer Identification Number)

1901 N. Central Expressway, Suite 300
Richardson, Texas 75080
(972) 437-6792
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Agent for Service: Michael J. Mauceli Reef Oil & Gas Partners, L.P. 1901 N. Central Expressway, Suite 300 Richardson, Texas 75080 (972) 437-6792	Copy to: Ted Schweinfurth Baker & McKenzie LLP 2001 Ross Avenue, Suite 2300 Dallas, Texas 75201 (214) 978-3000
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of securities to the public:
From time to time after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion. Preliminary Prospectus Dated March 22, 2013

Reef Oil & Gas Drilling and Income Fund, L.P.
338 Units of Limited Partner Interests and
1,912 Units of Additional General Partner Interests*

Offering Price: $100,000 per unit	Minimum Purchase: $10,000 (1/10th unit)

        Reef Oil & Gas Drilling and Income Fund, L.P. (the "Partnership") is a Texas limited partnership formed to drill and own interests in oil and natural gas properties located in the United States with a focus primarily on the Bakken area in North Dakota. The primary purpose of the Partnership will be to generate revenue from the production of oil and gas, distribute cash to the partners, and provide the tax benefits that are available to those that drill for and produce oil and natural gas. We are Reef Oil & Gas Partners, L.P., and we will be the managing general partner of the Partnership.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        These securities are speculative and involve a high degree of risk. Before buying units, you should consider carefully the risk factors beginning on page 10 in this prospectus, which include, but are not limited to the following:

        • Because we have not selected any prospects, you will not be able to evaluate the Partnership's prospects before making your investment decision • Oil and natural gas investments are highly risky • Our prior history demonstrates that partnership returns will be adversely affected in the event of dry holes and unproductive or marginal wells • Cash distributions are not guaranteed • Additional general partners have unlimited liability for Partnership obligations • Your ability to resell your units is limited due to the lack of a public market and restrictions contained in the partnership agreement • Our affiliates and we may have conflicts of interest with you and the Partnership • Compensation payable to us will affect distributions • The management of the general partner and of the Partnership is not subject to supervision or review by an independent board or officers • The partnership agreement prohibits your participation in the Partnership's business decisions • Lack of drilling rig availability may increase the Partnership's cost and may result in delays in drilling on Partnership prospects • Partners will have limited ability to remove the managing general partner and may have difficulty in finding a successor managing general partner • Drilling exploratory wells is riskier than drilling developmental wells • Prices of oil and natural gas are volatile • Tax treatment may change.

	Per Unit	Minimum Offering (10 Units)	Maximum Offering (2,250 Units)

Offering Price	$100,000	$1,000,000	$225,000,000

Organization and Offering Costs, excluding Commissions	$2,000	$20,000	$4,500,000

Commissions	$10,000	$100,000	$22,500,000

Management fee (or excess organization and offering costs)	$3,000	$30,000	$6,750,000

Proceeds to the Partnership	$85,000	$850,000	$191,250,000

        Reef Securities, Inc. is the dealer manager for this offering. The dealer manager and soliciting dealers are offering the units on a "best efforts minimum/maximum" basis. The dealer manager and soliciting dealers must sell the minimum number of units in the Partnership (10) in order for the Partnership to conduct an initial closing and break escrow. The dealer manager and soliciting dealers are required to use only their best efforts to sell the units offered in the Partnership.

        Subscription proceeds for the Partnership will be held in an interest-bearing escrow account with Wilmington Trust, National Association, until $1 million has been received, without regard to units subscribed for by our affiliates or us. The offering period for the Partnership began on the date of this prospectus and will terminate on June 30, 2014. If the minimum subscription proceeds are not received by the Partnership's offering termination date, then your subscription will be promptly returned to you from the escrow account with interest and without deduction for any fees.

*
The term "Additional General Partner Interests" designates the general partner interests acquired by investors in the Partnership and is used to distinguish the general partner interests represented by units from the general partner interests held by the managing general partner of the Partnership which are not represented by units. The additional general partner interests in the Partnership will be converted into limited partnership interests as soon as practical after the end of the year in which drilling by the Partnership has been substantially completed.

i

ii

iii

PROSPECTUS SUMMARY

        The following is a summary that highlights information contained in this prospectus. This summary may not contain all of the information that is important to you. You should read the entire prospectus carefully, including the risk factors, the financial statement and the notes to the financial statement. You will find definitions of many terms, including those relating to the oil and natural gas business, in the "GLOSSARY OF TERMS" beginning on page 120. References to "we," "our," "us," "Reef" and similar terms refer to Reef Oil & Gas Partners, L.P., the managing general partner of the Partnership.

About the Partnership

        Reef Oil & Gas Drilling and Income Fund, L.P., referred to in this prospectus as the "Partnership" or the "Fund," is a Texas limited partnership formed to drill, acquire and own interests in oil and natural gas properties located in the United States. Regardless of location, the properties we select for the Partnership must meet our acquisition criteria. We have a geological and engineering staff that reviews prospects from a diverse number of geographical regions in the continental United States with a focus primarily on the Bakken area in North Dakota. We will evaluate all prospective acquisitions on the basis of their oil and natural gas producing potential, the predictability of their drilling and completion costs and their access to readily available pipeline hookups, among other criteria. See "PROPOSED ACTIVITIES—Acquisition Strategy."

        The operator of the Partnership's prospects will be either an unrelated third party or Reef Exploration, L.P. ("RELP"), one of our affiliates. RELP was formed in December 2005 to engage in the business of developing, exploiting, and producing oil and natural gas properties and to serve as operator for the wells drilled by partnerships sponsored by us. RELP's staff consists of the former employees of OREI, Inc. ("OREI"), an affiliate of ours formerly known as Reef Exploration, Inc. OREI was formed in 1987 to engage in the business of developing, exploiting and producing oil and natural gas. RELP has assumed the operation of all wells formerly operated by OREI as well as new acquisitions. OREI and RELP have served as operator of approximately 275 wells. From 1996 through 1999, OREI sponsored 11 private drilling partnerships and two private partnerships engaged in the development and interpretation of three-dimensional seismic data. We were formed in 1999 by the owners of OREI. Since our formation in 1999 until December 31, 2012, we have sponsored 36 private drilling ventures, nine public drilling partnerships, 14 private oil and gas production purchase ventures, one private commercial salt water disposal venture, and one private partnership engaged in the development and interpretation of three-dimensional seismic data. Of the 56 drilling partnerships we and OREI have sponsored since 1996, 25 engaged in drilling multiple wells (including the nine public drilling partnerships). See "PRIOR ACTIVITIES" for a discussion of the 25 multiple-well drilling partnerships sponsored by us or OREI. The following diagram depicts the ownership of Reef, OREI,

RELP and certain of their affiliates. It does not include the drilling and income fund ventures of which Reef and its affiliates serve as managing partner.

Investment Objectives

        The Partnership will offer investors the opportunity to participate in an investment in the oil and natural gas industry that has been designed to primarily focus on drilling developmental wells and the acquisition of producing properties, if any, associated with such drilling opportunities, although the Partnership may drill or participate in the drilling of exploratory wells. A developmental well is a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive. In contrast, an exploratory well is a well drilled to find a new field or to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir.

        The Fund is intended to produce the following benefits for investors:

  •
  Cash distributions from the sale of oil and natural gas.    If we drill successful wells and the Partnership's revenues exceed its expenses, or if we acquire interests in producing oil and gas wells in association with the acquisition of drilling opportunities, you will receive periodic distributions of the Partnership's cash profits. If the Partnership drills or participates in the drilling of a successful well or wells, we expect that cash distributions to the partners would begin as soon as practical after the Partnership begins receiving operating income from such well, including, if applicable, during the offering period, with such distributions being made monthly thereafter if practical. Generally, we estimate that acquiring, drilling and completing possible oil and gas wells will take between five to eight months, depending on the well depth and conditions that may arise during operations. After drilling is completed, it is expected to take between two to four months for an investor partner to receive distributions, if any, based on any production from the completed well, including the time taken for hooking the well up to existing infrastructure and engaging in related marketing activities. We may, at our discretion, make distributions less frequently than monthly. We will review the accounts of the Partnership monthly for the purpose of determining the cash available for distribution. The timing and amount of distributions during the offering period will depend primarily on the Partnership's net income as determined under generally accepted accounting principles, and after the offering period the timing and amount of distributions will depend primarily on net cash receipts from its oil and natural gas operations, and will be affected, among other things, by the price of oil and natural gas and the level of production of the Partnership's wells.

  •
  Single layer of federal income tax on Partnership earnings and tax deductions for intangible drilling costs, depreciation and depletion.    As a partner in the Partnership, you will be required to include on your own federal income tax return your allocable share of the Partnership's taxable income and deductions, including, under current federal tax law, deductions for intangible drilling costs, depreciation and depletion. As a result, if the Partnership makes a cash distribution to you that is attributable to the Partnership's net taxable income that is, or has already been, included on your federal income tax return, the distribution should not be taxable a second time to you for federal income tax purposes. See "Material Federal Income Tax Consequences—Tax Consequences to You," "—Basis and At Risk Limitations" and "—Partnership Distributions." If you invest as an additional general partner, the tax deductions from the Partnership should reduce your taxable income from the Partnership and potentially from other so-called "active" sources such as ordinary income from employment. If you invest as a limited partner, these deductions should reduce your taxable income from the Partnership and from other so-called "passive" business activities that you may participate in, if any. See "Material Federal Income Tax Consequences—Intangible Drilling Costs," "—Depreciation," "—Depletion," and "—Passive Loss Limitations." There recently have been specific legislative proposals that would change some of the U.S. federal income tax rules applicable to drilling for and producing oil and natural gas. Those proposals would, among other things, place additional limits on or eliminate the current deductions for intangible drilling costs and depletion. See "Risk Factors—Tax Risks—The current tax treatment of exploring for and producing oil and gas may change, and such changes may reduce or eliminate the tax benefits described in this prospectus," and "Material Federal Income Tax Consequences—Possible Changes in Federal Tax Laws."

  •
  A diversified investment in multiple wells.    We expect to include interests in multiple wells in the Partnership so that the impact of less productive properties is balanced by the results of other properties. The number of wells drilled and acquired by the Partnership will depend upon the amount raised by the Partnership, the size of the Partnership's interest in each well and the development costs of each well.

        For reasons we discuss in this prospectus, including under the section entitled "Risk Factors," you may not realize some or all of these benefits. You should only invest if you can afford the loss of your entire investment.

        These securities are speculative and involve a high degree of risk. See "RISK FACTORS" on pages 8 to 26 of this prospectus, together with the other information in this prospectus, in evaluating an investment in the units.

        Significant risks associated with the offering include, but are not limited to, the following:

  •
  Because we have not selected any prospects, you will not be able to evaluate the Partnership's prospects before making your investment decision.

  •
  Oil and natural gas investments are highly risky.

  •
  Our prior history demonstrates that drilling partnership returns will be adversely affected in the event of dry holes and marginal or unproductive wells.

  •
  The Partnership's ability to diversify risks depends on the number of units issued, the development costs of each well, the size of the Partnership's interest in each well and the availability of suitable prospects.

  •
  Cash distributions are not guaranteed.

  •
  Additional general partners have unlimited liability for partnership obligations.

  •
  Your ability to resell your units is limited due to the lack of a public market and restrictions contained in the partnership agreement.

  •
  Our affiliates and we may have conflicts of interest with you and the Partnership.

  •
  Compensation payable to us will affect distributions.

  •
  The management of the general partner and of the Partnership is not subject to supervision or review by an independent board or officers.

  •
  The partnership agreement prohibits the participation of all partners, including additional general partners and converted limited partners, in the Partnership's business decisions.

  •
  Lack of drilling rig availability may increase the Partnership's costs and may result in delays in drilling on Partnership prospects.

  •
  Partners will have limited ability to remove the managing general partner and may have difficulty in finding a successor managing general partner.

  •
  Drilling exploratory wells is riskier than drilling developmental wells.

  •
  Prices of oil and natural gas are volatile.

  •
  Tax treatment may change.

Terms of the Offering (see page 26)

Managing General Partner	Reef Oil & Gas Partners, L.P., a Nevada limited partnership ("Reef")
Securities Offered

We are offering up to 1,912 units of additional general partner interest ($191,250,000) and 338 units of limited partner interest ($33,750,000) in the Partnership. 85% of the units offered will be for additional general partner interests and 15% will be for limited partner interests. You may elect to buy units as an additional general partner and/or as a limited partner. The minimum offering amount in the Partnership is $1,000,000 (10 units). As long as at least 10 units are sold in the Partnership, and at least one of such units is a unit of limited partner interest, including units we buy, there is no minimum number of additional general partner or limited partner units that must be sold.

Offering Price	$100,000 per unit
Minimum Investment	$10,000 (1/10 unit)
No Assessments	You are not required to make any capital contributions to the Partnership other than payment of the offering price for the units you purchase.
Offering Period

The offering period for the Partnership began on the date of this prospectus. As of the date of this prospectus, the Partnership has not commenced operations and has no assets or liabilities. We may terminate the offering period for the Partnership at any time after the minimum number of units (10) has been subscribed for in the Partnership, excluding units we buy. Unless we elect to terminate the Partnership's offering period before the maximum number of units in the Partnership has been subscribed for, the offering period for the Partnership will terminate on June 30, 2014.

Suitability Standards

Investment in the units is suitable for you only if you do not need liquidity in this investment and can afford to lose all or substantially all of your investment. Your subscription for units will be accepted only if you represent that you meet the suitability standards described below under "TERMS OF THE OFFERING—Investor Suitability" on page 30.

Plan of Distribution

Reef Securities, Inc. ("RSI") is the dealer manager for this offering. It will receive a sales commission, payable in cash equal to 10% of the investor partners' subscriptions. RSI may reallow up to 8% of its commission, which includes a 1% non-accountable marketing fee, in whole or part, to other FINRA-licensed broker-dealers engaged to sell units. RSI also may reallow up to 1.5% of its commission, in whole or in part, to wholesalers (individuals or firms who will offer units to other FINRA licensed broker dealers). RSI and the soliciting dealers are required to use only their best efforts to sell the units offered in the Partnership. Subscription proceeds for the Partnership will be held in a separate interest-bearing escrow account until the minimum number of units in the Partnership has been subscribed for, without regard to units our affiliates and we buy, and may be released before the end of the Partnership's offering period. If the minimum number of units in the Partnership are not subscribed for prior to the termination of the Partnership's offering period, the Partnership will not break escrow and the Partnership will instruct the escrow agent to promptly return all subscription proceeds from your investment in the Partnership to you, with interest, which in the current economic environment will be at a very low rate, if any.

The price to be paid by us for our minimum subscription, and the price to be paid by our affiliates and us for additional units that any of us may subscribe for, if any, is the same price per unit to be paid by investors, net, however, of organization and offering costs (including commissions). This means we will pay a minimum of 85% of the offering price for each unit we purchase, or $85,000 per unit. The net amount of money received by the Partnership will be the same per unit regardless of whether we or an affiliate pays 85% of the offering price. Michael J. Mauceli, the manager of our general partner and the Chief Executive Officer and manager of the general partner of RELP, is the brother of Paul Mauceli, the sole shareholder, director and Chief Executive Officer of RSI.

Participation in Distributions, Profits, Losses, Costs and Revenues.

Cash distributions, if any, from the Partnership's operations will be distributed 89% to the holders of units and 11% to us, excluding any units purchased by us, until each investor partner has been distributed, in the aggregate, an amount at least equal to its capital contributions. After the investor partners have been distributed amounts at least equal to their capital contributions, cash distributions will be distributed 79% to the investor partners and 21% to us, excluding any units purchased by us.

Management of the Partnership; Voting Rights.

We will exclusively manage and control all aspects of the business of the Partnership. No investor partner shall have any voice in the day-to-day business operations of the Partnership. However, a vote of a majority of the then outstanding units entitled to vote, without the necessity of our concurrence, will be required to approve certain actions related to the Partnership, including the sale of all or substantially all of the assets of the Partnership, our removal as the managing general partner of the Partnership, dissolution of the Partnership, and any non-ministerial material amendment to the partnership agreement.

Conversion of General Partner Interests

All additional general partner interests in the Partnership will be converted into limited partner interests on a one-to-one basis as soon as practicable after the end of the year in which drilling by the Partnership has been substantially completed.

Principal Office

The principal office of the Partnership and Reef is located in North Dallas at 1901 N. Central Expressway, Suite 300, Richardson, Texas 75080, and their telephone numbers are (972) 437- 6792 and (877) 915-REEF ((877) 915-7333). Michael J. Mauceli, the principal executive officer of Reef, makes the final investment decisions for the Partnership.

 Our Compensation (see page 39)

        The following table summarizes the compensation to be received by us from the Partnership.

Recipient	Form of Compensation	Amount
Managing General Partner	Partnership interest (excluding any partnership interest resulting from the purchase of units)	10% general partner interest
Managing General Partner	Subordinated partnership interest (received after the investor partners have been distributed amounts equal to their capital contributions)	10% general partner interest (subordinated)
Managing General Partner	Management Fee	15% of subscriptions, less commissions and other organization and offering costs (non-recurring)
Managing General Partner	Direct and administrative costs	Reimbursement at cost
Affiliate of the Managing General Partner	Operator's per-well charges	Competitive prices
Managing General Partner and its Affiliates	Payment for equipment, supplies, marketing, and other services	Cost or competitive prices

        Our "partnership interest," as described in the table above, refers only to our interest as managing general partner and does not include any interest we will have as a result of our purchase of units, nor the 1% interest we will have as the result of our contribution of 1% of the net capital of the Partnership after payment of all organization and offering costs, which amount will be used to pay lease costs, intangible drilling and development costs, and well completion costs. In addition to the 1% interest described above, we will buy at least 1% of the units issued by the Partnership. Direct costs cannot be quantified until the Partnership begins conducting business. In the event the maximum amount of funds is raised ($225,000,000), we could receive substantial management fees after deducting organization and offering costs and commissions.

Participation in Distributions, Profits, Losses, Costs and Revenues (see page 35)

        As the managing general partner of the Partnership, we will determine if and when to make cash distributions to the investor partners. Cash distributions, if any, from the Partnership's operations will be distributed 89% to the holders of units and 11% to us, excluding any units purchased by us, until each investor partner has been distributed, in the aggregate, an amount at least equal to its capital contributions. After the investor partners have been distributed amounts at least equal to their capital contributions, cash distributions will be distributed 79% to the investor partners and 21% to us, excluding any units purchased by us. We will contribute 1% of the net capital of the Partnership after payment of all organization and offering costs and we will buy at least 1% of the units issued by the Partnership at the offering price of $100,000 per unit, net of organization and offering costs (including commissions). This means we will pay a minimum of 85% of the offering price for each unit we purchase, or $85,000 per unit. We will be entitled to a ratable share of distributions, profits and losses for each unit that we purchase.

        Organization and offering costs that do not exceed an amount equal to 15% of the investor partners' subscriptions will be allocated 100% to the investor partners. We will pay 100% of any excess organization and offering costs, without recourse, and receive 100% of the related tax allocations for those costs.

        If the Partnership has a profit or loss without regard to the costs and expenses that are specially allocated as discussed above, (i) the profit will be allocated to the holders of units and to us in accordance with our respective rights to cash distributions from the Partnership, and (ii) the loss will be allocated first to the extent of, and in the same manner as, any prior allocations of undistributed profits, and then to the holders of units and us in accordance with our respective capital contributions to the Partnership (excluding the portion of capital contributions, if any, that are used to pay organization and offering costs).

Use of Proceeds (see page 34)

        The Partnership must receive minimum subscriptions of $1,000,000 to have an initial closing, without regard to units bought by our affiliates and us, and the subscription proceeds for the Partnership from the issuance of units cannot exceed $225,000,000, including units we purchase. Approximately 85% of the proceeds from the aggregate contributions to the capital of the Partnership (a minimum of approximately $50,000 and a maximum of approximately $191,250,000) will be applied to acquisition, drilling and completion costs. Approximately 10% of the proceeds from aggregate contributions to partnership capital (a minimum of $100,000 and a maximum of $22,500,000) will be used to pay sales commissions, and the remainder (a minimum of approximately $50,000 and a maximum of approximately $11,225,000) will pay for other organization and offering costs associated with the formation and sale of the partnership interests. We will receive a management fee in an amount equal to the excess of 15% of the subscriptions by investor partners to the Partnership over the sum of all commissions payable to the dealer manager and all organization and offering costs. We will be charged with 100% of the organization and offering costs, excluding sales commissions, for the Partnership to the extent that the costs exceed 15% of the investor partners' subscriptions. At the end of the Partnership's offering period, any future requirements for additional capital for the Partnership may only be satisfied from Partnership production or from borrowings to fund subsequent operations or from the issuance of additional units if approved by the investor partners. Alternatively, the Partnership could farmout or sell Partnership properties.

Material Federal Income Tax Consequences; Opinion of Counsel (see page 89)

        We have received an opinion from our counsel, Baker & McKenzie LLP, concerning the material federal income tax considerations applicable to an investment in the Partnership and the discussion under the heading "Material Federal Income Tax Consequences" in this prospectus. The full text of the opinion is attached as Appendix D to this prospectus. We encourage you to read the opinion in its entirety and to read the discussion under the heading "Material Federal Income Tax Consequences" in this prospectus for a full understanding of the opinion, including the assumptions made and matters considered by Baker & McKenzie LLP in providing its opinion. However, please note that Baker & McKenzie LLP's opinion reflects only the opinion of counsel and it and the discussion under the heading "Material Federal Income Tax Consequences" in this prospectus are not binding upon the IRS or courts of applicable jurisdiction. In addition, counsel's opinion and the discussion under the heading "Material Federal Income Tax Consequences" in this prospectus does not address all of the tax aspects that might be relevant to each prospective investor in light of its own circumstances. Therefore, each prospective investor is urged to seek advice from an independent tax advisor based on the investor's own circumstances.

RISK FACTORS

        Investment in the Partnership involves a high degree of risk and is suitable only for investors of substantial financial means who have no need for liquidity in their investments. You should consider carefully the following factors, in addition to the other information in this prospectus, prior to making your investment decision.

Special Risks of the Partnership

Because we have not yet definitively identified or selected any prospects, you will not be able to evaluate the Partnership's prospects before making your investment decision.

        The Partnership is a "blind pool" as we have not definitively selected any prospects for acquisition by the Partnership and may not select prospects for the Partnership until after the initial closing of the Partnership. You will not have an opportunity before purchasing units to evaluate geophysical, geological, economic or other information regarding the prospects to be selected. Delays are likely in the investment of proceeds from your subscription because the offering period for the Partnership can extend over a number of months, and no prospects will be acquired until after the initial closing of the Partnership. If we select a prospect for acquisition by the Partnership during the Partnership's offering period, we will file a prospectus supplement, and a post-effective amendment if necessary, describing the prospect and its proposed acquisition. If you subscribe for units prior to any such supplement you will not be permitted to withdraw your subscription as a result of the selection of any prospect. As the managing general partner, we will have broad discretion in allocating a substantial portion of the proceeds from the offering and selecting prospects. See "PROPOSED ACTIVITIES—Acquisition and Drilling of Undeveloped Prospects."

Our prior history demonstrates that the Partnership's returns will be adversely affected in the event of dry holes and marginal or unproductive wells.

        During the period from January 1996 through December 31, 2012, OREI, Inc. ("OREI") and Reef have sponsored 25 multiple-well drilling partnerships, of which 16 were private partnerships and nine were publicly-offered limited partnerships. With respect to the nine publicly-offered limited partnerships engaged in oil and natural gas operations, one was formed in 2002, one in 2003, three in 2004, two in 2005, one in 2006, and one in 2007.

        As of December 31, 2012, the nine publicly-offered limited partnerships have not produced revenues in excess of the partners' capital contributions. These partnerships have experienced a significant number of dry holes or unproductive wells and are not expected to achieve payout. In addition, the independent registered public accounting firm's opinions on the 2011 financial statements for Reef Global Energy IV, L.P., Reef Global Energy VII, L.P., and Reef Global Energy VIII, L.P. include an explanatory paragraph indicating substantial doubt about each respective partnership's ability to continue as a going concern. Pursuant to a majority vote of each partnership's respective partners, due to the small operating revenues of each partnership, the financial statements of each of Reef Global Energy I, L.P., Reef Global Energy II, L.P., Reef Global Energy III, L.P., and Reef Global Energy IX, L.P. are no longer audited. However, we believe that if they had been audited, the opinion of independent registered public accounting firm conducting the audit related to each such partnership would have also included disclosures indicating substantial doubt about each such partnership's ability to continue as a going concern. See "PRIOR ACTIVITIES" beginning on page 62 of this prospectus.

        As of December 31, 2012, of the 16 private oil and natural gas multiple-well drilling partnerships, (i) two have made distributions to participants in excess of capital originally contributed by the participants and continue to make distributions, (ii) one has made distributions to participants in excess of capital originally contributed by the participants, its wells have reached the end of their economic lives and been plugged, and is being liquidated and dissolved, (iii) one recently commenced drilling operations focused in the Bakken area in North Dakota, (iv) one is producing oil and gas and making distributions to participants, but we are unable to predict with accuracy whether distributions ultimately will exceed capital originally contributed by the participants, (v) four are producing oil and gas but are not expected to achieve payout, (vi) five had wells that, while producing some revenue, were ultimately plugged and abandoned at a substantial loss of the participants' capital contributions, (vii) one drilled three unsuccessful wells, and (viii) one recently commenced drilling operations. See "PRIOR ACTIVITIES—Table One" on page 65 of this prospectus.

The Partnership's ability to diversify risks depends upon the number of units issued, the development costs of each well, the size of the Partnership's interest in each well and the availability of suitable prospects.

        We intend to spread the risk of oil and natural gas drilling and ownership of interests in oil and natural gas properties by purchasing working interests in multiple wells and prospects, possibly participating as a minority working interest owner with major and independent oil and natural gas companies as partners. If the Partnership is subscribed at the minimum level, it will be required to purchase smaller interests in prospects and be able to participate in fewer prospects, which would increase the risk to the partners. As the Partnership size increases, the diversification of the Partnership may increase because the Partnership can obtain interests in and drill on a greater number of wells and prospects. In addition, as the Partnership size increases, the Partnership may have a greater ability to acquire larger interests in oil and gas properties, including majority interests. The numbers of wells developed by the Partnership will depend upon the amount raised by the Partnership, the size of the Partnership's interest in each well, the value of interests in producing wells that may be acquired and the development costs of each well to be drilled.

Additional general partners have unlimited liability for Partnership obligations.

        Under Texas law, the state in which the Partnership has been formed, general partners of the Partnership have unlimited liability for obligations and liabilities of the Partnership. If you purchase units as an additional general partner you will be liable for all obligations and liabilities arising from the Partnership's operations if these liabilities exceed both the assets and insurance of the Partnership, and our assets and insurance. Even if you convert your general partner interest into a limited partner interest, you will continue to be liable as a general partner for matters that occurred while you owned a general partner interest. Your liability as an additional general partner may exceed the amount of your subscription. Under the partnership agreement, additional general partners are only liable for their proportionate share of the Partnership's obligations and liabilities. This agreement will not eliminate your liabilities to third parties in the event you invest as an additional general partner and other additional general partners do not pay their proportionate share of the Partnership's obligations and liabilities.

The Partnership will almost always own less than 100% of the working interest in a prospect.

        If a court holds you and the other third-party working interest owners of the prospect liable for the development and operation of the prospect and some of the third-party working interest owners do not pay their proportionate share of the costs and liabilities associated with the prospect, then the Partnership and you and the other additional general partners also may be liable for those costs and liabilities.

        As an additional general partner you may become subject to the following:

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  contract liability, which is not covered by insurance;

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  liability for pollution, abuses of the environment, and other environmental damages such as the release of toxic gas, spills or uncontrollable flows of natural gas, oil or fluids, against which we cannot insure because coverage is not available or against which we may elect not to insure because of high premium costs or other reasons; and

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  liability for drilling hazards which result in property damage, personal injury, or death to third-parties in amounts greater than the Partnership's insurance coverage. Drilling hazards include but are not limited to well blowouts, fires, and explosions.

        If the Partnership's insurance proceeds and assets, our indemnification of you and the other additional general partners, and the liability coverage provided by major subcontractors are not sufficient to satisfy a liability, then we will call for additional funds from you and the other additional general partners to satisfy the liability. See "PROPOSED ACTIVITIES—Insurance." Our ability to indemnify you is dependent upon our financial condition.

You may not receive a return of your investment or any specific rate of return on your investment in the Partnership.

        You may not recover all or any of your investment in the Partnership, or if you do recover your investment in the Partnership, you may not receive a rate of return on your investment that is competitive with other types of investments. You will be able to recover your investment only through the Partnership's distributions of the sales proceeds from the production and sale of oil and natural gas from productive wells. The quantity of oil and natural gas in a well, which is referred to as its reserves, decreases over time as the oil and natural gas is produced until the well is no longer economical to operate. The Partnership's distributions may not be enough for you to recover all your investment in the Partnership or to receive a rate of return on your investment that is competitive with other types of investment if you do recover your investment in the Partnership.

Decisions about developmental operations on properties may be made by third parties that you will have no input in selecting. We will manage and control the Partnership's business.

        We will exclusively manage and control all aspects of the business of the Partnership and will make all decisions concerning the business of the Partnership. You will not be permitted to take part in the management or in the decision making of the Partnership. Third parties may act as the operator of Partnership prospects, and in many cases, the Partnership will acquire a less than 50% working interest in various oil and natural gas properties. Accordingly, third parties may manage and control the drilling, completion and production operations on the properties. When it acquires a minority interest in a well, the Partnership will not control the selection of the operator or be able to direct operations under the terms of the applicable operating agreement. The success and timing of exploration and development activities operated by third parties will depend on a number of factors that will be largely outside of our control, including:

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  the timing and amount of capital expenditures;

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  the operator's expertise and financial resources;

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  approval of other participants in drilling wells;

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  selection of technology; and

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  the rate of production of reserves, if any.

        As a result, our limited ability to exercise control over the operations of wells in which the Partnership acquires a minority interest may cause a material adverse effect on the Partnership's results of operations and financial condition.

The Partnership may not have enough cash to make distributions to its partners.

        The Partnership's oil and gas operations may not generate sufficient revenues to the Partnership to enable the Partnership to make cash distributions to its partners. The ability to make cash distributions will depend on the Partnership's future operating performance. See "PARTICIPATION IN DISTRIBUTIONS, PROFITS, LOSSES, COSTS AND REVENUES—Cash Distribution Policy." We will review the accounts of the Partnership at least quarterly to determine the cash available for distribution. Distributions will depend primarily on the Partnership's cash flow from operations, which will be affected, among other things, by the following:

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  the price of oil and natural gas;

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  the level of production of the Partnership's wells;

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  repayment of borrowings;

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  drilling costs, cost overruns and operating expenses;

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  remedial work to improve a well's producing capability;

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  the price and quantity of imports of foreign oil and natural gas;

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  the payment of compensation to us;

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  direct costs and general and administrative expenses of the Partnership;

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  payment of our management fee;

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  reserves, including a reserve for the estimated costs of eventually plugging and abandoning the wells; and

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  the indemnification of us and our affiliates by the Partnership for losses or liabilities incurred in connection with the Partnership's activities.

        Partnership income will be taxable to the additional general and limited partners in the year earned, even if cash is not distributed. See "Risks of Oil and Natural Gas Investments," "PARTICIPATION IN DISTRIBUTIONS, PROFITS, LOSSES, COSTS AND REVENUES—Cash Distribution Policy" and "OUR COMPENSATION."

Our affiliates and we have sponsored ventures in the past that have produced dry holes and abandoned wells.

        We and our affiliates have sponsored 74 partnerships and joint ventures since 1996, which include: (i) three 3-D seismic partnerships, (ii) 14 income or income and development funds, (iii) 25 multiple-well drilling partnerships, (iv) 31 single well drilling partnerships, and (v) one salt water disposal well partnership. For a description of partnerships we have previously sponsored, please see "PRIOR ACTIVITIES" beginning on page 62 of this prospectus.

        The 56 drilling partnerships sponsored since 1996 have participated in the drilling of 170 unique wells that have completed drilling, and are currently participating in 80 wells that are currently being drilled or completed. The ventures and partnerships described in this paragraph acquired interests in or conducted operations on exploitation and exploratory wells, in addition to developmental wells. Of these 170 wells drilled by our partnerships since 1996, 57 were exploratory wells, 5 were exploitation wells and 108 were developmental. An "exploitation well" is a well drilled within or as an extension of a proven oil and natural gas reservoir to a depth of a stratigraphic horizon known to be productive. Fifty-five of these wells were dry holes, and two wells were completed but were non-commercial. Of the 114 wells that were commercial, 68 are still owned by our drilling partnerships and producing, 27 have been plugged and abandoned, 13 were sold essentially for salvage value, three were sold for value, one is shut in, and two are currently used as salt water disposal wells. Using this data, approximately 66% of the gross wells in which the drilling partnerships participated in drilling since 1996 were completed as commercially producing and 34% were dry holes (including the two wells that were completed but failed to become commercially productive). Approximately 24% of the wells in which these partnerships participated in drilling were completed successfully but subsequently abandoned or sold essentially for salvage value prior to abandonment. Twelve of the successful wells were drilled in conjunction with the income and development funds. The Partnership may produce dry holes and abandoned wells, reducing the amount of Partnership funds available for distribution to partners. Please see the "PRIOR ACTIVITIES" beginning on page 62 of this prospectus.

The Partnership will have limited external sources of funds, which could result in a shortage of working capital.

        The Partnership intends to utilize substantially all available capital from this offering for the acquisition of drilling prospects and the drilling and completion of wells on those prospects. The Partnership will have only nominal funds available for Partnership purposes until there are revenues from Partnership operations. Any future requirement for additional funding will have to come, if at all, from the Partnership's revenues, the sale of Partnership properties or interests therein, or from borrowings.

        Occasions may arise in which the Partnership will need to raise additional funds in order to finance costs of:

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  drilling and completing wells; and

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  providing necessary production equipment and facilities to service productive oil and natural gas wells and plugging and abandoning non-productive wells.

        Additional operations requiring funding may include the acquisition of additional oil and natural gas leases, acquisition of interests in producing oil or gas wells, and the drilling, completing and equipping of additional wells to further develop Partnership prospects or to purchase additional prospects. The Partnership agreement provides that outstanding Partnership borrowings may not at any time exceed 25% of the Partnership's aggregate capital contributions without the consent of the investor partners. Furthermore, the Partnership may borrow funds only if the lender agrees that it will have no recourse against individual investor partners. If the above-described methods of financing should prove insufficient to maintain the desired level of Partnership operations, such operations could be continued through farmout arrangements with third parties, including us and/or our affiliates. These farmouts could result in the Partnership giving up a substantial interest in oil and natural gas properties it has developed. The Partnership's operations may not be sufficient to provide the Partnership with necessary additional funding, and the Partnership may not be able to borrow funds from third parties on commercially reasonable terms or at all. If the Partnership expends all of its capital on the acquisition and development of drilling prospects and such operations fail to generate sufficient revenues, then there may be doubt as to the Partnership's ability to continue as a going concern.

Your ability to resell your units is limited due to the lack of a public market and restrictions contained in the partnership agreement. You may not be able to sell your partnership interests.

        No public market for the units exists or is likely to develop. Your ability to resell your units also is restricted by the partnership agreement for the Partnership. The Partnership itself may continue in existence for thirty years from its formation, unless earlier terminated. As a result, you should plan on owning your units for an indefinite period. See "TRANSFERABILITY OF UNITS."

The management of the general partner and of the Partnership is not subject to supervision or review by an independent board, independent officers, audit committee or compensation committee.

        The principal executive officer of the managing general partner is Mike Mauceli, and Mr. Mauceli also owns and controls the securities of the managing general partner. Also, the officers of the managing general partner and its affiliates are comprised entirely of employees of entities controlled by Mr. Mauceli. As a result, the activities of the managing general partner are not subject to the review and scrutiny of an independent board of directors. In addition, the managing general partner does not have an audit committee or compensation committee. Thus, there is no independent supervision of the management representing the interests of the partners.

Our affiliates and we may have conflicts of interest with you and the Partnership.

        The continued active participation by our affiliates and us in oil and natural gas activities individually, and on behalf of other partnerships organized or to be organized by us, and the manner in which partnership revenues are allocated, could create conflicts of interest with the Partnership. See "CONFLICTS OF INTEREST." Our affiliates and we have interests that inherently conflict with those of the unaffiliated partners, including the following:

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  Our affiliates and we manage other oil and natural gas drilling funds. We will owe a duty of good faith to each of the partnerships that we manage. Actions taken with regard to other partnerships may not be advantageous to the Partnership.

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  We decide which prospects the Partnership will acquire. We could benefit, as a result of cost savings or reduction of risk, for instance, by assigning or not assigning particular prospects to the Partnership.

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  One of our affiliates may act as operator on some Partnership wells for which it will be compensated (at rates competitive with the rates charged by unaffiliated persons for similar services). Our affiliate could have an incentive to operate wells that were no longer economical to the Partnership, in order to continue to receive operating fees.

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  The percentage of revenues we receive is greater than the percentage of costs we pay. As a result, there may be a conflict of interest concerning which wells will be drilled based on the wells' respective risk and profit potential.

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  We serve as the tax matters partner for the Partnership. If we represent the Partnership before the Internal Revenue Service ("IRS"), potential conflicts may include whether or not we should expend Partnership funds to contest a proposed adjustment by the IRS, if any, and the amount of your deduction for intangible drilling costs.

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  There may be a conflict of interest concerning the terms of any acquisitions of producing properties we may purchase from the Partnership.

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  Our purchase of units in the Partnership and/or the purchase of units by one or more of our affiliates for a reduced price could dilute any voting rights you may have regarding your Partnership interest.

        We will attempt, in good faith and in accordance with the terms of the partnership agreement, to resolve all conflicts of interest. Any transaction with us may not be on terms as favorable as could have been negotiated with unaffiliated third parties.

Should a legal dispute arise between us, the Partnership, and/or RSI, additional outside counsel may have to be retained in the event of a dispute.

        Baker & McKenzie LLP serves as legal counsel to us, our affiliate OREI, our affiliate Reef Exploration, L.P. ("RELP"), and RSI. Because our affiliates have the same legal counsel as we have, there may be conflicts of interest inherent in our legal representation. The Partnership has not engaged its own independent counsel. As a result, in the event of a legal dispute between us, the Partnership, and/or RSI, additional outside counsel may have to be retained. Such outside counsel may not be as familiar with us as Baker & McKenzie LLP, and its costs cannot be estimated and could be in excess of those that would be charged by Baker & McKenzie LLP.

RSI has been the subject of disciplinary proceedings.

        If it is subject to future proceedings, its ability to sell units could be limited, which may create a diversification risk. RSI has been the subject of three proceedings brought by state securities agencies (Texas in 1995, Illinois in 1996 and Wisconsin in 2004), alleging that certain general partnerships sold by it, which RSI maintains were not securities under either federal or state law, were securities requiring registration under such states' laws. In two of these cases (Texas and Illinois), RSI settled the cases, without admitting or denying the factual allegations of the relevant state securities administrators, and consented to settlements (in Texas a $15,000 payment and a 180-day probation, and in Illinois, a $10,000 payment and withdrawal of broker dealer registration, which has subsequently been reinstated). With respect to the Wisconsin matter, Wisconsin dismissed the proceeding and vacated the order issued by it. Also in 2004, RSI was fined $3,750 by New Hampshire for failure to timely file documentation regarding a corporate name change effected by RSI in 2003.

        In addition, RSI was censured in 1995 by FINRA (then known as the NASD) and fined $2,500 for failure to maintain certain minimal net capital. In 2000, FINRA fined RSI $5,000 for failure to maintain a specific written policy regarding FINRA's continuing education policy, and in 2004 for failure to maintain specific written policies regarding FINRA's anti-money laundering policy (required even though RSI did not handle any investor money) and continuing education policy, for which RSI paid a fine of $17,500 without admitting or denying any of FINRA's factual allegations.

        If RSI were to become involved in future disciplinary proceedings, its ability to sell the units could be limited. This could result in the Partnership being formed with less offering proceeds than if the dealer manager's sales activities were not limited by such proceedings. The Partnership subscribed at the minimum level would be able to participate in fewer prospects, which would increase the risk to the partners. As Partnership size increases, the diversification of the Partnership will increase because the Partnership can drill or obtain interests in multiple prospects.

We may rely upon a small number of marketers to purchase a majority of oil and gas from the Partnership, which could pose a credit risk in the event one or more of them fails to pay in a timely manner or at all.

        We sell oil and natural gas on credit terms to refiners, pipelines, marketers, and other users of petroleum commodities. Revenues are received directly from these parties or, in certain circumstances, are paid to the operator of the property who disburses to us our percentage share of the revenues. During the year ended December 31, 2011, two marketers accounted for approximately 81% of our oil and natural gas revenues for our public drilling partnerships. The two marketers, PetroQuest Energy, LLC and Cokinos Energy Corporation, account for approximately 68% and 13% of our oil and natural gas revenues for our public drilling partnerships, respectively. Despite the competitive nature of the market for oil and natural gas, the loss of any particular purchaser could have a material adverse impact on the Partnership or us by affecting prices, delaying sales of production or increasing costs. In total, our public drilling partnerships received revenues from 15 different marketers. Our reliance upon one marketer to purchase approximately 68% percent of the oil and natural gas from our public drilling partnerships, as well as our reliance on another marketer to purchase approximately 13% of the oil and natural gas from our public drilling partnerships, poses a credit risk in the event one or more of such marketers should fail to pay in a timely manner or at all. In such event, the amount of distributions available to the investor partners could be substantially diminished, even if the Partnership's properties are successfully producing.

Compensation payable to us will affect distributions.

        We will receive compensation from the Partnership throughout the life of the Partnership. The managing general partner and its affiliates will profit from their services in drilling, completing, and operating the Partnership's wells, and will receive the other fees and reimbursement of direct costs described in "OUR COMPENSATION," regardless of the success of the Partnership's wells. These fees and direct costs will reduce the amount of cash distributions to you and the other investors. The amount of the fees is subject to the complete discretion of the managing general partner, other than the fees must not exceed competitive prices and terms as determined by reference to charges of unaffiliated companies providing similar services, supplies, and equipment. See "OUR COMPENSATION." With respect to direct costs, the managing general partner has sole discretion on behalf of the Partnership to select the provider of the services or goods and the provider's compensation as discussed in "OUR COMPENSATION."

A lengthy offering period may result in delays in the investment of your subscription and any cash distributions from the Partnership to you.

        Because the offering period for the Partnership can extend for many months, it is likely that there will be a delay in the investment of your subscription proceeds. This may create a delay in the Partnership's cash distributions to you, which will be paid only if there is sufficient cash available. See "TERMS OF THE OFFERING" for a discussion of the procedures involved in the offering of the units and the formation of the Partnership.

Your subscription for units is irrevocable.

        Your execution of the subscription agreement is a binding offer to buy units in the Partnership. Once you subscribe for units, you will not be able to revoke your subscription.

Drilling prospects in one area may increase the Partnership's risk.

        To the extent that prospects are drilled in one area at the same time, this may increase the Partnership's risk of loss. For example, if multiple wells in one area are drilled at approximately the same time, then there is a greater risk of loss if the wells are marginal or nonproductive since we will not be using the drilling results of one or more of those wells to decide whether or not to continue drilling prospects in that area or to substitute other prospects in other areas. This is compared with the situation in which we drill one well and assess the drilling results before we decide to drill a second well in the same area or to substitute a different prospect in another area.

Lack of drilling rig availability or hydraulic fracture equipment may increase the Partnership's costs and may result in delays in drilling on Partnership prospects, and therefore, delay the investor partners' ability to deduct intangible drilling costs in the year of their investment.

        Due to increases in oil and natural gas prices in the United States, the amount of drilling activity within the United States and in U.S. waters has increased substantially. As a result of this increase in drilling activities, there may be shortages of drilling rigs and personnel available to drill on prospects we acquire. Such shortages could result in delays in the drilling of wells on such prospects and, therefore, delay the investor partners' ability to deduct intangible drilling costs in the year of their investment. Such shortages could also result in increased costs to the Partnership for drilling rigs and personnel used in Partnership operations, and, as a result, decrease the amount of cash, if any, available for distribution to the partners in the Partnership.

The Partnership may become liable for joint activities of other working interest owners, which could jeopardize full development of the prospects.

        The Partnership may often acquire less than the full working interest in prospects and, as a result, may engage in joint activities with other working interest owners. Additionally, it is probable that the Partnership will purchase less than a 50% working interest in some or all of prospects acquired for the Partnership, with the result that someone other than the Partnership or us may control such prospects. The Partnership could be held liable for the joint activity obligations of the other working interest owners, such as nonpayment of costs and liabilities arising from the actions of the working interest owners. Full development of the prospects may be jeopardized in the event other working interest owners cannot pay their shares of drilling and completion costs.

Other partnerships we sponsor will compete with the Partnership for prospects, equipment, contractors, and personnel.

        We plan to offer interests in other partnerships to be formed for substantially the same purposes as those of the Partnership. Therefore, multiple partnerships with unexpended capital funds, including partnerships formed before and after the Partnership, may exist at the same time. Due to competition among the partnerships for suitable prospects and availability of equipment, contractors, and our personnel, the fact that partnerships previously organized by our affiliates and us may still be purchasing prospects when the Partnership is attempting to purchase prospects may make the completion of prospect acquisition activities by the Partnership more difficult. In addition, multiple partnerships sponsored by us may invest in the same oil and gas property, creating a potential conflict of interest between the Partnership and us, if, among other scenarios, the Partnership is unable to fulfill its financial obligations relating to the property. Furthermore, as we continue to sponsor more partnerships, we will need to increase our personnel in order to meet the staffing needs associated with our additional administrative responsibilities as managing partner of these partnerships. If we are unable to find suitable personnel to meet such needs, our ability to effectively manage the Partnership could be impacted.

Because investors bear the Partnership's acquisition, drilling and development costs, they bear most of the risk of non-productive operations.

        Under the cost and revenue sharing provisions of the Partnership agreement, we will share costs with you differently than the way we will share revenues with you. Because investor partners will bear a substantial amount of the costs of acquiring, drilling and developing the Partnership's prospects, investor partners will bear a substantial amount of the costs and risks of drilling dry holes and marginally productive wells.

The partnership agreement will prohibit the participation of all partners, including general partners and converted limited partners, in the Partnership's business decisions.

        You may not participate in the management of the Partnership business. The partnership agreement will forbid you from acting in a manner harmful to the business of the Partnership. If you violate the terms of the partnership agreement, you may have to pay the Partnership or other partners for all damages resulting from your breach of the partnership agreement.

The partnership agreement will limit our liability to you and the Partnership and will require the Partnership to indemnify us against certain losses.

        We will have no liability to the Partnership or to any partner for any loss suffered by the Partnership, and will be indemnified by the Partnership against loss sustained by us in connection with the Partnership if:

  •
  we determine in good faith that our action was in the best interest of the Partnership;

  •
  we were acting on behalf of or performing services for the Partnership; and

  •
  our action did not constitute negligence or misconduct by us.

        The indemnification provisions of the partnership agreement do not waive or diminish your rights under state and federal securities laws.

Because we will act as general partner of several partnerships, other commitments may adversely affect our financial condition.

        As a result of our commitments as general partner of several partnerships and because of the unlimited liability of a general partner to third parties, our net worth is at risk of reduction. Because we are primarily responsible for the conduct of the Partnership's affairs, a significant adverse financial reversal for us could have an adverse effect on the Partnership and the value of its units, and could impair our ability to fulfill our obligation to indemnify the additional general partners for certain losses.

You should not rely on the financial status of other additional general partners as a limitation on your liability.

        No financial information will be provided to you concerning any investor who has elected to invest in the Partnership as an additional general partner. In no event should you rely on the financial wherewithal of additional general partners, including in the event we should become bankrupt or are otherwise unable to meet our financial commitments.

Lack of an independent underwriter may reduce the due diligence investigation conducted on the Partnership and us.

        There has not been an extensive in-depth "due diligence" investigation of the existing and proposed business activities of the Partnership and us that would be provided by independent underwriters. Our dealer manager, RSI, has an ongoing relationship with our affiliates and us. Furthermore, Michael J. Mauceli, our limited partner, the manager of our general partner, and the Chief Executive Officer of RELP, is the brother of Paul Mauceli, the sole shareholder, director and Chief Executive Officer of RSI. RSI's due diligence examination concerning the Partnership cannot be considered to be independent or as comprehensive as an investigation that would be conducted by a broker-dealer that is involved in selling offerings of unaffiliated companies. See "CONFLICTS OF INTEREST."

We expect to incur costs in connection with Exchange Act compliance and we may become subject to liability for any failure to comply, which will reduce our cash available for distribution.

        As a result of our obligation to register our securities with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 ("the Securities Act"), we will be subject to the rules and related reporting requirements of the Securities Exchange Act of 1934 ("the Exchange Act"). This compliance with the reporting requirements of the Exchange Act will require timely filing of quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K, among other actions. Further, recently enacted and proposed laws, regulations and standards relating to corporate governance and disclosure requirements applicable to public companies, including the

Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and new SEC regulations, have increased the costs of corporate governance, reporting and disclosure practices which are now required of us. In addition, these laws, rules and regulations create new legal grounds for administrative enforcement and civil and criminal proceedings against us in case of non-compliance, which increases our risks of liability and potential sanctions. All of the additional compliance costs described above, whether from meeting the compliance requirements or as a result of liabilities related to a failure of such compliance, will decrease the amount of cash available to us to distribute to the partners.

Partners have a limited ability to remove the managing general partner and may encounter difficulty in finding a successor managing general partner.

        We may be removed from our position as the managing general partner only by the affirmative vote of investors holding a majority of the then outstanding units of the Partnership. The general and limited partners in certain circumstances must, in order to continue the Partnership, elect a successor to the removed managing general partner if the removal of the managing general partner causes a dissolution of the Partnership. There is a risk that the general and limited partners could not find a new managing general partner or program manager if we were to be removed from such positions.

We may delegate or subcontract our duties under the partnership agreement to others, including our affiliates.

        The partnership agreement authorizes us to delegate and subcontract our duties under the partnership agreement to others, including entities related to us. We anticipate that the staff of RELP will assist us in performing our duties under the partnership agreement. Our principal executive officer, Mr. Michael J. Mauceli, also the principal executive officer of RELP, enables us to monitor RELP to ensure, among other things, that it is performing the delegated duties consistent with our fiduciary duties to the Partnership. In addition, Mr. Mauceli will be in a position to monitor the financial condition of RELP. In the event it is determined by us that RELP's ability to perform the delegated or subcontracted duties is impaired as a result of its adverse financial condition, then we will assume the performance of those duties to the extent they are delegated.

Unauthorized acts of general partners could be binding against the Partnership, and such unauthorized acts could be contrary to the best interests of the Partnership.

        Under Texas law, the act of a general partner of the Partnership apparently carrying on the business of the Partnership binds the Partnership, unless the general partner in fact has no authority to act for the Partnership and the person with whom the partner is dealing has knowledge in good faith of the fact that such general partner has no such authority. There is a risk that a general partner might bind the Partnership by his acts. Under the partnership agreement for the Partnership, the managing general partner will have such exclusive control over the conduct of the business of the Partnership that it is unlikely that a third party, in the absence of bad faith, would deal with a general partner in connection with the Partnership's business. The participation by a general partner in the management and control of the Partnership's business is expressly prohibited by the partnership agreement, and a violation of such prohibition would give rise to a cause of action by the Partnership against such general partner. Nevertheless, there is always the possibility that a general partner could attempt to take unauthorized actions on behalf of the Partnership, and if a court were to hold that such actions were binding against the Partnership, such unauthorized actions could be contrary to the best interests of the Partnership and could adversely impact the Partnership.

 Risks of Oil and Natural Gas Investments

Oil and natural gas investments are highly risky, and there is a possibility you will lose all of your investment in the Partnership.

        The selection of prospects for oil and natural gas drilling, the drilling, ownership and operation of oil and natural gas wells, and the ownership of non-operating interests in oil and natural gas properties are highly speculative. There is a possibility you will lose all or substantially all of your investment in the Partnership. We cannot predict whether any prospect will produce oil or natural gas or commercial quantities of oil or natural gas, nor can we predict the amount of time it will take to recover any oil or natural gas we do produce. Drilling activities may be unprofitable, not only from non-productive wells, but from wells that do not produce oil or natural gas in sufficient quantities or quality to return a profit. Delays and added expenses may also be caused by poor weather conditions affecting, among other things, the ability to lay pipelines. In addition, ground water, various clays, lack of porosity and permeability may hinder, restrict or even make production impractical or impossible.

Drilling exploratory wells is riskier than drilling developmental wells.

        The proceeds from the offering that are spent on drilling activities will be used primarily for developmental wells, but the Partnership will also acquire interests in exploratory wells. Drilling exploratory wells involves greater risks of dry holes and loss of the partners' investment than the drilling of developmental wells. Drilling developmental wells generally involves less risk of dry holes. As a result, sometimes developmental acreage is more expensive and subject to greater royalties and other burdens on production. This investment is suitable for you only if you are financially able to withstand a loss of all or substantially all of your investment.

The Partnership may be required to pay delay rentals to hold drilling prospects, which may deplete partnership capital.

        Oil and natural gas leases generally must be drilled upon by a certain date or additional funds known as delay rentals must be paid to keep the lease in effect. Delay rentals typically must be paid after the first year of entering into a lease if no production or drilling activity has commenced. If delay rentals become due on any property the Partnership acquires, the Partnership will have to pay its share of such delay rentals or lose its lease on the property. These delay rentals could equal or exceed the cost of the property. Further, payment of these delay rentals could seriously deplete the Partnership's capital available to fund drilling activities when they do commence.

Prices of oil and natural gas are volatile, and a decline in such prices would adversely affect the Partnership.

        Global economic conditions, political conditions, and energy conservation have created volatile prices for oil and natural gas. Oil and natural gas prices may fluctuate significantly in response to minor changes in supply, demand, market uncertainty, political conditions in oil-producing countries, activities of oil-producing countries to limit production, global economic conditions, weather conditions and other factors that are beyond our control. The prices for domestic oil and natural gas production have varied substantially over time and may in the future decline, which would adversely affect the Partnership and the investor partners. Prices for oil and natural gas have been and are likely to remain extremely volatile.

Increases in drilling costs could impact the profitability of the Partnership's wells and the number of wells the Partnership may drill.

        There has been an increase in recent years in the costs associated with the drilling of oil and natural gas wells. Specifically, the costs of drilling rigs, steel for pipelines, mud and fuel have risen in recent years and may rise again in the future. Such increases could result in limiting the number of wells the Partnership may drill as well as the profitability of each well once completed.

Competition, market conditions and government regulation may adversely affect the Partnership.

        A large number of companies and individuals engage in drilling for oil and natural gas. As a result, there is intense competition for the most desirable prospects. The sale of any oil or natural gas found and produced by the Partnership will be affected by fluctuating market conditions and regulations, including environmental standards, set by state and federal agencies. Governmental regulations may fix rates of production from Partnership wells, and the prices for oil and natural gas produced from the wells may be limited. From time-to-time, a surplus of oil and natural gas occurs in areas of the United States. The effect of a surplus may be to reduce the price the Partnership may receive for its oil or natural gas production, or to reduce the amount of oil or natural gas that the Partnership may produce and sell.

Environmental hazards and liabilities may adversely affect the Partnership and result in liability for the additional general partners.

        There are numerous natural hazards involved in the drilling of oil and natural gas wells, including unexpected or unusual formations, pressures, blowouts involving possible damages to property and third parties, surface damages, bodily injuries, damage to and loss of equipment, reservoir damage and loss of reserves. There are also hazards involved in the transportation of oil and natural gas from our wells to market. Such hazards include pipeline leakage and risks associated with the spilling of oil transported via barge instead of pipeline, both of which could result in liabilities associated with environmental cleanup. Uninsured liabilities would reduce the funds available to the Partnership, may result in the loss of partnership properties and may create liability for you if you are an additional general partner. The Partnership will maintain insurance coverage in amounts we deem appropriate. It is possible that insurance coverage may be insufficient. In that event, partnership assets would be utilized to pay personal injury and property damage claims and the costs of controlling blowouts or replacing destroyed equipment rather than for additional drilling activities.

New legislation and regulatory initiatives relating to hydraulic fracturing may adversely affect the Partnership.

        Members of the U.S. Congress and the U.S. Environmental Protection Agency ('EPA') are reviewing more stringent regulation of hydraulic fracturing, a technology which involves the injection of water, sand and chemicals under pressure into rock formations to stimulate oil and natural gas production. Both the U.S. Congress and the EPA are studying whether there is any link between hydraulic fracturing and soil or ground water contamination or any impact on public health. Legislation has been introduced before the U.S. Congress to provide for federal regulation of hydraulic fracturing and to require disclosure of the chemicals used in the fracturing process. In addition, some states have and others are considering adopting regulations that could restrict hydraulic fracturing in certain circumstances. Any new laws, regulation or permitting requirements regarding hydraulic fracturing could have a material adverse effect the Partnership's business, financial condition and results of operation through increased costs of compliance and doing business or by delaying the development of unconventional gas resources from shale formations, including the Bakken area in North Dakota, which are not commercial without the use of hydraulic fracturing

The Partnership may incur liability for liens against its subcontractors and incur excess costs as a result.

        We will try to determine the financial condition of nonaffiliated subcontractors. If subcontractors fail to timely pay for materials and services, the properties of the Partnership could be subject to materialmen's and workmen's liens. In that event, the Partnership could incur excess costs in discharging the liens.

Shut-in wells and delays in production may adversely affect Partnership operations.

        Production from wells drilled in areas remote from marketing facilities may be delayed until sufficient reserves are established to justify construction of necessary pipelines and production facilities. In addition, production from wells may be reduced or delayed due to seasonal marketing demands. Wells drilled for the Partnership may have access to only one potential market. Local conditions, including closing businesses, conservation, shifting population, pipeline maximum operating pressure constraints, and development of local oversupply or deliverability problems could halt sales from Partnership wells.

The production and producing life of Partnership wells is uncertain. Production will decline.

        It is not possible to predict the life and production of any well. The actual lives could differ significantly from those anticipated. Sufficient oil or natural gas may not be produced for you to receive a profit or even to recover your initial investment. In addition, production from the Partnership's oil and natural gas wells, if any, will decline over time, and does not indicate any consistent level of future production. This production decline may be rapid and irregular when compared to a well's initial production.

Delays in the transfer of title to the Partnership could place the Partnership at risk.

        Under certain circumstances, title to Partnership properties will be held by us on the Partnership's behalf. In other instances, title may not be transferred to us or the Partnership until after a well has been completed. When this is the case, the Partnership runs the risk that the transfer of title could be set aside in the event of the bankruptcy of the party holding title. In this event, title to the leases and the wells would revert to the creditors or trustee, and the Partnership would either recover nothing or only the amount paid for the leases and the cost of drilling the wells. Assigning the leases to the Partnership after the wells are drilled and completed will not affect the availability of the tax deductions for intangible drilling costs since the Partnership will have an economic interest in the wells under the drilling and operating agreement before the wells are drilled. See "PROPOSED ACTIVITIES—Title to Properties."

Extreme weather conditions may adversely affect drilling and production operations and distributions.

        The Partnership may conduct drilling and production operations in the extreme northern part of the United States, such as North Dakota, where extreme cold weather occurs. The occurrence of this or other extreme weather may harm or delay the Partnership's operations and distribution of revenues, if any.

Our dependence on third parties for the processing and transportation of oil and gas may adversely affect the Partnership's revenues and distributions.

        We will rely on third parties to process and transport oil and natural gas produced by wells in which the Partnership will participate. In the event a third party upon which we rely is unable to provide transportation or processing services, and another third party is unavailable to provide such services, then the Partnership will be unable to transport or process the oil and natural gas produced by the affected wells. In such an event, revenues to the Partnership and distributions to the partners may be delayed.

Tax Risks

There are material tax risks of becoming a partner in the Partnership.

        There are material risks associated with the U.S. federal income tax consequences of becoming a partner in the Partnership. The following paragraphs summarize some of these risks. Because the tax consequences of becoming a partner are complex and certain tax consequences may differ depending on individual tax circumstances, each investor is urged to consult with and rely on its own tax advisor regarding the tax consequences of becoming a partner. No representation or warranty of any kind is made with respect to the acceptance by the IRS or any court of law regarding the treatment of any item of income, deduction, gain, loss or credit by an investor on its own tax return. Except where specifically mentioned, this prospectus does not discuss the U.S. federal estate and gift, foreign, state or local tax consequences or risks related to an investment in the Partnership or the risks specifically applicable to potential investors that are subject to special federal income tax treatment such as corporations, tax exempt organizations, insurance companies, financial institutions, broker-dealers, and non-U.S. taxpayers.

The current tax treatment of exploring for and producing oil and gas may change, and such changes may reduce or eliminate the tax benefits described in this prospectus.

        The tax treatment currently available with respect to oil and natural gas exploration and production may be modified or eliminated without prior notice on a retroactive or prospective basis by future legislative, judicial, or administrative actions. Recently there have been specific legislative proposals concerning the tax treatment of exploring for and producing oil and gas, and some of those proposals reduce or eliminate some of the tax benefits described in this prospectus. For example, as part of its budget proposal for the 2013 fiscal year, the current administration has proposed to repeal a number of the tax benefits currently available for the exploration for and production of oil and gas. The changes proposed by the administration include the elimination of the current deduction of intangible drilling costs, percentage depletion for independent producers, and the working interest exception to the passive activity loss rules. The administration's budget proposal also includes proposals to increase the amortization period for geological and geophysical costs from two years to seven years for all taxpayers (currently only major integrated oil companies are required to amortize geological and geophysical costs over seven years); exclude gross receipts from the sale of oil and natural gas from the calculation of the domestic production deduction; and eliminate certain tax credits that are potentially available in connection with the production of oil and natural gas. The changes are proposed to take effect in 2013 and, if enacted, could have an adverse impact on the U.S. oil and gas industry. To date, these changes have not been enacted. The same changes were proposed by the current administration as part of its budget proposals for the 2010, 2011 and 2012 fiscal years. Those proposals were not enacted by Congress. At this time it is not possible to predict whether any legislative proposals, including the administration's budget proposals, will become law. Therefore, you are urged to consult with your own tax advisor regarding the impact that a change in the U.S. federal tax law could have on your decision to invest in the Partnership.

The tax treatment described in this prospectus depends upon partnership classification.

        The tax treatment discussed in this prospectus applies only if the Partnership is classified as a "partnership" for federal income tax purposes and not as "an association taxable as a corporation." Under current law a limited partnership like the Partnership should be treated as a "partnership" for federal income tax purposes, and not as an association taxable as a corporation, so long as an election is not made to treat the partnership as a corporation for U.S. federal income tax purposes. We do not intend to make such an election. If we did elect for the Partnership to be treated as an association taxable as a corporation for federal income tax purposes or if the IRS were to successfully assert that such treatment is proper: (i) income, gains, losses, deductions and credits of the Partnership would not flow through to you; (ii) the taxable income of the Partnership would be subject to the federal income tax imposed on corporations at the Partnership level; and (iii) distributions would be treated as corporate distributions to the partners and could be taxable as dividends or capital gain.

Your tax liability from the Partnership may exceed the cash distributions that you receive from the Partnership.

        As a partner in the Partnership, for U.S. income tax purposes you will be required to include in your own tax return your share of the items of the Partnership's income, gain, loss, deduction, and credit for the year, whether or not cash proceeds are actually distributed to you. As a result, you could owe U.S. federal income taxes based on your allocable share of Partnership taxable income, even though the Partnership did not distribute cash or property to you. The Partnership may not be able to make cash distributions to you to permit you to pay your tax liability. As a partner, you will not have the right to demand distributions of Partnership income. If your tax liability exceeds the cash you receive from the Partnership, you will have to use cash from other sources to pay your tax liability.

The Partnership may not meet the requirements to allow you to currently deduct intangible drilling costs.

        Federal tax law places substantial limits on taxpayers' ability to currently deduct intangible drilling costs. Generally, only an "operator" is permitted to elect to currently deduct, or capitalize and deduct ratably over a 60-month period, costs that are properly characterized as intangible drilling costs that the operator incurs in connection with the drilling and development of oil and natural gas wells. For purposes of deducting intangible drilling costs, the term "operator" is generally defined by the IRS as one that owns a working or an operating interest in an oil or gas well. The Partnership intends to acquire working interests in oil and gas properties located in the United States. The Partnership's determination that it is an "operator" with respect to its oil and gas properties for tax purposes at the time that intangible drilling costs are incurred is not binding on the IRS. The IRS may assert that the Partnership is not an "operator" with respect to one or more of its oil or gas wells at the time that intangible drilling costs are incurred for the wells. If the IRS were successful in such a challenge, the Partnership and, therefore, the investor partners, would not be entitled to currently deduct the intangible drilling costs incurred in connection with such wells.

The IRS may challenge the Partnership's characterization of its costs as intangible drilling costs.

        Intangible drilling costs are costs that are incident to and necessary for the drilling of wells and the preparation of wells for production that have no salvage value. We will make the initial determination of which costs incurred by the Partnership constitute intangible drilling costs. The IRS may not agree with our classification of certain costs and may assert that an item classified by us as an intangible drilling cost must be recharacterized as a cost that must be capitalized or that is not currently deductible. If the IRS is successful, you could owe additional taxes, penalties and interest for the tax years that are affected by the recharacterization. To the extent not deductible, the reclassified amounts should be included in the Partnership's basis in its mineral property and in your basis in your interest in the Partnership.

The Partnership's intangible drilling costs may not be deductible in any certain year.

        Intangible drilling costs are generally deductible during the tax year when the well to which the costs relate is drilled. In certain limited circumstances, intangible drilling costs that are paid in one year for a well that is drilled during the following year can be deducted in the tax year during which the costs are paid rather than the subsequent year when the well is drilled. In order for prepaid intangible drilling costs to be deducted in the year during which they are paid, among other things, the wells to which the prepaid intangible drilling costs relate must be spudded no later than 90 days after the end of the year during which the costs are paid or it must be reasonable to conclude at the time the costs are paid that drilling will be complete on the well within 3 1/2 months after the prepayment. If the Partnership prepays some or all of its intangible drilling costs, such prepayments may not meet the requirements to be deducted during the year in which the prepayments are made. In addition, it is possible that the Partnership will not expend or contract to expend any of its capital contributions in the year in which it is formed. As a result, the Partnership's subscriptions and, therefore, your investment in the Partnership, may not result in intangible drilling costs that are deductible in the year in which the Partnership is formed or in any certain later year.

Your own tax circumstances may limit your ability to take depletion deductions.

        If one or more of the Partnership's wells is productive, you should be able to take cost or, if you qualify, percentage depletion deductions with respect to the production from the wells. You may claim a percentage depletion deduction only if you qualify as a so-called "independent producer" under U.S. federal tax law. Even if you qualify, only a limited amount of the Partnership's oil and gas production each year will qualify for percentage depletion. You must individually determine whether you qualify as an "independent producer." You will also be responsible for calculating your own depletion deductions, if any. The Partnership's wells may not be productive and, therefore, you may not be eligible to take depletion deductions in connection with your investment in the Partnership. If the Partnership has one or more productive wells, you may not qualify for any particular method of computing depletion, including percentage depletion.

Current deductions for intangible drilling costs, depletion and depreciation may only defer your tax liability to a later year.

        Deductions for intangible drilling costs, depletion and depreciation must be recaptured as ordinary income if the Partnership disposes of its oil and gas properties at a gain for tax purposes, or if you dispose of your interest in the Partnership at a gain for tax purposes. Therefore, some or all of the gain on the sale of your interest in the Partnership or on the Partnership's sale of an oil and gas property may be taxable at ordinary income rates. If so, then deductions in one year for intangible drilling costs, depletion and depreciation may only defer your tax liability until a later year.

The tax treatment of an investment in the Partnership will differ for additional general partners and limited partners.

        If you invest as a limited partner, your allocable share of the Partnership's taxable income, loss and credit should be subject to the passive activity loss rules. As a result, you will only be able to use your allocable share of Partnership losses to offset your taxable income from the Partnership and from other passive business activities, if any, that you own an interest in. If you invest directly in the Partnership as an additional general partner and not through an entity that limits your liability with respect to your additional general partnership interest, your allocable share of the Partnership's taxable income, loss and credit attributable to the Partnership's working interests should not be treated as a passive activity. As a result, you should be able to use your allocable share of Partnership working interest losses while you are an additional general partner to offset your taxable income from the Partnership and from other so-called "active" sources such as salary and from so-called "portfolio" income, which includes interest, dividends and royalties that are not derived from the active conduct of a trade or business. Special rules will apply once your additional general partnership interest is converted to a limited partnership interest. Because the tax treatment will differ for additional general partners and limited partners, each prospective investor is urged to consult with its own tax advisor before deciding to invest as an additional general partner or a limited partner.

A material portion of your subscription will be allocated to costs that are not currently deductible.

        A material portion of your subscription will be used for costs and expenses that are not currently deductible. In addition, the IRS may not agree with the Partnership's categorization of its costs and expenses between currently deductible and non-deductible expenses. If the IRS were to successfully assert that certain costs and expenses that are initially deducted by the partners are non-deductible capital expenditures, you could owe additional taxes and be liable for penalties and interest.

Partnership borrowing may reduce the cash the Partnership has available to distribute to you to allow you to pay your tax liability from the Partnership.

        We are authorized to cause the Partnership to obtain loans from banks or other financial sources, or from us or our affiliates, if necessary to fund Partnership activities. Your allocable share of the Partnership's net income that is applied to repay such loans will nonetheless be included in your taxable income. As a result, your income tax liability from the Partnership may exceed the cash the Partnership has available to distribute to you. If this occurs, you will have to use cash from other sources to pay your tax liability. In the event the Partnership borrows funds for any reason, the lender must agree that it will have no recourse against the individual investor partners. Any borrowings may, in our discretion, be secured by the Partnership's assets or income and may, in our discretion, be made with or without recourse to us as managing general partner.

The IRS may not respect the Partnership's allocation of tax items.

        We intend for the Partnership to allocate items of income, gain, loss, deduction and credit among the partners in accordance with the terms of the partnership agreement. The IRS may not respect such allocations and may assert that the Partnership's income, gain, loss, deduction and credit should be allocated in some other manner. If the IRS successfully asserts that the Partnership's federal income tax items should be allocated in a different manner, you could owe additional taxes, penalties and interest.

The Partnership may generate taxable events for you, even if you are generally exempt from taxation.

        Certain entities that are otherwise exempt from federal income tax, such as individual retirement accounts and annuities ("IRAs"), qualified plans, and charitable organizations are nonetheless taxed on "unrelated business taxable income" of $1,000 or more that they earn in any taxable year. Substantially all of the income from the Partnership's operations, if any, will constitute unrelated business taxable income and may result in a tax liability for you, even if you are otherwise tax exempt. If you invest with money from your IRA, it is possible that the earnings from the Partnership could be subject to tax twice: once when amounts are earned by the Partnership and then again when funds are distributed from the IRA to you. In addition, tax exempt charitable remainder trusts and charitable remainder unitrusts will be subject to a 100% excise tax on any unrelated business taxable income that they receive. Therefore, if you are a tax exempt prospective investor, we urge you to consult your own tax advisor regarding an investment in the Partnership before you invest.

Audits of the Partnership's tax returns could result in increased taxes due by the partners or audits of partners' individual tax returns.

        It is possible that the IRS will audit the Partnership's tax returns. If an audit occurs, tax adjustments might be made that would increase the amount of taxes that you owe or increase the risk of audit of your individual tax returns. If additional tax is owed, you may also owe penalties and interest in addition to the tax. The costs and expenses incurred to respond to an audit of the Partnership's returns and to contest any audit adjustments will reduce the funds the Partnership otherwise has available to distribute to its partners. You may also incur costs and expenses in connection with an audit of your own tax returns and/or in connection with making changes to your own tax return as a result of adjustments that are made to the Partnership's tax return. You will be solely responsible for all costs of responding to audits of, contesting any adjustments and making any changes to your own tax returns.

State and local tax laws may result in additional tax liabilities and filing obligations for you.

        You may be subject to state and local taxes on your share of Partnership income in the jurisdictions in which you reside and/or where the Partnership owns an interest in an oil or gas well. As a result, you may have additional filing obligations with those states or localities. In addition, the discussion of the material tax consequences in this prospectus is limited to U.S. federal tax issues, and it does not address state and local tax treatment, which may differ from the federal treatment. As a result, we urge you to consult your own tax advisor regarding the state and local tax risks and consequences of becoming a partner in the Partnership before you invest.

State and local taxes may reduce the Partnership's distributable cash.

        The Partnership may be subject to various state or local taxes associated with its intended ownership of working interests and production of oil and gas such as franchise, sales, use, severance and/or property taxes, which are payable by the Partnership rather than the investor partners. These taxes will reduce the funds the Partnership has available to distribute to you. As a result, your income tax liability from the Partnership may exceed the cash the Partnership has available to distribute to you. If this occurs, you will have to use cash from other sources to pay your tax liability.

FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements that involve risks and uncertainties. You should exercise extreme caution with respect to all forward-looking statements made in this prospectus. Specifically, the following statements are forward-looking:

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  statements regarding our overall strategy for acquiring prospects including our intent to co-invest with major independent oil companies and our intent to diversify our investments;

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  statements estimating any number or specific type or size of prospects we may acquire or the size of the interest we may acquire in such prospects;

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  statements regarding the state of the oil and natural gas industry and the opportunity to profit within the oil and natural gas industry, our competition, pricing, level of production, or the regulations that may affect us;

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  statements regarding the plans and objectives of our management for future operations, including, without limitation, the uses of partnership funds and the size and nature of the costs we expect to incur and people and services we may employ;

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  statements regarding the timing of distributions;

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  statements regarding the Partnership's ability to diversify its participation in oil and gas operations;

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  any statements using the words "anticipate," "believe," "estimate," "expect" and similar such phrases or words; and

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  any statements of other than historical fact.

        We believe that it is important to communicate our future expectations to our investors. Forward-looking statements reflect the current view of management with respect to future events and are subject to numerous risks, uncertainties and assumptions, including, without limitation, the factors listed above in the section captioned "RISK FACTORS." Should any one or more of these or other risks or uncertainties materialize or should any underlying assumptions prove incorrect, actual results are likely to vary materially from those described herein. All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. We do not intend to update our forward-looking statements, except as otherwise required by applicable law. All subsequent written and oral forward-looking statements attributable to persons acting on our behalf or us are expressly qualified in their entirety by the applicable cautionary statements.

TERMS OF THE OFFERING

General

        We are sponsoring Reef Oil & Gas Drilling and Income Fund, L.P., which we refer to in this prospectus as the "Partnership" or the "Fund." The maximum offering amount in the Partnership is $225 million. 85% of the units offered will be additional general partner units and 15% will be limited partner units. Units are being offered at an offering price of $100,000 per unit. The minimum required subscription per investor is one-tenth of a unit ($10,000). Additional purchases above such minimum may be made in increments of $1,000. There is no market or market price for the Units. Reef established the offering price of the Units arbitrarily, without any arms-length negotiations or appraisal. Furthermore, the offering price does not necessarily bear any relationship to the Partnership's assets (tangible or intangible), book value, net worth or expected earnings. The offering price is based on the maximum offering amount divided by the number of units to be issued.

        As long as at least a total of 10 units are sold in the Partnership, without regard to units bought by our affiliates and us, and at least one of such units is a unit of limited partner interest, including units we buy, there is no minimum number of additional general partner or limited partner units that must be sold. We will buy at least 1% of the issued units of the Partnership. These units may be either additional general partner interests or limited partner interests. Our affiliates and we may, in our respective discretion, subscribe for additional units.

        The price to be paid by us for our minimum subscription, and the price to be paid by our affiliates and us for additional units that any of us may subscribe for, if any, is the same price per unit to be paid by investors, net, however, of organization and offering costs (including commissions). This means we will pay a minimum of 85% of the offering price for each unit we purchase, or $85,000 per unit. In addition, we will be charged with 100% of the organization and offering costs, excluding sales commissions, for the Partnership if and to the extent that such costs exceed 15% of the investor partners' subscriptions. We and/or our affiliates will be entitled to the same ratable interest per unit purchased in the Partnership as other unit holders. All units purchased by our affiliates and/or us will be made for investment purposes only and not with a view toward redistribution or resale.

Offering Periods

        The offering period for the Partnership began on the date of this prospectus and may be terminated at any time after the minimum number of units (10) has been subscribed for in the Partnership, without regard to units purchased by our affiliates and us. As of the date of this prospectus, the Partnership has not commenced operations and has no assets or liabilities.

        Unless we elect to terminate the Partnership's offering period before the maximum number of units in the Partnership has been subscribed for, the offering period for the Partnership will terminate on June 30, 2014.

Election to Purchase As Limited Partner and/or Additional General Partner

        You may elect to purchase units as a limited partner and/or as an additional general partner, by purchasing units of limited partner interest or units of general partner interest. 85% of the units offered will be additional general partner units and 15% will be limited partner units. As long as at least a total of 10 units are sold in the Partnership, and at least one of such units is a unit of limited partner interest, including units we buy, there is no minimum number of additional general partner or limited partner units that must be sold.

Subscriptions for Units; Escrow Account

        Subscriptions for units are payable in cash upon subscription. Checks for units should be made payable to "Wilmington Trust, National Association as escrow agent for Reef Oil & Gas Drilling and Income Fund, L.P.," or such other bank or escrow agent as we may choose and should be given to your broker for submission to the dealer manager and escrow agent.

        Your execution of the subscription agreement, or the execution of the subscription agreement by your authorized representative in the case of fiduciary accounts, constitutes a binding offer to buy units in the Partnership and an agreement to hold the offer open until the subscription is accepted or rejected by us. Once you subscribe for units, you will not have any revocation rights, unless otherwise provided by state law. We will not complete the sale of units until at least five business days after you have received a copy of the final prospectus for the offering. Upon completion of the sale of your units, we will send you a written confirmation of your purchase.

        We may refuse to accept any subscription without liability to the subscriber. Subscriptions will be accepted or rejected by us within 30 days of their receipt. If a subscription for the Partnership is accepted, the subscriber will be admitted as a partner no later than 15 days after the release from the escrow account of the capital contributions to the Partnership, and thereafter a subscriber for the Partnership will be admitted into the Partnership not later than the last day of the calendar month in which their subscription was accepted by the Partnership. We may reject a subscription if, for example, the prospective investor does not satisfy the suitability standards described below or if the subscription is received after the offering period has terminated. If a subscription is rejected, then all of the rejected subscriber's funds will be returned to the subscriber immediately, with interest earned and without deduction for any fees. The execution of the subscription agreement and its acceptance by us also constitute the execution of the partnership agreement and an agreement to be bound by its terms as a partner, including the granting of a special power of attorney to us appointing us as the partner's lawful representative to make, execute, sign, swear to, and file a certificate of formation, governmental reports, certifications, contracts, and other matters.

        Subscription proceeds of the Partnership will be held in a separate interest-bearing escrow account with Wilmington Trust, National Association, as escrow agent, until at least 10 units in the Partnership have been subscribed for, without regard to units subscribed for by our affiliates and us, in compliance with Rule 15c2-4 promulgated by the SEC. If the minimum number of units in the Partnership is not subscribed for prior to the termination of the Partnership's offering period, the escrow agent will promptly return all subscription proceeds to subscribers in full, with any interest earned on the subscriptions, in compliance with Rule 10b-9 promulgated by the SEC. In no event will an investor's funds be held in escrow for more than one year. If at least 10 units have been subscribed for during the Partnership's offering period, without regard to units our affiliates and we buy, then we may direct the escrow agent to disburse the funds in the escrow account, in whole or in part, at any time during the remainder of the Partnership's offering period, and to pay to us all funds in the escrow account upon termination of the Partnership's offering period. After at least the minimum subscription proceeds are transferred to the Partnership's account, the Partnership may begin its activities, including acquiring oil and gas properties and drilling to the extent the prospects have been identified in a supplement to this prospectus.

        Subscriptions will not be commingled with our funds or the funds of our affiliates, nor will subscriptions be subject to the claims of our creditors or those of our affiliates. Subscription proceeds will be deposited in interest-bearing accounts or invested during the offering period only in short-term highly-liquid securities where there is appropriate safety of principal, which are deemed permissible under Rule 15c2-4 promulgated by the SEC. Interest accrued on subscription funds prior to closing of the offering and funding of the Partnership will be allocated pro rata to the respective subscriber.

Formation of the Partnership

        The Partnership was formed pursuant to the Texas Business Organizations Code (the "Act"). The escrow agent will partially fund the Partnership by releasing the funds held in escrow on our request after the minimum subscription level has been reached, without regard to units our affiliates and we buy, and will continue to partially fund the Partnership by releasing subsequent subscription funds to the Partnership on a regular basis. Additionally, during the offering period of the Partnership, in the event the Partnership acquires a property (or it becomes reasonably probable that the Partnership will acquire a property) that has not been described herein, we will file with the SEC a prospectus supplement describing such property. Once every three months, we will consolidate these supplements into a post-effective amendment that we will file with the SEC and distribute to each of the investor partners.

        Upon funding of the Partnership, we will deposit the subscription funds into interest-bearing accounts or invest such funds in the Partnership's name in income producing short-term, highly-liquid investments where there is appropriate safety of principal such as a money market fund, until the funds are required for Partnership purposes. Any such income shall be allocated pro rata to the investor partners. Interest earned on amounts so deposited or invested will be credited to the accounts of the Partnership.

        We anticipate that within 24 months following the termination of the Partnership's offering period all subscriptions will have been expended or committed for Partnership operations. Unless we determine that it is prudent for the Partnership to set aside funds for working capital, contingencies, or any other matter, any unexpended and/or uncommitted subscriptions at the end of such 24-month period will be returned pro rata to the investor partners and we will reimburse such partners for organization and offering costs allocable to the return of capital.

        We also will take all other actions necessary to qualify the Partnership to do business as a limited partnership or cause the limited partnership status of the Partnership to be recognized in any other jurisdiction where the Partnership conducts business.

Types of Units

        You May Choose to Be a Limited Partner and/or an Additional General Partner.    You may purchase units as a limited partner and/or as an additional general partner. The income, gains, losses, deductions, and cash distributions allocable to the investor partners are generally shared pro rata between the unit holders based upon the ratio of the number of units that each investor partner owns to the total number of outstanding units. There are, however, material differences in the federal income tax consequences and the liability associated with these different types of units. See "Material Federal Income Tax Consequences—Passive Loss Limitations."

        Each investor must indicate the number of units of limited partner interests or additional general partner interests subscribed for and fill in the appropriate line on the investor signature page of the subscription agreement. If you fail to indicate on the subscription agreement a choice between investing as a limited partner or as an additional general partner, we will not accept the subscription and will promptly return the subscription agreement and the tendered subscription funds to you.

        Limited Partners.    The liability of a limited partner of the Partnership for the Partnership's debts and obligations will be limited to that partner's capital contributions, his share of partnership assets, and the return of any part of his capital contribution. Under Texas law and the partnership agreement of the Partnership, a limited partner is liable for all or part of a returned capital contribution or partnership distribution if the limited partner received the Partnership distribution in violation of the partnership agreement of the Partnership or the Texas Business Organizations Code and such limited partner knew at the time of the distribution that the distribution violated the terms of the partnership agreement or the Texas Business Organizations Code.

        General Partners.    The general partners of the Partnership will consist of Reef as managing general partner and each investor purchasing units of general partner interest referred to in this prospectus as "additional general partner interests." Each additional general partner will be fully liable for the debts, obligations and liabilities of the Partnership individually and as a group with all other general partners as provided by the Act to the extent liabilities are not satisfied from the proceeds of insurance, from indemnification by us, or from the sale of partnership assets. See "RISK FACTORS." While the activities of the Partnership will be covered by substantial insurance policies and indemnification by us (see

"PROPOSED ACTIVITIES—Insurance" and "SUMMARY OF PARTNERSHIP AGREEMENT—Indemnification"), the additional general partners may incur personal liability as a result of the activities of the Partnership that are not covered by insurance, partnership assets, or indemnification.

        Conversion of Units by Additional General Partners and Us.    We will convert all units of additional general partner interest of the Partnership into units of limited partner interest on a one-to-one basis as soon as practicable after the end of the year in which drilling by the Partnership has been substantially completed. We anticipate that such conversion will occur during the second or third year after the completion of the offering; however, it is possible that drilling activities will continue in subsequent years, resulting in additional general partners retaining unlimited liability during such periods. Additional general partners may, however, upon written notice to us, except as provided below and in the partnership agreement, convert their interests into limited partner interests of the Partnership at any time within the 30-day period prior to any material change in the amount of the Partnership's insurance coverage.

        Upon conversion, an additional general partner of the Partnership will become a limited partner of the Partnership. Conversion will not be permitted if it will cause a technical termination of the Partnership for federal income tax purposes. We do not expect for a conversion to cause a technical termination of the Partnership.

        Conversion of additional general partner interests to limited partner interests in the Partnership will not be effective until we file an amendment to the Partnership's certificate of formation. We are obligated to file an amendment to the Partnership's certificate at any time during the full calendar month after receiving the required notice of the additional general partner requesting conversion, as long as the conversion will not result in a termination of the Partnership for tax purposes. A conversion made in response to a material change in the Partnership's insurance coverage will be made effective prior to the effective date of the change in insurance coverage. After the conversion of his general partner interest to that of a limited partner, each converting additional general partner will continue to have unlimited liability for Partnership liabilities arising prior to the effective date of such conversion, and will have limited liability to the same extent as limited partners for liabilities arising after conversion to limited partner status is effected.

        Except with respect to units we buy in the Partnership for cash, we are not entitled to convert our interests into limited partner interests. Limited partners do not have any right to convert their units into units of additional general partnership interest.

Termination; Waiver

        We reserve the right, in our sole discretion, to abandon or terminate the offering at any time during the offering period, to reject all or part of any subscription from any potential investor for any reason and, in the event that the offering is oversubscribed, to allot a lesser number of units than are subscribed by any method that we deem appropriate. We are not obligated to accept subscriptions in the order in which they are received. We also reserve the right to waive any individual subscription requirement other than investor suitability standards. If the offering is terminated without closing for any reason or if a subscriber's subscription is not accepted, we will cause all funds to be refunded promptly to the affected subscribers, with interest and without deduction of fees, within 30 days of the termination or reception of the subscription.

Investor Suitability

        We and each person selling units will make every reasonable effort to determine that the purchase of units is a suitable and appropriate investment for each prospective investor, based on the investor's investment objectives, investment experience, age, investment portfolio and financial situation, and the investor's income or net worth. Furthermore, the dealer manager or we, before accepting a subscription, will make reasonable efforts to see that the prospective investor:

  •
  can reasonably benefit from the fund based on the investor's investment objective and portfolio structure;

  •
  is able to bear the economic risk of the investment based on the investor's overall financial situation; and

  •
  has an apparent understanding of: the fundamental risks of the investment; the risk that he may lose his entire investment; the lack of liquidity of the units; the restrictions on transferability of the units; our background and qualifications; the tax consequences associated with an investment in either additional general partner interests or limited partner interests; and the unlimited liability associated with an investment in additional general partner interests.

  •
  Each person selling units and we will maintain records regarding the suitability of investors for at least six years.

        General Suitability Requirement.    Units of limited partner interests, including fractional units, will be sold only to an investor who has either:

  •
  a minimum net worth of $330,000; or

  •
  a minimum net worth of $85,000 and minimum annual gross income of at least $85,000.

        Units of additional general partner interests, including fractional units, will be sold only to an investor who has either:

  •
  a minimum net worth of $330,000, without regard to the investment in the Partnership, and a minimum annual gross income of $150,000 for the current year and for the two previous years; or

  •
  a minimum net worth in excess of $1,000,000, inclusive of home, home furnishings, and automobiles; or

  •
  a minimum net worth of $750,000; or

  •
  a minimum annual gross income of $200,000 in the current year and in each of the two previous years.

        Unless otherwise specified, net worth shall be determined exclusive of home, home furnishings and automobiles. In addition, units will be sold only to an investor who makes a written representation that it is the sole and true party in interest and that it is not purchasing for the benefit of any other person, or, in the alternative, that it is purchasing for another person who meets all of the conditions set forth above.

        Additional Requirements for Purchasers in Certain States.    Additional suitability requirements are applicable to residents of certain states where the offer and sale of units are being made as set forth below.

        Alabama investors are not permitted to invest in the units if the dollar amount of the investment in this fund and other similar funds is equal to or more than 10% of their liquid net worth, such net worth being defined as the portion of the purchaser's total net worth that is comprised of cash, cash equivalents, or readily marketable securities.

        California residents generally may not transfer units without the consent of the California Commissioner of Corporations. Any subsequent transfer by a California resident shall be limited to no less than a minimum unit equivalent to an initial subscription, which is 0.1 Unit.

        Arizona, California, Kentucky, Michigan, Missouri, Nebraska, Ohio, Oregon, and Pennsylvania investors are not permitted to invest in the units if the dollar amount of the investment is equal to or more than 10% of their net worth, exclusive of home, home furnishings and automobiles.

        Iowa and Kansas investors are advised to limit their investment in the units and similar oil and natural gas partnerships to no more than 10% of their liquid net worth, such net worth being defined as "that portion of the purchaser's total net worth that is comprised of cash, cash equivalents, or readily marketable securities."

        Oklahoma investors are not permitted to invest in the units if the dollar amount of the investment in this Partnership is equal to or more than ten percent (10%) of their liquid net worth, exclusive of home, home furnishings and automobiles.

        A resident of Tennessee who subscribes for units of limited partnership interests or additional general partnership interests must have a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or a minimum net worth of $500,000. Tennessee residents' investment must not exceed ten percent (10%) of their liquid net worth.

        Massachusetts and Vermont investors are not permitted to invest in the units if the dollar amount of the investment is equal to or more than 5% of their liquid net worth, such net worth being defined as "that portion of the purchaser's total net worth that is comprised of cash, cash equivalents, or readily marketable securities."

        A resident of Vermont who subscribes for units must have a minimum net worth of $1,000,000, exclusive of home, home furnishings and automobiles.

        Purchasers of Units.    A resident of California who subscribes for units of limited partnership interests must meet one of the following requirements:

  •
  have net worth of not less than $250,000, exclusive of its home, home furnishings, and automobiles, and expect to have annual gross income in the year of its investment of $85,000 or more;

  •
  have net worth of not less than $500,000, exclusive of its home, home furnishings, and automobiles;

  •
  have net worth of not less than $1,000,000; or

  •
  expect to have annual gross income in the year of its investment of not less than $200,000.

        A resident of California who subscribes for units of additional general partnership interests must meet one of the following requirements:

  •
  have net worth of not less than $250,000 and expect to have annual gross income in the year of its investment of $120,000 or more;

  •
  have net worth of not less than $500,000;

  •
  have net worth of not less than $1,500,000, inclusive of its home, home furnishings and automobiles; or

  •
  expect to have annual gross income in the year of its investment of not less than $200,000.

        Miscellaneous.    It is anticipated that the Partnership will acquire interests in federal oil and natural gas leases. Subscriptions therefore will not be accepted from a person who is not an eligible citizen. In general, an eligible citizen is a citizen of the United States or someone who is otherwise eligible to be qualified to hold an interest in oil and natural gas leases on federal lands under federal laws and regulations in effect from time to time. Each subscriber must represent in writing that he or she is an eligible citizen.

        Transferees of units seeking to become substituted partners must also meet the suitability requirements discussed above, as well as the requirements for transfer of units and admission as a substituted partner imposed by the partnership agreement. These requirements apply to all transfers of units, including transfers of units by a partner to a dependent or to a trust for the benefit of a dependent or transfers by will, gift or by the laws of descent and distribution.

        Where any units are purchased by an investor in a fiduciary capacity for any other person, or for an entity in which such investor is deemed to be a "purchaser" of the subject units, all of the suitability standards set forth above will be applicable to such other person or entity.

        You are required to execute your own subscription agreement. We will not accept your subscription agreement if it has been executed by someone other than you. In the case of fiduciary accounts, we will not accept any subscription from someone who does not have a legal power of attorney to sign on your behalf.

        For details regarding how to subscribe, see "INSTRUCTIONS TO SUBSCRIBERS" attached as Appendix C.

ADDITIONAL FINANCING

        You are not required to make any capital contributions to the Partnership other than the payment of the offering price for your units. At times, however, the actual costs of the Partnership's proposed drilling activities may exceed total Partnership capital contributions due to unforeseen events or opportunities. In such instances, additional funds may be required to uphold the Partnership's obligations. Because the partnership agreement does not provide for assessments of the investor partners, we must obtain any necessary additional financing through either the use of Partnership revenues, which will result in less overall distributions to the partners, the sale of Partnership properties or production interests in partnership properties, or borrowings made by the Partnership. In no event will the Partnership's borrowings exceed 25% of the Partnership's capital contributions without the consent of the partners. The proceeds of the Partnership's borrowings will not be used to pay fees or expenses to us or our affiliates, other than to reimburse us or our affiliates for fees or expenses we have paid to third parties in the normal course of business on behalf of the Partnership. In the event the Partnership borrows funds for any reason, the lender must agree that it will have no recourse against the individual investor partners. The Partnership may borrow money on a non-recourse basis from us or any of our affiliates, provided that on any loans made available by us or any of our affiliates to the Partnership, we or such affiliate shall not receive interest in excess of the amount which would be charged to the Partnership (without reference to our financial abilities or guaranties) by independent third parties for the same purpose. Any borrowings may, in our discretion, be secured by the Partnership's assets or income and may, in our discretion, be made with or without recourse to us as managing general partner.

        We cannot guarantee that such additional financing will be available at the time needed, if at all, and if we are unable to procure a source of additional financing we may have to forego further drilling activities, development, completion or operations of oil and natural gas wells on partnership properties. Our inability to make required payments could also result in the loss of our interest in Partnership properties, or in the sale of Partnership assets or production interests in producing properties held by the Partnership to third parties or our affiliates. In such instances, the Partnership may not realize the full value of its holdings. In addition, to the extent the Partnership incurs indebtedness, its repayment of such borrowings will decrease the Partnership's cash available for distributions to the partners.

        We may from time to time elect to sell a production interest in the Partnership's properties to another fund sponsored by one of our affiliates or us. Should we elect to do so, the revenues generated by the sale of such production interest would be a source of additional financing for the Partnership's initial or subsequent operations. The proceeds from such sale might also be utilized to purchase additional Partnership properties, which would result in a more diverse portfolio of Partnership properties and enable the Partnership to participate in drilling activities requiring more capital than the amount initially raised by the Partnership. The sale of a portion of the Partnership's interest in producing properties would, however, result in the revenues from such properties being spilt between the Partnership and the persons or entities purchasing an interest in the production from the Partnership's wells and could result in decreased distributions to the partners.

        We will make all decisions as to how to raise any necessary additional financing and at times we may, in our discretion, loan funds to the Partnership. In the event we or one of our affiliates makes a loan to the Partnership, neither we nor our affiliate may receive interest in excess of our interest costs, nor may our affiliate or we receive interest in excess of the amounts which would be charged the Partnership (without reference to our financial abilities or guaranties) by unrelated banks on comparable loans for the same purpose, and our affiliate or we shall not receive points or other financing charges or fees, regardless of the amount.

SOURCES OF FUNDS AND USE OF PROCEEDS

Sources of Funds

        Upon completion of the offering of units in the Partnership, the sole funds available to the Partnership will be the capital contributions of the partners, which will range from a minimum of $1,000,000 if the minimum subscription of 10 units is sold, without regard to purchases by our affiliates and us, to a maximum of $225,000,000 (2,250 units). The maximum aggregate capital contribution includes the purchase of units by our affiliates and us. We will purchase at least 1% of the units issued in the Partnership at the offering price of $100,000 per unit, net of organization and offering costs (including commissions). There is no limit on the number of units our affiliates and we may elect to purchase in the Partnership.

        The determination of the maximum amount of the offering for the Partnership is based on a variety of factors, including the amount of capital the managing general partner believes may be utilized effectively on oil and gas acquisitions and operations within 12 months of the termination of an offering, the price of oil and gas, and general market conditions.

Use of Proceeds

        In order to fund the Partnership, a minimum of 10 units ($1,000,000) must be sold, without regard to purchases by our affiliates and us. The following table presents information regarding the financing of the Partnership based upon the sale of 10 units ($1,000,000) and the sale of 2,250 units ($225,000,000), the minimum and maximum number of units, respectively, that can be sold for the Partnership. We will receive a fee in an amount equal to the excess, if any, of 15% of the subscriptions by investor partners to the Partnership over the sum of all organization and offering costs and all commissions payable to the dealer manager.

	Minimum Subscription (10 Units)		Percent	50% Subscription (1,125 Units)		Percent	Maximum Subscription (2,250 Units)		Percent
Total partnership capital	$1,000,000		100%	$112,500,000		100%	$225,000,000		100%
Sale commissions	100,000		10%	11,250,000		10%	22,500,000		10%
Other organization and offering costs(1)	50,000	(1)	5%	5,625,000	(1)	5%	11,250,000	(1)	5%

Amount available for partnership operations	$850,000	(2)	85%	$95,625,000	(2)	85%	$191,250,000	(2)	85%

Lease Acquisition Costs(3)	$150,000		20%	$22,500,000		20%	$45,000,000		20%
Drilling and Development Costs(3)	$700,000		65%	$73,125,000		65%	$146,250,000		65%

(1)
Estimated. Organization and offering costs will be a maximum of 5% of subscription proceeds. Any excess organization and offering costs, excluding sales commissions, will be paid by the managing general partner and not from subscription proceeds.

(2)
Our management fee will be paid from cash otherwise available for distribution.

(3)
Estimated. The amount of the Partnership's available capital spent on lease acquisition costs and drilling and development costs will depend on a variety of factors, such as the nature, location, and size of the lease(s), the type and depth of well being drilled, conditions encountered in the field while undertaking development operations, among other factors. See "PROPOSED ACTIVITIES."

        As the managing general partner, we will have broad discretion in allocating a substantial portion of the proceeds from the Partnership offering and selecting properties for the Partnership.

Subsequent Sources of Funds

        As indicated above, it is anticipated that substantially all of the Partnership's initial capital will be committed or expended following the offering of units in the Partnership. Any future requirements for additional capital may have to be satisfied from partnership production or from borrowings to fund subsequent operations. See "ADDITIONAL FINANCING" and "RISK FACTORS—Special Risks of the Partnership—The Partnership has limited external sources of funds, which could result in a shortage of working capital." Alternatively, the Partnership could farmout or sell partnership properties.

PARTICIPATION IN DISTRIBUTIONS, PROFITS, LOSSES, COSTS AND REVENUES

Profits, Losses and Items of Income and Expense

        Profit and Losses from Operations.    To the extent that the Partnership has a profit or loss for a given year from its oil and natural gas production and from the sale or other disposition of productive wells, leases and equipment without regard to the items of income and costs that are specially allocated as discussed below, (i) the profit will be allocated to the holders of units and to us in accordance with our respective rights to cash distributions from the Partnership, and (ii) the loss will be allocated first to the extent of, and in the same manner as, any prior allocations of undistributed profits, and then to the holders of units and us in accordance with our respective capital contributions to the Partnership (excluding the portion of capital contributions, if any, that are used to pay organization and offering costs). No partner will be required to restore a deficit balance in its capital account, if any.

        Interest Income.    Any interest earned on the deposit of subscription funds prior to the closing of the offering for the Partnership and prior to use in the Partnership's operations will be credited 100% to the investor partners. Interest earned on the deposit of operating revenues and revenues from any other sources will be allocated and credited in the same percentages that oil and natural gas revenues are then being allocated to the investor partners and to us.

        Organization and Offering Costs.    The units issued by the Partnership will be allocated 100% of the tax attributes of the organization and offerings costs to the extent such costs do not exceed 15% of the investor partners' subscriptions. Any excess organization and offering costs will be paid by, and allocated to, us. Organization costs include expenses for printing, engraving, mailing, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under federal and state law, including taxes and fees and accountants' and attorneys' fees but excluding sales commission, reimbursement of due diligence and wholesaling fees.

        Management Fee.    The management fee is the amount by which the sum of (i) 15% of the subscriptions by investor partners to the Partnership exceeds (ii) the sum of all commissions payable to the dealer manager. The management fee, if any, will be allocated 100% to the investor partners.

Administrative and Direct Costs

        Based on our experience in sponsoring oil and natural gas funds prior to this fund, we estimate that direct costs and administrative costs allocable to the investor partners for the initial 12 months of the Partnership's operations will be approximately $125,000 if minimum subscriptions ($1,000,000) are received (representing 12.5% of aggregate partnership capital); and approximately $4,500,000 if maximum subscriptions ($225,000,000) are received (representing 2.0% of aggregate partnership capital). These costs exclude all offering and organization costs. As the managing general partner, we will bear a percentage of the direct costs and administrative costs equal to our percentage of revenue participation in the Partnership, except with regard to direct costs related to drilling or acquisition activities, which are allocated 1% to us. Administrative costs will be allocated to the Partnership on the basis of assets, revenues, time records or other methods (including expenses) conforming with generally accepted accounting principles. The following table describes the components of these estimated charges to the investor partners during the first year after the Partnership is formed, assuming the minimum or the maximum subscriptions are obtained. The costs below do not include third party costs paid for land, engineering, geological and geophysical services provided to the Partnership in connection with the review and acquisition of potential prospects. The costs relating to the review and acquisition of potential prospects include fees paid to third party vendors and are allocable to the

Partnership and one or more other ventures sponsored by us. The fees allocable to the Partnership cannot be determined until the conclusion of the Fund. See "PROPOSED ACTIVITIES."

	Minimum Subscription (10 units)*	Maximum Subscription (2,250 units)*
Administrative costs:
Legal (including due diligence)	$10,000	$700,000
Accounting (including due diligence)	10,000	900,000
Geological, engineering and technical	40,000	600,000
Secretarial	10,000	100,000
Office rent and overhead and	10,000	300,000
Other	10,000	150,000

Total administrative costs	$90,000	$3,750,000

Direct costs:
Audit and tax preparation	$25,000	$100,000
Independent engineering and geological reports (including due diligence)	5,000	1,600,000
Materials, supplies and other	5,000	50,000

Total direct costs	$35,000	$750,000

*
Estimates only.

Cash Distributions from Operations

        We will make distributions of distributable cash to the partners. For distributions made during the offering period and for 90 days thereafter, "distributable cash" means an amount not to exceed the net income of the Partnership under generally accepted accounting principles that has been actually collected, not just earned and accrued, by the Partnership, that is determined monthly and allocated to the units that were issued prior to the beginning of such month. After the expiration of 90 days after the closing of the offering, "distributable cash" means cash remaining after the payment of all partnership obligations and the establishment of contingency reserves for anticipated future costs, as determined by us. There is no assurance that any cash distributions will be made. As the managing general partner of the Partnership, we will determine if and when there is any distributable cash to the investor partners. In the event that we determine there is distributable cash in the Partnership from operations, it will be distributed 89% to the holders of partnership units (including units that we purchase) and 11% to us as managing general partner until each investor partner has been distributed, in the aggregate, an amount at least equal to its capital contributions. After the investor partners have been distributed amounts equal to their capital contributions, cash distributions will be distributed 79% to the investor partners and 21% to us. We will also receive the distributable cash allocable to units that we purchase in the Partnership. Therefore, if we purchase 1% of the remaining 89% partnership interest represented by units issued by the Partnership, we will receive 11.89% of the Partnership's distributable cash, and the investor partners will receive the remaining 88.11% until the investor partners have been distributed amounts equal to their capital contributions, and we will receive 21.89% of the Partnership's distributable cash, and the investor partners will receive the remaining 78.11% thereafter.

Cash Distribution Policy

        As the managing general partner of the Partnership, we will determine if and when to make cash distributions to the investor partners. We expect that cash distributions, if any, to the partners in the

Partnership will begin during the offering period approximately 3 months after the (i) first acquisition of a producing well, or (ii) completion of the drilling of the first successful well, and will be made monthly thereafter. We may, at our discretion, make distributions less frequently. We will review the accounts of the Partnership monthly for the purpose of determining the distributable cash available for distribution. The timing and amount of distributions will depend primarily on the Partnership's net cash receipts from its oil and natural gas operations, and will be affected, among other things, by the price of oil and natural gas and the level of production of the Partnership's wells. Generally, we estimate that the expenditure of the Partnership's capital for the acquisition, drilling and completion of oil and gas wells will take between one to one and one-half years, depending on the drilling schedule followed by the operators and conditions that may arise during operations. After drilling is completed, it is expected to take between three to four months for an investor partner to receive distributions, if any, based on any production from the completed well, including the time required to hook up the well up to existing infrastructure and engage in related marketing activities. No assurance can be given that any level of cash distributions to the investor partners will be attained, that cash distributions will equal or approximate cash distributions made to investors in prior drilling funds sponsored by us or our affiliates, or that any level of cash distributions can be maintained. See "RISK FACTORS" and "PRIOR ACTIVITIES."

        In general, the volume of production from producing properties declines with the passage of time, and the rate of decline varies significantly. The cash flow generated by the Partnership's prospects and the amounts available for distribution to the Partnership's respective partners from such prospects will, therefore, decline in the absence of significant increases in the prices that the Partnership receives for its respective oil and natural gas production, or significant increases in the production of oil and natural gas from prospects resulting from the successful additional development of such prospects. See "RISK FACTORS—Risks of Oil and Natural Gas Investments."

Termination

        Upon termination and final liquidation of the Partnership, the assets of the Partnership, if any, that remain after the payment of all partnership costs and liabilities and the establishment of reasonable reserves to fund future Partnership liabilities, shall be distributed as follows:

  •
  First, if each unit holder and/or we have not already received distributions from the Partnership in an amount that equals or exceeds the unit holder's or our respective capital contributions to the Partnership, distributions shall be made to the unit holder and/or us in proportion and in an amount equal to the difference between the unit holder's or our respective capital contributions to the Partnership and the aggregate distributions that have previously been made to the unit holder or us, as applicable; and

  •
  Second, 79% to the unit holders and 21% to us as the managing general partner.

Amendment of Partnership Allocation Provisions

        We are authorized to amend the partnership agreement for the Partnership if, in our sole discretion based on advice from our legal counsel or accountants, an amendment to revise the cost and/or revenue allocations is required for the allocations to be recognized for federal income tax purposes either because of the promulgation of Treasury Regulations or other developments in the tax law. We will use our best efforts to make any required amended allocation provisions conform as nearly as possible to the original allocations described above.

OUR COMPENSATION

        The following table summarizes the items of compensation to be received by us from the Partnership. Some of the compensation cannot be quantified until the Partnership is conducting business.*

Recipient	Form of Compensation	Amount
Managing General Partner	Partnership interest (excluding any partnership interest resulting from the purchase of units)	10% general partner interest
Managing General Partner	Subordinated partnership interest (received after the investor partners have been distributed amounts equal to their capital contributions)	10% general partner interest (subordinated)
Managing General Partner	Management fee	15% of subscriptions, less sales commissions and all other organization and offering costs (non-recurring)
Managing General Partner	Direct and administrative costs	Reimbursement at cost
Reef Exploration, LP (an affiliate of the Managing General Partner)	Operator's per-well charges	Competitive prices
Managing General Partner or Reef Exploration, LP	Payment for equipment, supplies, marketing, prospect evaluation services and other services	Cost or competitive prices

*
For a discussion of the transactions that the Partnership may engage in with the Managing General Partner or its Affiliates, please see "CONFLICTS OF INTEREST."

        Our "partnership interest," as described in the table above, refers only to our interest as managing general partner and does not include the interest we will have as a result of our purchase of at least 1% of the units that are issued by the Partnership and our contribution of an amount equal to 1% of the net capital contributions to the Partnership after payment of all organization and offering costs, which amount will be used to pay lease costs, intangible drilling and development costs, and well completion costs. Direct costs cannot be quantified until the Partnership is conducting business.

        We will contribute 1% of the net capital of the Partnership after payment of all organization and offering costs and will receive an interest of 11% in the Partnership. This 11% interest is not represented by partnership units that may otherwise be sold to investors. This Partnership interest does not include any additional interest we may hold as a result of our purchase of units. We will purchase at least 1% of the units issued by the Partnership. Therefore, initially, we will have a total partnership interest in the Partnership of at least 11.89% (the 11% interest plus at least 1% of the 89% of the Partnership owned by the units). In the event the investor partners receive distributions from the Partnership in amounts equal to their capital contributions, then we will receive an additional 10% general partnership interest in the Partnership and the interest owned by the unit holders will be reduced to 79% of the Partnership. We will be charged with 100% of the organization and offering costs, excluding sales commissions, for the Partnership if and to the extent that such costs exceed 15% of the investor partners' subscriptions. The following table shows our cash contributions and interests in the Partnership, including our initial 11% interest and our interest as a result of buying at least 1% of the units in the Partnership.

	Cash Contributions				Interest in the Partnership
	Minimum Offering for the Partnership (10 Units)		Maximum Offering for the Partnership (2,250 Units)		Minimum Offering for the Partnership (10 Units)	Maximum Offering for the Partnership (2,250 Units)
Holders of Additional General Partnership Interests and Limited Partnership Interests (excluding us)		$915,000		$223,087,500	88.11%	88.11%
Units Purchased by Us		$85,000		$1,912,500	0.89%	0.89%
Managing General Partner	$	*	$	*	11.00%	11.00%

*
1% of the net capital of the Partnership after payment of organization and offering costs

        We will receive a management fee in an amount equal to the excess of 15% of the subscriptions by investor partners to the Partnership over the sum of all commissions payable to the dealer manager and all organization and offering costs. This management fee is in consideration for services to be rendered by the managing general partner in managing the business of the Partnership. The actual amount of the management fee, if any, cannot be determined until total organization and offering costs for the offering are determined.

        We will be reimbursed for direct costs and all documented out-of-pocket expenses incurred on behalf of the Partnership, including administrative costs. Administrative costs and other charges for goods and services must be fully supportable as to the necessity thereof and the reasonableness of the amount charged. Direct costs shall be billed directly to and paid by the Partnership to the extent practicable. Administrative costs must be reasonably allocated to the Partnership on the basis of assets, revenues, time records or other methods (including expenses) conforming with generally accepted accounting principles. No portion of salaries, benefits, compensation or remuneration of controlling persons shall be reimbursed as administrative costs.

        Operators fees will be payable only if one of our affiliates serves as operator of the partnership prospect. See "PROPOSED ACTIVITIES—Drilling and Completion Phase." Under such circumstances, our affiliate will receive fees, not exceeding the competitive rate in the area, during the production phase of operations. Often these are charged as a monthly fee per well for operations, field supervision, accounting, engineering, management and general and administrative expenses.

        One of our affiliates or we may provide oil field or other services, equipment or supplies to the Partnership. If one of our affiliates or we provide such services, equipment or supplies as a part of ordinary business, then the compensation, price or rental for such services, equipment and supplies provided to the Partnership will be at prices competitive with those charged by others in the geographical area of operations that reasonably could be available to the Partnership. If one of our affiliates is not, or we are not, engaged in the business as set forth above, then the compensation, price or rental will be the cost of the services, equipment or supplies to such entity, or the competitive rate that could be obtained in the area, whichever is less. Any such services for which one of our affiliates is or we are to receive compensation will be embodied in a written contract that precisely describes the services to be rendered and all compensation to be paid.

 PROPOSED ACTIVITIES

Introduction

        The Partnership was formed to acquire, drill, complete and/or own oil and natural gas properties. We have a geological and engineering staff that reviews prospects from a diverse number of geographical regions in the continental United States with a focus primarily on the Bakken area in North Dakota. Regardless of the area, the properties we select for the Partnership must meet our acquisition criteria. We will evaluate all prospective acquisitions on the basis of their oil and natural gas producing potential, the predictability of their drilling and completion costs and their access to readily available pipeline hookups, among other criteria.

        The actual number, identity and percentage of interests in the oil and gas undeveloped properties to be acquired by the Partnership will depend upon, among other things, the total amount of capital contributions to the Partnership, the latest geological and geophysical data, potential title or spacing problems, availability and price of drilling services, tubular goods and services, approvals by federal and state departments or agencies, agreements with other working interest owners in properties, and continuing review of other properties that may be available. In addition, the nature and extent of development operations on an acquired property will be dependent upon the anticipated costs of such development, actual conditions encountered in the field and type and depth of well being drilled. It is impossible to estimate the number of properties or wells in which the Partnership will acquire working interests.

        The attainment of the Partnership's business objectives, including the generation of revenue from partnership operations, the distribution of cash to the partners and the provision of tax benefits, will depend upon many factors, including:

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  our ability to select productive prospects;

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  the drilling and completion of wells in an economical manner;

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  the successful management of prospects;

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  the level of oil and natural gas prices in the future;

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  the degree of governmental regulation over the production and sale of oil and natural gas;

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  the future economic conditions in the United States and throughout the world; and

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  changes in the Code.

        Accordingly, there can be no assurance that the Partnership will achieve its business objectives.

        Many of the activities and policies of the Partnership discussed throughout this section and elsewhere in the prospectus are defined in and governed by the Partnership agreement, including:

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  the requirements relating to the acquisition of prospects and the payment of royalties;

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  the amount of our capital contribution to the Partnership;

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  borrowing policies;

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  voting rights of investor partners;

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  the term of the Partnership; and

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  our compensation as managing general partner.

        Other policies and restrictions upon our activities and the activities of the Partnership are not contained in the Partnership agreement, but instead reflect our current intention and are subject to change at our discretion. For these activities, in making a change, we will utilize our reasonable business judgment as manager of the Partnership and will exercise judgment consistent with our obligations as a fiduciary to the investor partners.

Acquisition and Drilling of Properties and Prospects

        We have not pre-selected any prospects. In the event we select a property or prospect for acquisition by the Partnership during the offering period, we intend to file a prospectus supplement describing the property or prospect and its proposed acquisition. Once every three months, such supplements shall be consolidated into a post-effective amendment that will be filed with the SEC and distributed to the investor partners. A "prospect" is generally defined as a contiguous oil and gas leasehold estate, or lesser interest in a leasehold estate, upon which drilling operations may be conducted. Depending on its attributes, a prospect may be characterized as an "exploratory" or "developmental" site. Generally speaking, exploratory drilling involves the conduct of either drilling operations in search of a new and yet undiscovered pool of oil and/or natural gas or, alternatively, drilling within a discovered pool with the hope of greatly extending the limits of the pool. In contrast, developmental drilling involves drilling to a known producing formation in a previously discovered field. These characterizations are based upon the SEC's definitions of exploratory drilling and developmental drilling.

        The Partnership may enter into agreements with major and independent oil and natural gas companies to drill and own interests in oil and natural gas properties. The Partnership also may drill and own interests without such strategic partners.

        It is anticipated that all prospects will be evaluated utilizing data provided to us by RELP, including well logs, production records from RELP's and others' wells, seismic, geological and geophysical information, and such other information as may be available and useful. RELP is an affiliate of ours. See "MANAGEMENT." In addition, prospects will be evaluated by petroleum engineers, geophysicists, and other technical consultants retained by us.

        Regardless of drilling location, we will evaluate all prospective acquisitions primarily on the basis of their oil and natural gas producing potential. We will target properties that we believe have predictable costs, and quick pipeline hookups. We seek properties that are within or offsetting proven producing oil and natural gas fields and that have the potential, if successful, to generate cash distributions to our investors equal to at least 100% of the development costs for wells on such properties within five years after the end of the Partnership's offering period.

        Reef develops and purses drilling and production opportunities which exceed certain proprietary internally developed standards which include but are not limited to industry proven lower risked pay objectives, opportunities that have a consistent industry record of repeatability, opportunities which have a consistent industry record of exceptional return on investment, opportunities which have a consistent industry proven record of exceptional rates of return and relatively short payout periods.

        In addition, Reef drilling and production opportunities all meet or exceed a stringent set of proprietary geological and reservoir engineering criteria, including but not limited to the opportunity must be located within or be an extension of a well-defined producing fairway, the opportunity must be a product of superior joint geological and reservoir engineer evaluation, and the opportunity must pass or exceed a stringent set of risk-reward criteria and offer multiple well offset potential.

        Prospects will be acquired pursuant to an arrangement in which the Partnership will acquire part of the working interest. For purposes of this prospectus, a working interest includes any interest that is subject to some portion of the costs of development, operation or maintenance. This working interest will be subject to landowners' royalty interests and other royalty interests payable to unaffiliated third parties in varying amounts. The partnership agreement forbids us or any of our affiliates from acquiring or retaining any overriding royalty interest in the Partnership's interest in the prospects, that is, any royalty interest which would be paid out of the Partnership's working interest, unless we acquire that interest from an unrelated third party. The Partnership will generally acquire less than 100% of the working interest in each prospect in which they participate. In order to comply with certain conditions for the treatment of additional general partners' interests in the Partnership as not passive activities, and not subject the additional general partners to limitation on the deduction of partnership losses attributable to such additional general partners to income from passive activities, we have represented that the Partnership primarily will acquire and hold operating mineral interests. The Partnership may acquire non-working interests as part of a larger transaction primarily intended to acquire working interests. We, for our sole benefit, may sell or otherwise dispose of prospect interests not acquired by the Partnership or may retain a working interest in the prospects and participate in the drilling and development of the prospect on the same basis as the Partnership.

        In acquiring interests in leases, the Partnership may pay such consideration and make such contractual commitments and agreements as we deem fair, reasonable and appropriate. For purposes of this prospectus, the term "lease" means any full or partial interest in:

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  undeveloped oil and natural gas leases;

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  oil and natural gas mineral rights;

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  licenses;

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  concessions;

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  contracts;

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  fee rights; or

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  other rights authorizing the owner to drill for, reduce to possession and produce oil and natural gas.

        In most instances we will acquire the leases and interests in the leases to be developed by the Partnership on behalf of the Partnership. All leases that we transfer to the Partnership will be transferred at our cost, unless we have reason to believe that such cost is materially more than the fair market value of such property, in which case the price will not exceed the fair market value of the property. We will obtain an appraisal from a qualified independent expert with respect to sales of our properties and those of our affiliates to the Partnership that were not originally acquired by us on behalf of the Partnership.

        The actual number, identity and percentage of working interests or other interests in prospects to be acquired by the Partnership will depend upon, among other things, the total amount of capital contributions to the Partnership, the latest geological and geophysical data, potential title or spacing problems, availability and price of drilling services, tubular goods and services, approvals by federal and state departments or agencies, agreements with other working interest owners in the prospects, farm-ins, and continuing review of other prospects that may be available.

Geographic Focus

        The Partnership's geographic focus will be primarily on the Bakken area in North Dakota. The Bakken area of North Dakota became a major oil producing area only after 2005, although the Bakken formation was discovered in the 1950s.

        Although the Partnership will focus primarily on the Bakken area in North Dakota, the Partnership may acquire drilling or production opportunities in other areas if we believe such opportunities are superior to the opportunities that we have in the Bakken area. The areas outside of the Bakken in which the Partnership may acquire opportunities include the Permian Basin, the Mid-Continent Region and the Granite Wash.

        The current boom that is underway in these areas is unique in certain respects. Historically, boom periods in the oil industry have generally been tied directly to the price of oil—when oil prices soar, producers can pull oil from the areas that may not be economically viable in times of depressed prices. Today's boom, while partly a product of pricing, is also being driven by technology: specifically, developments in drilling techniques and advances in hydraulic fracturing methods in recent years are enabling producers to extract oil and gas from fields that were previously considered largely exhausted using conventional drilling methods and techniques.

        New advances in horizontal drilling enable oil companies to be more exact in aiming at and drilling into key oil sections which had been previously missed. Advanced hydraulic fracturing technologies help oil producers penetrate rocks and pay sections more easily and remove oil from those areas more quickly than previously. Vertical drilling technologies have improved as well and producers are also making use of multistate fracturing technologies, further accelerating the progress in these areas. Drilling technologies are allowing rigs to target deeper producing formations, and to operate in closer proximity to other rigs than previously. These drilling and completion technologies and techniques have led to an increase in the number of companies who are either buying large tracts of acreage in major producing areas, or who are returning to develop sites which they had previously ceased developing. However, these drilling technologies have come under regulatory scrutiny and are not without risk. See "RISK FACTORS—Risks of Oil and Natural Gas Investments—New legislation and regulatory initiatives relating to hydraulic fracturing may adversely affect the Partnership."

        The Bakken area is a rock unit on the subsurface of the Williston Basin, underlying parts of Montana, North Dakota and Saskatchewan, encompassing approximately 125,000 square miles (approximately 80,000,000 acres). It is estimated that two-thirds of the acreage is in western North Dakota. The basin produces oil and gas from numerous horizons including, but not limited to, the Bakken and Three Forks-Sanish, which are currently our primary objectives.

        The Bakken formation is an interbedded sequence of black shale, siltstone and sandstone and was deposited within the Williston Basin during the Late Devonian and Early Mississippian age. It consists of a lower shale member, middle sandstone member and an upper shale member. These formations are organic-rich and are of marine origin, which make them rich source rocks for oil and natural gas deposits. The middle Bakken's geological properties and local development of matrix porosity enhances oil production in both continuous and conventional Bakken reservoirs. All three members of the Bakken formation have produced oil and/or natural gas.

        In April 2008, the USGS estimated the recoverable reserves within the United States portion of the Bakken formation to be up to 4.3 billion barrels of oil, 1.85 trillion cubic feet of natural gas and 148 million barrels of natural gas liquids. This represents a 25-fold increase over the USGS 1995 estimate of 151 million barrels of recoverable oil. The increase in the estimated recoverable oil reserves from the Bakken shale is primarily due to advanced technologies that have recently been applied to the Bakken formation, and advances in horizontal drilling and multi-stage completion technologies. Over time, oil companies have learned to increase the number of hydraulic fracturing stages when completing wells. In a typical 9,000 to 10,000-foot lateral extension of a well, operators may fracture the formations in more than 30 stages.

        The Three Forks-Sanish formation, an unconventional carbonate play believed to be a completely separate reservoir from the Bakken formation, lies just below the lower Bakken oil shale formation. Similar to the middle Bakken, the upper Three Forks-Sanish is primarily exploited using advanced drilling and completion techniques, which include multi-stage fracture stimulations. Drilling in the upper Three Forks-Sanish began in mid-2008 and is estimated to contain recoverable oil reserves in excess of 2.58 billion barrels. The Bakken and Three Forks-Sanish formations continue to be the target of more than 95% of wells being drilled in North Dakota.

        The Greater Permian Basin consists of five separate tectonic sub-features including the Northwest shelf, the Delaware basin, the Central Basin platform, the Midland Basin and the Eastern Shelf. In the Greater Permian Basin area operators are aggressively pursuing oil and liquid rich plays with both vertical and horizontal wellbores on the Northwest shelf, including the Yeso and Lower Abo; and in the Delaware Basin, including the Delaware, Avalon Shale, Bone Spring, Wolfcamp and Penn Shale. On the Central Basin platform, oil plays include the Grayburg, San Andres and Clearfork. In the Midland Basin the oil plays include the Wolfberry, Cline, Wolfcamp, Wolffork and Mississippian.

        Mid-Continent Region area operators are pursuing oil and liquid rich plays with both vertical and horizontal wellbores, including the Granite and Hogshooter Washes which are thick, tight, fractured and liquid rich and the Cherokee carbonates and the Cleveland and Marmaton sandstone. In addition, the Cana-Woodford section is being developed and is a large liquids-rich play in Oklahoma which is moving into the development mode. The Cana-Woodford producing trend is more than 81 miles in length and appears to have clear oil-condensate-dry gas producing windows.

        The Partnership may acquire drilling or production opportunities in any of the areas discussed above.

Title to Properties

        We will assign leasehold interests in a lease to the Partnership. However, under certain circumstances, title to partnership properties will be held by us on the Partnership's behalf. In other instances, record title may not be transferred to us or the Partnership until after a well has been completed. See "RISK FACTORS—Risks of Oil and Natural Gas Investments—Delays in the transfer of title to the Partnership could place the Partnership at risk." Leases acquired by the Partnership will initially and temporarily be held in our name to facilitate joint-owner operations and the acquisition of properties. The existence of the unrecorded assignments from the record owner will indicate that the leases are being held for the benefit of the Partnership and that the leases are not subject to debts, obligations or liabilities of the record owner; however, such unrecorded assignments may not fully protect the Partnership from the claims of our creditors.

        Investor partners must rely on us to use our best judgment of the best interests of the Partnership to obtain appropriate title to leases. Provisions of the partnership agreement relieve us from any mistakes of judgment with respect to the waiver of title defects. We will take such steps as we deem necessary to assure that title to leases is acceptable for purposes of the Partnership. We are free, however, to use our judgment in waiving title requirements if it is in the best interests of the Partnership and will not be liable for any failure of title to leases transferred to the Partnership, unless such mistakes were made in a manner not in accordance with general industry standards in the geographic area and such mistakes were the result of our negligence. Further, neither our affiliates nor we will make any warranties as to the validity or merchantability of titles to any leases to be acquired by the Partnership.

Drilling and Completion Phase

        The Partnership will enter into an operating agreement with an operator engaged to conduct and direct and have full control of all operations on the Partnership's prospects. If RELP, our affiliate, serves as operator of the Partnership's prospects, RELP will receive fees from the Partnership for serving as operator, not exceeding the competitive rate in the area, during the drilling and production phases of operations.

        The operator's duties include testing formations during drilling, and completing the wells by installing such surface and well equipment, gathering pipelines, heaters, separators, etc., as are necessary and normal in the area in which the prospect is located. We will pay the drilling and completion costs of the operator as incurred, except that we are permitted to make advance payments to the operator where necessary to secure drilling rigs, drilling equipment and for other similar purposes in connection with the Partnership's drilling operations. If the operator determines that the well is not likely to produce oil and/or natural gas in commercial quantities, the operator will plug and abandon the well in accordance with applicable regulations.

        After drilling, the operator will complete each well deemed by it to be capable of production of oil or natural gas in commercial quantities. The depths and formations to be encountered in each of the Partnership's wells are unknown. With respect to those prospects as to which the Partnership owns less than a 50% working interest, it is probable that the majority owner of such prospects will select the operator for the wells drilled on such prospects. We will monitor the performance and activities of the operator, participate as the Partnership's representative in decision-making with regard to the Partnership's activities, and otherwise represent the Partnership with regard to the activities of the Partnership.

Production Phase of Operations

        General.    Once the Partnership's wells are "completed" such that all surface equipment necessary to control the flow of, or to shut down, a well has been installed, including the gathering pipeline, production operations will commence. We will be responsible for selling the Partnership's oil and natural gas production. We will attempt to sell the oil and natural gas produced from the Partnership's prospects on a competitive basis at the best available terms and prices. Domestic sales of oil will be at fair market prices. We will not make any commitment of future production that does not primarily benefit the Partnership. The Partnership will sell natural gas discovered by it at spot market or negotiated prices domestically, based upon a number of factors, such as the quality of the natural gas, well pressure, estimated reserves, prevailing supply conditions and any applicable price regulations promulgated by the Federal Energy Regulatory Commission ("FERC"). See "COMPETITION, MARKETS AND REGULATION."

        We may sell oil and/or natural gas production from Partnership wells to marketers, refineries, foreign governmental agencies, entities controlled by foreign governments, industrial users, interstate pipelines or local utilities. Revenues from the Partnership's production will be received directly from these parties or paid to the operator of a prospect who will disburse to the Partnership its percentage share of the revenues.

        As a result of effects of weather on costs, the Partnership's results may be affected by seasonal factors. In addition, both sales volumes and prices tend to be affected by demand factors with a significant seasonal component.

        Expenditure of Production Revenues.    The Partnership's share of production revenue from a given well will be burdened by and/or subject to royalties and overriding royalties, monthly operating charges, and other operating costs. These items of expenditure involve amounts payable solely out of, or expenses incurred solely by reason of, production operations. We intend to deduct operating expenses from the production revenue for the corresponding period.

Insurance

        We will carry blowout, pollution, public liability and workmen's compensation insurance. For drilling operations where we are not the operator, we may elect to be covered under the insurance coverage of the operator. However, any such insurance may not be sufficient to cover all liabilities. Each unit held by the additional general partners represents an open-ended security for unforeseen events such as blowouts, lost circulation, stuck drillpipe, etc. that may result in unanticipated additional liability materially in excess of the per unit subscription amount.

        We will obtain various insurance policies, as described below, and intend to maintain such policies subject to our analysis of their premium costs, coverage and other factors. In the exercise of our fiduciary duty as managing general partner, we will obtain insurance on behalf of the Partnership to provide the Partnership with coverage we believe is sufficient to protect the investor partners against the foreseeable risks of drilling and production. We will review the Partnership's insurance coverage prior to commencing drilling operations and periodically evaluate the sufficiency of insurance. We will obtain and maintain insurance coverage for the Partnership equal to the lesser of $50,000,000 or twice the capitalization of the Partnership, and in no event will the Partnership maintain public liability insurance of less than $10,000,000. Subject to the foregoing, we may, in our sole discretion, increase or decrease the policy limits and types of insurance from time to time as we deem appropriate under the circumstances, which may vary materially. We are the beneficiary under each policy and pay the premiums for each policy. The following types and amounts of insurance are expected to be maintained:

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  Workmen's compensation insurance in full compliance with the laws of the State of Texas, which will be obtained for any other jurisdictions where the Partnership conducts its business;

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  General liability insurance, including bodily injury liability and property damage liability insurance, each with a limit of $1,000,000;

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  Employer's liability insurance with a limit of not less than $1,000,000;

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  Automobile public liability insurance with a limit of not less than $1,000,000 per occurrence, covering all automobile equipment;

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  Energy exploration and development liability (including well control, environmental and pollution liability) insurance coverage with limits of not less than $5,000,000 for land wells and $10,000,000 for wet wells; and

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  Umbrella liability insurance (excess of the General liability, Employer's liability and Automobile liability insurance) with a limit of $50,000,000.

        We will notify all additional general partners of the Partnership at least 30 days prior to any material change in the amount of the Partnership's insurance coverage. Within this 30-day period and otherwise after the expiration of one year following the closing of the offering with respect to the Partnership, additional general partners have the right to convert their units into units of limited partnership interest by giving us written notice. Additional general partners will have limited liability as a limited partner for any partnership operations conducted after their conversion date, effective upon the filing of an amendment to the certificate of formation of the Partnership. At any time during this 30-day period, upon receipt of the required written notice from the additional general partner of his intent to convert, we will amend the partnership agreement and will file the amendment with the State of Texas prior to the effective date of the change in insurance coverage. This amendment to the partnership agreement will effectuate the conversion of the interest of the former additional general partner to that of a limited partner. Effecting conversion is subject to the express requirement that the conversion will not cause a termination of the Partnership for federal income tax purposes. However, even after an election of conversion, an additional general partner will continue to have unlimited liability regarding partnership activities while he was an additional general partner. See "TERMS OF THE OFFERING."

COMPETITION, MARKETS AND REGULATION

Competition

        There are a large number of oil and natural gas companies in the United States. Competition is strong among persons and companies involved in the exploration for and production of oil and natural gas. We expect the Partnership to encounter strong competition at every phase of business. The Partnership will compete with entities having financial resources and staffs substantially larger than those available to the Partnership.

        The national supply of natural gas is widely diversified, with no one entity controlling over 5%. As a result of deregulation of the natural gas industry by Congress and FERC, competitive forces generally determine natural gas prices. Prices of crude oil, condensate and natural gas liquids are not currently regulated and are generally determined by competitive forces.

        There will be competition among operators for drilling equipment, goods, and drilling crews. Such competition may affect the ability of the Partnership to acquire leases suitable for development and to expeditiously develop such leases once they are acquired.

 Markets

        The marketing of any oil and natural gas produced by the Partnership will be affected by a number of factors that are beyond the Partnership's control and whose exact effect cannot be accurately predicted. These factors include:

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  the amount of crude oil and natural gas imports;

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  the availability, proximity and cost of adequate pipeline and other transportation facilities;

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  the success of efforts to market competitive fuels, such as coal and nuclear energy and the growth and/or success of alternative energy sources such as wind power;

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  the effect of United States and state regulation of production, refining, transportation and sales;

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  the laws of foreign jurisdictions and the laws and regulations affecting foreign markets;

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  other matters affecting the availability of a ready market, such as fluctuating supply and demand; and

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  general economic conditions in the United States and around the world.

        The supply and demand balance of crude oil and natural gas in world markets has caused significant variations in the prices of these products over recent years. The North American Free Trade Agreement eliminated trade and investment barriers between the United States, Canada, and Mexico, resulting in increased foreign competition for domestic natural gas production. New pipeline projects recently approved by, or presently pending before, FERC as well as nondiscriminatory access requirements could further substantially increase the availability of natural gas imports to certain U.S. markets. Such imports could have an adverse effect on both the price and volume of natural gas sales from partnership wells.

        Members of the Organization of Petroleum Exporting Countries establish prices and production quotas for petroleum products from time to time with the intent of affecting the current global supply of crude oil and maintaining, lowering or increasing certain price levels. We are unable to predict what effect, if any, such actions will have on both the price and volume of crude oil sales from the Partnership's wells.

        In several initiatives, FERC has required pipeline transportation companies to develop electronic communication and to provide standardized access via the Internet to information concerning capacity and prices on a nationwide basis, so as to create a national market. Parallel developments toward an electronic marketplace for electric power, mandated by FERC, are serving to create multi-national markets for energy products generally. These systems will allow rapid consummation of natural gas transactions. Although this system may initially lower prices due to increased competition, it is anticipated to expand natural gas markets and to improve their reliability.

Regulation

        The Partnership's operations will be affected from time to time in varying degrees by domestic and foreign political developments, federal and state laws and regulations and the laws of other countries where some of the prospects may be located.

        Production.    In most areas of operations within the United States the production of oil and natural gas is regulated by state agencies that set allowable rates of production and otherwise control the conduct of oil and natural gas operations. Among the ways that states control production is through regulations that establish the spacing of wells or in some instances may limit the number of days in a given month during which a well can produce.

        Environmental.    The Partnership's drilling and production operations will also be subject to environmental protection regulations established by federal, state, and local agencies that in turn may necessitate significant capital outlays that would materially affect the financial position and business operations of the Partnership. These regulations, enacted to protect against waste, conserve natural resources and prevent pollution, could necessitate spending funds on environmental protection measures, rather than on drilling operations. If any penalties or prohibitions were imposed on the Partnership for violating such regulations, the Partnership's operations could be adversely affected.

        Natural Gas Transportation and Pricing.    FERC regulates the rates for interstate transportation of natural gas as well as the terms for access to natural gas pipeline capacity. Pursuant to the Wellhead Decontrol Act of 1989, however, FERC may not regulate the price of natural gas. Such deregulated natural gas production may be sold at market prices determined by supply and demand, Btu content, pressure, location of wells, and other factors. We anticipate that all of the natural gas produced by Partnership wells will be considered price decontrolled natural gas and that the Partnership's natural gas will be sold at fair market value.

        Proposed Regulation.    Various legislative proposals are being considered in Congress and in the legislatures of various states, which, if enacted, may significantly and adversely affect the petroleum and natural gas industries. Such proposals involve, among other things, the imposition of price controls on all categories of natural gas production, the imposition of land use controls, such as prohibiting drilling activities on certain federal and state lands in protected areas, as well as other measures. At the present time, it is impossible to predict what proposals, if any, will actually be enacted by Congress or the various state legislatures and what effect, if any, such proposals will have on the Partnership's operations. On December 19, 2007, President Bush signed into law the Energy Independence and Security Act ("EISA"), a law targeted at reducing national demand for oil and increasing the supply of alternative fuel sources. While EISA does not appear to directly impact the Partnership's operations or cost of doing business, its impact on the oil and gas industry in general is uncertain. No prediction can be made as to what additional legislation may be proposed, if any, affecting the competitive status of an oil and gas producer, restricting the prices at which a producer may sell its oil and/or gas, or the market demand for oil and/or gas, nor can it be predicted which proposals, including those presently under consideration, if any, might be enacted, nor when any such proposals, if enacted, might become effective.

        The Kyoto Protocol to the United Nations Framework Convention on Climate Change became effective in February 2005 (the "Protocol"). Under the Protocol, participating nations are required to implement programs to reduce emissions of certain gases, generally referred to as greenhouse gases that are suspected of contributing to global warming. The United States is not currently a participant in the Protocol. However, the U.S. Congress is considering proposed legislation directed at reducing greenhouse gas emissions. In addition, there has been support in various regions of the country for legislation that requires reductions in greenhouse gas emissions, and some states have already adopted legislation addressing greenhouse gas emissions from various sources, primarily power plants. The natural gas and oil industry is a direct source of certain greenhouse gas emissions, namely carbon dioxide and methane, and future restrictions on such emissions could impact the operations on wells by the Partnership. At this time, it is not possible to accurately estimate how potential future laws or regulations addressing greenhouse gas emissions would impact the Partnership's business.

MANAGEMENT

General

        We are Reef Oil & Gas Partners, L.P. (formerly Reef Oil & Gas Partners, LLC), a privately-owned Nevada limited partnership that was originally formed as a limited liability company in February 1999 by the holders of all of the outstanding common stock of OREI, Inc., and we will serve as managing general partner of the Partnership. OREI, Inc. (a Texas corporation formerly known as Reef Exploration, Inc.) ("OREI") was organized in 1987 for the principal purpose of reviewing drilling prospects upon which partnerships and joint ventures formed by OREI might engage in energy, development, exploitation and production activities, and to serve as operator of most of such prospects. Since 1987 and until 2005, OREI has been engaged continuously in the business of developing, exploiting and producing oil and natural gas both within and outside the continental United States, through partnerships and joint ventures it has formed. An affiliate of ours, Reef Exploration, L.P. ("RELP"), was formed in 2005 and may serve as operator of some or all of the properties developed by the Partnership. Michael J. Mauceli, the manager of our general partner, is also the manager of the general partner and Chief Executive Officer of RELP and is the Chief Executive Officer of OREI. During 2005 and 2006, RELP assumed all of OREI's operating responsibilities.

        We will actively manage and conduct the business and oversee the day-to-day operations of the Partnership. We will be responsible for maintaining the Partnership's bank accounts, collecting partnership revenues, making distributions to the partners, delivering reports to the partners, and supervising the drilling, completion, and operation of the Partnership's oil and natural gas wells. Certain of our officers are also directors, officers and employees of RELP. Subject to limitations set forth in the partnership agreement, such individuals, RELP and we intend to continue to engage in the oil and natural gas business for our own account and for the account of others. We and such directors, officers and employees will devote as much of their time and talents to the management of the Partnership as necessary for the proper conduct of the Partnership's business.

        Michael J. Mauceli, the manager of our general partner and the Chief Executive Officer and manager of the general partner of RELP, oversees all aspects of prospect and project generation and review. Working closely with Mr. Mauceli are Daniel C. Sibley and Ralph Moore. Mr. Moore is employed by RELP as its Exploration Manager. RELP employs Mr. Sibley as its General Counsel and Chief Financial Officer to oversee all legal and financial matters for the operation of RELP, Reef, and the partnerships formed by Reef. RELP employs one drilling engineer, two production operations engineers, one geologist and three technical staff members and also retains a number of subcontractors and consulting companies. These include, but are not limited to, geologists, geophysicists, petrophysicists, paleontologists, drilling engineers, completion engineers, reservoir engineers, drilling rig supervisors, landmen, surveyors and other specialists with expertise in the search, development, exploitation and day to day operations associated with petroleum exploration and production.

        RELP may serve as operator of the wells developed by the Partnership. On occasion, we may choose third-party operators of certain prospects that may be located in areas in which RELP chooses not to serve as operator. In such cases, we will choose third-party operators who are experienced in the operation of oil and natural gas properties. RELP was formed in 2005 and employs personnel formerly employed by OREI. RELP has assumed operation of the wells formerly operated by OREI as well as new acquisitions. Since the inception of OREI in 1987, OREI and RELP have served as operator of approximately 286 wells. RELP is currently the operator of approximately 160 wells.

 Reef Oil & Gas Partners, L.P. and Reef Exploration, L.P.

        Our managers, officers and key personnel, their ages, current positions with RELP and/or us, and certain additional information are set forth below:

Name	Age	Positions and Offices Held
Michael J. Mauceli	56	Manager of Reef Oil & Gas Partners GP, LLC; Chief Executive Officer of RELP
Daniel C. Sibley	60	General Counsel and Chief Financial Officer of Reef and RELP
David Tierney	60	Chief Financial Reporting Officer and Treasurer of RELP
Ralph Moore	62	Exploration Manager

        Michael J. Mauceli is the Manager and a member of Reef Oil & Gas Partners GP, LLC, which is the general partner of Reef, as well as the Chief Executive Officer of RELP. Mr. Mauceli has been the principal executive officer of Reef since its formation in February 1999. He has served in this position with RELP since January 2006 and has served in this position with its predecessor entity, OREI, since 1987. Mr. Mauceli attended the University of Mississippi where he majored in business management and marketing as well as the University of Houston where he received his Commercial Real Estate License. He entered the oil and natural gas business in 1976 when he joined Tenneco Oil & Gas Company. Mr. Mauceli moved to Dallas in 1979, where he was independently employed by several exploration and development firms in planning exploration and marketing feasibility of privately sponsored drilling funds.

        Daniel C. Sibley became General Counsel of RELP in January 2009 and resumed his position as Chief Financial Officer of RELP in March 2010. He also served as Chief Financial Officer for RELP from January 2006 until his appointment to General Counsel of RELP, and had served in this same position with RELP's predecessor entity, OREI, since 1998. Mr. Sibley was employed as a Certified Public Accountant with Grant Thornton from 1977 to 1980, although he no longer maintains a CPA license. From 1980 to 1994, he was involved in the private practice of law. He received a B.B.A. in accounting from the University of North Texas in 1973, a law degree (J.D.) from the University of Texas in 1977, and a Master of Laws-Taxation degree (L.L.M.) from Southern Methodist University in 1984.

        David Tierney, the Treasurer and Chief Financial Reporting Officer of RELP has been employed by RELP since January 2006 and was previously with its predecessor entity, OREI, Inc., since March 2001. Mr. Tierney became Chief Financial Reporting Officer—Public Partnerships in February 2010. Mr. Tierney became Treasurer of RELP in May 2009, and prior to that, Mr. Tierney served as Chief Accounting Officer—Public Partnerships of RELP starting in July 2008. From 2001 to 2008, Mr. Tierney was the Controller of the Reef Global Energy Ventures and Reef Global Energy Ventures II partnerships. Mr. Tierney received a Bachelor's degree from Davidson College in 1974, a Masters of Business Administration from Tulane University in 1976, and is a Texas Certified Public Accountant. Mr. Tierney has worked in public accounting, and has worked in the oil and gas industry since 1979. From 1992 through 2000 he served as controller/treasurer of an independent oil and gas exploration company.

        Ralph Moore joined RELP in 2011 as a Senior Geologist and now is its Exploration Manager. Ralph has over 35 years of experience in the Permian Basin, Mid-Continent Region, Rocky Mountain Region and Appalachian Basin generating prospects. He has developed successful prospects and prospect generating programs for companies such as Mewbourne Oil Company, XOG Operating, and Pacific Enterprise Oil Company. In addition, he is a holds a BS (Geology) from Stephen F. Austin State University.

 Other Personnel

        Mark Gragert, 57, has served as the Senior Geologist at RELP since joining the company in 2008. Mr. Gragert has over 30 years of experience as an exploration and development geologist, including 13 years as an independent consultant working in domestic and international locations. His geological experience includes working assignments throughout North America, Africa, South America and the Middle East. Prior to joining RELP, he served as a geologist for Energy Partners, Ltd. starting in 2003. He previously worked as a geologist for a subsidiary of Vintage Petroleum in Yemen and Argentina from 2000 to 2003, CMS Nomeco in Congo and Tunisia from 1997 to 1999, and Genesis Development from 1990 to 2004. Mr. Gragert holds a bachelor's degree in geology from Phillips University and is registered as a Certified Petroleum Geologist through the American Association of Petroleum Geologists.

        Ronald M. Sentz, 70, has served as the Production Manager for RELP since joining the company in 2007. Prior to joining RELP, he served as an oil and gas operations engineer for Petrohawk Operating Company from 2005 to 2007, Stokes and Spiehler from 2004 to 2005, Wopsen Energy from 1984 to 2004, South Union Exploration Co. from 1978 to 1984, Atso, Inc. from 1977 to 1978, and Halliburton Services from 1975 to 1977. Mr. Sentz holds a Bachelor of Science in Mechanical Engineering degree with a minor in Applied Math and Aerospace Engineering from the University of Colorado. He is a member of the American Association of Drilling Engineers and the Society of Petroleum Engineers.

        George Ricks, 56, has served as a Production Engineer for RELP since joining the company in 2007. Prior to joining RELP, he served as an oil and gas operations engineer for multiple companies from 1992 to 2007 as a result of successive mergers of his employers, including Andarko Petroleum Corporation from 2006 to 2007, Kerr McGee from 2004 to 2006, Westport Resources from 2002 to 2004, Belco Energy from 1997 to 2002, Coda Energy from 1993 to 1997, and MJM Oil & Gas from 1992 to 1993. Mr. Ricks holds a Bachelor of Science in Chemical Engineering from the University of Oklahoma and a Master of Business Administration from the University of Texas at Dallas. He is a member in the Society of Petroleum Engineers.

        Jerald L. Sluder, 60, joined RELP during 2012 as a senior addition to our evaluation engineering department. Prior to joining RELP, Mr. Sluder practiced law for three years, environmental engineering for 15 years, and petroleum engineering for 20 years, with ConocoPhillips, Anadarko, Tulane University, Quicksilver Resources and others. Mr. Sluder holds a Bachelor of Science in Petroleum Engineering from Oklahoma University, a Doctor of Jurisprudence from Loyola School of Law, and a Ph.D. in Environmental Engineering from Tulane University.

        Bucky Pauling, 32, joined RELP in July 2006 to provide mathematical and engineering software support to our geological and engineering departments. Today, Mr. Pauling plays a major role in our evaluation engineering department, is in charge of our quarterly and annual internal evaluations of all oil and gas properties for our financial reporting staff, and deals extensively with our two engineering consulting firms, Cawley, Gillespie and Associates and Forrest Garb and Associates, as well as our independent financial auditors. Mr. Pauling holds a Bachelor of Science in Agricultural Economics and a Masters of Agribusiness, both from Texas A&M University, and is currently pursuing a Master of Science in Mechanical Engineering from The University of Texas at Dallas.

        J. Lee Cummings, 34, joined RELP in January 2012 as an evaluation engineer. Prior to joining RELP, Mr. Cummings had seven years of experience assisting petroleum engineers with Cawley, Gillespie and Associates and Energy Spectrum, and one year as a Product Engineer/Specialist with Siemens Energy and Automation. Mr. Cummings evaluates potential acquisitions for RELP, a direct progression from the services he rendered the past seven years working under highly experienced and respected petroleum engineers. Mr. Cummings holds a Bachelor of Science in Mechanical Engineering from The University of Texas at Arlington, and is working toward completing graduate work in industrial and petroleum engineering at The University of Texas at Arlington and Texas A&M University.

Organizational Diagram and Security Ownership of Beneficial Owners

        The following diagram depicts the ownership of Reef, OREI, RELP and certain of their affiliates. It does not include the drilling and income fund ventures of which Reef and its affiliates serve as managing partner. Investor partners will not have any interest in any company in the following diagram. Investor partners will own an interest only in Reef Oil & Gas Drilling and Income Fund, L.P. Except as otherwise noted, each entity is wholly-owned and controlled by Michael J. Mauceli. The address of each entity is 1901 N. Central Expressway, Suite 300, Richardson, Texas 75080.

        The following table sets forth information with respect to the membership interests of Reef owned by each person who owns beneficially 5% or more of the outstanding membership interests, by all managers of Reef individually, and by all managers and executive officers of Reef as a group. The interest held by Michael J. Mauceli includes a 99% interest held of record by Mr. Mauceli and a 1% interest held of record by Reef Oil & Gas Partners, GP, LLC, a limited liability company controlled by Mr. Mauceli.

Name and Address	Amount Beneficially Owned	Percent of Class
Michael J. Mauceli
c/o Reef Oil & Gas Partners, L.P.
1901 N. Central Expressway
Suite 300
Richardson, Texas 75080	N/A	100%
Managers and executive officers as a group (1 person)	N/A	100%

 Compensation

        No officer, manager, director or employee of Reef, RELP or OREI will receive any direct remuneration or other compensation from the Partnership.

Legal Proceedings

        On August 26, 2010, Frank Stevenson ("Stevenson") filed a lawsuit, styled Stevenson v. Wayne Kirk, Michael J. Mauceli, Reef Global Energy Ventures II, et al., Cause No. 10-10647, in the 191st Judicial District Court, Dallas County, Texas. The suit also names as defendants Reef Global Energy VI, L.P. and multiple other Reef-sponsored ventures and limited partnerships, as well as Reef Securities, Inc., among others (collectively, "Defendants"). On September 22, 2010, via Plaintiffs' First Amended Original Petition, James and Carol Estle (the "Estles") and Nancy Dykes Thurmond Antolic ("Antolic") joined the suit as additional plaintiffs. On January 27, 2011, Donna Stevenson (Frank Stevenson's spouse) and Jaime Davis ("Davis") joined the suit as additional plaintiffs (Stevenson, Estles, Antolic, and Davis are collectively referred to as "Plaintiffs") via Plaintiffs' Second Amended Original Petition. On September 19, 2012, Robert C. Phalen ("Phalen") filed an Original Petition in Intervention in the case, alleging the same claims as the other Plaintiffs. With respect to Davis's and Phalen's claims, specifically, Reef Securities, Inc. did not offer or sell the interests in the Reef programs that either of them purchased. Rather, they each purchased their interests through an unaffiliated broker/dealer. On January 24, 2012, Plaintiffs filed their Sixth Amended Petition, by which Plaintiffs allege that, collectively, they are seeking in excess of $2.5 million in compensatory damages as well as exemplary damages, attorneys' fees, pre- and post-judgment interest, and costs. Plaintiffs assert claims of misrepresentations and omissions under the Texas Securities Act ("TSA"), fraud, control person liability under the Texas Securities Act, breach of fiduciary duty, breach of contract, civil theft, negligent misrepresentation, and fraudulent concealment. Plaintiff Davis asserts against defendant Reef Oil & Gas Income and Development Fund, L.P. a claim for tortious interference with an existing contract. Defendants believe Plaintiffs' claims are meritless because, among other things, in connection with each Reef program in which Plaintiffs participated, each Plaintiff received offering documents that thoroughly disclosed all material facts and risks associated with participation in such programs, particularly the fact that no guarantees or promises could be made or relied upon. Plaintiffs also claim that Defendants misallocated costs, expenses and deductions among unidentified Reef-sponsored ventures and limited partnerships. Plaintiffs seek approximately $2.5 million as actual damages, $620,000 as exemplary damages, as well as attorneys' fees, pre- and post-judgment interest, and costs. Defendants (including Reef Global Energy VI, L.P.) intend to vigorously defend the lawsuit and may seek damages from plaintiffs. Defendants filed Motions for Partial Summary Judgment seeking the dismissal of certain of Plaintiffs Stevenson, Estles, and Antolic's claims. Following Defendants' filing of their Motions for Summary Judgment, by filing their Sixth Amended Petition, Plaintiffs dismissed their claims for rescission under the TSA for failure of Defendants to register under the TSA, control person liability under the TSA in connection with such registration claims, and a majority of Plaintiffs' fraud claims under the TSA. On December 18, 2012, the Court heard Defendants' Joint Motion to Sever and Stay Claims of Plaintiff Jaimie Davis and to Sever Claims of Plaintiff Robert Phalen, and on that same date, the Court granted the Motion. Accordingly, Jaimie Davis's claims have been severed and stayed, and are now pending under Cause of Action No. DC-13-00527 in the Dallas County District Court. Additionally, Robert Phalen's claims have been severed and are now pending under Cause of Action No. DC-13-00528. As to the remaining Plaintiffs in the Stevenson matter, discovery is ongoing, and trial has been set for April 29, 2013. The Defendants intend to vigorously defend against these claims.

        On July 21, 2011, Justin Abernathy, Jason Abernathy and Lorna Abernathy ("the Plaintiffs") filed a lawsuit, styled Abernathy v. Reef Oil & Gas Partners GP, LLC, et al., Cause No. 11-08969, in the 162nd Judicial District Court, Dallas County, Texas against Reef Oil & Gas Partners, GP, LLC, Reef Oil & Gas Partners, L.P., and other Reef-sponsored joint ventures and partnerships, among others

(collectively referred to in this paragraph as the "Defendants"). On November 17, 2011, Plaintiffs filed their First Amended Petition in which Reef Securities, Inc., Reef Exploration, L.P. and Wayne Kirk were added as Defendants). In their most recent Petition, Plaintiffs assert claims of fraud, fraud by nondisclosure, rescission under the Texas Securities Act ("TSA"), liability for control persons and aiders under the TSA, violations of the TSA and conspiracy to violate the TSA, breach of fiduciary duty, breach of contract, fraudulent misrepresentation and negligent misrepresentation, theft, and unjust enrichment. Plaintiffs also assert application of the discovery rule to toll limitations for all causes of action asserted. Although Plaintiffs allege that they collectively invested in excess of $3.5 million in the specified Reef Oil & Gas Partners, L.P. ("ROGP")-sponsored programs, Plaintiffs seek an unspecified amount in compensatory damages, as well as exemplary damages, attorneys' fees, pre- and post-judgment interest, and costs. Defendants have filed counterclaims and are seeking damages from Plaintiffs for attorneys' fees and costs based upon breaches of representations and warranties made by Plaintiffs, as well as the indemnification provisions of the documents executed by each of them. Discovery has been conducted and is ongoing, including the exchange of requests and responses to disclosures, the production of thousands of documents and the exchange of Interrogatories, and answers thereto. On March 19, 2012, the court conducted a hearing on Defendants' Motion for Partial Summary Judgment, at which time the court granted the motion with respect to the Plaintiffs' registration claims under the TSA (and derivative control person and aider claims pertaining to registration under the TSA), denied the motion with respect to the unjust enrichment claim, and continued the motion to a yet-to-be-determined date in the future with respect to the remaining claims under the TSA and certain breach of contract claims. Trial is set for November 4, 2013. The Defendants intend to vigorously defend against these claims.

CONFLICTS OF INTEREST

        Our interests and the interests of our affiliates differ in certain respects from those of the Partnership and the investor partners. You should recognize that relationships and transactions of the kinds described below involve inherent conflicts between our interests, our affiliates' interests and the interests of the Partnership, and that the risk exists that such conflicts will not always be resolved in a manner that favors the Partnership.

        Our Prior and Future Programs.    We expect to organize and manage oil and natural gas drilling funds or partnerships in the future that will have substantially the same investment objectives as the Partnership. Our affiliates and we currently manage other drilling funds for investors and operate oil and natural gas properties for investors in such other drilling funds. We will decide whether a prospect will be retained or acquired for the account of the Partnership or for other drilling funds that our affiliates or we may presently manage or manage in the future. As a result, the Partnership will compete with such other funds for suitable prospects, equipment, contractors and personnel.

        To resolve conflicts, we will initially examine the funds available to the Partnership and the time limitations on the investment of such funds to determine whether the Partnership or another fund should acquire a potential prospect. We will then determine which partnership shall obtain the properties based upon: (i) the suitability of the properties for such partnership under its existing circumstances, (ii) the capital available in such partnership, (iii) how the timing of development of the property fits within the Partnership's situation, and (iv) the type of property under consideration (whether an exploratory or developmental property). We believe that the possibility of conflicts of interest between the partnerships and prior funds is minimized by the fact that substantially all the funds available to prior drilling funds in which we or an affiliate of ours serves as general partner have been committed to specific drilling projects. We do not have a written policy relating to the resolution of conflicts of interests between the partnerships. However, the terms of the Partnership agreement, as described below, are intended to govern situations involving potential conflicts of interests.

        Our Fiduciary Responsibility.    We are a fiduciary and have a duty to exercise good faith and to deal fairly with the investor partners in handling the Partnership's affairs. We will owe such a duty to other partnerships we may manage in the future. Because we must deal fairly with the investors in all of our drilling funds, if conflicts between the interest of the Partnership and such other drilling funds do arise, they may not in every instance be resolved to the maximum advantage of the Partnership, and our actions could fall short of the full exercise of our fiduciary duty to the Partnership. In the event we breach our fiduciary duty, you would be entitled to an accounting and to recover any economic losses caused by such breach only after either proving a breach in court or reaching a settlement with us.

        Property Transactions—Acquisitions from Our Affiliates and Us.    The partnership agreement permits sales of prospects to the partnerships by our affiliates or us. These sales may be from existing inventory we hold at the time the Partnership is acquiring prospects. In order to minimize conflicts of interest, however, the partnership agreement places certain restrictions on the pricing and terms of these transactions. Our (or our affiliates') cost will be the purchase price in any purchase of an interest in a prospect (or of any other property) from our affiliates or us. Further, if the seller has reasonable grounds to believe that the fair market value of any property is less than the seller's cost, the sale must be made at a price of not more than its fair market value.

        Neither our affiliates nor we may sell an interest in a prospect to the Partnership unless the Partnership acquires an equal proportionate interest in all leases comprising the prospect owned by our affiliates or us.

        The partnership agreement prohibits the sale to the Partnership of less than all of our or our affiliates' interest in any prospect unless:

  •
  the interest retained by our affiliates or us is a proportionate working interest;

  •
  our obligations and those of the Partnership or our affiliates are substantially the same immediately after the sale of the interest; and

  •
  our or our affiliates' interest in revenues does not exceed an amount proportionate to the retained working interest.

        Neither our affiliates nor we are permitted to create and retain any overriding royalty interests or other burdens on lease interests conveyed to the Partnership.

        If we determine that less than all of our or our affiliates' interest in a prospect should be acquired by the Partnership, our affiliate or we may either retain a proportionate interest in the prospect or transfer such interest to third parties. Since the Partnership will not have expended any funds with respect to the interest transferred by our affiliate or us, any profit realized from the transfers will be solely for our affiliate's or our account.

        Property Transactions—Farmouts.    We expect that the Partnership will develop substantially all of its leases and will farmout few, if any. However, the decision to make farmouts and the terms of making farmouts involve conflicts of interest. A farmout may permit us to achieve cost savings and to reduce our risk. Further, in the event of a farmout to an affiliate, either our affiliates or we will represent both related entities.

        The partnership agreement limits farmouts by providing that the Partnership will acquire only those leases reasonably expected to meet the stated purposes of the Partnership. The Partnership will not acquire any lease for the purpose of a subsequent sale or farmout unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that such an acquisition would be in the Partnership's best interest. Further, the Partnership may not farmout, sell or otherwise dispose of leases unless we, exercising the standard of a prudent operator, determine that:

  •
  the Partnership lacks sufficient funds to drill on the lease and cannot obtain suitable financing;

  •
  downgrading subsequent to the Partnership's acquisition has rendered drilling undesirable;

  •
  drilling would concentrate excessive funds in one location creating undue risk to the Partnership; or

  •
  the best interests of the Partnership, based on the standard of a prudent operator, would be served by such disposition.

        Any farmout to one of our affiliates must be on terms no less favorable to the Partnership than those obtainable in the geographic area of operations. Under no circumstances will we farmout a lease for the primary purpose of avoiding our costs relating to the lease.

        Property Transactions—Transfers to Affiliated Partnerships and Us.    The partnership agreement permits our affiliates and us, including other partnerships sponsored by our affiliates or us, to purchase or acquire property from the Partnership. In order to minimize conflicts of interest, however, the partnership agreement places restrictions on the pricing and terms of these transactions. In all cases, these transactions must be fair and reasonable to the investor partners in the Partnership. In addition:

  •
  A sale or transfer of undeveloped property, including a farmout, from the Partnership to an affiliate of ours or us (other than an affiliated partnership) must be made at the higher of cost or fair market value.

  •
  A sale or transfer of developed property from the Partnership to an affiliate of ours or us (other than an affiliated partnership in which our interest is similar to or less than our interest in the transferring partnership) can only be made at fair market value in connection with a liquidation of the transferring partnership.

  •
  Generally, a sale or transfer of undeveloped property to an affiliated drilling partnership may be made at cost if we believe the transaction is in the best interests of the Partnership, unless the Partnership has held the property for at least two years, in which case the sale or transfer must be made at fair market value. This restriction does not apply to farmouts or joint ventures in which our affiliates' or our compensation associated with the property and any interest in the property does not exceed the lower of the compensation and ownership interest it or we could receive if the property were separately owned by the Partnership.

  •
  Generally, a sale or transfer of property from the Partnership to an affiliated production purchase or income program must be made at fair market value if the property has been held for more than six months or if significant expenditures have been made by the Partnership in connection with the property. Otherwise, the sale or transfer may be made at cost, adjusted for intervening operations, if we believe the transaction is in the best interests of the Partnership. This restriction does not apply to farmouts or joint ventures in which our affiliates' or our compensation associated with the property and any interest in the property does not exceed the lower of the compensation and ownership interest it or we could receive if the property were separately owned by the Partnership.

        Property Transactions—Properties Within Prospect Limits.    From time to time, we may cause partnership prospects to be enlarged on the basis of geological data that defines the productive limits of any pool discovered. If an affiliate of ours or we own a separate property interest in the enlarged area and the activities of the Partnership were material to establishing the existence of undeveloped reserves on such property, the interest shall be sold to the Partnership. The Partnership is not required, however, to expend additional funds for the acquisition of property unless such acquisition can be made from capital contributions. In the event such property is not acquired by the Partnership, the Partnership may lose a promising prospect. Such prospect might be acquired by our affiliate or us or other drilling funds conducted by our affiliate or us.

        In addition, our exercise of our discretion in deciding which prospects to transfer to the Partnership could result in another drilling fund sponsored by us acquiring property adjacent to partnership property. Such other fund could gain an advantage over the Partnership by reason of the knowledge gained through the Partnership's prior experience in the area. Neither our affiliates nor we will retain undeveloped acreage adjoining the Partnership prospect in order to use partnership funds to "prove up" the acreage owned for our own account.

        If an affiliate of ours or we (other than an affiliated limited partnership in which our interest or the interest of our affiliates is identical or less than our or their interest in the Partnership), proposes to acquire an interest in a prospect in which the Partnership already owns an interest or in a prospect abandoned by the Partnership within one year preceding such proposed acquisition, such affiliate or we will offer an equivalent interest in such prospect to the Partnership. If cash or financing is not available to the Partnership to enable it to consummate a purchase of an equivalent interest in such property, neither our affiliates nor we will acquire such interest. The term "abandon" means the termination, either voluntarily or by operation of the lease or otherwise, of all of the Partnership's interest in a prospect. These limitations will not apply after the lapse of five years from the date of formation of the Partnership.

        Transactions between the Partnership and Operator.    RELP, or another affiliate of ours will act as an operator on certain prospects for the Partnership. As a result, we may be confronted with a continuing conflict of interest with respect to the exercise and enforcement of the rights of the Partnership under operating agreements. We believe the fees our affiliates will charge the Partnership for operator services will be competitive with those charged by unaffiliated persons for such services.

        Other Arrangements.    The partnership agreement provides that:

  •
  partnership funds will not be commingled with the funds of any other person; however, we may establish a master fiduciary account pursuant to which separate subtrust accounts are maintained for the benefit of affiliated funds, provided, the Partnership's funds are protected from the claims of such other funds and their creditors.

  •
  all benefits from marketing arrangements or other relationships affecting our property or the property of our affiliates and the Partnership will be fairly and equitably apportioned according to the respective interests of each; and

  •
  no loans may be made by the Partnership to any of our affiliates or us.

        In addition, the partnership agreement will prohibit advance payments by the Partnership to us, except where necessary to secure drilling rigs, drilling equipment and for other similar purposes in connection with the Partnership's drilling operations. These payments, if any, shall not include non-refundable payments for completion costs prior to the time that a decision is made that the well or wells warrant a completion attempt. Furthermore, no rebates or give-ups may be received by us or any of our affiliates, nor may we or any affiliate participate in any reciprocal business arrangements that would circumvent this restriction. In addition, the partnership agreement prohibits us from taking any action, or permitting any other person to take any action, with respect to the assets or property of the Partnership that does not benefit the Partnership, including, among other things, utilization of funds of the Partnership as compensating balances for our own benefit or the commitment of future production.

        The Partnership agreement will further limit our affiliates and us in the compensation we may receive from providing any oil field, equipage or other services to the Partnership or for selling or leasing any equipment or related supplies to the Partnership. Unless such person is engaged, independently of the Partnership and as an ordinary and ongoing business, in the business of rendering such services or selling or leasing such equipment and supplies to unaffiliated persons in the oil and natural gas industry, then the compensation, price or rental will be the lesser of the cost of such services, equipment or supplies to such person or the competitive rate that could be obtained in the area. The partnership agreement further provides that neither our affiliates nor we may profit under any circumstances by drilling in contravention of fiduciary obligations to the investor partners. Any services not otherwise described in this prospectus for which any of our affiliates or we are to be compensated will be embodied in a written contract that precisely describes the services to be rendered and the compensation to be paid. No turnkey drilling contracts shall be made between the Partnership and us or our affiliates.

        Our Interest.    Although we believe that our interests in the Partnership's profits, losses, and cash distributions is equitable (see "PARTICIPATION IN DISTRIBUTIONS, PROFITS, LOSSES, COSTS AND REVENUES"), such interest was not determined by arm's-length negotiation.

        Receipt of Compensation Regardless of Profitability.    We are entitled to receive the management fee, and reimbursement for certain costs from the Partnership, regardless of whether the Partnership operates at a profit or loss. See "OUR COMPENSATION." These fees and reimbursements will decrease the unit holders' share of any cash flow generated by operations of the Partnership or increase losses if operations should prove unprofitable.

        Time and Services of Common Management.    Our officers and manager are also officers, directors or employees of our affiliates. As a result, they do not intend to devote their entire time to the Partnership. Management is required to devote to the business and affairs of the Partnership so much time as is, in their judgment, necessary to conduct such business and affairs in the best interest of the Partnership. We serve as the managing general partner for approximately 35 partnerships. The time our officers and managers spend on the Partnership fluctuates and varies depending on the operational phase of the Partnership. In the early stages of the Partnership, the management's time devoted to the Partnership is greater as developmental and acquisition operations are undertaken. Once the Partnership's drilling, completion and acquisition activities are completed, the amount of time required by our officers and managers decreases. Once the Partnership is nearing its termination, the management's devotion of time necessarily increases for the necessary dissolution activities.

        Legal Representation.    Counsel to RSI, the dealer manager of this offering, and to us in connection with this offering are the same. RSI has not engaged independent counsel to represent it in this offering. Such dual representation will continue in the future. The Partnership has not engaged independent legal counsel.

        Due Diligence Review.    RSI, the dealer manager of the offering, has an ongoing relationship with our affiliates and us, and our due diligence examination concerning this offering cannot be considered to be independent. Michael J. Mauceli, the manager of our general partner and the Chief Executive Officer and manager of the general partner of RELP, is the brother of Paul Mauceli, the sole shareholder and Chief Executive Officer of RSI.

        Other Relationships.    Both our affiliates and we will have relationships on an ongoing basis with companies and other entities engaged in the oil and natural gas industry, including operators, petroleum engineers, consultants and financial institutions. Such relationships could influence us to take actions, or forbear from taking actions, which we might not take or forbear from taking in the absence of these relationships.

        Independent Activities.    Except as limited by our fiduciary duty to the partners as described below and by the partnership agreement, we and our affiliates may pursue business opportunities that are consistent with the Partnership' investment objectives for their own account only after they have reasonably determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances.

        Policy Regarding Roll-Ups.    It is possible at some indeterminate time in the future that the Partnership may become involved in a roll-up. In general, a roll-up means a transaction involving the acquisition, merger, conversion, or consolidation of the Partnership with or into another partnership, corporation or other entity, and the issuance of securities by the roll-up entity to you and the other investors. A roll-up will also include any change in the rights, preferences, and privileges of you and the other investors in the Partnership. These changes could include the following:

  •
  increasing the compensation of the managing general partner;

  •
  amending your voting rights;

  •
  listing the units on a national securities exchange or on NASDAQ;

  •
  changing the Partnership's fundamental investment objectives; or

  •
  materially altering the Partnership's duration.

        If a roll-up should occur in the future, the partnership agreement provides various policies which include the following:

  •
  an independent expert must appraise all partnership assets as discussed in Section 5.07(l)(1) of the partnership agreement, and investor partners must receive a summary of the appraisal in connection with a proposed roll-up;

  •
  In connection with a proposed roll-up, investor partners who vote "no" on the proposal shall be offered the choice of:

  •
  accepting the securities of the roll-up entity; or

  •
  remaining as investor partner in the Partnership and preserving their interests therein on the same terms and conditions as existed previously; or

  •
  receiving cash in an amount equal to the investor partners' pro-rata share of the appraised value of the Partnership's net assets; and

  •
  the Partnership will not participate in a proposed roll-up:

  •
  unless approved by at least 66 2/3% in interest of the investor partners;

  •
  which would result in the diminishment of investor partners' voting rights under the roll-up entity's chartering agreement;

  •
  which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity (except to the minimum extent necessary to preserve the tax status of the roll-up entity);

  •
  in which investor partners' right of access to the records of the roll-up entity would be less than those provided by the partnership agreement; or

  •
  in which any of the transaction costs would be borne by the Partnership if the proposed roll-up is not approved by the investor partners.

OUR FIDUCIARY RESPONSIBILITY

        Fiduciary Duty.    We are accountable to the Partnership as a fiduciary and consequently must exercise utmost good faith and integrity in handling Partnership affairs. In this regard, we are required to supervise and direct the activities of the Partnership prudently and with that degree of care, including acting on an informed basis, which an ordinarily prudent person in a like position would use under similar circumstances. Moreover, we have a responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in our control, and we may not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership.

        Generally, courts have held that a limited partner may institute legal action on behalf of himself and all other similarly situated limited partners to recover damages for a breach by a general partner of his fiduciary duty, or on behalf of the Partnership to recover damages from third parties. In addition, limited partners may have the right, subject to procedural and jurisdictional requirements, to bring partnership class actions in federal courts to enforce their rights under the federal securities laws. Further, limited partners who have suffered losses in connection with the purchase or sale of their interests in the Partnership may be able to recover such losses from a general partner where the losses result from a violation by the general partner of the antifraud provisions of the federal securities laws. The burden of proving such a breach, and all or a portion of the expense of such lawsuit, would have to be borne by the limited partner bringing such action. In the event of a lawsuit for a breach of our fiduciary duty to the Partnership and/or the investor partners, we may, depending upon the particular circumstances involved, be able to raise various affirmative defenses to the lawsuit. For example, we may be able to claim:

  •
  that the statute of limitations on the claim has expired;

  •
  that the partner's improper actions with respect to the lawsuit bar the partner from bringing the lawsuit;

  •
  that the partner brought the lawsuit too late and therefore, the suit should be barred; or

  •
  that the partner bringing suit engaged in conduct associated with the suit that was inequitable, unfair and deceitful.

        If you have questions concerning our responsibilities, you should consult your own counsel.

        Indemnification.    The partnership agreement provides for indemnification of us against liability for losses arising from our action or inaction if:

  •
  we, in good faith, determine that such course of conduct was in the best interests of the Partnership;

  •
  we were acting on behalf of or performing services for the Partnership; and

  •
  such course of conduct did not constitute negligence or misconduct by us.

        We will not, however, be indemnified for liabilities arising under federal and state securities laws unless:

  •
  there has been a successful adjudication on the merits of each count involving securities law violations;

  •
  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

  •
  a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the position of any state securities regulatory authority in which securities of the Partnership were offered or sold as to indemnification for violations of securities laws.

        A successful claim for indemnification would deplete partnership assets by the amount paid. As a result of such indemnification provisions, you may have a more limited right of legal action than you would have if such provision were not included in the partnership agreement. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

        The partnership agreement also provides that the Partnership shall not incur the cost of the portion of any insurance that insures any party against any liability as to which such party is prohibited from being indemnified.

 PRIOR ACTIVITIES

        You should not assume that you will experience returns similar to those experienced by investors in the other funds described below which were sponsored by OREI or us. There can be no assurance that prior performance will be indicative of future returns. The unaudited results described below were determined as of December 31, 2012 (except for Table Five, which shows oil and gas reserve data through June 30, 2012) and should be viewed only as indicative of our experience and level of activity.

        Since 1996, we and our affiliates have sponsored 74 partnerships: (i) 14 prior private income and income and development funds, (ii) 47 private drilling partnerships, (iii) 1 private salt water disposal partnership, (iv) 3 three-dimensional seismic partnerships, and (v) 9 public drilling partnerships. As of December 31, 2012, ventures sponsored by us and our affiliate have raised approximately $642.8 million from outside investors, comprised of approximately $190.8 million for income and income and development funds and approximately $452.0 million for drilling, three-dimensional seismic, and salt water disposal partnerships. Of the 47 private drilling ventures, 16 are privately held multiple-well drilling partnerships and 31 are single-well drilling ventures. The single-well drilling ventures do not have similar objectives to that of Reef Oil & Gas Drilling and Income Fund, L.P., and the results from these ventures are aggregated into a single line item in the tables below. Reef Oil & Gas Drilling and Income Fund, L.P. is the tenth public drilling partnership sponsored by us as managing general partner. Our first public drilling fund, Reef Global Energy Ventures, began offering units in limited partnerships in January 2002. Together, the five Reef Global Energy Ventures partnerships raised approximately $34.8 million from outside investors. Our second public drilling fund, Reef Global Energy Ventures II began offering units in limited partnerships in July 2005. Together, the four Reef Global Energy Ventures II partnerships raised approximately $85.1 million from outside investors. The nature of the drilling activity of the nine publicly-held limited partnerships is substantially different from the activities planned for Reef Oil & Gas Drilling and Income Fund, L.P. Unlike those nine publicly-held limited partnerships, Reef Oil & Gas Drilling and Income Fund, L.P. plans to acquire oil and natural gas properties that contain both income producing properties and the potential for the development of multiple oil and natural gas wells. It is anticipated that the Partnership will focus more on acquiring developmental wells rather than exploratory wells. Many of the nine publicly-held limited partnerships had substantial investments in exploratory wells as compared to developmental wells. Additionally, we anticipate that most of these oil and natural gas properties purchased by the Partnership will be located in the Bakken area of North Dakota, an area in which none of the nine publicly-held limited partnerships acquired any interest.

        Upon request, we will provide you at no cost the most recent Form 10-K Annual Report, including any exhibits, filed with the SEC by any prior public partnership sponsored by us or our affiliates that has reported to the SEC within the last two years.

        As of December 31, 2012, the nine publicly-held limited partnerships have not produced revenues in excess of the partners' capital contributions and have experienced a significant number of dry holes or unproductive wells and will not achieve payout. As a result, the investors in these partnerships will not receive a positive return on their investments. In addition, the independent registered public accounting firm's opinions for the 2011 financial statements of Reef Global Energy IV, L.P., Reef Global Energy VII, L.P., and Reef Global Energy VIII, L.P. include explanatory paragraphs indicating substantial doubt about the partnerships' ability to continue as going concerns, and it is expected that the opinions for these partnerships, as well as for Reef Global Energy VI, L.P., will contain similar explanatory statements. Pursuant to a majority vote of each partnership's respective partners, due to the small operating revenues of each partnership, the financial statements of each of Reef Global Energy I, L.P., Reef Global Energy II, L.P., Reef Global Energy III, L.P., Reef Global Energy V, L.P. and Reef Global Energy IX, L.P. are no longer audited. However, we believe that each such partnership has operating characteristics indicating substantial doubt about each such partnership's ability to continue as a going concern.

        The nine public drilling partnerships are also multiple well drilling partnerships. Of the 16 private oil and natural gas multiple well drilling partnerships, (i) two(1) of them have made distributions to participants in excess of capital originally contributed by the participants and continue to make distributions, (ii) one(2) has made distributions to participants in excess of capital originally contributed by the participants, its wells have reached the end of their economic lives and been plugged, and is being liquidated and dissolved, (iii) one(3) recently commenced drilling operations focused in the Bakken area in North Dakota, (iv) one(4) is producing oil and gas and making distributions to participants, but we are unable to predict with accuracy whether distributions ultimately will exceed capital originally contributed by the participants, (v) four(5) are producing oil and gas but are not expected to achieve payout, (vi) five(6) had wells that, while producing some revenue, were ultimately plugged and abandoned at a substantial loss of the participants' capital contributions, (vii) one(7) drilled three unsuccessful wells, and (viii) one(8) recently commenced drilling operations.

        Of the 14 income or income and development funds that we have sponsored, (i) nine were dedicated almost exclusively to the purchase of interests in already producing reserves, (ii) one was dedicated primarily to the purchase of interests in already producing reserves but has the ability to use up to 20% of capital raised for development purposes, (iii) two allowed for up to 50% of capital raised to be used for development of proven reserves, and (iv) two allowed for different percentages of capital raised to be used for development of proven reserves and for the acquisition of already producing reserves. We refer to the funds described in clause (i) in the preceding sentence as "income" funds and to the funds described in clauses (ii), (iii) and (iv) as "income and development" funds. Collectively, the income funds and the income and development funds have participated in the drilling of 153 wells, all of which were developmental wells and four of which were dry holes. Twelve of the successful wells were drilled in conjunction with the multiple well drilling partnerships. Four of these funds are producing revenues but are not making acquisitions or participating in any development activities, three funds are continuing to develop properties but not making additional acquisitions, five funds have been fully liquidated and two funds have been partially liquidated. As of December 31, 2012, these funds have acquired interests in approximately 3,500 producing wells (of which 376 have been subsequently sold) and participated in the drilling of 153 wells (of which 10 have been sold).

        The following tables and narratives contain information about the partnerships sponsored by us and OREI since 1996. The results contained in these tables and narratives have not been audited. The units being offered pursuant to this offering are for partnerships more akin to the 25 multiple-well drilling partnerships. However, information regarding the income and income and development funds is still provided below, as it is relevant. The income and development funds use a majority of their funds for development purposes. This means that between 50% and 60% of their funds (depending on the terms of the income and development fund) are invested in non-producing, undeveloped wells. Therefore, the information pertaining to the income and development funds is relevant because they have similar investment objectives, and such information would be helpful in establishing the track record of Reef Oil & Gas Partners, L.P. for selecting and developing non-producing, undeveloped wells.

(1)
(a) Reef—Bell City #1, L.P. and (b) South Central 3 Well Infield Development Joint Venture.

(2)
Reef—Savoie-Fontenot, L.P.

(3)
Reef 2011 Private Drilling Fund, L.P.

(4)
(a) Reef—Gumbo II, Sweet Bay, Grand Lake Joint Venture.

(5)
(a) Reef—Corpus Christi Bay Joint Venture, (b) Reef Treasure Isle & Hog Island Infield Joint Venture, (c) Reef East Euterpe and Gumbo Joint Venture, and (d) Reef 2010 Drilling Fund, L.P.

(6)
(a) Hardison Sadler Joint Venture, (b) Thunder Alley Joint Venture, (c) Northwest Bell City Joint Venture, (d) Reef—Terpsichore and Treasure Isle Joint Venture, and (e) Reef—Baton Rouge Infield Development Joint Venture.

(7)
Reef Private Drilling Venture 2006-IV Joint Venture.

(8)
Reef 2012-A Private Drilling Fund, L.P.

The income funds do not have a substantial portion of their funds allocated to development purposes, but their information is relevant. Although the income funds only purchase already producing wells, their information is also relevant as it shows the experience of Reef in selecting wells. The engineering and economic judgment used for determining the producing properties in which to invest is similar to that used for making those same investment decisions in properties that have not been developed.

        Table One sets forth the capital contributions to and cumulative distributions from the partnerships since the date of such partnership's formation, as well as total distributions from the partnership during the quarter ended December 31, 2012. Income funds are ventures that are dedicated almost exclusively to the purchase of interests in already producing reserves. Income fund and development funds are ventures that have the ability to use up to 50% of capital raised for development of proven reserves. As a result, the income funds and the income and development funds are less likely to encounter dry holes, which allows for them to have higher cumulative distributions than the multiple-well drilling partnerships that have drilled dry holes.

        Table One sets forth the capital contributions to and cumulative distributions from each partnership since the date of such partnership's formation, and the total distributions from each partnership during the year ended December 31, 2012. The following information has not been audited by independent accountants.

TABLE ONE—PART ONE
DRILLING AND SALT WATER DISPOSAL PARTNERSHIPS
Experience in Raising Funds
as of December 31, 2012
(unaudited)

							Distributions-Quarter Ended December 31, 2012
					Cumulative Distributions
				Managing General Partner Capital
Partnership Name	Date Operations Began	Number of Investors	Investor Capital		To Investors	To Managing GP	To Investors	To Managing GP
Drilling and Salt Water Disposal Partnerships
Reef—Savoie-Fontenot L.P.*	2/8/1996	87	$3,324,231	$74,387	$28,845,028	$288,098	$0	$0
Hardison Sadler Joint Venture*	4/2/1996	68	2,618,855	48,322	163,982	1,656	0	0
Thunder Alley Joint Venture*	11/15/1996	106	4,712,631	105,472	558,039	5,637	0	0
Reef—Bell City #1 L.P.	3/10/1997	112	6,950,997	197,807	43,832,129	1,059,710	220,091	3,546
Northwest Bell City Joint Venture*	8/4/1997	133	6,095,766	272,495	218,609	2,208	0	0
Reef Terpsichore & Treasure Isle Infield Development Joint Venture*	1/13/2005	120	5,337,192	88,037	0	0	0	0
Reef—Corpus Christi Bay Joint Venture	3/9/2005	131	6,755,800	80,444	737,285	7,447	134,746	1,361
Reef Treasure Isle & Hog Island Infield Joint Venture	5/27/2005	146	8,747,081	88,367	1,804,588	18,238	0	0
Reef East Euterpe and Gumbo Infield Joint Venture	6/27/2005	151	10,042,195	101,436	3,470,259	35,053	26,573	268
Reef Baton Rouge Infield Development Joint Venture*	7/13/2005	80	3,879,068	39,183	228,098	2,304	0	0
Reef South Central 3 Well Infield Development Joint Venture	10/3/2005	107	5,631,261	56,881	13,554,851	136,918	117,362	1,185
Reef—Gumbo II, Sweet Bay, Grand Lake Joint Venture	11/29/2006	267	18,476,932	184,273	14,794,762	149,442	122,490	1,237
Reef—Private Drilling Venture 2006-IV Joint Venture*	12/7/2006	51	4,177,156	59,972	0	0	0	0
Reef 2010 Drilling Fund, L.P.	6/15/2010	222	16,957,633	171,289	2,132,554	21,972	112,955	1,141
Reef 2011 Private Drilling Fund, L.P.	3/28/2011	630	41,243,515	416,601	6,873,393	74,878	1,591,973	16,838
Reef 2012-A Private Drilling, L.P.	3/27/2012	42	14,485,475	144,699	171,632	1,734	154,698	1,563
Reef Global Energy I L.P.	10/23/2002	103	1,943,047	104,601	985,345	180,054	0	0
Reef Global Energy II L.P.	6/18/2003	190	6,687,472	363,999	5,007,938	915,112	0	0
Reef Global Energy III L.P.	4/29/2004	281	9,500,000	614,854	176,673	28,927	0	0
Reef Global Energy IV L.P.	11/10/2004	376	9,499,441	806,170	482,247	45,094	31,268	1,986
Reef Global Energy V L.P.	12/21/2004	280	7,190,725	510,611	934,993	69,355	33,841	2,141
Reef Global Energy VI L.P.	7/18/2005	1,155	35,797,434	1,917,825	16,723,373	3,055,897	0	0
Reef Global Energy VII L.P.	12/29/2005	882	23,094,590	1,235,764	7,933,452	1,449,696	0	0
Reef Global Energy VIII L.P.	8/14/2006	535	15,401,897	820,242	6,449,392	1,178,511	0	0
Reef Global Energy IX L.P.	7/3/2007	299	10,826,028	577,019	244,772	44,728	0	0
31 single well drilling partnerships	1996 - 2010	N/A	146,764,598	3,054,460	55,276,182	865,095	(9,503)	0
1 salt water disposal partnership	12/31/2008	279	11,000,000	94,444	2,029,451	0	0	0

			$437,141,020	$12,229,654	$213,629,027	$9,637,764	$2,536,494	$31,266

*
This partnership has been dissolved.

 TABLE ONE—PART TWO
INCOME FUNDS & INCOME AND DEVELOPMENT FUNDS
Experience in Raising Funds
as of December 31, 2012
 (unaudited)

							Distributions-Quarter Ended December 31, 2012
					Cumulative Distributions
				Managing General Partner Capital
Partnership Name	Date Operations Began	Number of Investors	Investor Capital		To Investors	To Managing GP	To Investors	To Managing GP
Income Funds & Income Development Funds
Reef 1999-A Income Fund L.P.*	3/31/1999	73	$2,323,670	$50,000	$4,626,161	$612,322	$0	$0
Reef 1999-B Income Fund L.P.*	8/11/1999	21	1,212,500	50,000	2,912,112	504,241	25,211	2,801
Reef Partners 1999-C Ltd. Income Fund*	8/11/1999	15	755,520	52,566	1,749,634	328,220	0	0
Reef 2000-A Income Fund L.P.*	8/31/2000	134	4,866,608	133,392	7,891,487	1,103,174	19,364	2,152
Reef 2001-A Income Fund L.P.*	2/1/2001	99	4,087,471	105,177	7,357,203	1,017,288	0	0
Reef Partners 2001-B Income Fund	8/13/2001	120	4,195,223	50,000	8,287,990	1,063,508	22,815	2,989
Reef Partners 2002-A Income Fund	6/2/2002	110	4,120,396	50,000	7,838,916	979,057	0	0
Reef Partners 2003-A Income Fund	11/6/2003	180	7,962,500	50,000	8,612,774	1,047,005	76,886	9,079
Reef Oil & Gas Income Fund IX, L.P.	2/5/2004	283	15,246,148	153,987	10,102,276	1,201,119	471,433	57,672
Reef Oil & Gas Income & Development Fund, L.P.	1/6/2006	380	21,729,918	219,700	6,750,130	193,734	0	0
Reef Oil & Gas Income & Development Fund II, L.P.	12/15/2006	241	20,018,684	202,460	3,289,971	97,962	0	0
Reef Oil & Gas Income & Development Fund III, L.P.	1/15/2008	1,419	88,800,004	888,000	4,248,526	521,969	167,510	20,704
Reef Oil & Gas Income & Development Fund IV, L.P.	1/20/2010	138	11,428,996	115,444	2,660,335	26,645	248,522	2,510
Reef Oil & Gas 2010-A Income Fund, L.P.	12/15/2010	69	4,034,263	53,376	517,466	6,974	80,666	1,042

			$190,781,901	$2,174,102	$76,844,981	$8,703,218	$1,112,407	$98,949

*
This partnership has been dissolved.

TABLE ONE—PART THREE
THREE DIMENSIONAL SEISMIC FUNDS
Experience in Raising Funds
as of December 31, 2012
(unaudited)

							Distributions-Quarter Ended December 31, 2012
					Cumulative Distributions
				Managing General Partner Capital
Partnership Name	Date Operations Began	Number of Investors	Investor Capital		To Investors	To Managing GP	To Investors	To Managing GP
Reef 3D Seismic Funds
Reef—Bell City 3-D L.P.	6/27/1995	73	$2,761,952	$325,129	$10,488,799	$768,426	$39,294	$1,808
West Bell City 3-D Joint Venture*	6/26/1997	97	4,489,716	43,703	0	0	0	0
Bayou Broule 3-D Seismic Joint Venture*	1/20/2006	174	7,591,557	76,717	50,529	510	50,529	510

			$14,843,225	$445,549	$10,539,328	$768,936	$89,823	$2,318

*
This partnership has been dissolved.

        Table Two sets forth certain information regarding taxable income and loss recognized by the investors in each named partnership, as well as the taxable income and loss recognized by OREI or Reef as managing general partner of each partnership during the same period.

TABLE TWO—PART ONE
DRILLING AND SALT WATER DISPOSAL PARTNERSHIPS
Taxable Income or Loss
(unaudited)

First Tax Year

	Venture Federal Taxable Income (Loss)
	Investor			Reef Entity Serving as Managing Venturer
Multiple Well Drilling Partnerships	Taxable Income Before Depletion	Depletion Expense	Taxable Income After Depletion	Taxable Income Before Depletion	Depletion Expense	Taxable Income After Depletion
Reef—Savoie Fontenot, L.P.*	$(1,643,453)	$0	$(1,643,453)	$(16,599)	$0	$(16,599)
Hardison Sadler Joint Venture*	(1,700,582)	(5,505)	(1,706,087)	(17,177)	(56)	(17,233)
Thunder Alley Joint Venture*	(2,668,668)	0	(2,668,668)	(61,282)	0	(61,282)
Reef—Bell City #1, L.P.	(4,171,801)	0	(4,171,801)	(108,692)	0	(108,692)
Northwest Bell City Joint Venture*	(4,327,882)	0	(4,327,882)	(196,898)	0	(196,898)
Reef—Terpsichore & Treasure Isle Infield Development Joint Venture*	(3,218,008)	0	(3,218,008)	(38,814)	0	(38,814)
Reef—Corpus Christi Bay Joint Venture	(4,730,259)	0	(4,730,259)	(47,780)	0	(47,780)
Reef—Treasure Isle and Hog Island Infield Joint Venture	(4,398,362)	0	(4,398,362)	(35,647)	0	(35,647)
Reef—East Euterpe & Gumbo Infield Joint Venture	(3,715,533)	0	(3,715,533)	(37,455)	0	(37,455)
Reef—Baton Rouge Infield Development Joint Venture*	(2,823,081)	0	(2,823,081)	(25,158)	0	(25,158)
Reef—South Central 3 Well Infield Development Joint Venture	(2,508,914)	0	(2,508,914)	(25,343)	0	(25,343)
Reef—Gumbo II, Sweet Bay, Grand Lake Joint Venture	(6,104,632)	0	(6,104,632)	(61,663)	0	(61,663)
Reef Private Drilling Venture 2006-IV Joint Venture*	(1,867,660)	0	(1,867,660)	(18,865)	0	(18,865)
Reef 2010 Drilling Fund, L.P.	(6,314,310)	0	(6,314,310)	(63,782)	0	(63,782)
Reef 2011 Private Drilling Fund, L.P.	(104,816)	(103,762)	(208,578)	19,292	(1,048)	18,244
Reef 2012-A Private Drilling, L.P.	(2,781,500)	289,813	(2,491,687)	17,070	2,927	19,997
Reef Global Energy I, L.P.	(791,099)	(22,726)	(813,825)	(63,420)	(4,153)	(67,573)
Reef Global Energy II, L.P.	(520,106)	0	(520,106)	(35,151)	0	(35,151)
Reef Global Energy III, L.P.	(4,344,191)	0	(4,344,191)	(243,700)	0	(243,700)
Reef Global Energy IV, L.P.	(3,773,376)	0	(3,773,376)	(209,534)	0	(209,534)
Reef Global Energy V, L.P.	(2,896,932)	0	(2,896,932)	(160,163)	0	(160,163)
Reef Global Energy VI, L.P.	(6,085,559)	0	(6,085,559)	(392,881)	0	(392,881)
Reef Global Energy VII, L.P.	810	0	810	(73)	0	(73)
Reef Global Energy VIII, L.P.	(3,508,928)	0	(3,508,928)	(214,918)	0	(214,918)
Reef Global Energy IX, L.P.	(4,966,242)	0	(4,966,242)	(295,878)	0	(295,878)
31 single well partnerships	(104,887,121)	(54,723)	(104,941,844)	(1,487,010)	(554)	(1,487,564)
1 salt water disposal partnership	(535)	0	(535)	(45)	0	(45)

Total	$(184,852,740)	$103,097	$(184,749,643)	$(3,821,566)	$(2,884)	$(3,824,450)

*
This partnership has been dissolved.

 TABLE TWO—PART ONE
DRILLING AND SALT WATER DISPOSAL PARTNERSHIPS
Taxable Income or Loss
(unaudited)
(continued)

Inception through December 31, 2012

	Venture Federal Taxable Income (Loss)
	Investor			Reef Entity Serving as Managing Venturer
Multiple Well Drilling Partnerships	Taxable Income Before Depletion	Depletion Expense	Taxable Income After Depletion	Taxable Income Before Depletion	Depletion Expense	Taxable Income After Depletion
Reef—Savoie Fontenot, L.P.*	$26,182,126	$(4,555,734)	$21,626,392	$250,971	$(56,756)	$194,215
Hardison Sadler Joint Venture*	(2,453,217)	(5,505)	(2,458,722)	(20,843)	(56)	(20,899)
Thunder Alley Joint Venture*	(4,118,825)	(30,125)	(4,148,950)	(90,206)	(692)	(90,898)
Reef—Bell City #1, L.P.	36,811,526	(7,530,348)	29,281,178	904,906	(178,586)	726,320
Northwest Bell City Joint Venture*	(6,074,900)	(37,253)	(6,112,153)	(231,330)	(1,030)	(232,360)
Reef—Terpsichore & Treasure Isle Infield Development Joint Venture*	(5,337,192)	0	(5,337,192)	(71,010)	0	(71,010)
Reef—Corpus Christi Bay Joint Venture	(5,023,077)	(89,010)	(5,112,087)	(50,738)	(899)	(51,637)
Reef—Treasure Isle and Hog Island Infield Joint Venture	(5,782,000)	0	(5,782,000)	(58,389)	0	(58,389)
Reef—East Euterpe & Gumbo Infield Joint Venture	(5,471,858)	(553,969)	(6,025,827)	(36,081)	(5,605)	(41,686)
Reef—Baton Rouge Infield Development Joint Venture*	(3,311,934)	(119,281)	(3,431,215)	(26,875)	(1,204)	(28,079)
Reef—South Central 3 Well Infield Development Joint Venture	9,055,919	(2,427,329)	6,628,590	94,423	(24,520)	69,903
Reef—Gumbo II, Sweet Bay, Grand Lake Joint Venture	784,288	(2,547,560)	(1,763,272)	(103,003)	(25,733)	(128,736)
Reef Private Drilling Venture 2006-IV Joint Venture*	(3,532,003)	0	(3,532,003)	(35,677)	0	(35,677)
Reef 2010 Drilling Fund, L.P.	(9,800,336)	(990,069)	(10,790,405)	17,877	(10,000)	7,877
Reef 2011 Private Drilling Fund, L.P.	(5,464,319)	(2,085,395)	(7,549,714)	494,596	(21,065)	473,531
Reef 2012-A Private Drilling, L.P.	(2,781,500)	(289,813)	(3,071,313)	17,070	(2,927)	14,143
Reef Global Energy I, L.P.	(730,078)	(239,698)	(969,776)	67,346	(44,354)	22,992
Reef Global Energy II, L.P.	(654,553)	(959,781)	(1,614,334)	578,816	(240,258)	338,558
Reef Global Energy III, L.P.	(7,672,884)	(236,006)	(7,908,890)	(505,209)	(18,942)	(524,151)
Reef Global Energy IV, L.P.	(7,143,658)	(442,522)	(7,586,180)	(428,987)	(25,288)	(454,275)
Reef Global Energy V, L.P.	(5,059,060)	(193,316)	(5,252,376)	(285,540)	(10,906)	(296,446)
Reef Global Energy VI, L.P.	(11,488,347)	(3,396,689)	(14,885,036)	1,361,378	(631,056)	730,322
Reef Global Energy VII, L.P.	(9,655,529)	(866,831)	(10,522,360)	387,731	(159,074)	228,657
Reef Global Energy VIII, L.P.	(5,964,960)	(634,293)	(6,599,253)	404,571	(78,642)	325,929
Reef Global Energy IX, L.P.	(7,441,939)	(613,787)	(8,055,726)	(425,142)	(38,831)	(463,973)
31 Single Well Drilling Partnerships	(90,374,259)	(7,048,938)	(97,423,197)	(1,622,983)	(136,707)	(1,759,690)
1 salt water disposal partnership	(6,642,138)	0	(6,642,138)	(70,580)	0	(70,580)

Total	$(139,144,707)	$(35,893,252)	$(175,037,959)	$517,092	$(1,713,131)	$(1,196,039)

*
This partnership has been dissolved.

TABLE TWO—PART TWO
INCOME FUNDS & INCOME AND DEVELOPMENT FUNDS
Taxable Income or Loss
(unaudited)

First Tax Year

	Venture Federal Taxable Income (Loss)
	Investor			Reef Entity Serving as Managing Venturer
Income Funds and Income and Development Funds	Taxable Income Before Depletion	Depletion Expense	Taxable Income After Depletion	Taxable Income Before Depletion	Depletion Expense	Taxable Income After Depletion
Reef 1999-A Income Fund L.P.*	$200,205	$(50,764)	$149,441	$32,884	$(7,169)	$25,715
Reef 1999-B Income Fund L.P.*	273,204	(98,849)	174,355	44,455	(14,411)	30,044
Reef Partners 1999-C Ltd. Income Fund*	134,678	(33,444)	101,234	28,169	(6,352)	21,817
Reef 2000-A Income Fund L.P.*	120,087	(26,888)	93,199	19,067	(3,661)	15,406
Reef 2001-A Income Fund L.P.*	114,344	(53,538)	60,806	25,657	(7,528)	18,129
Reef Partners 2001-B Income Fund	1,492	(1,087)	405	660	(231)	429
Reef Partners 2002-A Income Fund	7,575	(3,105)	4,470	2,596	(801)	1,795
Reef Partners 2003-A Income Fund	13,019	(6,707)	6,312	2,676	(858)	1,818
Reef Oil & Gas Income Fund IX, L.P.	69,915	(39,077)	30,838	509	(501)	8
Reef Oil & Gas Income and Development Fund, L.P.	53,095	0	53,095	(32)	0	(32)
Reef Oil & Gas Income and Development Fund II, L.P.	(67,036)	0	(67,036)	(2,264)	0	(2,264)
Reef Oil & Gas Income and Development Fund III, L.P.	22,078	0	22,078	222	0	222
Reef Oil & Gas Income and Development Fund IV, L.P.	524	0	524	2	0	2
Reef 2010-A Income Fund, L.P.	(5,003)	0	(5,003)	(122)	0	(122)

Total	$938,177	$(313,459)	$624,718	$154,479	$(41,512)	$112,967

*
This partnership has been dissolved.

Inception through December 31, 2011

	Venture Federal Taxable Income (Loss)
	Investor			Reef Entity Serving as Managing Venturer
Income Funds and Income and Development Funds	Taxable Income Before Depletion	Depletion Expense	Taxable Income After Depletion	Taxable Income Before Depletion	Depletion Expense	Taxable Income After Depletion
Reef 1999-A Income Fund L.P.*	$3,152,395	$(863,363)	$2,289,032	$591,671	$(72,783)	$518,888
Reef 1999-B Income Fund L.P.*	2,125,474	(464,957)	1,660,517	440,515	(47,073)	393,442
Reef Partners 1999-C Ltd. Income Fund*	1,111,716	(227,507)	884,209	261,960	(29,684)	232,276
Reef 2000-A Income Fund L.P.*	4,344,321	(1,279,095)	3,065,226	1,017,379	(64,835)	952,544
Reef 2001-A Income Fund L.P.*	4,591,721	(1,235,291)	3,356,430	867,036	(50,967)	816,069
Reef Partners 2001-B Income Fund	6,276,933	(1,588,616)	4,688,317	941,620	(72,681)	868,939
Reef Partners 2002-A Income Fund	4,982,545	(836,575)	4,145,970	906,800	(10,567)	896,233
Reef Partners 2003-A Income Fund	8,363,676	(4,408,294)	3,955,382	1,375,354	(182,489)	1,192,865
Reef Oil & Gas Income Fund IX, L.P.	7,339,362	(6,132,595)	1,206,767	985,940	(265,344)	720,596
Reef Oil & Gas Income and Development Fund, L.P.	4,646,216	(5,639,245)	(993,029)	120,309	(68,669)	51,640
Reef Oil & Gas Income and Development Fund II, L.P.	(6,590,432)	(3,374,211)	(9,964,643)	(28,189)	(35,920)	(64,109)
Reef Oil & Gas Income and Development Fund III, L.P.	(36,624,347)	(9,899,532)	(46,523,879)	101,307	(128,054)	(26,747)
Reef Oil & Gas Income and Development Fund IV, L.P.	1,131,926	(2,269,734)	(1,137,808)	277,122	(22,927)	254,195
Reef 2010-A Income Fund, L.P.	374,407	(299,035)	75,372	68,344	(927)	67,417

Total	$5,225,913	$(38,518,050)	$(33,292,137)	$7,927,168	$(1,052,920)	$6,874,248

*
This partnership has been dissolved.

TABLE TWO—PART THREE
THREE DIMENSIONAL SEISMIC FUNDS
Taxable Income or Loss
(unaudited)

First Tax Year

	Venture Federal Taxable Income (Loss)
	Investor			Reef Entity Serving as Managing Venturer
Reef 3-D Seismic Funds	Taxable Income Before Depletion	Depletion Expense	Taxable Income After Depletion	Taxable Income Before Depletion	Depletion Expense	Taxable Income After Depletion
Reef—Bell City 3-D L.P.	$(13,694)	$0	$(13,694)	$(138)	$0	$(138)
West Bell City 3-D Joint Venture*	(19,659)	0	(19,659)	(199)	0	(199)
Bayou Broule 3-D Joint Venture*	(2,813,250)	0	(2,813,250)	(28,417)	0	(28,417)

Total	$(2,846,603)	$0	$(2,846,603)	$(28,754)	$0	$(28,754)

*
This partnership has been dissolved.

Inception through December 31, 2011

	Venture Federal Taxable Income (Loss)
	Investor			Reef Entity Serving as Managing Venturer
Reef 3-D Seismic Funds	Taxable Income Before Depletion	Depletion Expense	Taxable Income After Depletion	Taxable Income Before Depletion	Depletion Expense	Taxable Income After Depletion
Reef—Bell City 3-D L.P.	$8,874,837	$(1,811,473)	$7,063,364	$561,071	$(135,278)	$425,793
West Bell City 3-D Joint Venture*	(4,324,799)	0	(4,324,799)	(171,176)	0	(171,176)
Bayou Broule 3-D Joint Venture*	(6,486,578)	0	(6,486,578)	(65,880)	0	(65,880)

Total	$(1,936,540)	$(1,811,473)	$(3,748,013)	$324,015	$(135,278)	$188,737

*
This partnership has been dissolved.

        Table Three sets forth the acquisition and drilling results as of December 31, 2012 for each named partnership previously sponsored by us or OREI. For purposes of this Table Three, a "gross well" is a well in which a leasehold interest is owned, a "net well" equals the actual leasehold interest owned in one gross well divided by 100, and a "dry hole" refers to a well that is plugged and abandoned with or without a completion attempt because the operator has determined that it will not be productive in commercial quantities.

TABLE THREE—PART ONE
Drilling Results for Public and Private Drilling Partnerships
as of December 31, 2012

	Gross Wells Drilled
				Net Wells Drilled
							Net Percent Completed
Partnership Name(1)	Oil	Gas	Dry	Oil	Gas	Dry
Public and Private Drilling Partnerships
Reef Savoie-Fontenot L.P.*	—	2	—	—	1.435	—	100%
Hardison Sadler Joint Venture*	—	2	—	—	1.416	—	100%
Thunder Alley Joint Venture*	2	—	—	1.470	—	—	100%
Reef Bell City #1 L.P.	—	2	—	—	1.185	—	100%
Northwest Bell City Joint Venture*	—	2	1	—	1.036	0.720	59%
Terpsichore & Treasure Isle Infield Development Joint Venture*	—	1	1	—	0.133	0.241	36%
Reef Corpus Christi Bay Joint Venture	—	1	1	—	0.135	0.094	59%
Reef Treasure Isle & Hog Island Infield Joint Venture	1	1	—	0.420	0.038	—	100%
Reef East Euterpe and Gumbo Infield Joint Venture	2	1	1	0.057	0.113	0.050	77%
Reef Baton Rouge Infield Development Joint Venture*	—	1	1	—	0.225	0.225	50%
Reef South Central 3 Well Infield Development Joint Venture	2	—	1	0.248	—	0.175	59%
Reef Gumbo II, Sweet Bay, Grand Lake Joint Venture	1	—	4	0.087	—	0.394	18%
Reef—Private Drilling 2006-IV Joint Venture*	—	—	2	—	—	0.295	0%
Reef 2010 Drilling Fund, L.P.	8	5	1	1.704	0.670	0.203	92%
Reef 2011 Drilling Venture, L.P.(3)	176	—	—	0.765	—	—	100%
Reef 2012-A Private Drilling, L.P.(3)	10	—	—	1.285	—	—	100%
Reef Global Energy I L.P.	2	5	2	0.057	0.240	0.065	82%
Reef Global Energy II L.P.	1	8	3	0.119	0.473	0.261	69%
Reef Global Energy III L.P.	—	7	8	—	0.830	0.696	54%
Reef Global Energy IV L.P.	2	6	7	0.022	0.810	0.611	58%
Reef Global Energy V L.P.	2	5	8	0.023	0.465	0.502	49%
Reef Global Energy VI L.P.	16	15	20	2.644	3.200	5.512	51%
Reef Global Energy VII L.P.	16	4	9	4.720	0.362	1.508	77%
Reef Global Energy VIII L.P.	17	1	3	4.653	0.200	0.171	97%
Reef Global Energy IX L.P.	9	—	—	4.360	—	—	100%
31 Single Well Partnerships	2	10	19	0.910	4.207	7.426	41%

Combined Totals (Includes Duplicates)	269	79	92	24.044	17.173	18.649	69%

Adjustments to Remove Duplicates	(39)	(26)	(35)

Net Totals(2)	230	53	57

*
This partnership has been dissolved.

(1)
We and OREI have previously sponsored three three-dimensional seismic partnerships that engaged in the development of three-dimensional seismic information in South Louisiana and South Texas and the acquisition of leasehold rights to certain prospects. These partnerships contributed such three-dimensional seismic information and leasehold rights to drilling partnerships sponsored by us, and in return, these partnerships received carried working interests in the wells that were drilled in reliance upon such information. These wells are included above in the information shown for the private drilling partnership revenues.

(2)
These partnerships have participated in the drilling of 340 individual wells. Multiple partnerships own part of the working interest in several of the wells drilled. In such cases, the well is shown as a gross well in each of the partnerships which own a working interest in such well.

(3)
Additional wells will be drilled by this partnership.

See (1) in Table Three, Part Three: The above net totals include duplicate wells in the income funds and the income and development funds set forth in Part Two of Table Three. The total number of wells drilled by the income funds, the income and development funds and the drilling partnerships since 1996 is 481 wells.

TABLE THREE—PART TWO
Acquisition and Drilling Results for Income Funds and Income and Development Funds
as of December 31, 2012

			Gross Wells Drilled			Net Wells Drilled
	Producing Wells Purchased	Wells Acquired By Farm Out							Net Percent Completed
Partnership Name			Oil	Gas	Dry	Oil	Gas	Dry
Income Funds and Income and Development Funds
Reef 1999-A Income Fund L.P.*	28	14	4	—	1	0.080	0.000	0.020	80%
Reef 1999-B Income Fund L.P.*	8	—	—	—	—	0.000	0.000	0.000	—
Reef Partners 1999-C Ltd. Income Fund*	19	—	1	—	—	0.010	0.000	0.000	100%
Reef 2000-A Income Fund L.P.*	96	1	6	—	—	0.080	0.000	0.000	100%
Reef 2001-A Income Fund L.P.*	96	3	5	—	—	0.060	0.000	0.000	100%
Reef Partners 2001-B Income Fund	103	3	—	—	—	0.000	0.000	0.000	—
Reef Partners 2002-A Income Fund	199	—	—	—	—	0.000	0.000	0.000	—
Reef Partners 2003-A Income Fund	225	—	1	—	—	0.013	0.000	0.000	100%
Reef Oil & Gas Income Fund IX, L.P.	243	—	6	—	1	0.025	0.000	0.414	6%
Reef Oil & Gas Income and Development Fund, L.P.	46	—	—	—	1	0.000	0.000	0.414	—
Reef Oil & Gas Income and Development Fund II L.P.(1)	1,734	—	60	28	2	3.237	0.036	0.003	99.9%
Reef Oil & Gas Income and Development Fund III L.P.(1)	1,769	—	75	28	2	30.302	0.390	0.035	99.9%
Reef Oil & Gas Income and Development Fund IV L.P.(1)	1,698	—	45	28	2	0.170	0.209	0.020	95%
Reef 2010-A Income Fund, L.P.	710	—	—	—	—	0.000	0.000	0.000	—

Combined Totals (Includes Duplicates)	6,974	21	203	84	9	33.977	0.635	0.906	97%

Drilling Funds with Producing Wells Purchased
Reef 2010 Drilling Fund, L.P.(1)	19	—	See Drilling	See Drilling	See Drilling	See Drilling	See Drilling	See Drilling	See Drilling
Reef 2011 Drilling Venture, L.P.*(1)	398	—	See Drilling	See Drilling	See Drilling	See Drilling	See Drilling	See Drilling	See Drilling
Reef 2012-A Private Drilling, L.P.*(1)	8	—	See Drilling	See Drilling	See Drilling	See Drilling	See Drilling	See Drilling	See Drilling

Adjustments to Remove Duplicates	(3,892)	(3)	(93)	(45)	(5)

Net Totals(2)	3,507	18	110	39	4

*
This partnership has been dissolved.

(1)
Additional wells will be drilled by this partnership.

(2)
These partnerships have participated in the drilling of 153 individual wells and in the purchase of 3,507 individual wells. Multiple partnerships own part of the working interest in several of the wells drilled. In such cases, the well is shown as a gross well in each of the partnerships which own a working interest in such well.

See (1) in Table Three, Part Three: The above net totals of wells drilled include duplicate wells in the drilling partnerships set forth in Part One of Table Three. The total number of net wells drilled by the income funds, the income and development funds and the drilling partnerships is 481 wells.

 TABLE THREE—PART THREE
Net Total of Wells Drilled by Income Funds, Income and Development Funds and Drilling Partnerships
as of December 31, 2012

	Gross Wells Drilled
	Oil	Gas	Dry
Total wells drilled by income funds and income and development funds	110	39	4
Total wells drilled by public and private drilling partnerships	230	53	57

Subtotal	340	92	61

Adjustment to remove duplicate wells	(12)	—	—

Net Totals—all partnerships(1)	328	92	61

        Table Four sets forth the total partnership revenue and expenditures made by each named partnership from its inception through December 31, 2012.

TABLE FOUR—PART ONE
DRILLING AND SALT WATER DISPOSAL PARTNERSHIPS
Revenues and Expenditures of Drilling and Salt Water Disposal Partnerships
from Inception through December 31, 2012
(unaudited)

Drilling and Salt Water Disposal Partnerships	Total Partnership Operating Revenue	Property Sales Proceeds GAAP Accounting Basis	Total Expenditures Net of Operating, Direct, and Administrative Costs	Organization and Syndication Costs	Total Operating Costs	Total Direct Costs	Total Administrative Costs
Reef—Savoie-Fontenot L.P.*	$31,084,991	$0	$3,126,765	$478,703	$2,818,969	$47,760	$304,191
Hardison Sadler Joint Venture*	195,066	0	2,267,100	400,076	216,785	0	19,089
Thunder Alley Joint Venture*	681,802	0	4,095,388	722,715	378,607	0	17,974
Reef—Bell City #1 L.P.	47,199,182	0	6,107,079	1,072,321	5,828,505	36,653	181,172
Northwest Bell City Joint Venture*	277,621	0	6,285,792	787,672	43,328	0	15,466
Reef Terpsichore & Treasure Isle Infield Development Joint Venture*	0	0	4,588,652	809,711	29,899	6,568	2,607
Reef—Corpus Christi Bay Joint Venture	1,177,734	61,364	5,817,816	1,015,801	321,576	35,946	139,472
Reef Treasure Isle & Hog Island Infield Joint Venture	857,405	17,045	6,262,046	1,081,575	300,086	48,981	187,157
Reef East Euterpe and Gumbo Infield Joint Venture	4,173,878	0	9,097,495	995,349	397,735	103,604	216,031
Reef Baton Rouge Infield Development Joint Venture*	343,133	0	3,330,558	577,333	99,761	4,693	22,612
Reef South Central 3 Well Infield Development Joint Venture	16,421,376	0	4,666,862	860,789	2,418,935	186,795	285,898
Reef—Gumbo II, Sweet Bay, Grand Lake Joint Venture	18,667,521	0	14,840,024	2,323,051	2,782,419	685,155	1,679,035
Reef—Private Drilling Venture 2006-IV Joint Venture*	0	0	3,542,479	695,153	0	1,626	5,129
Reef 2010 Drilling Fund, L.P.	4,102,015	335,938	15,525,790	2,543,645	1,106,734	115,078	384,551
Reef 2011 Private Drilling Fund, L.P.	7,977,412	141,490	34,990,192	6,186,527	2,008,918	113,437	949,544
Reef 2012-A Private Drilling Fund, L.P.	425,934	0	5,362,947	2,025,068	93,360	13,751	45,485
Reef Global Energy I L.P.	1,990,404	103,325	1,723,598	281,601	461,737	326,318	134,051
Reef Global Energy II L.P.	8,172,650	0	5,483,553	889,094	1,922,541	355,557	231,853
Reef Global Energy III L.P.	1,231,353	46,136	8,625,439	1,425,000	446,798	208,755	107,863
Reef Global Energy IV L.P.	1,751,574	31,818	9,594,922	1,424,916	511,061	501,529	221,533
Reef Global Energy V L.P.	1,788,176	62,712	7,568,573	1,078,609	400,745	212,899	187,769
Reef Global Energy VI L.P.	29,979,467	0	33,601,287	5,369,615	4,848,494	1,338,721	2,573,227
Reef Global Energy VII L.P.	9,778,274	4,440,773	21,865,091	3,464,188	1,985,319	615,422	970,769
Reef Global Energy VIII L.P.	6,617,897	4,440,773	14,294,221	2,310,284	1,638,903	450,637	728,897
Reef Global Energy IX L.P.	1,246,238	1,128,625	9,231,578	1,623,904	1,586,989	125,248	253,167
31 single well drilling partnerships	55,533,980	12,151,399	130,386,973	21,112,544	10,758,860	246,345	984,000
1 salt water disposal partnership	3,921,838	0	8,411,332	1,652,338	2,782,623	1,171,574	938,985

	$255,596,921	$22,961,398	$380,693,552	$63,207,582	$46,189,687	$6,953,052	$11,787,527

*
This partnership has been dissolved.

 TABLE FOUR—PART TWO
INCOME FUNDS & INCOME AND DEVELOPMENT FUNDS
Revenues and Expenditures of Prior Income Funds and Income and Development Funds
from Inception through December 31, 2012
(unaudited)

Income Funds & Income Development Funds	Total Partnership Operating Revenue	Property Sales Proceeds GAAP Accounting Basis	Total Expenditures Net of Operating, Direct, and Administrative Costs	Organization and Syndication Costs	Total Operating Costs	Total Direct Costs	Total Administrative Costs
Reef 1999-A Income Fund L.P.*	$4,640,721	$2,367,286	$2,214,995	$283,301	$1,502,313	$67,278	$75,340
Reef 1999-B Income Fund L.P.*	2,849,995	1,606,576	1,029,875	133,375	987,764	31,153	11,974
Reef Partners 1999-C Ltd. Income Fund*	1,367,327	1,252,028	749,634	83,228	522,725	16,018	9,869
Reef 2000-A Income Fund L.P.*	5,712,709	5,397,871	4,522,363	500,000	1,936,995	72,443	79,526
Reef 2001-A Income Fund L.P.*	6,452,494	4,493,891	3,914,460	418,780	2,243,349	80,364	107,992
Reef Partners 2001-B Income Fund	8,538,649	3,492,258	3,925,748	424,522	2,010,640	83,703	237,886
Reef Partners 2002-A Income Fund	5,483,358	5,594,807	3,886,155	417,040	1,925,240	72,935	80,652
Reef Partners 2003-A Income Fund	21,226,239	2,641,143	8,946,981	801,260	9,693,742	115,195	1,416,689
Reef Oil & Gas Income Fund IX, L.P.	22,570,168	1,371,201	15,223,566	1,524,075	8,365,319	386,730	1,808,468
Reef Oil & Gas Income & Development Fund, L.P.	17,182,288	1,048,750	18,989,265	3,232,165	7,993,158	564,297	2,044,508
Reef Oil & Gas Income & Development Fund II, L.P.	7,739,162	116,369	15,954,952	3,013,202	4,253,307	105,638	1,542,402
Reef Oil & Gas Income & Development Fund III, L.P.	21,423,673	3,992,455	81,572,191	13,320,000	11,349,305	1,358,189	4,095,507
Reef Oil & Gas Income & Development Fund IV, L.P.	4,697,146	536,902	9,851,607	1,714,049	1,783,116	172,936	416,215
Reef Oil & Gas 2010-A Income Fund, L.P.	1,004,371	0	3,348,514	607,015	321,453	52,010	117,837

	$130,888,300	$33,911,536	$174,130,306	$26,472,012	$54,888,426	$3,178,889	$12,044,865

*
This partnership has been dissolved.

TABLE FOUR—PART THREE
THREE DIMENSIONAL SEISMIC FUNDS
Revenues and Expenditures of Prior 3D Seismic Funds
from Inception through December 31, 2012
(unaudited)

Reef 3D Seismic Funds	Total Partnership Operating Revenue	Property Sales Proceeds GAAP Accounting Basis	Total Expenditures Net of Operating, Direct, and Administrative Costs	Organization and Syndication Costs	Total Operating Costs	Total Direct Costs	Total Administrative Costs
Reef—Bell City 3-D L.P.	$13,654,716	$0	$2,023,082	$399,311	$2,430,237	$13,282	$266,242
West Bell City 3-D Joint Venture*	0	0	3,909,960	575,074	1,335	0	5,666
Bayou Broule 3-D Seismic Joint Venture*	0	0	6,493,546	1,090,783	0	9,946	22,961

	$13,654,716	$0	$12,426,588	$2,065,168	$2,431,572	$23,228	$294,869

*
This partnership has been dissolved.

        Table Five sets forth estimates of proved oil and gas reserves as of June 30, 2012 for each named partnership previously sponsored by us or OREI. The three parts of Table Five present reserves and values that were determined based on the 12-month un-weighted arithmetic average of the first-day-of-the-month price for crude oil and natural gas held constant, discounted at a rate of 10% per year. We refer to the reserves and values determined using these prices as the "Flat Pricing Case", or "SEC Case". For reserves and values determined as of June 30, 2012, these tables use base commodity prices of $96.033 per barrel of crude oil and $3.124 per thousand cubic feet of natural gas, with such prices adjusted to reflect the quality of oil or gas produced by the specific wells, inherent transportation costs to get the oil and gas to market, and competition for the purchase of oil gas produced in the local areas where the specific wells are located.

        The Flat Pricing Case assumes that crude oil and natural gas prices will remain unchanged for the entire life of the properties, which can be for decades, regardless of expected future price increases indicated by commodity prices quoted on the New York Mercantile Exchange ("NYMEX"), which quotes are readily available to the public.

        The following tables are intended only to serve as an estimate of proved reserves for prior partnerships sponsored by OREI and Reef, the estimated future net revenues for such partnerships based on such reserves and the present value of the estimated discounted future net revenues for such partnerships. You should not construe the results of prior partnerships as being indicative of the results to be expected in this Partnership.

TABLE FIVE—PART ONE
DRILLING PARTNERSHIPS
Oil and Gas Reserves
as of June 30, 2012
(unaudited)

	As of June 30, 2012				Net to Investors
Drilling Partnerships	Net Oil Reserves (BBL)	Net Gas Reserves (MCF)	Estimated Future Net Revenues (PV0)	Present Value Discounted at 10% per Annum	Estimated Future Net Revenues	Present Value Discounted at 10% per Annum
Reef—Savoie-Fontenot L.P.*	—	—	—	—	—	—
Hardison Sadler Joint Venture*	—	—	—	—	—	—
Thunder Alley Joint Venture*	—	—	—	—	—	—
Reef—Bell City #1 L.P.	23,572	556,641	3,236,169	2,780,976	3,203,808	2,753,166
Northwest Bell City Joint Venture*	—	—	—	—	—	—
Reef Terpsichore & Treasure Isle Infield Development Joint Venture*	—	—	—	—	—	—
Reef—Corpus Christi Bay Joint Venture	0	0	0	0	0	0
Reef Treasure Isle & Hog Island Infield Joint Venture	145	1,159	1,401	1,370	1,387	1,356
Reef East Euterpe and Gumbo Infield Joint Venture	3,600	15,361	299,013	262,562	296,023	259,936
Reef Baton Rouge Infield Development Joint Venture*	—	—	—	—	—	—
Reef South Central 3 Well Infield Development Joint Venture	15,662	66,823	1,300,606	1,142,055	1,287,599	1,130,635
Reef—Gumbo II, Sweet Bay, Grand Lake Joint Venture	19,761	265,095	1,604,215	1,459,943	1,588,172	1,445,344
Reef Private Drilling Venture 2006-IV Joint Venture*	—	—	—	—	—	—
Reef 2010 Drilling Fund, L.P.	64,092	218,846	5,129,931	3,782,622	4,822,135	3,555,664
Reef 2011 Private Drilling Fund, L.P.	3,146,539	2,155,982	147,533,359	52,184,715	131,304,690	46,444,396
Reef 2012-A Private Drilling, L.P.	new	new	new	new	new	new
Reef Global Energy I L.P.	3	27	33	32	28	27
Reef Global Energy II L.P.	72	1,271	25,490	21,481	21,551	18,162
Reef Global Energy III L.P.	0	0	0	0	0	0
Reef Global Energy IV L.P.	580	7,738	47,109	42,820	44,542	40,486
Reef Global Energy V L.P.	424	5,990	34,158	31,124	32,296	29,428
Reef Global Energy VI L.P.	20,707	647,535	3,207,582	2,061,609	2,712,010	1,743,091
Reef Global Energy VII L.P.	3,012	38,796	227,442	207,136	192,302	175,133
Reef Global Energy VIII L.P.	2,880	35,244	219,354	199,315	185,464	168,521
Reef Global Energy IX L.P.	0	0	23,217	20,926	19,630	17,693
5 single well ventures(1)	273	0	2,308	2,284	2,285	2,261

Total	1,327,183	2,670,426	$82,177,626	$44,447,053	$73,878,676	$40,204,314

"*"
These partnerships have been dissolved

(1)
Broussard, Bobcat Run, Toledo Bend, Treasure Isle (SOT #3), Magutex

TABLE FIVE—PART TWO
INCOME FUNDS & INCOME AND DEVELOPMENT FUNDS
Oil and Gas Reserves
as of June 30, 2012
(unaudited)

	As of June 30, 2012				Net to Investors
Income Funds and Income & Development Funds	Net Oil Reserves (BBL)	Net Gas Reserves (MCF)	Estimated Future Net Revenues (PV0)	Present Value Discounted at 10% per Annum	Estimated Future Net Revenues	Present Value Discounted at 10% per Annum
Reef 1999-A Income Fund L.P.*	—	—	—	—	—	—
Reef 1999-B Income Fund L.P.*	—	—	—	—	—	—
Reef Partners 1999-C Ltd. Income Fund*	—	—	—	—	—	—
Reef 2000-A Income Fund L.P.*	—	—	—	—	—	—
Reef 2001-A Income Fund L.P.*	—	—	—	—	—	—
Reef Partners 2001-B Income Fund	18,137	0	957,813	692,987	862,032	623,688
Reef Partners 2002-A Income Fund	1,521	625	105,594	79,530	95,034	71,577
Reef Partners 2003-A Income Fund	170,727	723,152	9,398,679	5,593,664	8,458,811	5,034,297
Reef Oil & Gas Income Fund IX, L.P.	167,622	886,575	9,140,696	5,748,479	8,226,626	5,173,631
Reef Oil & Gas Income and Development Fund, L.P.	79,000	357,748	3,372,321	2,345,068	3,271,151	2,274,716
Reef Oil & Gas Income and Development Fund II L.P.	56,901	154,500	3,501,253	1,766,452	3,396,216	1,713,459
Reef Oil & Gas Income and Development Fund III L.P.	665,180	935,158	42,048,175	17,104,748	37,422,876	15,223,226
Reef Oil & Gas Income and Development Fund IV L.P.	168,077	406,375	13,229,013	5,254,508	11,773,821	4,676,512
Reef Oil & Gas 2010-A Income Fund, L.P.	136,548	47,299	10,744,070	3,661,541	9,562,222	3,258,772

Total	1,463,712	3,511,432	$92,497,613	$42,246,977	$83,068,790	$38,049,878

"*"
These partnerships have been dissolved

TABLE FIVE—PART THREE
THREE DIMENSIONAL SEISMIC FUNDS
Oil and Gas Reserves
as of June 30, 2012
(unaudited)

	As of June 30, 2012				Net to Investors
Three Dimensional Seismic Funds	Net Oil Reserves (BBL)	Net Gas Reserves (MCF)	Estimated Future Net Revenues (PV0)	Present Value Discounted at 10% per Annum	Estimated Future Net Revenues	Present Value Discounted at 10% per Annum
Reef—Bell City 3-D Joint Venture	4,681	110,540	$642,651	$552,257	$636,225	$546,735
West Bell City 3-D Joint Venture*	—	—	—	—	—	—
Bayou Broule 3-D Seismic Joint Venture*	—	—	—	—	—	—

Total	4,681	110,540	$642,651	$552,257	$636,225	$546,735

"*"
These partnerships have been dissolved

Drilling Partnerships—Public

        The narratives set forth below describe the 9 public multiple well drilling partnerships previously sponsored by OREI or us since 1996. All data described below is as of December 31, 2012 unless noted otherwise.

        Reef Global Energy I, L.P. is a Nevada limited partnership formed to drill exploratory and developmental wells. The partnership's offering period ended in December 2002. The partnership participated in the drilling of nine wells, of which seven were developmental wells and two were exploratory wells. Six of the developmental wells and one of the exploratory wells were productive. Three wells were subsequently plugged and abandoned, two were sold for salvage, and one is shut in and one is currently producing oil and gas. The partnership raised approximately $1.9 million from outside investors and has distributed approximately $985,000 (unaudited) to its investors as of December 31, 2012. Pursuant to a majority vote of the partners and due to the fact that operating revenues are very small, the financial statements of the partnership are no longer audited, as a cost-cutting measure. The partnership will not continue in the long term as a going concern, no additional distributions will be made to the partners, and the partnership will be dissolved after it plugs or disposes of its remaining interests in wells.

        Reef Global Energy II, L.P. is a Nevada limited partnership formed to drill exploratory and developmental wells. The partnership's offering period ended in December 2003. The partnership participated in the drilling of twelve wells, of which eight were developmental wells and four were exploratory wells. Two exploratory wells and one developmental were unsuccessful and were plugged and abandoned. Seven developmental and two exploratory wells were completed as productive wells. One was sold for value, four of the productive wells were sold prior to abandonment, one was plugged and abandoned, one is shut in and two wells are still productive. The partnership also purchased working interests in twelve producing wells in Louisiana and Texas that were associated with the acquisition of three of the drilling opportunities. Five of these wells are still productive. The partnership has completed its drilling fund and has producing wells in Oklahoma, Louisiana, Texas and U.S. coastal waters in the Gulf of Mexico. The partnership raised approximately $6.7 million from outside investors and has distributed approximately $5.01 million (unaudited) to its investors as of December 31, 2012. Pursuant to a majority vote of the partners and due to the fact that operating revenues are very small, the financial statements of the partnership are no longer audited, as a cost-cutting measure. The partnership will not continue in the long term as a going concern, no additional distributions will be made to the partners, and the partnership will be dissolved after it plugs or disposes of its remaining interests in wells.

        Reef Global Energy III, L.P. is a Nevada limited partnership formed to drill exploratory and developmental wells. The partnership's offering period ended in September 2004. The partnership participated in the drilling of fifteen wells, of which twelve were developmental and three were exploratory wells. Seven developmental wells were completed as productive wells, of which three have been sold for salvage, three have been plugged, and one is still producing. The partnership drilled five developmental dry holes and three exploratory dry holes. The partnership also purchased a royalty interest associated with three of its drilling opportunities in a producing field in Louisiana that was sold in 2010 for a nominal amount. The partnership raised approximately $9.5 million from outside investors and has distributed approximately $177,000 (unaudited) to its investors as of December 31, 2012. Pursuant to a majority vote of the partners and due to the fact that operating revenues are very small, the financial statements of the partnership are no longer audited, as a cost-cutting measure. The partnership will not continue in the long term as a going concern, no additional distributions will be made to the partners, and the partnership will be dissolved after it plugs or disposes of its remaining interests in wells.

        Reef Global Energy IV, L.P. is a Nevada limited partnership formed to drill exploratory and developmental wells. The partnership's offering period ended in December 2004. The partnership participated in the drilling of fifteen wells, of which ten were developmental and five were exploratory wells. Seven developmental and one exploratory well were completed as productive wells, three of which has since been plugged, two have been sold for salvage prior to plugging, and three are still producing. The partnership drilled three developmental and four exploratory dry holes. The partnership also purchased a royalty interest associated with three of its drilling opportunities in a producing field in Louisiana that was sold in 2010 for a nominal amount. The partnership raised approximately $9.5 million from outside investors and has distributed approximately $482,000 (unaudited) to its investors as of December 31, 2012. The partnership's independent registered public accounting firm's opinion on the partnership's 2011 financial statements includes an explanatory paragraph indicating substantial doubt about the partnership's ability to continue as a going concern.

        Reef Global Energy V, L.P. is a Nevada limited partnership formed to drill exploratory and developmental wells. The partnership's offering period ended in December 2004. The partnership participated in the drilling of fifteen wells, of which ten were developmental and five were exploratory wells in Louisiana and Texas. Six developmental and one exploratory well were completed as productive wells, of which two have since been plugged one was sold for salvage and four are still producing. The partnership drilled four developmental and four exploratory dry holes. The partnership raised approximately $7.2 million from outside investors and has distributed approximately $935,000 (unaudited) to its investors as of December 31, 2012. Pursuant to a majority vote of the partners and due to the fact that operating revenues are very small, the financial statements of the partnership are no longer audited, as a cost-cutting measure.

        Reef Global Energy VI, L.P. is a Nevada limited partnership formed to drill exploratory, exploitation and developmental wells. The partnership's offering period ended in October 2005. The partnership has participated in the drilling of fifty-one wells, of which 35 were developmental, eleven were exploratory, and five were exploitation wells. Twenty-three developmental, five exploratory, and three exploitation wells have been completed as productive wells. The partnership drilled 12 developmental, six exploratory and two exploitation dry holes. Nine completed wells were subsequently plugged and abandoned, one was sold for value, one was sold for salvage prior to plugging, and one has been converted to a salt water disposal well as of December 31, 2012. Nineteen wells are still owned by the partnership and are producing at December 31, 2012. An "exploitation well" is a well drilled within or as an extension of a proven oil and natural gas reservoir to a depth of a stratigraphic horizon known to be productive. The partnership raised approximately $35.8 million from outside investors and has distributed approximately $16.7 million (unaudited) to its investors as of December 31, 2012. It is expected that the partnership's independent registered public accounting firm's opinion on the partnership's 2012 financial statements will include an explanatory paragraph indicating substantial doubt about the partnership's ability to continue as a going concern.

        Reef Global Energy VII, L.P. is a Nevada limited partnership formed to drill exploratory, exploitation and developmental wells. The partnership's offering period ended in April 2006. The partnership has participated in the drilling of twenty-nine wells, of which twenty-two are developmental and seven are exploratory wells. Nineteen developmental and one exploration well have been completed as productive wells. The partnership has drilled three developmental and six exploratory dry holes. As of December 31, 2012, one well has been converted to a salt water disposal well, one well has been plugged and abandoned and eighteen wells were still owned by the partnership and are producing. The partnership raised approximately $23.1 million from outside investors and has distributed approximately $7.9 million (unaudited) to its investors as of December 31, 2012. The partnership's independent registered public accounting firm's opinion on the partnership's 2011 financial statements includes an explanatory paragraph indicating substantial doubt about the partnership's ability to continue as a going concern.

        Reef Global Energy VIII, L.P. is a Nevada limited partnership formed to drill exploratory, exploitation and developmental wells. The partnership's offering period ended in December 2006. The partnership has participated in the drilling of twenty-one wells, of which eighteen are developmental and three are exploratory wells. Seventeen developmental wells and one exploratory well have been completed as productive wells. The partnership has drilled one developmental and two exploratory dry holes. One well has been converted to a salt water disposal well, one well has been plugged and abandoned and 16 wells were still owned by the partnership and producing as of December 31, 2012. The partnership raised approximately $15.4 million from outside investors and has distributed approximately $6.4 million (unaudited) to its investors as of December 31, 2012. The partnership's independent registered public accounting firm's opinion on the partnership's 2011 financial statements includes an explanatory paragraph indicating substantial doubt about the partnership's ability to continue as a going concern.

        Reef Global Energy IX, L.P. is a Nevada limited partnership formed to drill exploratory, exploitation and developmental wells. The partnership's offering period ended on July 7, 2007. The partnership has participated in the drilling of nine wells, all of which were developmental wells. All nine developmental wells were completed as productive wells. As of December 31, 2012, one well has been converted to a salt water disposal well and eight wells were still owned by the partnership and producing. The partnership raised approximately $10.8 million from outside investors and has distributed approximately $245,000 (unaudited) to its investors as of December 31, 2012. The partnership will not continue in the long term as a going concern, no additional distributions will be made to the partners, and the partnership will be dissolved after it plugs or disposes of its remaining interests in wells.

 Drilling Partnerships—Private

        The narratives set forth below describe the 16 private multiple well drilling partnerships previously sponsored by OREI or us since 1996. All data described below is as of December 31, 2012 unless noted otherwise.

        Reef—Savoie-Fontenot, L.P. is a Texas limited partnership formed to drill two exploratory oil and natural gas wells. The first well was drilled to approximately 10,700 feet in Calcasieu Parish, Louisiana. A second well of approximately 11,100 feet was drilled in Jefferson Davis Parish, Louisiana. Both wells were successfully completed as producing wells. One of the wells was plugged and abandoned in 2001, and the other was plugged and abandoned during 2010.

        Hardison Sadler Joint Venture was a Texas general partnership formed to drill two exploratory oil and natural gas wells in Limestone County, Texas to depths of approximately 11,300 feet. Both wells were successfully completed as producing wells. Subsequently the venture sold its interests in both wells to third parties and was dissolved.

        Thunder Alley Joint Venture was a Texas general partnership formed to drill one exploratory oil and natural gas well in Jefferson Davis Parish, Louisiana to a depth of approximately 10,900 feet and one exploratory oil and natural gas well in Jasper County, Mississippi to a depth of approximately 15,500 feet. Both wells were successfully completed as producing wells. Subsequently, the well in Louisiana was plugged and abandoned, the well in Mississippi was sold and the venture was dissolved.

        Reef—Bell City #1, L.P. is a Texas limited partnership formed to drill two exploratory oil and natural gas wells in Calcasieu Parish, Louisiana. The two wells were drilled to depths of approximately 14,200 and 12,000 feet. Both wells were successfully completed as producing wells, but one was plugged and abandoned one year after drilling. The second well is currently producing oil and natural gas.

        Northwest Bell City Joint Venture was a Texas general partnership formed to drill three exploratory oil and natural gas wells, one in Calcasieu Parish, Louisiana and two in Panola County, Texas. The Louisiana well was drilled to a depth of approximately 14,200 feet and the Texas wells were drilled to depths of approximately 6,500 feet (a re-entry well) and 9,700 feet. The Louisiana well was a dry hole. The two Texas wells were successfully completed as producing wells. Both producing wells were subsequently sold to third parties, and the venture was dissolved.

        Reef—Terpsichore & Treasure Isle Infield Development Joint Venture is a Texas general partnership formed to drill two wells. The first well was a developmental well in Jefferson Parish, Louisiana drilled to a depth of approximately 9,800 feet. The well was completed as a producing well, but subsequently ceased production and was assigned to a third party who agreed to plug the well for its salvage value. The second well was an exploratory well in Galveston County, Texas drilled to a depth of approximately 15,200 feet and was unsuccessful.

        Reef—Corpus Christi Bay Joint Venture is a Texas general partnership formed to drill two wells. The first well was a developmental well in Nueces County, Texas drilled to a depth of approximately 12,700 feet. The well was completed and was sold in 2012. The second well was an exploratory well in Jefferson Parish, Louisiana drilled to a depth of approximately 13,700 feet. The well was a dry hole. This venture has been dissolved.

        Reef—Treasure Isle and Hog Island Infield Joint Venture is a Texas general partnership formed to drill two wells. The first well was an exploratory well in Galveston County, Texas drilled to a depth of approximately 14,300 feet. The second well was a developmental well in Nueces County, Texas drilled to a depth of approximately 12,700 feet. The well in Nueces County was sold during 2012. As of December 31, 2012, the Galveston County wells were produceing small amounts of natural gas.

        Reef East Euterpe and Gumbo Infield Joint Venture is a Texas general partnership formed to drill two wells. The first well was not drilled, and the partners approved the substitution of working interests in three additional wells in place of the cancelled well. The second well was an exploratory well in Terrebone Parish, Louisiana drilled to a depth of approximately 19,500 feet. The well was completed as a producing well but ceased production after several months. It is currently shut-in and may be used in the future as a water disposal well or have other use. Of the three wells that were substituted for the first well, one was an exploratory well in Galveston County, Texas drilled to a depth of approximately 14,300 feet. The well was completed and is currently producing oil and natural gas. The second substitution well was an exploratory well in West Baton Rouge Parish, Louisiana drilled to a depth of approximately 10,100 feet. The well was a dry hole. The third well was an exploratory well in Iberville Parish, Louisiana drilled to a depth of approximately 14,100 feet. The well was completed in November 2006 as a productive well.

        Reef Baton Rouge Infield Development Joint Venture is a Texas general partnership formed to drill two wells. The first well was a developmental well in Acadia Parish, Louisiana drilled to a depth of approximately 11,500 feet. The well produced from its first productive zone until December 2007 and has since been plugged and abandoned. The second well was a developmental well in West Baton Rouge Parish, Louisiana drilled to a depth of approximately 10,200 feet. The well was a dry hole. The partnership has since been dissolved.

        Reef South Central 3 Well Infield Development Joint Venture is a Texas general partnership formed to drill three wells. The first well was an exploratory well in Galveston County, Texas drilled to a depth of approximately 14,300 feet. The well was completed and is currently producing oil and natural gas. The second well was an exploratory well in West Baton Rouge Parish, Louisiana drilled to a depth of approximately 10,100 feet. The well was a dry hole. The third well was an exploratory well in Iberville Parish, Louisiana drilled to a depth of approximately 14,100 feet. The well was completed in November 2006 as a productive well.

        Reef—Gumbo II, Sweet Bay, Grand Lake Joint Venture is a Texas general partnership formed to drill three wells. The first well is an exploratory well in St. Mary Parish, Louisiana that was drilled to a depth of approximately 16,500 feet. The well has completed drilling operations and been abandoned as a dry hole. The second well is an exploratory well in Terrebonne Parish, Louisiana that was drilled to a depth of approximately 20,500 feet. The well has completed drilling operations and been abandoned as a dry hole. The third well was an exploratory well in Cameron Parish, Louisiana drilled to a depth of approximately 16,000 feet. The well's initial bottom hole location was unsuccessful, and the well was sidetracked to a different bottom hole location, which was successful and is now producing.

        Reef—Private Drilling Venture 2006-IV Joint Venture is a Texas general partnership formed to drill two wells. The first well was an exploratory well in Iberville Parish, Louisiana that was drilled to a depth of approximately 14,500 feet. The well has completed drilling operations and been abandoned as a dry hole. The second well was an exploratory well in Vermilion, Louisiana that was drilled to a depth of approximately 18,500 feet. The well has completed drilling operations and been abandoned as a dry hole.

        Reef 2010 Drilling Fund, L.P. is a Texas limited partnership formed to drill multiple wells, the number of wells to be determined based on funds raised and costs incurred to drill each well. As of December 31, 2012, the partnership has participated in the drilling of 14 wells, 13 of which have been successfully completed and are currently producing oil and gas and one of which was unsuccessful and has been plugged and abandoned. This partnership owns additional drilling prospects, but has expended its original capital. This partnership is currently considering its options for future development opportunities.

        Reef 2011 Private Drilling Fund, L.P. is a Texas limited partnership formed to drill development and exploratory wells. As of December 31, 2012, this partnership had acquired interests in (i) approximately 320 currently-producing wells, approximately (ii) approximately 75 wells that were in various stages of drilling, completion and being placed into production at the time of acquisition and are now producing oil and gas, and (iii) participated in the drilling of approximately 175 new wells that are in various stages of drilling, completion or production. This partnership has also acquired interests in approximately 2,900 net acres of oil and gas leases that are held by production and owns approximately 4,800 net acres that are not held by production. All of these wells and leases are in the Bakken area of North Dakota.

        Reef 2012-A Private Drilling Fund, L.P. is a Texas limited partnership formed to drill development wells on acreage acquired from Reef 2010 Private Drilling Fund, L.P. This partnership was formed in March 2012 and is currently engaged in drilling activities.

Income and Income and Development Funds

        As of December 31, 2012, the 14 income and income and development funds described in the tables above have purchased interests in approximately 3,500 producing wells and acquired interests in 18 wells by farm out or redefinition of unit boundaries. Most of these wells are operated by outside third parties. Of the purchased or acquired-by-farm out wells, 376 were subsequently sold, 47 reached the end of their economic lives and were plugged, and approximately 3,100 are still owned by the income and income and development funds and are producing. In addition, these income and development funds drilled 128 oil and gas wells, all of which were developmental wells. Of these 128 wells, 124 (97%) were completed as commercially producing wells and four (3%) were dry holes, one of which has been converted into a water injection well to facilitate operations in a secondary recovery unit owned by the income and income and development funds. Ten of the completed wells were subsequently sold, one was converted to a salt water disposal well, and 117 are still owned and producing. Included in the 128 wells drilled by the income and income and development funds are 12 wells in which several of the drilling partnerships participated.

 Income Funds

        The narratives below describe the eight partnerships we have sponsored since 1999 with the objective of investing in already producing oil and natural gas properties. We often refer to these partnerships as income funds. Narratives for the four income and development funds follow below.

        Reef 1999-A Income Fund L.P. is a Texas limited partnership formed in March 1999. The partnership purchased interests in 28 already-producing wells and one shut-in well located in Arkansas, Mississippi, North Dakota, Oklahoma, Texas, and Wyoming. The shut-in well was subsequently put back into production. In addition, the partnership subsequently acquired a small interest in 14 additional wells through the redefinition of a unit that was deemed to extend under the acreage held by two of the partnership's producing wells. Also, the partnership participated in the drilling of 5 wells in a waterflood unit in North Dakota, four of which were successful. The unsuccessful well was completed and utilized as a water injection well. The first distributions to partners were made in August 1999 prior to the closing of the offering in September 1999. Between August 1999 and June 2012, the partnership made cash distributions to its investors totaling almost $4.6 million (unaudited). Initial capital contributions to the partnership were approximately $2.3 million. The partnership has sold most of its properties and intends to sell all of its remaining interests in oil and natural gas wells and distribute all of the sales proceeds to the partners, and dissolve.

        Reef 1999-B Income Fund L.P. is a Texas limited partnership formed in March 2000. The partnership purchased interests in eight wells located in Louisiana, Mississippi, Oklahoma, Texas and Wyoming. The offering closed in April 2000 and the first distributions to partners were made in May 2000. Between May 2000 and May 2006 the partnership made cash distributions of almost $2.9 million to its investors. Initial capital contributions to the partnership were approximately $1.2 million. The partnership has sold all of its properties, distributed all of the sales proceeds to the partners, and is no longer engaging in any operations.

        Reef Partners 1999-C Ltd. Income Fund, L.P. is a Texas limited partnership formed in May 2000. The partnership purchased interests in 19 wells located in Louisiana, Mississippi, New Mexico, Oklahoma, Texas and Wyoming. In addition, the partnership participated in the drilling of one successful well in East Texas. The offering closed in May 2000 and the first distributions to partners were made in July 2000. Between July 2000 and January 2007, the partnership made cash distributions its investors totaling approximately $1.7 million. Initial capital contributions to the partnership were approximately $750,000. The partnership has sold all of its properties, distributed all of the sales proceeds to the partners, and is no longer engaged in any operations.

        Reef 2000-A Income Fund L.P. is a Texas limited partnership formed in May 2001. The partnership purchased interests in 96 wells located in Mississippi, Montana, New Mexico, Oklahoma, Texas, Utah and Wyoming. The partnership also acquired an interest in a well pursuant to a farm out, which was successfully drilled. In addition, the partnership participated in the drilling of six successful wells, one in East Texas and five in New Mexico. The first distributions to partners were made in November 2000, prior to the closing of the offering in May 2001. Between November 2000 and June 2012, the partnership made cash distributions to its investors totaling approximately $7.9 million (unaudited). Initial capital contributions to the partnership were approximately $4.9 million. The partnership has sold all of its properties, distributed all of the sales proceeds to the partners, and is no longer engaged in any operations.

        Reef 2001-A Income Fund L.P. is a Texas limited partnership formed in October 2001. The partnership purchased interests in 96 wells located in Alabama, Louisiana, Mississippi, New Mexico, North Dakota, Oklahoma, and Texas. The partnership also acquired interest in three wells pursuant to farm outs, which were successfully drilled. In addition, the partnership participated in the drilling of five successful wells in New Mexico. The first distributions to partners were made in June 2001, prior to the closing of the offering in October 2001. Between June 2001 and June 2012, the partnership made cash distributions to its investors totaling almost $7.3 million (unaudited). Initial capital contributions to the partnership were approximately $4.1 million. The partnership has sold all of its properties, distributed all of the sales proceeds to the partners, and is no longer engaged in any operations.

        Reef Partners 2001-B Income Fund Joint Venture is a Texas general partnership formed in December 2002. The partnership purchased interests in 103 wells located in Alabama, Arkansas, Louisiana, Mississippi, Oklahoma, Texas, and Wyoming. The partnership also acquired interest in three wells pursuant to farm outs, which were successfully drilled. The first distributions to partners were made in March 2002, prior to the closing of the offering in December 2002. Between March 2002 and June 2012, the partnership made cash distributions of approximately $8.3 million (unaudited) to its investors. Initial capital contributions to the partnership were approximately $4.2 million. The partnership has sold most of its properties and intends to sell all of its remaining interests in oil and natural gas wells and distribute all of the sales proceeds to the partners, and dissolve.

        Reef Partners 2002-A Income Fund Joint Venture is a Texas general partnership formed in August 2003. The partnership purchased interests in 199 wells located in Arkansas, Colorado, Mississippi, Montana, Oklahoma and Texas. The first distributions to partners were made in March 2003, prior to the closing of the offering in August 2003. Between March 2003 and June 2012, the partnership made cash distributions of approximately $7.8 million (unaudited) to its investors. Initial capital contributions to the partnership were approximately $4.1 million. The partnership has sold most of its properties and intends to sell all of its remaining interests in oil and natural gas wells and distribute all of the sales proceeds to the partners, and dissolve.

        Reef Partners 2003-A Income Fund Joint Venture is a Texas general partnership formed in June 2004. As of December 2004, the partnership had purchased interests in 225 wells located in Alabama, Arkansas, Colorado, Louisiana, Mississippi, Montana, Oklahoma, Texas and Wyoming. The offering was completed in April 2004, and the first distributions to partners were made in December 2003. Between December 2003 and June 2012, the partnership made cash distributions of almost $8.6 million (unaudited) to its investors. Initial capital contributions to the partnership were approximately $7.9 million.

        Reef Oil & Gas 2010-A Income Fund, L.P. is a Texas general partnership formed in December 2010. The partnership purchased interests in 710 wells located in California. The offering was completed in June 2011, and the first distributions to partners were made in March 2011. Between December 2010 and June 2012, the partnership made cash distributions of approximately $517,000 (unaudited) to its investors. Initial capital contributions to the partnership were approximately $4 million.

Income and Development Funds

        Beginning with Reef Oil & Gas Income Fund IX, L.P., our income funds evolved into a hybrid of our prior income funds and multiple well drilling partnerships. We have organized four such partnerships to date, which focus on the acquisition of oil and natural gas properties that contain both income producing properties and the potential for the development of multiple oil and natural gas wells. These funds are all still conducting development activity. The narratives below describe the four limited partnerships we have sponsored with the objective of investing in already producing oil and natural gas properties and the acquisition of proven reserves in regard to which substantial development costs will be incurred. We refer to these partnerships as income and development funds.

        Reef Oil and Gas Income Fund IX, L.P. is a Texas limited partnership formed in May 2004. As of March 2006, the partnership had purchased interests in 210 wells located in Alabama, Colorado, Louisiana, Mississippi, New Mexico, North Dakota, Oklahoma, Texas and Wyoming. In December 2006, the partnership completed its commitment to acquisitions with the purchase of an approximate 10%

working interest in 33 wells located in two fields in West Texas. Development activity was conducted in those fields throughout 2007 and 2008, and the partnership has also participated in the drilling of four wells, three of which were successful. The offering was completed in March 2005, and the first distributions to partners were made in October 2004. Between October 2004 and June 2012, the partnership made cash distributions of almost $10.1 million (unaudited) to its investors. Initial capital contributions to the partnership were approximately $15.3 million.

        Reef Oil & Gas Income and Development Fund, L.P. is a Texas limited partnership formed in July 2005. As of January 2006, the partnership had purchased interests in 13 wells located in Texas, Colorado and Louisiana. In December 2006, the partnership completed its commitment to acquisitions with the purchase of an approximate 65% working interest in 33 wells located in two fields in West Texas. Development activity was conducted in those fields throughout 2007 and 2008, and the partnership has also participated in the drilling of one well in Mississippi, which was unsuccessful. The offering was completed in June 2006, and the first distributions to partners were made in November 2005 prior to the closing of the offering. Between November 2005 and June 2012, the partnership made cash distributions of approximately $6.7 million (unaudited) to its investors. Initial capital contributions to the partnership were approximately $21.7 million.

        Reef Oil & Gas Income and Development Fund II, L.P. is a Texas limited partnership formed in June 2006. In December 2006, the partnership made its first major commitment to acquisitions and development with the purchase of an approximate 25% working interest in two fields in West Texas, made its second commitment in March 2007 to a third field in West Texas, and made its third commitment to a field in New Mexico, the Sand Dunes prospect, in June 2007. Drilling and development activity was conducted in these fields throughout 2008. In December 2010, most of the remaining capital of the partnership was used to acquire small interests in approximately 1,700 producing oil and gas wells. The development projects in which the partnership participated have not performed as expected. The offering was completed in May 2007, and the first distributions to partners were made in October 2006 prior to the closing of the offering. Between October 2006 and June 2012, the partnership made cash distributions of almost $3.3 million (unaudited) to its investors. Initial capital contributions to the partnership were approximately $20 million.

        Reef Oil & Gas Income and Development Fund III, L.P. is a Texas limited partnership formed in July 2007. In January 2008, the partnership purchased a working interest in a producing oil property located in the Slaughter Field in Cochran County, Texas, which we refer to as the Slaughter Dean Field. The partnership committed the major portion of its capital to a waterflood development project in a portion of the Slaughter Dean Field, which was completed in 2010. In January 2010, the partnership acquired working interests in over 400 properties, comprising more than 1,400 non-operated wells located in 12 states. The largest property in which the partnership acquired a working interest was the Thums Long Beach Unit, a long-lived waterflood project in the Wilmington Field underneath the Long Beach Harbor in Southern California that includes approximately 870 producing wells and 485 injection wells. In June 2010, the partnership expended its remaining initial capital contributed by its investors by purchasing an additional interest in the Thums Long Beach Unit. The offering was completed in June 2008, and the first distributions to partners were made in December 2007 prior to the closing of the offering. Between December 2007 and June 2012, the partnership made cash distributions of approximately $4.2 million (unaudited) to its investors. Initial capital contributions to the partnership were approximately $88.8 million

        Reef Oil & Gas Income and Development Fund IV, L.P. is a Texas limited partnership formed in November 2008. As of December 2011, the partnership had purchased interests in 1,698 wells located in twelve states. Development activity on some of the properties is continuing, and as of June 2012 the partnership has participated in the drilling of 47 wells, all but one of which were successful. The offering was completed in January 2010, and the first distributions to partners were made in April 2009 prior to the closing of the offering. Between April 2009 and June 2012, the partnership made cash distributions of approximately $2.6 million (unaudited) to its investors. Initial capital contributions to the partnership were approximately $11.4 million.

 3D Seismic Funds

        The narratives below describe the three partnerships we have sponsored since 1995 with the objective of creating 3D seismic data, generating drilling prospects, acquiring leases and farming out the leases to drilling partnerships sponsored by Reef. We often refer to these partnerships as 3D seismic funds. The three three-dimensional seismic partnerships conducted three-dimensional seismic "shoots," acquired existing three-dimensional seismic information, processed the data, and engaged the services of geophysicists to interpret the information acquired from the "shoots" and acquisition. These partnerships also purchased oil and gas leases and contributed some of those leases to drilling partnerships sponsored by us, in exchange for carried working interest in the wells drilled in reliance upon the seismic information. These partnerships raised approximately $14.9 million from its investors, and as of December 31, 2012, have distributed approximately $10.4 million (unaudited) to such investors.

        Reef-Bell City 3-D L.P. is a Texas limited partnership originally formed as a Texas general partnership that began offering of general partnership units in June 1995 and completed its initial offering in 1996. In 1997, the first well was drilled on a prospect generated by this partnership. The partnership raised approximately $2.8 million from outside investors and has distributed approximately $10.4 million (unaudited) to its investors as of December 31, 2012. The partnership contracted with Reef Exploration, Inc., now known as OREI, Inc., to shoot three-dimensional seismic data covering approximately 14 square miles in Calcasieu Parish, Louisiana, just northeast of the city of Lake Charles. Prior to the shooting of the 3D seismic data, OREI's landmen and consulting landmen engaged in extensive permitting and leasing activity to acquire from private landowners the rights to shoot the seismic data and, if deemed promising, the rights to explore for oil and gas. OREI, on behalf of the partnership, processed the images and engaged the services of geophysicists to interpret the data. Based upon the interpretations of the geophysicists and the geological mapping prepared by OREI's geologist, the partnership farmed out seven drilling prospects to six drilling partnerships sponsored by OREI or Reef Oil & Gas Partners, L.P. The partnership received 12.5% carried working interests in the wells that were drilled, pursuant to which the partnership did not pay any of the costs to drill, complete or equip the wells. The partnership did not receive any prospect fees or reimbursements of leasing costs. Of the seven wells that were drilled, six were exploratory wells and one was a development well. Five of the wells were completed as producers and two were dry holes. Three of the wells that were completed are no longer producing and have been plugged and abandoned. One well that was completed is serving as a salt water disposal well until such time as an earlier well drilled in the same productive formation ceases production, at which time the salt water disposal well will be recompleted in the productive formation.

        West Bell City 3-D L.P. was a Texas limited partnership originally formed as a Texas general partnership in May 1997. The partnership raised approximately $4.49 million from outside investors. This partnership was formed to conduct an extension of the activities described above for Bell City 3-D, L.P. on a 17 square mile area located on the western boundary of the Bell City 3-D, L.P. area. Based upon the interpretations of the geophysicists and the geological mapping prepared by OREI's geologists, the partnership farmed out two drilling prospects to two drilling partnerships sponsored by OREI. The partnership received 12.5% carried working interests in the wells that were drilled, pursuant to which the partnership did not pay any of the costs to drill, complete or equip the wells. The partnership did not receive any prospect fees or reimbursements of leasing costs. The two wells were unsuccessful. We do not anticipate this partnership will generate any additional revenue.

        Bayou Broule 3-D Seismic Joint Venture is a Texas general partnership formed in January 2006. The partnership raised approximately $7.6 million from outside investors. This partnership was formed to conduct the type of activities described above for Bell City 3-D, L.P. in a 40 square mile area located in St. Martin, Lafayette and St. Landry Parishes, Louisiana. The initial seismic, geophysical and geological work conducted on behalf of the partnership did not generate any drilling prospects. Approximately $51,000 was returned to the partners. We do not anticipate this partnership will generate any additional revenue.

 Other Partnerships

        As of December 31, 2012, and in addition to the 39 partnerships described in the paragraphs above (nine income funds, five income and development funds, nine public multiple well drilling partnerships and 16 private multiple well drilling partnerships), since 1996, we and OREI have sponsored (i) 31 single well drilling partnerships, (ii) three three-dimensional seismic partnerships (discussed above) and (iii) one salt water disposal partnership.

        The 31 single well drilling partnerships have drilled in the aggregate 16 developmental wells and 15 exploratory wells located in areas of Texas, Louisiana, Argentina and Canada. Four of the partnerships participated in two of the exploratory wells. These partnerships raised approximately $146.7 million from their investors, and as of December 31, 2012, have distributed approximately $55.3 million (unaudited) to such investors.

        The salt water disposal partnership was formed in 2007 and in January 2008 acquired an existing salt water disposal business that owned four operating facilities. This partnership raised approximately $11.0 million from its investors, and as of December 31, 2012, has distributed approximately $2.0 million (unaudited) to such investors. This partnership brought a civil fraud action against the individual and companies from which it acquired its salt water disposal facilities in an attempt to recover its original investment in the facilities. This partnership filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. On March 30, 2010, this partnership filed an application with the court to convert the Chapter 11 proceeding to a Chapter 7 proceeding under the U.S. Bankruptcy Code. Pursuant to these proceedings, the partnership sold all of its operating assets for approximately $1.3 million, pursued the fraud claim described above and settled it for $600,000. The partnership substantially liquidated its assets during the fourth quarter of 2012 and made a final distribution to its partners in the first quarter of 2013.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        The following is a general summary of the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated under the Code, that govern the material U.S. federal income tax considerations that may affect your investment in the Partnership. These provisions are highly technical and complex, and this summary is qualified in its entirety by applicable provisions of the Code and Treasury Regulations, and applicable administrative and judicial interpretations. This summary does not deal with all of the tax aspects that might be relevant to you in light of your own circumstances. In addition, except as specifically discussed, it does not deal with particular types of investors that are subject to special treatment under the Code, such as tax-exempt organizations, insurance companies, financial institutions, foreign taxpayers and broker-dealers. Future legislative or administrative changes or court decisions may significantly change the conclusions expressed in this summary, and any such changes or decisions may have retroactive effect. You are urged to consult with your own tax advisor with respect to the federal, state, local, foreign and other tax consequences of purchasing, holding and selling units and any possible changes in the tax laws occurring after the date of this prospectus.

        We have received an opinion from our counsel, Baker & McKenzie LLP, concerning the material federal income tax considerations applicable to an investment in the Partnership. The full text of the opinion is attached as Appendix D to this prospectus. We encourage you to read the opinion in its entirety and to read the following discussion for a full understanding of the opinion, including the assumptions made and matters considered by Baker & McKenzie LLP in providing its opinion. However, please note that Baker & McKenzie LLP's opinion reflects only the opinion of counsel and it and the following discussion is not binding upon the IRS or courts of applicable jurisdiction. In addition, counsel's opinion and the following discussion under the heading "Material Federal Income Tax Consequences" in this prospectus does not address all of the tax aspects that might be relevant to each prospective investor in light of its own circumstances. Therefore, each prospective investor is urged to seek advice from an independent tax advisor based on the investor's own circumstances.

Partnership Status

        We have not requested, and we do not intend to request, a ruling from the IRS that the Partnership will be treated as a "partnership" for federal income tax purposes. As set forth below, however, we believe that for federal income tax purposes the Partnership will be treated as a partnership and not an association taxable as a corporation.

        Under the so-called "check-the-box" regulations, Treasury Regulation section 301.7701-1 et seq., the Partnership will be treated as a partnership for federal income tax purposes because: (i) the Partnership will be engaged in a trade or business and, therefore, pursuant to Treasury Regulation section 301.7701-1(a)(2), it will be treated as a separate entity; (ii) pursuant to Treasury Regulation section 301.7701-2(a), the Partnership will be treated as a business entity because it is not properly classified as a trust under Treasury Regulation section 301.7701-4; (iii) the Partnership will not be considered to be a corporation as defined in Treasury Regulation section 301.7701-2(b); and (iv) we do not intend to elect for the Partnership to be classified as an association pursuant to Treasury Regulation section 301.7701-3(a). Therefore, the Partnership will be treated as a "partnership" under the "default rule" of Treasury Regulation section 301.7701-3(b)(1).

        If an election were made to treat the Partnership as a corporation or if the IRS were to successfully assert that the Partnership should be treated as a corporation for any taxable year, the Partnership would be taxed as a corporation, the taxable income of the Partnership for such year would be subject to federal income tax at the Partnership level at corporate tax rates, the partners would be treated as shareholders and distributions by the Partnership, if and when made, would be taxable to the partners as dividends or otherwise treated as corporate distributions. In such event, there would be no flow through of Partnership income, deduction, gain, loss or credit to the partners, with the result that most of the tax benefits discussed in this prospectus would not be available to the partners.

        If the Partnership were treated as a partnership under the check-the-box regulations and it did not elect to, and the IRS did not assert that it should, be treated as a corporation, there is nonetheless a risk that it could be treated as a so-called "publicly traded partnership" for U.S. federal income tax purposes that is treated as an association that is taxable as a corporation. A publicly traded partnership for U.S. federal income tax purposes is generally any partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Partnership units will not be traded on an established securities market, so the Partnership should not be treated as a publicly traded partnership as a result of being traded on an established security market.

        Treasury Regulations concerning the classification of partnerships as publicly traded partnerships provide that interests in a partnership are readily tradable on a secondary market or the substantial equivalent thereof if taking into account all of the facts and circumstances, the partners are readily able to buy, sell, or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market. For this purposes, partnership interests will be treated as readily tradable on a secondary market or the substantial equivalent if: (i) interests in the partnership are regularly quoted by any person, such as a broker or dealer, making a market in the interests; (ii) any person regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to interests in the partnership and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (iii) the holder of an interest in the partnership has a readily available, regular, and ongoing opportunity to sell or exchange the interest through a public means of obtaining or providing information of offers to buy, sell or exchange interests in the partnership; or (iv) prospective buyers and sellers otherwise have the opportunity to buy, sell or exchange interests in the partnership in a time frame and with the regularity and continuity that is comparable to that described in (i) - (iii).

        The Treasury Regulations set forth certain transfers that will be disregarded in determining whether there is trading on a secondary market. Those transfers include transfers at death, transfers between family members, distributions from a qualified retirement plan and so-called block transfers as defined by the Treasury Regulations.

        The Treasury Regulations also provide certain safe harbors that permit certain transfers (other than disregarded transfers) of partnership interests without creating a deemed secondary market or the substantial equivalent thereof. For example, one safe harbor provides that interests in a partnership will not be considered tradable on a secondary market or the substantial equivalent thereof if the sum of the partnership interests transferred during any taxable year of the partnership, excluding certain disregarded transfers, does not exceed 2% of the total interest in the capital or profits of the partnership. Failure to satisfy a safe harbor provision under the regulations, however, will not necessarily cause a partnership to be treated as a publicly traded partnership if, taking into account all of the facts and circumstances, the partners are not readily able to buy, sell or exchange their interests in a manner that is comparable, economically, to trading on an established securities market.

        It is unclear whether the Partnership will satisfy one or more of the secondary market safe harbors. However, we believe that no market will ever exist for investors to readily buy, sell or exchange their units in a manner that is comparable, economically, to trading on an established securities market, and we will not make a market for the units. In addition, the partnership agreement prohibits the partners from transferring their units if, in the opinion of counsel to the Partnership, the transfer would cause the Partnership to be treated as a publicly traded partnership.

        If the Partnership were treated as a publicly traded partnership for U.S. federal income tax purposes, it would nonetheless not be taxable as a corporation if 90% or more of its gross income for each taxable year in which it was a publicly traded partnership consisted of "qualifying income." For this purpose, qualifying income generally includes, among other things, income and gains derived from the exploration, development, mining, production or marketing of oil and natural gas, and the gain from the sale of assets to produce such income.

        If the Partnership were classified as a publicly traded partnership but qualified for the qualifying income exception to corporate taxation, the passive activity loss limitations discussed below would be applied separately to each partner's allocable share of income and loss attributable to the partnership. We believe that, under current law, at least 90% of the gross income of the Partnership will constitute income derived from the exploration, development, production, and/or marketing of oil and gas. Accordingly, we believe that the Partnership should qualify for the qualifying income exception to the publicly traded partnership rules.

        Based on the foregoing, we believe, and have received an opinion of counsel that we will rely on, that the Partnership should not be treated as a publicly traded partnership and, therefore, taxable as a corporation, because: (i) units will not be traded on an established securities market; (ii) units should not be treated as being readily tradable on a secondary market or the substantial equivalent thereof; and (iii) at least 90% of the Partnership's income should be qualifying income. While we believe, and counsel has opined, that the Partnership should not be treated as a publicly traded partnership, neither we nor counsel can guarantee that the Partnership will not be treated as a publicly traded partnership. The determination depends on all of the future facts and circumstances related to whether the partners are readily able to buy, sell, or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market. These future facts and circumstances are not, and cannot be, fully known or analyzed at this time.

        The Treasury Regulations set forth broad "anti-abuse" rules authorizing the IRS to recast transactions either to reflect the underlying economic arrangement or to prevent the circumvention of the intended purpose of any provision of the Code. We are not aware of any fact or circumstance that could cause these rules to be applied to the Partnership. However, if any of the transactions described in this prospectus were to be recharacterized under these rules, this may have material adverse tax consequences to the partners.

Tax Consequences to You

        As a partnership for U.S. federal tax purposes, the Partnership will not be a taxable entity and, accordingly, will incur no federal income tax liability. Rather, you and the other partners will be required to report on your own income tax returns your allocable shares of the Partnership's income, gains, losses, deductions and credits without regard to whether you receive any cash distributions from the Partnership. The character of your share of each item of income, gain, loss, deduction and credit will be determined at the Partnership level. You will be allocated a distributive share of such items generally in accordance with the partnership agreement. The Partnership will file an annual information return with the IRS to report the collective income, gain, loss, deduction, and credit of the Partnership, and it will provide you with a Schedule K-1, which will report your allocable share of such items.

Intangible Drilling Costs

        Congress granted the authority to the Secretary of the Treasury (the "Secretary") to prescribe regulations that would allow taxpayers the option of currently deducting, rather than capitalizing, intangible drilling costs ("IDC"). Please note, however, that there have been recent legislative proposals to eliminate the option to currently deduct IDC. See "Material Federal Income Tax Consequences—Possible Changes in Federal Tax Laws."

        The Secretary's rules state that, in general, the option to deduct IDC applies only to an "operator's" expenditures for drilling and development items that do not have a salvage value. For purposes of the Secretary's rules for deducting IDC, an "operator" is generally defined as one who holds a working or operating interest in any tract or parcel of land either as a fee owner or under a lease or any other form of contract granting working or operating rights.

        The Partnership intends to acquire one or more working interest leases in oil and gas properties located in the United States. In certain cases, the Partnership will own record title to a lease. In other cases, we will own record title to the Partnership's leases for the benefit of the Partnership and/or record title may not be transferred to the Partnership or us until after a well has been completed. However, as long as the Partnership holds a working or operating interest in a lease under any form of contract granting working or operating rights before drilling commences, the Partnership should be deemed to be an operator of the lease for purposes of electing to currently deduct its IDC incurred with respect to the lease.

        Classification of Costs.    In general, IDC consists of those costs that are incident to and necessary for the drilling of wells and the preparation of wells for production that in and of themselves have no salvage value, such as amounts paid for labor, fuel, repairs, hauling, and any supplies that are used in the following activities:

  •
  drilling, shooting and cleaning wells;

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  clearing ground, draining, road making, surveying and geological works as are necessary in the preparation for the drilling of wells; and

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  the construction of derricks, tanks, pipelines and other physical structures as are necessary for the drilling of wells and the preparation of wells for the production of oil or gas.

        The Partnership's classification of a cost as IDC is not binding on the IRS. The IRS may successfully reclassify an item labeled by the Partnership as IDC as a cost that must be capitalized. To the extent not deductible, the amounts should be included in the Partnership's basis in mineral property and in your basis in your interest in the Partnership.

        Timing of Deductions.    The Partnership will elect to currently deduct its IDC that are incurred on leases where the Partnership is deemed to be an "operator" for tax purposes. However, you will have the option of currently deducting IDC, or capitalizing all or a part of the IDC and amortizing it on a straight-line basis over a 60-month period, beginning with the month in which the expenditure is made.

        There are further limitations on the deduction of IDC paid or incurred by an integrated oil company. An integrated oil company can expense only 70 percent of the IDC that otherwise qualifies for current deduction. The other 30 percent is deducted in 60 equal monthly installments, commencing with the month in which the costs are paid or incurred. An "integrated oil company" is a corporation that has economic interests in crude oil deposits and also carries on substantial retailing or refining operations. An oil or gas producer is deemed to be a substantial retailer or refiner if it is subject to the rules disqualifying retailers and refiners from taking percentage depletion. In order to qualify as an "independent producer" that is not subject to these IDC deduction limits, you, either directly or through certain related parties, may not be involved in the refining of more than 75,000 barrels of oil (or an equivalent amount of gas) on any day during the taxable year or in the retail marketing of oil and gas products exceeding $5 million per year in the aggregate.

        IDC is generally deductible or becomes subject to the capitalization rules discussed above when the well to which the costs relate is drilled. In some cases, however, IDC may be paid in one year for a well that is not drilled until the following year. In those cases, the prepaid IDC will not be deductible until the year when the well is drilled unless the prepaid IDC qualifies to be deducted in the year when paid under either (i) the spudding rule or (ii) the 3 1/2 month rule.

        Under the spudding rule, prepaid IDC is deductible when paid only if: (i) the well to which the prepaid IDC relates is spudded no later than 90 days after the end of the year during which the costs are paid; (ii) the prepayment is a "payment" for tax purposes and not a deposit; and (iii) the prepayment is made for a legitimate business purpose. A well is "spudded" when drilling commences on the well. Prepaid IDC that is deductible under the spudding rule is only deductible up to a partner's "cash basis" in the Partnership. Generally speaking, a partner's "cash basis" is equal to its adjusted tax basis without regard to any Partnership borrowing or certain partner borrowing with respect to the Partnership.

        The 3 1/2 month rule allows prepaid IDC to be deducted when paid as long as it is reasonable to expect that the well to which the prepaid IDC relates will be fully drilled within 3 1/2 months after the IDC is paid. Like the spudding rule, under the 3 1/2 month rule a prepayment must be a "payment" for tax purposes and not a mere deposit. Prepaid IDC that is deductible under the 3 1/2 month rule is not subject to the "cash basis" limitation discussed above that applies to the spudding rule.

        The fractional interest rule may apply to limit your ability to currently deduct IDC that is incurred by the Partnership. The Partnership may acquire less than 100% of the working interest in an oil and gas prospect. If this occurs, the Partnership may also be obligated to pay all or a portion of the drilling costs attributable to a carried working interest in the prospect that is retained by another party. IDC paid by the Partnership that is allocable to a carried working interest held by a "carried" working interest owner generally must be capitalized by the partnership and the partners as part of their depletable cost bases in the drilling prospect unless the Partnership has either (i) the right to recoup the carried drilling costs that it pays from the first production from the drilling prospect that are attributable to the carried working interest owner's working interest, or (ii) the Partnership enters into a partnership with the carried party (or parties) for federal tax purposes and, as part of that partnership, the Partnership is specially allocated the carried drilling costs that it pays.

        Recapture of IDC.    IDC previously deducted in connection with the drilling of a commercially productive oil or gas well (directly or through the ownership of an interest in the Partnership) and that would have been included in the adjusted basis of the property is subject to being recaptured as ordinary income to the extent of any gain realized upon the disposition of the property. Treasury Regulations provide that, subject to certain anti-abuse provisions, recapture is determined at the partner level. Where only a portion of recapture property is disposed of, any IDC related to the entire property is recaptured to the extent of the gain realized on the portion of the property sold. In the case of the disposition of an undivided interest in a property, a proportionate part of the IDC with respect to the property is treated as allocable to the transferred undivided interest to the extent of any realized gain.

        If and when you dispose of all or a portion of your Partnership units, or if and when the Partnership disposes of all or a portion of a productive well, you will be required to recapture as ordinary income any previously deducted IDC on productive wells equal to the lesser of (i) the taxable gain realized on the disposition, or (ii) the IDC that is subject to recapture. Thus, some (or all) of your gain from your disposition of your interest in the Partnership or the Partnership's disposition of its interest in a well could be taxable at ordinary income rates.

Depletion

        To the extent that the Partnership is successful in acquiring one or more working interests in one or more leases, the Partnership and, therefore, the partners should be considered to have an economic interest in the leases. As an owner of an economic interest in an oil and gas property through the Partnership you should be entitled to claim the greater of cost or percentage depletion with respect to the Partnership's productive oil and gas wells. The depletion allowance is required to be computed separately by each partner and not by the Partnership.

        Cost depletion for any year is determined by multiplying the cost basis of the mineral interest by a fraction, the numerator of which is the number of units (e.g., barrels of oil or Mcf of gas) sold during the year, and the denominator of which is the estimated recoverable units of reserves available at the beginning of the depletion period. In no event can the cost depletion exceed the adjusted basis of the property to which it relates.

        Percentage depletion is a statutory allowance pursuant to which a deduction is allowed for a taxable year, not to exceed 100% of your taxable income from the property (computed without the allowance for depletion) with the aggregate deduction limited to 65% of your taxable income for the year (computed without regard to percentage depletion and net operating loss and capital loss carrybacks). The percentage depletion deduction rate will vary with the price of oil, but the rate will not be less than 15%. A percentage depletion deduction that is disallowed in a year due to the 65% of taxable income limitation may be carried forward and allowed as a deduction for the following year, subject to the 65% limitation in that subsequent year. Percentage depletion deductions reduce your adjusted basis in the property. However, unlike cost depletion, percentage depletion deductions are not limited to the adjusted basis of the property. Rather, percentage depletion deductions continue to be allowable even after the adjusted basis of the property has been reduced to zero.

        Percentage depletion is generally available only with respect to the domestic oil and gas production of certain "independent producers." In order to qualify as an independent producer, you, either directly or through certain related parties, must not be involved in the refining of more than 75,000 barrels of oil (or an equivalent of gas) on any day during the taxable year or in the retail marketing of oil and gas products exceeding $5 million per year in the aggregate.

        If you qualify as an independent producer, you will only be able to claim percentage depletion with respect to the first one thousand (1,000) barrels per day of your domestic oil production or the first six million (6,000,000) cubic feet per day of your domestic gas production. Please note, however, that there have been recent legislative proposals to eliminate the option for independent producers to claim percentage depletion for the production of oil and gas. See "Material Federal Income Tax Consequences—Possible Changes in Federal Tax Laws."

        The availability of depletion, whether cost or percentage, will be determined separately by each partner. You must separately keep records of your share of the adjusted basis in each oil or gas property, adjust your share of the adjusted basis for any depletion taken on the property, and use the adjusted basis each year in the computation of your cost depletion or in the computation of your gain or loss on the disposition of such property. These requirements may place an administrative burden on you.

        If and when you dispose of all or a portion of your Partnership units or the Partnership disposes of a productive well at a gain for tax purposes, you will be required to recapture as ordinary income any depletion deductions that reduced your adjusted tax basis in the well that is sold (or your adjusted tax basis in the Partnership's wells if you sell your interest in the Partnership) equal to the lesser of (i) the taxable gain realized on the disposition, or (ii) the depletion deductions that are subject to recapture. Thus, some (or all) of your gain from the Partnership's disposition of a well or your disposition of your interest in the Partnership could be taxable at ordinary income rates. Subject to certain anti-abuse provisions, recapture is determined at the partner level, and special rules apply in the case of partial dispositions.

Depreciation

        The Partnership will claim depreciation, cost recovery, and amortization deductions with respect to its basis in partnership property as permitted by the Code. For most tangible personal property placed in service after December 31, 1986, the "modified accelerated cost recovery system" ("MACRS") must be used in calculating the cost recovery deductions. Thus, the cost of lease equipment and well equipment, such as casing, tubing, tanks, and pumping units, and the cost of oil or gas pipelines generally cannot be deducted currently but must be capitalized and recovered under MACRS. The cost recovery deduction for most equipment used in domestic oil and gas exploration and production and for most of the tangible personal property used in natural gas gathering systems is calculated using the 200% declining balance method switching to the straight-line method, a seven-year recovery period, and a half-year convention. If an accelerated depreciation method is used, a portion of the depreciation will be a preference item for alternative minimum tax ("AMT") purposes.

        For 2013, taxpayers are allowed to take an additional first-year depreciation deduction (so-called "bonus depreciation") for certain qualified property that is placed into service prior to January 1, 2014 in an amount equal to 50% of the cost of the property. The remaining cost must be capitalized and recovered under the MACRS rules described above. For property to qualify for the 50% first-year bonus depreciation deduction, a number of requirements must be met such as, for example, the acquisition and placed-in-service requirements noted above. In addition: (i) the property must have a MACRS recovery period of 20 years or less, which, as noted above, is the case for most of the equipment used in domestic oil and gas exploration and production; and (ii) the original use of the property must start with the taxpayer after December 31, 2007. Thus, generally only new equipment will qualify for the additional first-year bonus depreciation deduction. If property qualifies for bonus deprecation, the additional first-year bonus depreciation deduction will not be a preference item for AMT purposes. No assurance can be given that any of the Partnership's property will qualify for bonus depreciation. Therefore, each prospective investor partner is urged to consult its own tax advisor with respect to the impact that bonus depreciation, or the lack thereof, will have on its decision to become an investor partner.

        If the Partnership disposes of some or all of its depreciable equipment at a gain for tax purposes or if you dispose of your interest in the Partnership at a gain, the depreciation deductions you previously claimed are subject to recapture as ordinary income equal to the lesser of the gain that is attributable to the depreciable equipment or the depreciation that is subject to recapture.

Leasehold Costs and Abandonment

        The cost of acquiring an oil and gas lease is a capital expenditure that may not be deducted in the year that the lease is acquired. Rather, the cost must be capitalized and it is generally recoverable though the allowance for depletion if a productive well (or wells) is drilled on the lease. If a lease is proved to be worthless by drilling or abandonment, the cost of that lease constitutes a loss and may be deducted for U.S. federal income tax purposes in the year it is abandoned or becomes worthless.

Transaction Fees

        The Partnership may classify a portion of the fees to be paid to third parties and to us (as described in the prospectus under "Sources of Funds and Use of Proceeds") as organizational expenses, expenses that are currently deductible or expenses that must be capitalized. Generally, expenditures made in connection with the creation of, and with sales of interests in, a partnership will fit within one of several categories, including organizational, syndication and start-up expenses.

        Organizational expenses include legal fees for services incident to the organization of the Partnership, such as negotiation and preparation of the partnership agreement, accounting fees for services incident to the organization of the Partnership, and filing fees. Depending on the amount of organizational expenses that are incurred by the Partnership, the Partnership may currently deduct the lesser of: (i) the amount of organizational expenses that are incurred or (ii) $5,000 reduced, but not below zero, by the amount by which the Partnership's organizational expenses exceed $50,000. Any organizational expenses that are not currently deductible may be amortized and deducted ratably over the 180-month period beginning with the month in which the Partnership's business begins.

        No deduction is allowable for "syndication expenses," which include brokerage fees, registration fees, legal fees of the underwriter or placement agent and the issuer for securities advice and for advice pertaining to the adequacy of tax disclosures in the prospectus for securities law purposes, printing costs, and other selling or promotional material. These costs must be capitalized.

        Start-up expenses generally include amounts paid or incurred in connection with investigating, creating or acquiring an active trade or business, which would otherwise be deductible in connection with an ongoing business. Depending on the amount of start-up expenses that are incurred by the Partnership, if any, the Partnership may currently deduct the lesser of: (i) the amount of start-up expenses that are incurred or (ii) $5,000 reduced, but not below zero, by the amount by which the Partnership's start-up expenses exceed $50,000. Any start-up expenses that are not currently deductible may be amortized and deducted ratably over the 180-month period beginning with the month in which the Partnership's business begins.

Geological and Geophysical Costs

        For federal income tax purposes, so-called geological and geophysical costs are costs that are incurred for the purpose of obtaining and accumulating data that will serve as the basis for the acquisition and retention of mineral properties by taxpayers exploring for minerals. Geological and geophysical costs do not, however, include the costs of actually acquiring a mineral property or lease. The Partnership may incur some geological and geophysical costs under arrangements with third parties, such as the operator of one or more of the Partnership's oil and gas properties. If and to the extent that the Partnership incurs geological and geophysical costs, such costs must be capitalized and amortized ratably over a 24-month period (or over a 7-year period for any partners that qualify as "major integrated oil companies" as defined by Code section 167(h)(5)) beginning on the mid-point of the taxable year during which the costs were incurred. However, there have been recent legislative proposals to increase the amortization period for geological and geophysical costs to 7 years for all taxpayers. See "Material Federal Income Tax Consequences—Possible Changes in Federal Tax Laws." If any property with respect to which geological and geophysical costs are paid or incurred is retired or abandoned, no deduction is allowed for the remaining unamortized geological and geophysical costs, if any, as a result of the retirement or abandonment. Rather, the remaining unamortized geological and geophysical costs must continue to be amortized over the remaining applicable recovery period.

Domestic Production Activities

        Taxpayers may generally deduct an amount equal to 9% of their net income from certain domestic production activities. The deduction is limited to the lesser of: (i) the taxpayer's so-called "qualified production activities income," which is based, in part, on the taxpayer's domestic production gross receipts, or (ii) fifty percent of the W-2 wages paid by the taxpayer that are properly allocable to domestic production gross receipts. Domestic production gross receipts currently include gross receipts from activities such as (i) the sale of natural gas produced by the taxpayer in the United States and (ii) the sale or lease of tangible personal property produced or extracted by the taxpayer in whole or significant part in the U.S. The deduction is reduced by 3% of the lesser of the taxpayer's (i) oil-related qualified production activities income for the tax year; (2) qualified production activities income for the tax year; or (3) taxable income (determined without regard to the domestic production activities deduction). The term "oil related qualified production activities income" means the qualified production activities income that is attributable to the production, refining, processing, transportation, or distribution of oil, gas, or any primary product thereof during that tax year.

        The availability of the domestic production deduction is dependent upon many factors, which will vary among individual investors. In addition, there have been recent legislative proposals to exclude all receipts from the sale, exchange or disposition of oil and natural gas from the definition of "domestic production gross receipts" for purposes of calculating the domestic production deduction. See "Material Federal Income Tax Consequences—Possible Changes in Federal Tax Laws." Therefore, each prospective investor partner is urged to consult with its own tax advisor to determine whether this deduction will be available to him or her.

Sales, Subleases and Farmouts

        The Partnership intends to acquire leases and drill and develop the oil and gas drilling prospects on the leases. If the Partnership is not able to drill the prospects on the leases that it acquires, the Partnership may farmout or sell the leases to third parties. The tax treatment of these transactions will depend upon the form and substance of the transactions and the nature of any interest in the lease that is retained by the Partnership.

        Sales.    If the Partnership transfers its entire interest in a lease for cash and/or a note and/or a production payment and retains no other interest in the lease, or if the Partnership transfers a portion of its working interest for cash and/or a note and/or a production payment, the transaction should be characterized as a sale or exchange for federal income tax purposes. The Partnership's taxable gain (or loss) will equal the difference between the amount realized by the Partnership on the sale and the Partnership's adjusted tax basis in the portion of the interest that is sold. If the Partnership sells less than its entire working interest, the Partnership will be required to allocate its adjusted tax basis in the interest between the portion that is sold and the portion that the Partnership retains.

        Unless the Partnership is considered to be a dealer, as discussed below, the interest should be considered a Section 1231 asset of the Partnership, and any gain that exceeds the amounts, if any, that are required to be recaptured for IDC, depletion and depreciation as discussed above, should be treated as so-called Section 1231 gain. If loss is recognized on such sale, such loss generally will constitute Section 1231 loss.

        Each investor partner will be required to report his or her share of the portion of the gain that constitutes recapture as ordinary income and must also take into account his or her share of the Section 1231 gains and losses along with his or her Section 1231 gains and losses from other sources. The characterization of an investor partner's share of the Section 1231 gains and Section 1231 losses attributable to Partnership properties as either ordinary or capital gains or losses will depend on the total amount of the investor partner's Section 1231 gains and the total amount of his or her Section 1231 losses from all sources for the year. Generally, if the total amount of the gains exceeds the total amount of the losses, all such gains and losses will be treated as capital gains and losses, and if the total amount of the losses exceeds the total amount of the gains, all such gains and losses will be treated as ordinary income and losses. An investor partner's net Section 1231 gains, however, will be treated as ordinary income to the extent of the investor partner's net Section 1231 losses during the immediately preceding five years, reduced by the Section 1231 losses previously recaptured under this rule.

        Short term capital gains are taxed at ordinary income rates, and long term capital gains are generally taxed to non-corporate taxpayers at a maximum rate of 15% or 20% depending on the amount of the taxpayer's taxable income. A non-corporate taxpayer may deduct losses from sales or exchanges of capital assets to the extent of its gains from such sales or exchanges plus the lesser of (i) $3,000 or (ii) the excess of such losses over such gains.

        If the Partnership is considered to be a "dealer," the entire amount of the Partnership's gain (or loss) on the sale will be taxed at ordinary income rates. The determination of whether the Partnership will be a "dealer" with respect to the oil and gas leases that it acquires or whether the leases will constitute Section 1231 assets will be based on all of the facts and circumstances of the Partnership's activities. The facts and circumstances that must be considered include the reason why the Partnership acquired the leases, the number and regularity of the Partnership's sales, and whether the Partnership made any improvements before the sale. Based on the proposed operations of the Partnership, we believe that the Partnership should not be considered to be a dealer in the leases that it acquire, and such interests should be Section 1231 assets in the hands of the Partnership.

        We will make an initial determination as to whether the Partnership's gain or loss on the sale of one or more leases should be taxed as Section 1231 or ordinary gain or loss. As discussed below in "—Administrative Matters—Consistency Requirements," each partner will be required to follow the Partnership's characterization of its gains and losses on its own tax return unless certain conditions are met. The IRS may not agree with the Partnership's characterization of its gains and losses. If the IRS successfully asserts that the Partnership's gain or loss should be characterized in a different manner, the partners could be obligated to pay additional tax, and be liable for penalties and interest. In such event, the Partnership may not be able to make any cash distributions to the partners to allow them to pay their additional tax liabilities.

        Subleases.    If the Partnership transfers a working interest in a lease and retains a non-operating interest such as a royalty or an overriding royalty, the transaction should be characterized as a lease or a sublease. As a result, any payments that the Partnership receives on the transfer of the lease should be characterized as a lease bonus, which is taxable as ordinary income, and the taxable amount will not be offset by the Partnership's tax basis in the lease. Rather, the Partnership's entire adjusted tax basis in the lease will be allocated to the royalty interest that it retains in the transaction. The revenues that the Partnership receives from the retained royalty interests, if any, will be taxed at ordinary income rates.

        Farmout and Sharing Arrangements.    If the Partnership agrees to farmout a lease and receives no cash compensation in connection with the farmout transaction, the transaction should not be characterized as a sale but, rather, as a lease or sublease or an investment in a separate joint venture depending upon the nature of the interest retained by the Partnership as the "farmor." In a typical transaction, the Partnership as farmor will assign a portion of its working interest in a lease (and retain a portion as its carried working interest) to the assignee (i.e., the "farmee") in exchange for the farmee's agreement to bear all of the costs related to the obligation to drill the well on the drill site. Such agreement may also provide that (1) the farmee will earn an interest in the farmor's additional acreage surrounding the drill site, (2) the farmee is entitled to recoup some or all of its drilling costs from the first production from the obligation well (i.e., payout), and (3) after payout, a portion of the drill site working interest reverts to the farmor.

        The Partnership as the farmor should not be subject to tax as a result of the farmee's payment of the costs to drill and complete the well subject to the farmout arrangement. However, the Partnership will also not be entitled to deduct any of the drilling costs or the costs for the tangible equipment needed to complete the well. If a well subject to a farmout arrangement achieves production, the Partnership will be subject to tax at ordinary income rates on its share of production that is allocable to its carried working interest.

        In Revenue Ruling 77-176, 1977-1 C.B. 77, the IRS ruled that if in exchange for drilling a well the farmee is also entitled to receive a portion of the farmor's working interest in the farmor's additional acreage surrounding the drill site, the working interest in the additional acreage constitutes compensation in the form of property to the farmee for undertaking the development project on the drill site. Consequently, the fair market value of such working interest, determined as of the date of its transfer to the farmee, is includable in the farmee's gross income in the year the well is completed or when the working interest in the additional acreage is transferred to the farmee, whichever is earlier. With respect to the fraction of the working interest in the acreage exclusive of the drill site transferred by the farmor to the farmee, the farmor is to be treated as having sold such interest for its fair market value on the date of transfer and having paid the cash proceeds to the farmee as additional compensation to the farmee for undertaking the development project on the drill site. This treatment may result in taxable income to the farmor.

        If a farmout arrangement is necessary, we will attempt to minimize the effects of Revenue Ruling 77-176 in negotiating the farmout arrangement. However, to the extent any such transaction produces taxable income under the ruling, your tax liability attributable to such transaction may exceed the cash that is distributed from the Partnership. In such case you will have to use cash from other sources to pay your tax liability. In addition, the fair market value of the transferred property is a factual question, which may be the subject of a dispute between the Partnership and the IRS.

Allocations

        In general, allocations of all partnership items of income, gain, loss, deduction and credit must have "substantial economic effect" to be recognized for federal income tax purposes. An allocation will have substantial economic effect if it satisfies a two-part test. First, the allocation must have economic effect. Second, the economic effect must be substantial. If an allocation lacks substantial economic effect the IRS will disregard the allocation and will determine a partner's allocable share in accordance with the partner's interest in the partnership.

        With respect to the second test, the Treasury Regulations generally provide that the economic effect of an allocation is substantial if there is a reasonable possibility that the allocation (or allocations) will affect substantially the dollar amounts to be received by the partners from the partnership, independent of the tax consequences. However, the Treasury Regulations provide that the economic effect of an allocation (or allocations) is not substantial if at the time the allocation becomes part of the partnership agreement: (i) the after-tax economic consequences of at least one partner may, in present value terms, be enhanced as compared to such consequences if the allocation (or allocations) were not contained in the partnership agreement; and (ii) there is a strong likelihood that the after-tax economic consequences of no partner will, in present value terms, be substantially diminished as compared to such consequences if the allocation (or allocations) were not contained in the partnership agreement.

        According to the Treasury Regulations, an allocation will have economic effect if the partner to whom the allocation is made receives the economic benefit or bears the economic burden or risk associated with the allocation. The regulations state that, in general, an allocation will have economic effect if, throughout the term of the partnership, the partnership agreement:

            (i)  provides for the determination and maintenance of the partners' capital accounts in accordance with the rules set forth in the Treasury Regulations;

           (ii)  requires that on liquidation of the partnership (or any partner's interest in the partnership), liquidating distributions must in all cases be made by the later of the end of the taxable year in which the liquidation occurs or 90 days after the liquidation, in accordance with the positive capital account balances of the partners; and

          (iii)  either obligates a partner with a deficit in its capital account following the liquidation of its interest in the partnership to restore such deficit or contains a so-called "qualified income offset" pursuant to which a partner that unexpectedly receives certain allocations, adjustments or distributions will be allocated income and gain in an amount and manner sufficient to eliminate any deficit capital account balance of such partner as quickly as possible.

        If an agreement contains a qualified income offset instead of a deficit restoration clause, the allocation will have economic effect only to the extent it does not create or increase a deficit capital account balance.

        The allocations of federal income tax items to the partners made in the partnership agreement should satisfy the "substantiality" portion of the test in the regulations because the economic consequences of the allocations should be equivalent to the tax consequences of such allocations. However, the allocation of federal income tax items to the partners in the partnership agreement does not satisfy the safe harbor for "economic effect" because the partnership agreement provides that liquidating distributions will be made to the partners first to the extent necessary to ensure that they have received a return of an amount equal to their capital contributions to the Partnership, and thereafter in accordance with their right to receive operating distributions from the Partnership. Therefore, allocations in the partnership agreement must be made in accordance with the partner's interests in the Partnership. Because the partnership agreement generally allocates profits to the partners in accordance with their respective rights to cash distributions from the Partnership and losses are allocated first to the extent of prior allocations of undistributed profits and thereafter in accordance with relative capital contributions to the Partnership (excluding amounts used to pay organization and offering costs), we believe that these allocations are in accordance with the partners' interests in the Partnership and, therefore, should be respected by the IRS. However, there can be no assurance that the IRS will not challenge the allocations in the Partnership agreement and attempt to reallocate profits and losses (and the tax obligations associated with such items) among the partners in some other manner. If the IRS were to successfully assert that the Partnership's income or loss should be allocated in a manner other than as set forth in the Partnership agreement, the partners could owe additional tax, interest and penalties for the tax year(s) such reallocations are made, and the Partnership may not be able to make any cash distributions to the partners to permit them to pay such additional tax liabilities.

Basis and At Risk Limitations

        Your share of Partnership losses, if any, will be allowed only to the extent of your adjusted tax basis in the Partnership. Your initial adjusted tax basis will generally be equal to the cash you contribute to the Partnership. Your adjusted tax basis will generally be increased by your share of the Partnership's income, additional capital contributions, if any, that you make to the Partnership and your share, if any, of Partnership borrowings as determined under the Code and applicable Treasury Regulations. Your adjusted tax basis will generally be reduced, but not below zero, by your share of Partnership losses, your depletion deductions, the amount of cash and the adjusted tax basis of property other than cash distributed from the Partnership and your share of the reduction in the amount of Partnership borrowings previously included in your basis.

        Your share of Partnership losses may also be limited by the aggregate amount with respect to which you are "at risk" at the close of the taxable year. In general, you are "at risk" to the extent of the amount of cash and the adjusted basis of other property you have contributed to the Partnership. Any such loss disallowed by the "at risk" limitation shall be treated as a deduction allocable to the activity in the first succeeding taxable year.

        You must recognize taxable income to the extent that your "at risk" amount is reduced below zero. This recaptured income is limited to the sum of the loss deductions previously allowed to you, less any amounts previously recaptured. You may be allowed a deduction for the recaptured amounts included in your taxable income if and when you increase your amount "at risk" in a subsequent taxable year.

        If you purchase units by tendering cash to the Partnership, to the extent the cash contributed constitutes your "personal funds," you should be considered "at risk" with respect to those amounts. To the extent the cash contributed constitutes "personal funds," neither the "at risk" rules nor the adjusted basis rules should limit the deductibility of losses generated from the Partnership up to an amount equal to such cash.

Passive Loss Limitations

        Generally.    The passive activity loss rules apply to individuals, estates, trusts, personal service corporations and closely held C corporations, and limit the ability of these taxpayers to deduct losses generated from passive activities. Under the passive activity loss rules, losses from passive activities can only be deducted against income from the passive activity that generated the loss and from other passive activities. Passive activity losses generally cannot be used to offset income from wages or salaries (or other sources of so-called "active" income) or against income from interest, dividends or royalties not derived in the ordinary course of business or against the gain from the sale of property producing such income (so-called "portfolio income"). If a taxpayer has a loss from a passive activity for a given tax year that cannot be offset by passive income from other passive activities, the loss will be suspended and may be carried forward by the taxpayer and used to offset future income from passive activities. If a taxpayer has a suspended loss from a passive activity when it disposes of its interest in the activity to an unrelated party, the taxpayer will be allowed to deduct the suspended loss against its non-passive income provided that the interest is disposed of in its entirety to an unrelated party in a taxable transaction.

        The term "passive activity" encompasses all rental activities and all activities involving a trade or business with respect to which the individual taxpayer does not "materially participate." This material participation standard is applied individually on an investor-by-investor basis. Thus, in the case of the Partnership, the material participation test will be applied on a partner-by-partner basis to determine whether each partner materially participates in the Partnership's activities.

        You will be treated as materially participating in the Partnership's activities only if you are personally involved in its operations on a "regular, continuous, and substantial" basis. Work done in your capacity as an investor will not be treated as participation in the Partnership's activities. In addition, we will be responsible for the Partnership's day-to-day activities and operations, and you will only have limited rights to participate in the management of the Partnership. Moreover, with certain exceptions, the Code provides that no limited partnership interest in a limited partnership will be treated as an interest with respect to which you materially participate. If you own both additional general and limited partner interests at all times during the Partnership's taxable year, you should be treated as a general partner for purposes of determining whether you own an interest in a passive activity. Thus, if you invest solely as a limited partner, it is unlikely that you will be deemed to materially participate in the Partnership's activities. Therefore, your investment likely will be treated as a passive activity and your allocable share of income or loss likely will be subject to the passive activity loss rules. However, the final determination whether an investment as a limited partner will be treated as a passive activity will depend on each limited partner's own circumstances.

        The Working Interest Exception and General Partners.    The Code provides that the term "passive activity" does not include a "working interest in any oil or gas property that the taxpayer holds directly or through an entity that does not limit the liability of the taxpayer with respect to such interest." This is often referred to as the working interest exception to the passive activity loss rules. The Treasury Regulations provide that holding a working interest through a limited partnership in which you are a limited partner is treated as limiting your liability with respect to the working interest. If you purchase only a limited partnership interest in the Partnership, you cannot qualify for the working interest exception. Therefore, as noted above, your allocable share of the profits or losses from the Partnership's activities should be treated as arising in connection with a passive activity. As a result, the following discussion applies only to partners that invest as additional general partners in the Partnership.

        General partnership interests in a limited or general partnership that owns a working interest should not be deemed to limit your liability with respect to the working interest that is owned by the Partnership. As a result, if you invest in the Partnership as an additional general partner, you may be able to qualify for the working interest exception if the Partnership acquires one or more working interests and you do not own your general partnership interest through an entity that limits your liability (e.g., a limited liability company). The Treasury Regulations provide that the protection from loss through insurance, indemnification agreements, or similar arrangements will not be taken into account in determining whether you hold your working interest through an entity that limits your liability. Therefore, while the Partnership intends to purchase and maintain various types of insurance, this should not affect your ability to qualify for the working interest exception.

        In order for the additional general partners in the Partnership to qualify for the working interest exception, the Partnership must hold a working interest in an oil or gas lease at some point during the taxable year. As discussed in this prospectus, the Partnership intends to acquire working interests in oil and gas leases and develop drilling prospects on such leases. As a result, the additional general partners in the Partnership may be able to qualify for the working interest exception to the passive activity loss rules for a given tax year provided that they own their additional general partner interests either directly or indirectly through an entity that does not limit their liability and the Partnership owns one or more working interests at any point during the year. The final determination whether an additional general partner's interest will be treated as a passive activity will depend on each additional general partner's own circumstances.

        Please note that there have been recent legislative proposals to eliminate the working interest exception to the passive activity loss rules. See "Material Federal Income Tax Consequences—Possible Changes in Federal Tax Laws."

        Conversion of General Partner Interests.    As previously discussed, additional general partners may voluntarily convert their general partner interests into limited partnership interests upon the occurrence of certain events. In addition, all general partners will be converted to limited partners during the year following the year that the Partnership substantially completes its drilling activities.

        If and when your additional general partnership interest is converted to a limited partnership interest, the character of a subsequently generated tax attribute, such as a loss, will be dependent upon, among other things, the nature of the tax attribute and whether there arose, prior to conversion, losses to which the working interest exception applied. If you had a loss for any taxable year from a working interest in any oil or gas property that is treated as a non-passive loss pursuant to the working interest exception discussed above, then any net income from the property for any succeeding taxable year will be treated as income that is not from a passive activity. On the other hand, if the Partnership generates losses after your interest is converted, the losses will likely be treated as passive losses as discussed above regardless of whether the Partnership owns working interests in one or more leases.

        Grouping Partnership Activities.    The Treasury Regulations provide special rules that allow taxpayers to group their activities for purposes of applying the passive activity loss rules. In the case of the Partnership, the regulations require the Partnership to initially group its activities for purposes of applying the passive activity loss rules. Once grouped by the Partnership, a partner may group the Partnership's activities with other passive activities in which the partner directly or indirectly participates. However, a partner is prohibited from treating activities that are grouped together by the Partnership as separate activities.

        Revenue Procedure 2010-13 requires taxpayers to report with their annual income tax returns certain changes to their groupings of activities for purposes of applying the passive activity loss rules, and special rules apply to partnerships. Pursuant to those rules, the Partnership will report with its annual information return the grouping of its activities for purposes of the passive activity loss rules, and the Partnership will separately state the income or loss for each separate grouping. A partner will not be required to make a separate disclosure of the grouping by the Partnership unless the partner: (i) groups together activities that were considered to be separate activities by the Partnership; or (ii) groups the Partnership's activities with other activities conducted directly or indirectly by the partner.

        The reporting rules for passive activities are complex and the application will vary for each partner in the Partnership. Therefore, prospective partners are urged to consult with their own tax advisors regarding their obligations to disclose their participation in the Partnership and the grouping of the Partnership's activities for purposes of applying the passive activity loss rules.

 Partnership Distributions

        Cash that is distributed to you from the Partnership generally should not be taxable to you as long as the amount of the cash does not exceed your adjusted tax basis in the Partnership. To the extent that any actual or constructive distributions are in excess of your adjusted basis in your interest in the Partnership (after adjustment for contributions and your allocable share of income and losses of the Partnership), that excess will generally be treated as gain from the sale of a capital asset.

        Any increase in your share of the Partnership's liabilities or any increase in your individual liabilities by reason of an assumption by you of the Partnership's liabilities is considered to be a contribution of money by you to the Partnership. Similarly, any decrease in your share of the Partnership's liabilities or any decrease in your individual liabilities by reason of the Partnership's assumption of such individual liabilities will be considered as a distribution of money to you by the Partnership. As a result, a decrease in your share of the Partnership's liabilities could cause you to recognize taxable gain regardless of whether you receive a cash distribution from the Partnership. Such a decrease could be deemed to occur if and when an additional general partner's interest is converted to that of a limited partner. Therefore, additional general partners are urged to consult with their own tax advisors regarding the consequences to them of a conversion of their additional general partnership interests to limited partnership interests.

Gain or Loss on Sale of Units

        If you sell your unit(s) in the Partnership pursuant to the provisions of the partnership agreement, you will recognize taxable gain or loss on the sale (subject to certain loss disallowance rules for sales to related parties) measured by the difference between the amount realized on the sale and your adjusted tax basis in your units. The amount that you realize will include your allocable share of the Partnership's debt, if any, as well as the amounts paid to you as a result of the sale.

        If the amount realized exceeds your adjusted tax basis, the gain on the sale will first be subject to the recapture rules discussed above for IDC, depletion and depreciation. If your taxable gain exceeds the amount that you must recapture as ordinary income or if you incur a loss on the sale, the excess gain or, subject to certain loss disallowance rules, the loss should be either short term or long term capital gain or loss depending on whether you held your units for less than, or more than, one year.

        If you sell or exchange units in the Partnership, you must generally notify the Partnership in writing within 30 days of such transaction (or by January 15 of the year following the year in which the sale occurs, if earlier) and you must attach a statement to your tax return reflecting certain facts regarding the sale or exchange. The notice must include both your name, address and taxpayer identification number as well as those of the transferee and the date of the exchange. The Partnership also is required to provide copies of the information it provides to the IRS to both you and the transferee. If you fail to notify the Partnership of a transfer of your partnership interest, you may be fined $50, provided there is no intentional disregard of the notice requirement, in which case the fine would be greater. Similarly, the Partnership may be fined for failure to report the transfer.

        The tax consequences to an assignee purchaser of a unit are not described in this summary. Prior to assigning any of your units, you are urged to advise your assignee to consult its own tax advisor regarding the tax consequences of such assignment.

Additional Tax on Net Investment Income

        Beginning in 2013, individuals (and estates and trusts) will be subject to a new 3.8% federal tax on their so-called "net investment income" if their modified adjusted gross income exceeds certain threshold amounts. For married individuals filing jointly the threshold amount is $250,000, and for married individuals filing separately the threshold amount is $125,000. For all others, the threshold amount is $200,000. The 3.8% tax is imposed on the lesser of (i) the taxpayer's net investment income or (ii) the portion of the taxpayer's modified adjusted gross income that exceeds the applicable threshold amount. Modified adjusted gross income is generally defined as a taxpayer's adjusted gross income increased by certain foreign earned income, which is generally otherwise not subject to taxation. Net investment income is defined to include: (i) interest, dividends, annuities, royalties and rents, excluding such items of income that are derived in the active conduct of a trade or business that is not a passive activity; (ii) gross income that is derived from a passive activity; and (iii) net gain from the disposition of property, excluding property that is held in a trade or business that is not a passive activity. In the case of a disposition of an interest in the Partnership, gain from the disposition, if any, will be subject to the new 3.8% tax only to the extent of an amount equal to the gain that would be allocable to the taxpayer and would be subject to the 3.8% tax if the Partnership were to dispose of all of its assets immediately prior to the disposition. Finally, the new 3.8% tax does not apply to any income that is subject to the self employment tax.

        The determination of whether all or any portion of the income from the Partnership will be subject to the new 3.8% tax will depend on a number of factors, including each partner's own individual circumstances. Therefore, you are urged to consult your own tax advisor regarding the new 3.8% tax on net investment income and its potential application to your investment in the Partnership.

Unrelated Business Taxable Income

        Taxpayers that are normally exempt from U.S. federal income taxation such as qualified retirement plans, 501(c) non-profit organizations and IRAs are nonetheless taxable on the income that they earn from a trade or business that is deemed to be unrelated to their tax exempt purpose. The ownership of a working interest in an oil or natural gas well, whether directly or as a partner in a partnership that owns a working interest, is deemed to be an unrelated business. Therefore, as a result of the Partnership's proposed activities, a tax exempt investor that becomes an investor partner will likely be subject to tax on its income from the Partnership, at least to the extent that the Partnership's income is from working interests in oil or natural gas wells. In addition, if the Partnership borrows to fund operations, or if a tax exempt partner borrows to acquire its interest in the Partnership, all or a portion of the income and gain from the Partnership's operations could constitute unrelated debt-financed income, which is generally taxable to an otherwise tax exempt investor. For investor partners that invest with money from their IRAs, it is possible that the Partnership's earnings could be subject to tax twice: once when amounts are earned by the Partnership and then again when distributions are made from the IRA to the investor. In addition, for tax exempt charitable remainder trusts and charitable remainder unitrusts, they will be subject to a 100% excise tax on any unrelated business taxable income that they receive. Therefore, tax exempt investors, including IRA investors, are urged to consult their tax advisors before becoming a partner as to the advisability and the tax consequences of becoming an investor partner.

Oil and Natural Gas Tax Credits

        Under current law, federal income tax credits may be available for the production of oil and natural gas from certain types of wells and/or with certain types of recovery methods. The tax credits depend upon a number of different factors such as, for example, the location of the well, the production level of the well, the production methods used and the price of oil and natural gas. Due to the factual nature of this issue, each partner is urged to consult its own tax advisor regarding the U.S. federal income tax credits that may be available in connection with its participation in the Partnership. In addition, it should be noted that there have been recent legislative proposals to repeal two of the existing tax credits that are potentially available in connection with the production of oil and natural gas. See "Material Federal Income Tax Consequences—Possible Changes in Federal Tax Laws."

 Termination of the Partnership

        The Partnership may technically terminate and a new partnership may be formed solely for U.S. tax purposes if fifty percent or more of the interests in the Partnership's capital and profits are sold or exchanged within a consecutive twelve-month period. To prevent this occurrence, the partnership agreement provides that you may transfer your units only under certain limited circumstances, and you may not transfer your units if in the opinion of counsel it would cause the Partnership to terminate for U.S. tax purposes.

        If the Partnership terminates for federal income tax purposes, there will be a deemed contribution of "old" partnership assets and liabilities to a "new" partnership in exchange for "new" partnership interests followed immediately by a deemed "old" partnership liquidating distribution of the "new" partner interests to the partners. Generally speaking, this should not be a taxable event for the partners in the "new" partnership, but it may adversely impact the Partnership's future deductions for depreciation by causing the Partnership to restart the depreciable lives of its assets for tax purposes.

Alternative Minimum Tax

        You will be subject to AMT to the extent that your "tentative minimum tax" exceeds your regular income tax liability. For individuals, your AMT rate is 26% or 28%, depending on the amount of your alternative minimum taxable income that is above an exemption amount. Alternative minimum taxable income is your taxable income increased by certain tax preference items and increased or decreased by certain tax adjustments. The computation of your AMT will depend on your income, gains, deductions, losses, adjustments and tax preference items from sources other than the Partnership and the interaction of these items with your share of income, gains, deductions, losses, adjustments and tax preference items and deductions from the Partnership. You are urged to consult your own tax advisor with regard to the impact of the AMT on your own tax situation.

Reportable Transaction Rules

        Under federal law there are various transactions known as "reportable transactions" that must be reported to the IRS by the participants on IRS Form 8886 and by the material advisors to the transactions on certain information returns. In addition, the material advisors must prepare and maintain lists of the persons they advise and provide the lists to the IRS upon written request. If a participant or material advisor to a reportable transaction fails to properly report it to the IRS, they could be subject to substantial tax penalties.

        We believe that the sale of units in the Partnership and the Partnership's anticipated operations should not constitute reportable transactions. Accordingly, we believe that we are not obligated and, therefore, do not intend to comply with these disclosure or list maintenance requirements. There can be no assurance or guarantee that the IRS will agree with our determination. Significant penalties could apply if a party to a reportable transaction fails to comply with these rules, and such rules are ultimately determined to be applicable. As a result, you are urged to consult with your own tax advisor regarding whether you are required to disclose your participation in the Partnership to the IRS on Form 8886.

Penalty for Transactions that Lack Economic Substance

        Federal law imposes a strict liability penalty on the portion of an underpayment of federal tax that results by reason of a transaction being found to lack economic substance. The penalty is 20% for transactions that are adequately disclosed by taxpayers on their returns (or a statement attached to their returns), and 40% for undisclosed transactions. Whether the so-called economic substance doctrine applies to a transaction is based on all of the facts and circumstances associated with the transaction and various common law doctrines that have been developed by the courts over the years.

If the doctrine applies, a transaction will be treated as having economic substance only if (i) the transaction changes, in a meaningful way (apart from the federal income tax effects), the taxpayer's economic position, and (ii) the taxpayer had a substantial purpose (apart from the federal income tax effects) for entering into the transaction.

        We do not anticipate that the Partnership will enter into any transactions to which the economic substance doctrine will be relevant. If, however, the Partnership does enter into one or more transactions to which the economic substance doctrine is relevant, we anticipate that such transactions should meet both prongs of the test for economic substance, and the 20% (or 40%) strict liability penalty should not apply. There can be no assurance, however, that the IRS will agree with our expectations, or that the IRS will not assert that the economic substance penalty should apply to one or more transactions that the Partnership may enter into. Moreover, depending on a partner's own circumstances, the IRS could assert that the partner's investment in the Partnership lacks economic substance and, therefore, may be subject to the strict liability penalty. Accordingly, you are urged to consult with your own tax advisor regarding the applicability of the economic substance doctrine and the 20% (or 40%) strict liability penalty.

Profit Motive

        The Code, as well as other authorities, limits the deduction of losses from an activity not engaged in for profit. There is a presumption that an activity is engaged in for profit if the gross income from the activity exceeds deductions attributable to the activity in three or more of the five consecutive taxable years ending with the current taxable year. There is no certainty that the Partnership will have income sufficient to entitle it to the benefit of this presumption. Accordingly, the Partnership and, perhaps, you as an investor partner, may be required to demonstrate that the Partnership's activities are engaged in for profit.

Administrative Matters

        Returns and Audits.    While no federal income tax is required to be paid by an organization classified as a partnership for federal income tax purposes, the Partnership will be required to file federal income tax information returns, which are subject to audit by the IRS. Any such audit may lead to adjustments, in which event you may be required to file amended personal federal income tax returns. Any such audit may also lead to an audit of your individual tax return and adjustments to items unrelated to an investment in the Partnership.

        For purposes of reporting, audit, and assessment of additional federal income tax, the tax treatment of "partnership items" is determined at the partnership level. Partnership items will include those items that the Treasury Regulations provide are more appropriately determined at the partnership level than the partner level. The IRS generally cannot initiate deficiency proceedings against you with respect to partnership items without first conducting an administrative proceeding at the Partnership level as to the correctness of the Partnership's treatment of the item. You may not file suit for a credit or a refund arising out of the Partnership item without first filing a request for an administrative proceeding by the IRS at the Partnership level. You are entitled to notice of such administrative proceedings and decisions made in them, except if the Partnership has more than 100 partners and you hold less than a 1% profits interest in the Partnership. If a group of partners having an aggregate profits interest of 5% or more in the Partnership requests, however, the IRS also must mail notice to a partner appointed by that group to receive notice. Whether or not entitled to notice, you are entitled to participate in the administrative proceedings at the Partnership level. You may be bound by a settlement reached by the Partnership's representative "tax matters partner," which will be us as the managing general partner, even if you are not entitled to notice. If a proposed tax deficiency is contested in any court by any partner of the Partnership or by us, you may be deemed parties to the litigation and bound by the result reached by any court of law.

        Consistency Requirements.    You must generally treat partnership items on your federal income tax returns consistently with the treatment of such items on the Partnership's information return unless you file a statement with the IRS identifying the inconsistency or otherwise satisfy the requirements for waiver of the consistency requirement. Failure to satisfy this requirement will result in an adjustment to conform your treatment of the item with the treatment of the item on the partnership return. Intentional or negligent disregard of the consistency requirement may subject you to substantial penalties.

        Compliance Provisions.    You may be subject to several penalties and other provisions that encourage compliance with the federal income tax laws, including an accuracy-related penalty in an amount equal to 20% of the portion of your underpayment of tax caused by negligence, intentional disregard of rules or regulations or any "substantial understatement" of income tax. A "substantial understatement" of tax is an understatement of income tax that exceeds the greater of (a) 10% of the tax required to be shown on your return (the correct tax), or (b) $5,000 ($10,000 if you are a corporation other than an S corporation or personal holding corporation).

        Except in the case of understatements attributable to "tax shelter" items, an understatement may not give rise to the penalty if (a) there is or was "substantial authority" for the treatment of the item that gave rise to the understatement or (b) all facts relevant to the tax treatment of the item are disclosed on the Partnership's information return and there is a reasonable basis for the tax treatment of such item. Under the applicable Treasury Regulations, however, you may make adequate disclosure with respect to the Partnership's items if certain conditions are met.

        If your investment qualifies as a reportable transaction, you could be subject to a 20% accuracy-related penalty if a significant purpose of the transaction is the avoidance or evasion of federal income tax. The penalty increases to 30% if the transaction is not adequately disclosed to the IRS. There is an exception to these penalties if you are able to show that you adequately disclosed the transaction, there was substantial authority for your position and you reasonably believed that your tax treatment was more likely than not the proper treatment.

Accounting Methods and Periods

        The Partnership will use the accrual method of accounting and will select the calendar year as its taxable year.

Election to Adjust Tax Basis of Partnership Property

        As a result of the tax accounting complexities inherent in, and the substantial expense that would be attendant to, making the election to adjust the tax basis of Partnership property provided by Code sections 734, 743 and 754, we do not presently intend to make such election on behalf of the Partnership. The absence of any such effective election and of the power to compel the making of such an election may, in many circumstances, result in a reduction in value of Partnership units to any potential transferee and may be considered an additional impediment to the transferability of units in the Partnership.

Self-Employment Tax

        An additional general partner's share of any income or loss attributable to units should constitute "net earnings from self-employment" for both social security and self-employment tax purposes, while a limited partner's share of such items should not constitute "net earnings from self-employment." Thus, if you are an additional general partner, you may be required to pay federal self employment tax in additional federal income tax on your allocable share of the Partnership's income. If you are only a limited partner you should not be required to pay self employment tax on your allocable share of Partnership income and, therefore, you will not earn any quarters of coverage or increased benefits under the Social Security Act. In addition, if you are a limited partner receiving Social Security benefits, your taxable income attributable to your investment in the units must be taken into account in determining any reduction in benefits because of "excess earnings."

State and Local Taxes

        The partners may be subject to state and local taxes on their allocable shares of the Partnership's income in the states and localities where they live and/or where the Partnership owns oil and gas properties, and they may be required to file various tax returns in such jurisdictions to report and pay such taxes. Because this summary is generally limited to issues of U.S. federal income tax law and it does not address issues of state or local law, we urge each investor to consult their own tax advisor regarding the impact of state and local tax laws on an investment in the Partnership.

        In addition, the Partnership will likely be subject to various other state or local taxes associated with its ownership of working interests in oil and gas leases and its production of oil and gas. The Partnership's payment of such taxes will reduce the funds the Partnership has available to make distributions to the partners. As a result, your income tax liability from the Partnership may exceed the cash the Partnership has available to distribute to you. If this occurs, you will have to use cash from other sources to pay your tax liability.

Possible Changes in Federal Tax Laws

        The statutes and regulations with respect to all of the foregoing tax matters are subject to continual change by Congress and the Department of Treasury. Similarly, interpretations of these statutes and regulations may be modified or affected by judicial decision, the IRS or the Department of Treasury. Any such change may have an effect on the discussion set forth above.

        Recently there have been specific legislative proposals concerning the tax treatment of exploring for and producing oil and gas, and some of those proposals reduce or eliminate some of the tax benefits described in this prospectus. For example, as part of its budget proposal for the 2013 fiscal year, the current administration has proposed to repeal a number of the tax benefits currently available for the exploration for and production of oil and gas including the ability to currently deduct IDC, the availability of percentage depletion for independent producers and the working interest exception to the passive activity loss rules. The current administration's budget also includes proposals to increase the amortization period for geological and geophysical costs to seven years for all taxpayers; exclude gross receipts from the sale of oil and natural gas from the definition of domestic production gross receipts for purposes of calculating the domestic production deduction; and eliminate two of the tax credits that are potentially available in connection with the production of oil and natural gas. The changes are proposed to take effect in 2013 and, if enacted, could have an adverse impact on the U.S. oil and gas industry. To date, these changes have not been enacted. The same changes were proposed by the current administration as part of its budget proposals for the 2010, 2011 and 2012 fiscal years. Those proposals, however, were not enacted by Congress. At this time it is not possible to predict whether any legislative proposals, including the administration's budget proposals, will become law.

        In addition, the IRS has proposed and is still considering changes in regulations and procedures, and numerous private interest groups have lobbied for regulatory and legislative changes in federal income taxation. Many of such proposals might, if adopted, have the overall effect of reducing the tax benefits presently associated with participating in the Partnership.

        It is likely that further proposals will be forthcoming or that previous proposals will be revived in some form in the future. It is impossible to predict with any degree of certainty what past proposals may be revived or what new proposals may be forthcoming, the likelihood of adoption of any such proposals, the likely effect of any such proposals upon the income tax treatment presently associated with oil and gas ventures, investments, or the Partnership, or the effective date of any legislation which may derive from any such past or future proposals. Therefore, each potential investor is urged to consult with its own tax advisor regarding the effect that a change in tax law could have on his or her decision to invest in the Partnership.

Individual Tax Advice Should Be Sought

        The foregoing is only a summary of the material federal tax considerations that may affect your decision regarding the purchase of units. The tax considerations attendant to an investment in the Partnership are complex, vary with individual circumstances, and depend in some instances upon whether you acquire limited partner interests or additional general partner interests. You are encouraged to review such tax consequences with your own tax advisor.

SUMMARY OF PARTNERSHIP AGREEMENT

        The rights and obligations of the partners in the Partnership will be governed by the limited partnership agreement of the Partnership. The form of partnership agreement of the Partnership is attached to this prospectus as Appendix A. You should study carefully the partnership agreement in its entirety before subscribing for units. The following summary of material terms of the partnership agreement is not complete and in no way amends or modifies the partnership agreement.

Our Responsibility

        We will exclusively manage and control all aspects of the business of the Partnership. No investor partner shall have any voice in the day-to-day business operations of the Partnership. We are authorized to delegate and subcontract our duties under the partnership agreement to others, including entities related to us. As the managing general partner, we cannot delegate our fiduciary duty to the Partnership while we serve as the managing general partner.

Liability of General Partners, Including Additional General Partners

        General partners, including additional general partners, will not be protected by limited liability for partnership activities. The additional general partners will be jointly and severally liable for all obligations and liabilities to creditors and claimants, whether arising out of contract or tort, in the conduct of partnership operations. Although the Partnership will maintain insurance coverage in amounts we deem appropriate, it is possible that insurance coverage may be insufficient.

        We intend to maintain general liability insurance. In addition, we have agreed to indemnify each of the additional general partners for obligations related to casualty and business losses that exceed available insurance coverage and partnership assets.

        The additional general partners, by execution of the partnership agreement, grant us the exclusive authority to manage the partnership business in our sole discretion and to thereby bind the Partnership and all partners in our conduct of the partnership business. The additional general partners will not be authorized to participate in the management of the partnership business. The partnership agreement prohibits the additional general partners from acting in a manner harmful to the assets or the business of the Partnership or to do any other act that would make it impossible to carry on the ordinary business of the Partnership. If an additional general partner acts in contravention of the terms of the partnership agreement, losses caused by his actions will be borne by such additional general partner alone and such additional general partner may be liable to other partners for all damages resulting from his breach of the partnership agreement. Additional general partners who choose to assign their units in the future may only do so as provided in the partnership agreement. The liability of partners who have assigned their units may continue after such assignment unless a formal assumption and release of liability is effected.

 Liability of Limited Partners

        The Partnership is governed by the Texas Business Organizations Code under which a limited partner's liability for the obligations of the Partnership is limited to his capital contribution, his share of partnership assets and the return of distributions from the Partnership to the partner that were made at a time when the partner knew the liabilities of the Partnership exceeded its assets. A limited partner will not otherwise be liable for the obligations of the Partnership unless, in addition to the exercise of his rights and powers as a limited partner, such person takes part in the control of the business of the Partnership.

Allocations and Distributions

        General.    Profits and losses are to be allocated and cash is to be distributed in the manner described in the section of this prospectus entitled "PARTICIPATION IN DISTRIBUTIONS, PROFITS, LOSSES, COSTS AND REVENUES."

        Time of Distributions.    We will determine distributable cash at least on a monthly basis. We may, at our discretion, make distributions less frequently.

        Liquidating Distributions.    Liquidating distributions for the Partnership will be made (i) first, if each unit holder and/or we have not already received distributions from the Partnership in an amount that equals or exceeds the unit holder's or our respective capital contributions to the Partnership, distributions will be made to the unit holder and/or us in proportion and in an amount equal to the difference between the unit holder's or our respective capital contributions to the Partnership and the aggregate distributions that have previously been made to the unit holder or us, as applicable; and (ii) thereafter, 79% to the unit holders (including us for the units we purchase) and 21% to us. However, in the event of dissolution of the Partnership, distributions will be made only after due provision has been made for, among other things, payment of all partnership debts and liabilities. Any in-kind property distributions to investor partners from the Partnership must be made to a liquidating trust or similar entity, unless an investor partner affirmatively consents to receive an in-kind property distribution after being told the risks associated with the direct ownership of the property or unless there are alternative arrangements in place which assure that the investor partner will not be responsible for the operation or disposition of the partnership's properties. If we have not received an investor partner's written consent to a proposed in-kind property distribution within 30 days after it is mailed, then it will be presumed that the investor partner has not consented. We may then sell the asset at the best price reasonably obtainable from an independent third-party, or to ourselves or our affiliates at fair market value as determined by an independent expert selected by us. Also, if the Partnership is liquidated we will be repaid for any debts owed to us by the Partnership before there are any payments to investor partners in the Partnership.

Voting Rights

        Meetings of the partners of the Partnership may be called by the managing general partner or by investor partners owning 10% or more of the then outstanding units for any matters for which the investor partners may vote under the limited partnership agreement. Such call for a meeting will be deemed to have been made upon receipt by the managing general partner of a written request from investor partners holding the requisite percentage of units stating the purpose(s) of the meeting. The managing general partner will call such a meeting and will deposit in the United States mail within 15 days after receipt of such request, written notice to all investor partners of the meeting and the purpose of the meeting, which will be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. The managing general partner may extend the notice date for such a meeting for a period of up to 60 days, if in its opinion additional time is necessary to prepare proxy or information statements or other documents required to be delivered in connection with such meeting by the SEC or other regulatory authorities. Investor partners have the right to submit proposals to the managing general partner for inclusion in the voting materials for the next meeting of investor partners for consideration and approval by the investor partners. Investor partners have the right to vote in person or by proxy. For the Partnership, a vote of a majority of the then outstanding units entitled to vote, without the necessity of our concurrence, will be required to approve any of the following matters:

  •
  the sale of all or substantially all of the assets of the Partnership;

  •
  our removal and the election of a new managing general partner;

  •
  dissolution of the Partnership;

  •
  any non-ministerial material amendment to the partnership agreement;

  •
  election of a new managing general partner if we elect to withdraw from the Partnership;

  •
  cancellation of contracts for services with our affiliates or us; and

  •
  the appointment of a liquidating trustee in the event the Partnership is to be dissolved by reason of the retirement, dissolution, liquidation, bankruptcy, death, or adjudication of insanity or incapacity of the last remaining general partner.

        In determining the requisite percentage in interest of units necessary to approve a matter on which the managing general partner and its affiliates may not, or are not authorized to, vote or consent, any units owned by the managing general partner and its affiliates shall not be included. With respect to any units owned by the managing general partner, the managing general partner may not vote or consent on matters submitted to the partners regarding the removal of the managing general partner or regarding any transaction between the Partnership and the managing general partner. Investor partners have the right to submit proposals to us for inclusion in the voting materials for the next meeting of investor partners for consideration and approval by the investor partners.

        A vote of a majority of the then outstanding units entitled to vote, with our concurrence, will be required to amend the partnership agreement to change the classification of the Partnership as a "partnership" for U.S. income tax purposes.

        We, if we were removed by the investor partners in the Partnership, may elect to retain our interest in the Partnership as a limited partner in the successor limited partnership (assuming that the investor partners determined to continue the Partnership and elected a successor managing general partner).

Our Retirement and Removal

        In the event that we (or any successor managing general partner) desire to withdraw from the Partnership for whatever reason, we may do so only after giving 120 days prior written notice after completion of the Partnership's primary drilling and/or completion activities. We may not partially withdraw our property interests held by the Partnership unless such withdrawal is necessary to satisfy the bona fide request of our creditors or approved by a majority-in-interest vote of the investor partners. In the event that we voluntarily withdraw as managing general partner, we will pay all expenses incurred as a result of its withdrawal.

        In the event that the investor partners of the Partnership desire to remove us (or any successor) as managing general partner, they may do so at any time upon 90 days written notice with the consent of the investor partners owning a majority of the then outstanding units, and upon the selection of a successor managing general partner within such 90 day period by the investor partners owning a majority of the then outstanding units.

        In the event that we are removed as managing general partner of the Partnership, or we withdraw, and the investor partners elect to continue the Partnership, our respective interest in the Partnership will be determined by independent appraisal by a qualified independent petroleum engineering consultant who will be selected by mutual agreement of us and the incoming sponsor. Such appraisal will take into account appropriate discount factors in light of the risk of recovery of oil and gas reserves, and, at our election, our interest in the Partnership may be retained by us as a limited partner in the successor limited partnership. However, if immediate payment to us would impose financial or operational hardship upon the Partnership, as determined by the successor managing general partner in the exercise of its fiduciary duties to the Partnership, payment (plus reasonable interest) to us may be postponed to that time when, in the determination of the successor managing general partner, payment will not cause a hardship to the Partnership. The successor managing general partner or the Partnership will have the option to purchase at least 20% of our interest for the value determined by the independent appraisal. In the event we are involuntarily removed as managing general partner, the cost of such appraisal will be borne by the Partnership, and the Partnership may, at its option, elect to make payment for our interest in the form of an interest-bearing promissory note coming due in no less than five years with equal installments payable each year. In the event that we voluntarily withdraw from the Partnership, the Partnership may, at its option, elect to make payment for our interest in the form of a non-interest bearing, unsecured promissory note with principal payable from distributions which we would have received under the partnership agreement had we not withdrawn. If we withdraw as managing general partner, we will pay all expenses incurred as a result of our withdrawal.

Term and Dissolution

        The Partnership will continue for a maximum period ending thirty years after the Partnership's offering termination date, unless earlier dissolved upon the occurrence of any of the following:

  •
  the written consent of the investor partners owning a majority of the then outstanding units;

  •
  the retirement, bankruptcy, adjudication of insanity or incapacity, withdrawal, removal, or death (or, in the case of a corporate managing general partner, the retirement, withdrawal, removal, dissolution, liquidation, or bankruptcy) of a managing general partner, unless a successor managing general partner is selected by the investor partners pursuant to the partnership agreement or the remaining managing general partner, if any, continues the Partnership's business;

  •
  the sale, forfeiture, or abandonment of all or substantially all of the Partnership's property; or

  •
  the occurrence of any event causing dissolution of the Partnership under the laws of the State of Texas.

Indemnification

        We have agreed to indemnify each of the additional general partners for obligations related to casualty and business losses that exceed available insurance coverage and partnership assets.

        If obligations incurred by the Partnership are the result of the negligence or misconduct of an additional general partner, or the contravention of the terms of the partnership agreement by the additional general partner, then our indemnification will be unenforceable as to such additional general partner and such additional general partner will be liable to all other partners for damages and obligations resulting from such negligence, misconduct or contravention of the partnership agreement.

        We will be entitled to reimbursement and indemnification for all expenditures made (including amounts paid in settlement of claims) or losses or judgments suffered by us in the ordinary and proper course of the Partnership's business, provided that we have determined in good faith that the course of conduct that caused the loss or liability was in the best interests of the Partnership, that we were acting on behalf of or performing services for the Partnership, and that such expenditures, losses or judgments were not the result of negligence or misconduct on our part. We will have no liability to the Partnership or to any partner for any loss suffered by the Partnership that arises out of any action or inaction by us if we, in good faith, determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct by us. We will be indemnified by the Partnership to the limit of the insurance proceeds and tangible net assets of the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by us in connection with the Partnership, provided that the same were not the result of negligence or misconduct on our part.

        Notwithstanding the above, we shall not be indemnified for any losses, liabilities or expenses arising under federal and state securities laws unless:

  •
  there has been a successful adjudication on the merits of each count involving securities law violations;

  •
  such claims have been dismissed with prejudice on their merits by a court of competent jurisdiction; or

  •
  a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the position of any state securities regulatory authority in which securities of the Partnership were offered or sold as to indemnification for violations of securities laws; provided, however, the court need only be advised of the positions of the securities regulatory authorities of those states that are specifically set forth in the prospectus and in which plaintiffs claim they were offered or sold units.

        In any claim for indemnification for federal or state securities laws violations, the party seeking indemnification must place before the court the position of the Securities and Exchange Commission and other respective state securities divisions with respect to the issue of indemnification for securities laws violations.

        The advancement of Partnership funds to us or our affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if the Partnership has adequate funds available and the following conditions are satisfied:

  •
  The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership;

  •
  The legal action is initiated by a third party who is not a participant, or the legal action is initiated by a participant and a court of competent jurisdiction specifically approves such advancement; and

  •
  We or our affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

        The Partnership will not incur the cost of the portion of any insurance that insures any party against any liability as to which such party is prohibited from being indemnified under the partnership agreement.

Reports to Partners

        We will furnish to the investor partners of the Partnership certain semi-annual and annual reports that will contain financial statements (including a balance sheet and statements of income, partners'

equity and cash flows), which statements at fiscal year end will be audited by an independent accounting firm and will include a reconciliation of such statements with information provided to the investor partners for federal income tax purposes. Financial statements furnished in the Partnership's semi-annual reports will not be audited. More specifically for the Partnership, on an annual basis, no later than April 30th of each year, and on a semiannual basis, beginning with the year following investment of substantially all of the Partnership's subscriptions, by August 15th of such year, we will provide to the investor partners reports containing, except as otherwise indicated, at least the following information:

  (i)
  financial statements, including a balance sheet and statements of operations, investor partners' equity, and cash flows prepared in accordance with generally accepted accounting principles and accompanied by a report of an independent certified public accountant stating that its audit was made in accordance with generally accepted auditing standards and that in its opinion such financial statements present fairly the financial position, results of operations, investor partners' equity, and cash flows in accordance with generally accepted accounting principals, except that semiannual reports need not be audited (and for the first full year of operations of the Partnership, the financial statements required by Form 10-K);

  (ii)
  a detailed statement of the total fees and compensation, including any administrative cost reimbursements and operating fees, paid by the Partnership, or indirectly on the Partnership's behalf, to us or our affiliates;

  (iii)
  a description of each property in which the Partnership owns an interest, including the cost, location, and the interest owned therein by the Partnership, provided, however, that subsequent reports need only contain material changes, if any, regarding such property;

  (iv)
  a list of the wells drilled or abandoned by the Partnership during the period of the report indicating whether or not the wells have been completed, and a statement of the cost of each well completed or abandoned (including justification for wells abandoned after production has commenced);

  (v)
  a description of all farmouts, farmins, and joint ventures made during the period of the report, including the our justification for the arrangement and a description of the material terms;

  (vi)
  with respect to certain costs paid by us on the Partnership's behalf:

  (A)
  a schedule reflecting total partnership costs, and where applicable, the costs relating to each prospect, the costs paid by us, and the costs paid by the investor partners;

  (B)
  the total partnership revenues, the revenues received or credited to us, and the revenues received or credited to the investor partners; and

  (C)
  a reconciliation of such expenses and revenues to the limitations set forth in the partnership agreement.

  (vii)
  annually, beginning with the fiscal year ended December 31, 2013, estimates of the total oil and gas proved reserves of the Partnership and dollar value of the reserves at then existing prices;

  (viii)
  after the Partnership commences its operational phase, a quarterly cash receipts and disbursements statement to each Investor Partner; and

  (ix)
  such other reports and financial statements as we shall determine from time to time.

        All investor partners will receive a report containing information necessary for the preparation of their federal income tax returns and any required state income tax returns by March 15 of each calendar year. We may provide such other reports and financial statements as we deem necessary or desirable. We will retain all appraisals together with the supporting documentation for them in the Partnership's records for at least six years from the date given.

        If, and for so long as, the Partnership is subject to the periodic reporting requirements of the Exchange Act, current, quarterly and annual reports will be filed by the Partnership with the SEC and be publicly available to investors. To the extent that such quarterly and annual reports filed with the SEC contain any information required to be provided , our obligation to provide such information shall be satisfied by making the quarterly or annual reports available on our website to the investor partners or by submission of such information by email.

Access to Partnership Records

        The investor partners of the Partnership and/or their representatives have the right to review and copy the Partnership's books and records at any reasonable time, after adequate notice. The investor partner shall reimburse all reasonable costs, including costs of the time of personnel, incurred by the Partnership or the managing general partner in regard to such review or copying. The managing general partner will maintain and preserve during the term of the Partnership and for an additional four years (or such longer period as may be required for tax purposes) all such records, books of account, and other relevant partnership documents. However, the managing general partner may keep logs, well reports and other drilling data confidential for a reasonable period of time.

        An alphabetical list of the names, addresses and business telephone numbers of the investor partners of the Partnership along with the number of units held by each of them shall be maintained, and updated at least quarterly, as a part of the books and records of the Partnership. Such partner list will be available for the inspection by an investor partner or its designated agent at the home office of the Partnership upon the request of the investor partner. A copy of the partner list will be mailed to the investor partner requesting the partner list for a proper purpose within ten days of the request. The copy of the partner list will be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership. The purposes for which an investor partner may request a copy of the partner list include, without limitation, matters relating to voting rights under the partnership agreement and the exercise of investor partners' rights under federal proxy laws. If the managing general partner neglects or refuses to exhibit, produce, or mail a copy of the partner list as requested, the managing general partner will be liable to any investor partner requesting the list for the costs, including attorneys' fees, incurred by that investor partner for compelling the production of the partner list, and for actual damages suffered by any investor partner by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the request for inspection or for a copy of the partner list is to secure the list of investor partners or other information for the purpose of selling such list or information or copies thereof, or of using the list for a commercial purpose other than in the interest of the investor partner relative to the affairs of the Partnership. The managing general partner may require the investor partner requesting the partner list to represent that the list is not requested for a commercial purpose unrelated to the investor partner's interest in the Partnership. The foregoing remedies provided to investor partners requesting copies of the partner list are in addition to, and will not limit, other remedies available to investor partners under federal law, or the laws of any state.

Power of Attorney

        Each partner in the Partnership will grant us a power of attorney to execute certain documents deemed by us to be necessary or convenient to the Partnership's business or required in connection with the qualification and continuance of the Partnership.

Other Provisions

        Other provisions of the partnership agreement are summarized in this prospectus under the headings "Terms of the Offering," "Additional Financing," "Sources of Funds and Use of Proceeds," "Participation in Distributions, Profits, Losses, Costs and Revenues," "Management," "Conflicts of Interest," "Our Fiduciary Responsibility," and "Transferability of Units."

TRANSFERABILITY OF UNITS

No Market for the Units

        An investment in the Partnership is an illiquid investment. The units will not be traded on an established securities market or on the substantial equivalent of an established securities market.

Assignment of Units; Substitution

        Units of the Partnership may be assigned only to a person otherwise qualified to become an investor partner in the Partnership, including the satisfaction of any relevant suitability requirements imposed by law or the partnership agreement. In no event may any assignment be made that, in the opinion of counsel to the Partnership:

  •
  would result in the Partnership being considered to have been terminated for purposes of Section 708 of the Code;

  •
  would result in the Partnership being treated as a publicly traded partnership; or

  •
  may not be effected without registration under the Securities Act, or would result in the violation of any applicable state securities laws.

        A substituted additional general partner will have the same rights and responsibilities, including unlimited liability, in the Partnership as every other additional general partner. Upon receipt of notice of a purported transfer or assignment of a unit of general partnership interest, we, after having determined that the purported transferee satisfies the suitability standards of an additional general partner and other conditions established by us, will promptly notify the purported transferee of our consent to the transfer and will include with the notice a copy of the partnership agreement, together with a signature page. In such notification, we will advise the transferee that he will have the same rights and responsibilities, including unlimited liability, as every other additional general partner and that he will not become a partner of record until he returns the executed signature page to the partnership agreement and such other documents as we reasonably may request.

        The Partnership will not be required to recognize any assignment until the instrument of assignment has been delivered to us. The assignee of such interest has certain rights of ownership but may become a substituted investor partner and thus be entitled to all of the rights of an additional general partner or limited partner only upon meeting certain conditions, including:

  •
  obtaining our consent to such substitution, which may be withheld only if necessary to preserve the tax status of the Partnership or the classification of partnership income for tax purposes,

  •
  paying all costs and expenses incurred in connection with such substitution, and

  •
  executing appropriate documents to evidence its agreement to be bound by all of the terms and provisions of the applicable partnership agreement.

 PLAN OF DISTRIBUTION

Distribution

        Units are being offered for sale through RSI, the dealer manager, as principal distributor, and through FINRA-licensed broker-dealers. Units are being offered on a "best efforts minimum-maximum" basis, to a select group of investors who meet the suitability standards set forth under "TERMS OF THE OFFERING—Investor Suitability." "Best efforts minimum-maximum" means:

  •
  the various broker-dealers that will sell the units will not be obligated to sell or to purchase any amount of units, but will be obligated to make a reasonable and diligent effort (that is, their "best efforts") to sell as many units as possible; and

  •
  the offering of units in the Partnership will not close unless the minimum number of units (10) aggregating $1 million, without regard to purchases by our affiliates and us, is sold within the Partnership's offering period.

        The term "maximum" refers to the maximum proceeds that can be raised with respect to the Partnership, which will be $225 million for the Partnership. Sales of units will not be made to discretionary accounts without the prior specific written approval of each investor.

Relationship Between Dealer Manager and Us

        Michael J. Mauceli, the manager of our general partner and the Chief Executive Officer and manager of the general partner of RELP, is the brother of Paul Mauceli, the sole shareholder, director and Chief Executive Officer of RSI, the dealer manager for this offering.

Compensation

        In consideration for services to be rendered by the managing general partner in managing the business of the Partnership, the managing general partner will receive a management fee. The management fee shall be an amount equal to the excess, if any, of 15% of the subscriptions by the investor partners to the Partnership over the sum of all organization and offering costs and commissions payable to the dealer manager, which shall in no event exceed 10% of total subscriptions (all of which shall be payable in cash). The actual amount of this management fee, if any, cannot be determined until total organization and offering costs for the offering are determined. The dealer manager may reallow up to 8% of its commission, which includes a 1% non-accountable marketing fee, to FINRA-licensed broker-dealers for sale of the units. The dealer manager may also reallow up to 1.5% of its commission to wholesalers (individuals or firms who will offer units to other FINRA licensed broker dealers).

        The management fee will be paid by the Partnership from funds which would otherwise be available for distribution to the partners in the Partnership, in such monthly amounts as we may determine in our discretion and until such time as the management fee has been paid in its entirety. To the extent that the Partnership has insufficient distributable funds during a particular year to fully pay the amount of the management fee, then the amount of such unpaid management fee will be carried forward and payable in the following year. The actual amount of the management fee, if any, cannot be determined until total organization and offering costs for the offering are determined.

        We will be charged with 100% of the organization and offering costs, excluding sales commissions and wholesaling expenses, for the Partnership if and to the extent that the costs exceed 15% of the investor partners' subscriptions.

        In no event will the total compensation to be paid to FINRA members in connection with this offering, including without limitation, wholesaling expenses, sales commissions, fees and expenses, exceed 10% of the proceeds received from the sale of the units. The maximum wholesaling expenses to be paid by the dealer manager will not exceed 1.5% of the estimated aggregate gross proceeds of the offering. Such wholesaling expenses are to be paid by the dealer manager out of its commission. Such wholesaling expenses, sales commissions and fees will be paid as cash compensation.

        No sales commissions will be paid on sales of units to officers, directors, employees, or registered representatives of soliciting FINRA-licensed broker-dealers (or the spouses, parents or children of such persons) if the soliciting dealer, in its discretion, has elected to waive its sales commissions. Any units so purchased will be held for investment and not for resale.

Disciplinary Proceedings Regarding the Dealer Manager

        RSI has been the subject of three proceedings brought by state securities agencies (Texas in 1995, Illinois in 1996 and Wisconsin in 2004), alleging that certain general partnerships sold by it, which RSI maintains were not securities under either federal or state law, were securities requiring registration under such states' laws. In two of these cases, (Texas and Illinois), RSI settled the cases, without admitting or denying the factual allegations of the relevant state securities administrators, and consented to settlements (in Texas a $15,000 payment and a 180-day probation, and in Illinois, a $10,000 payment and withdrawal of broker dealer registration, which has subsequently been reinstated). With respect to the Wisconsin matter, Wisconsin dismissed the proceeding and vacated the order issued by it. Also in 2004, RSI was fined $3,750 by New Hampshire for failure to timely file documentation regarding a corporate name change effected by RSI in 2003.

        In addition, RSI was censured in 1995 by FINRA (then known as the NASD) and fined $2,500 for failure to maintain certain minimal net capital. In 2000, FINRA fined RSI $5,000 for failure to maintain a specific written policy regarding FINRA's continuing education policy, and in 2004 for failure to maintain specific written policies regarding FINRA's anti-money laundering policy (required even though RSI did not handle any investor money) and continuing education policy, for which RSI paid a fine of $17,500 without admitting or denying any of FINRA's factual allegations.

        If RSI were to become involved in future disciplinary proceedings, its ability to sell the units could be limited. This could result in the initial closing of the Partnership being consummated with less offering proceeds than if the dealer manager's sales activities were not limited by such proceedings. The Partnership subscribed at the minimum level would be able to participate in fewer prospects, which would increase the risk to the partners. As Partnership size increases, the diversification of the Partnership will increase because the Partnership can drill or obtain interests in multiple prospects.

Indemnification

        The dealer manager, soliciting dealers and we have agreed to indemnify one another against certain civil liabilities, including liability under the Securities Act. Members of the selling group may be deemed to be "underwriters" as defined under the Securities Act, and their commissions and other payments may be deemed to be underwriting compensation.

Termination

        The dealer manager may terminate the dealer manager agreement if we or RSI fail to fulfill any of the obligations under the dealer manager agreement or if we amend the prospectus despite the dealer manager's objection. In addition, if, upon the occurrence of certain events set forth in the dealer manager agreement, such as a banking moratorium or suspension of all trading on major U.S. stock exchanges, the dealer manager may terminate the dealer manager agreement.

 Qualification to Sell

        The dealer manager and any soliciting dealers may offer the units and receive commissions in connection with the sale of units only in those states in which it is lawfully qualified to do so.

Our Purchase of Units

        Our affiliates and we will purchase units in the Partnership on the same terms and conditions as other investors, net of organization and offering costs, including commissions (meaning we will pay a minimum of $85,000 per unit). The purchase of units by us and/or our affiliates may not have the effect of allowing the offering of the Partnership's units to be subscribed to the minimum subscription amount. Any units purchased by our affiliates and/or us will be held for investment and not for resale.

SALES LITERATURE

        RSI and other FINRA-registered broker dealers participating in this offering may utilize sales literature that discusses certain aspects of the fund, including the following:

  •
  A brochure entitled "Reef 2012 - 2013 Drilling Fund," and

  •
  Possibly other supplementary materials.

        We have not authorized the use of other sales material, and the offering of units may only be made by means of this prospectus. The sales material we use is subject to the following considerations:

  •
  It must be preceded or accompanied by this prospectus;

  •
  It is not complete;

  •
  It does not contain any material information that is not also set forth in this prospectus; and

  •
  It should not be considered a part of or incorporated into this prospectus or the registration statement of which this prospectus is a part.

        You should only rely on the information contained in this prospectus when making a decision as to whether to purchase the units. We have not authorized anyone to provide you with information that is different than the information contained in this prospectus.

LEGAL OPINIONS

        The validity of the units offered hereby and certain federal income tax matters discussed in this prospectus under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" and in the tax opinion attached as Appendix D to the prospectus have been passed upon by Baker & McKenzie LLP.

EXPERTS

        The balance sheet of Reef Oil & Gas Partners, L.P. at December 31, 2011, included in this prospectus, has been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

        We have filed a registration statement with the Securities and Exchange Commission on behalf of the Partnership with respect to the units offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. For further information regarding the Partnership or the units offered by this prospectus, please refer to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement.

        You may inspect the registration statement, including the exhibits thereto, without charge at the Securities and Exchange Commission's principal office in Washington, D.C., and copies of the registration statement may be obtained from the Public Reference Section, Securities and Exchange Commission, 100 F St., N.E., Washington, D.C. 20549 upon payment of the prescribed fees. Information regarding the operation of the public reference facilities may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The registration statement and all exhibits and amendments thereto are also publicly available through the Securities and Exchange Commission's website at www.sec.gov.

        The delivery of this prospectus at any time does not imply that the information contained in this prospectus is correct as of any time subsequent to the date of the prospectus.

GLOSSARY OF TERMS

        The following terms used in this prospectus shall (unless the context otherwise requires) have the following respective meanings:

        Administrative costs:    All customary and routine expenses incurred by the managing general partner for the conduct of partnership administration, including legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature. Administrative costs are limited as follows: (i) no administrative costs charged shall be duplicated under any other category of expense or cost; and (ii) no portion of the salaries, benefits, compensation or remuneration of controlling persons of the managing general partner shall be reimbursed by the Partnership as administrative costs. Controlling persons include directors, executive officers and those holding a 5% or more equity interest in the managing general partner or a person having power to direct or cause the direction of the managing general partner, whether through ownership of voting securities, by contract, or otherwise.

        Affiliate:    An affiliate of a specified person means (a) any person directly or indirectly owning, controlling, or holding with power to vote 10 percent (10%) or more of the outstanding voting securities of such specified person; (b) any person 10 percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such specified person; (c) any person directly or indirectly controlling, controlled by, or under common control with such specified person; (d) any officer, director, trustee or partner of such specified person; and (e) if such specified person is an officer, director, trustee or partner, any person for which such person acts in any such capacity.

        Capital contribution:    With respect to each investor partner, the total investment by such investor partner to the capital of the Partnership pursuant to Section 2.02 of the partnership agreement and, with respect to the managing general partner and initial limited partner, the total investment to the capital of the Partnership pursuant to Section 2.01 of the partnership agreement.

        Capital expenditures:    Those costs associated with property acquisition and the drilling and completion of oil and natural gas wells which are generally accepted as capital expenditures pursuant to the provisions of the Code.

        Carried interest:    An equity interest in a fund issued to a person without consideration, in the form of cash or tangible property, in an amount proportionately equivalent to that received from the investor partners.

        Cost:    When used with respect to the sale of property to the Partnership, means (a) the sum of the prices paid by the seller to an unaffiliated person for such property, including bonuses; (b) title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of such property; (c) a pro rata portion of the seller's actual necessary and reasonable expenses for seismic and geophysical services; and (d) rentals and ad valorem taxes paid by the seller with respect to such property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain such property, and such portion of the seller's reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells which are not producers of sufficient quantities of oil or natural gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in subsection (d) above shall have been incurred not more than 36 months prior to the purchase by the Partnership; provided that such period may be extended, at the discretion of the state securities administrator, upon proper justification. When used with respect to services, "cost" means the reasonable, necessary and actual expense incurred by the seller on behalf of the Partnership in providing such services, determined in accordance with generally accepted accounting principles. As used elsewhere, "cost" means the price paid by the seller in an arm's-length transaction.

        Dealer manager:    Reef Securities, Inc., a Texas corporation.

        Developmental well:    A well drilled within the proved area of an oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive.

        Direct costs:    All actual and necessary costs directly incurred for the benefit of the Partnership and generally attributable to the goods and services provided to the Partnership by parties other than the managing general partner or its affiliates. Direct costs shall not include any cost otherwise classified as organization and offering costs, administrative costs, operating costs or property costs. Direct costs may include the cost of services provided by the managing general partner or its affiliates if such services are provided pursuant to written contracts and in compliance with section 5.07(e) of the partnership agreement.

        Drilling and completion costs:    All costs, excluding operating costs, of drilling, completing, testing, equipping and bringing a well into production or plugging and abandoning it, including all labor and other construction and installation costs incident thereto, location and surface damages, cementing, drilling mud and chemicals, drillstem tests and core analysis, engineering and well site geological expenses, electric logs, costs of plugging back, deepening, rework operations, repairing or performing remedial work of any type, costs of plugging and abandoning any well participated in by the partnership, and reimbursements and compensation to well operators, plus the cost of the gathering systems and of acquiring leasehold interests.

        Dry hole:    Any well abandoned without having produced oil or natural gas in commercial quantities.

        Eligible citizen:    Any person qualified to hold an interest in oil and natural gas leases on federal lands, including offshore areas, under federal laws and regulations in effect from time to time. As of the date of this prospectus, in order to be an eligible citizen a person must

  (a)
  be a citizen of the United States,

  (b)
  not be a minor, unless a legal guardian or trustee holds the interest on the minor's behalf,

  (c)
  be in compliance with federal acreage limitations, and

  (d)
  not be participating in any agreement, scheme, plan, or arrangement related to simultaneous oil and natural gas leasing that would otherwise be prohibited.

        Under current federal oil and natural gas leasing rules,

  (i)
  an association, including the Partnership or a trust, is considered an eligible citizen if both such association and all of its members or partners, and all parties who own, hold, or control any of its instruments of ownership or control, satisfy requirements (a) through (d) above, and

  (ii)
  a corporation is considered an eligible citizen if it is organized or existing under the laws of the United States, a state, the District of Columbia, or a United States territory and if it and all parties who own, hold, or control any of its instruments of ownership or control satisfy requirements (a) through (d) above. For purposes of this clause (ii), aliens from countries that the federal government regards as not denying similar privileges to citizens or corporations of the United States may own, hold, or control stock in an eligible citizen.

        In addition, an eligible citizen may not hold, own, or control, directly or indirectly, interests in federal oil and natural gas leases, options for such leases or interests in such leases, on lands subject to the United States Mineral Lease Act of 1920, as amended, in excess of the following limits:

  •
  246,080 acres, of which no more than 200,000 may be under option, in any one state other than Alaska, and

  •
  300,000 acres, of which no more than 200,000 may be under option, in each of the northern and southern leasing districts of Alaska.

        Exploratory well:    A well drilled to find commercially productive hydrocarbons in an unproved area, to find a new commercially productive horizon in a field previously found to be productive of hydrocarbons at another horizon, or to significantly extend a known prospect.

        Farmout:    An agreement whereby the owner of a leasehold or working interest agrees to assign an interest in certain specific acreage to the assignees, retaining an interest such as an overriding royalty interest, an oil and natural gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

        General partner:    A person who has been admitted to a limited partnership as a general partner in accordance with the partnership agreement and named in the certificate of formation as a general partner.

        Horizon:    A zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.

        IDC:    Intangible drilling and development costs.

        Independent Expert:    A person with no material relationship to the managing general partner who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available to the managing general partner.

        Investor partner:    Any investor participating in the Partnership as an additional general partner or a limited partner, but excluding the managing general partner and initial limited partner.

        Landowner's royalty interest:    An interest in production, or the proceeds therefrom, to be received free and clear of all costs of development, operation, or maintenance, reserved by a landowner upon the creation of an oil and gas lease.

        Lease:    Full or partial interests in: (a) undeveloped oil and natural gas leases; (b) oil and natural gas mineral rights; (c) licenses; (d) concessions; (e) contracts; (f) fee rights; or (g) other rights authorizing the owner thereof to drill for, reduce to possession and produce oil and natural gas.

        Limited partner:    A person who has been admitted to a limited partnership as a limited partner in accordance with the partnership agreement.

        Non-capital expenditures:    Those expenditures associated with property acquisition and the drilling and completion of oil and natural gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes.

        Operator:    A party that has been designated as manager for exploration, drilling, and/or production on a lease. The operator is the party that is responsible for (a) initiating and supervising the drilling and completion of a well and/or (b) maintaining the producing well.

        Operating costs:    Expenditures made and costs incurred in producing and marketing oil or natural gas from completed wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations.

        Organization and offering costs:    All costs of organizing and selling the offering including, but not limited to, total underwriting and brokerage discounts and commissions, expenses for printing, engraving, mailing, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under federal and state law, including taxes and fees and accountants' and attorneys' fees and other front-end fees.

        Overriding royalty interest:    An interest in the oil and natural gas produced pursuant to a specified oil and natural gas lease or leases, or the proceeds from the sale thereof, carved out of the working interest, to be received free and clear of all costs of development, operation, or maintenance.

        Payout:    An event that occurs when partners other than the managing general partner receive cash distributions from the Partnership equal to their respective capital contribution to such partnership.

        Fund:    One or more limited or general partnerships or other investment vehicles formed, or to be formed, for the primary purpose of exploring for oil, natural gas and other hydrocarbon substances or investing in or holding any property interests which permit the exploration or production of hydrocarbons or the receipt of such production or the proceeds thereof.

        Prospect:    A contiguous oil and natural gas leasehold estate, or lesser interest therein, upon which drilling operations may be conducted. In general, a prospect is an area in which the Partnership owns or intends to own one or more oil and natural gas interests, which is geographically defined on the basis of geological data by the managing general partner and that is reasonably anticipated by the managing general partner to contain at least one reservoir. An area covering lands that are believed by the managing general partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more horizons. The area, which may be different for different horizons, shall be designated by the managing general partner in writing prior to the conduct of fund operations and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein. A "prospect" with respect to a particular horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the partnership is to a horizon containing proved reserves.

        Proved oil and gas reserves:    Those quantities of crude oil, natural gas, and natural gas liquids which, upon analysis of geologic and engineering data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. Proved reserves are limited to those quantities of oil and gas which can be expected, with little doubt, to be recoverable commercially at current prices and costs, under existing regulatory practices and with existing conventional equipment and operating methods. Depending upon their status of development, such proved reserves shall be subdivided into the following classifications: "Proved Developed Oil and Gas Reserves"; and "Proved Undeveloped Reserves".

        Proved developed oil and gas reserves:    The proved reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. This classification shall include: (1) "Proved Developed Producing Reserves". These are proved developed reserves which are expected to be produced from existing completion interval(s) now open for production in existing wells, and (2) "Proved Developed Non-Producing Reserves". These are proved developed reserves which exist behind the casing of existing wells, or at minor depths below the present bottom of such wells, which are expected to be produced through these wells in a predictable future, where the cost of making such oil and gas available for production should be relatively small compared to the costs of a new well.

        Proved Undeveloped Reserves:    The proved reserves which are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units, which are virtually certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for Proved Undeveloped Reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir. If warranted, however, a narrative discussion can be provided to point out those areas where future drilling or other operations may develop oil and gas production which at the time of filing is considered too uncertain to be expressed as numerical estimates for proved reserves.

        Reservoir:    A separate structural or stratigraphic trap containing an accumulation of oil or gas.

        Royalty:    A fractional undivided interest in the production of oil and natural gas wells, or the proceeds therefrom to be received free and clear of all costs of development, operations or maintenance. Royalties may be reserved by landowners upon the creation of an oil and natural gas lease ("landowner's royalty") or subsequently carved out of a working interest ("overriding royalty").

        Sponsor:    Any person directly or indirectly instrumental in organizing, wholly or in part, a fund or any person who will manage or is entitled to manage or participate in the management or control of a fund. "Sponsor" includes the managing and controlling general partner(s) and any other person who actually controls or selects the person who controls 25% or more of the exploratory, exploitation, developmental or producing activities of the partnership, or any segment thereof, even if that person has not entered into a contract at the time of formation of the partnership. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of units.

        Working interest:    An interest in an oil and natural gas leasehold that is subject to some portion of the costs of development, operation, or maintenance.

Reef Oil & Gas Partners, L.P.

Financial Statement

December 31, 2011

F-1

INDEPENDENT AUDITOR'S REPORT

The Partners
Reef Oil & Gas Partners, L.P.
Richardson, Texas

        We have audited the accompanying balance sheet of Reef Oil & Gas Partners, L.P. (the "Partnership") as of December 31, 2011. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Reef Oil & Gas Partners, L.P. at December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA LLP

Dallas, Texas
June 25, 2012

F-2

Reef Oil & Gas Partners, L.P.

Balance Sheet

As of December 31, 2011

December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$2,501,164
Accounts receivable from affiliates	2,205,494
Prepaid expenses	37,425

Total current assets	4,744,083
Investments in partnerships:
Investments in Income Fund Partnerships	282,560
Investments in Drilling Partnerships	823,043

Total investment in partnerships	1,105,603
Oil and gas properties, full cost method of accounting:
Proved properties, net of accumulated depletion of $975	7,714

Net oil and gas properties	7,714
Pipe inventory	279,651
Long term receivable from affiliate	691,722

Total assets	$6,828,773

Liabilities and partnership equity
Current liabilities:
Accounts payable	$136,348
Accounts payable to affiliates	955,803

Total current liabilities	1,092,151
Long-term liabilities:
Asset retirement obligation	6,790

Total long-term liabilities	6,790
Commitments and contingencies (Note 4)
Partnership equity	5,729,832

Total liabilities and partnership equity	$6,828,773

See accompanying notes to financial statement.

F-3

Reef Oil & Gas Partners, L.P.

Notes to Financial Statement

As of December 31, 2011

1. Organization and Basis of Presentation

        Reef Oil & Gas Partners, L.P., a Nevada limited partnership, (the "Partnership"), is the managing joint venturer of certain general partnerships, as well as managing general partner of certain limited partnerships, formed primarily for the purpose of (i) acquiring interests in producing oil and gas properties (the "Income Fund Partnerships") or (ii) exploring for oil and gas reserves (the "Drilling Partnerships"). The active partnerships in which the Partnership purchased an investment as of December 31, 2011, are as follows:

	Date Formed	Partnership Ownership Percentage
Income Fund Partnerships
Reef 2001-A Income Fund LP	April 2001	2.15%
Reef 2001-B Income Fund JV	December 2001	1.58%
Reef Partners 2002-A Income Fund JV	December 2002	1.08%
Reef Partners 2003-A Income Fund JV	September 2003	0.56%
Reef Partners Income Fund IX	July 2004	0.90%
Reef Oil & Gas Income and Development Fund	July 2005	1.00%
Reef Oil & Gas Income and Development Fund II LP	June 2006	1.00%
Reef Oil & Gas Income and Development Fund III LP	August 2007	1.00%
Reef Oil & Gas Income and Development Fund IV LP	July 2008	1.00%
Reef Oil & Gas 2010-A Income Fund, LP	August 2010	1.31%
Drilling Partnerships
Reef Global Energy I, LP	October 2002	1.00%
Reef-Bell City #7 JV	April 2003	1.92%
Reef Global Energy II LP	June 2003	1.00%
Reef-Broussard Infield Development JV #1	February 2004	1.00%
Reef Global Energy III LP	March 2004	1.00%
Reef-Treasure Isle Infield Development JV #1	April 2004	1.25%
Reef Global Energy IV LP	October 2004	5.95%
Reef Global Energy V LP	December 2004	5.95%
Reef-Corpus Christi Bay JV	January 2005	1.00%
Treasure Isle & Hog Island Infield JV	February 2005	1.00%
Reef Global Energy VI LP	July 2005	5.45%
South Central 3 Well Infield Development JV	September 2005	1.00%
Reef Global Energy VII LP	December 2005	5.45%
Reef Global Energy VIII LP	August 2006	5.45%
Reef Gumbo II, Sweet Bay, Grand Lake JV	September 2006	1.00%
Reef Global Energy IX, LP	February 2007	5.45%
Reef Magutex Joint Venture (f.k.a. Reef Falcon East Joint Venture)	August 2008	1.00%
Reef Lake Arthur Deep Joint Venture	January 2010	1.00%
Reef 2010 Drilling Fund, LP	June 2010	1.00%
Reef 2011 Private Drilling Fund, LP	March 2011	1.00%
Other Partnerships
Bayou Broule 3-D Seismic JV	December 2005	1.00%
Reef SWD 2007-A, GP	December 2007	100.00%

F-4

Reef Oil & Gas Partners, L.P.

Notes to Financial Statement (Continued)

As of December 31, 2011

1. Organization and Basis of Presentation (Continued)

        In addition to its purchased partnership interests, the Partnership owns the following carried interest in partnerships:

	Date Formed	Partnership Ownership Percentage
Reef 2001-A Income Fund LP	April 2001	10.00%
Reef 2001-B Income Fund JV	December 2001	10.00%
Reef Global Energy I LP	October 2002	10.00%
Reef Partners 2002-A Income Fund JV	December 2002	10.00%
Reef Global Energy II LP	June 2003	10.00%
Reef Partners 2003-A Income Fund JV	September 2003	10.00%
Reef Oil & Gas Income Fund IX LP	June 2004	10.00% (1)
Reef Oil & Gas Income and Development Fund LP	June 2005	2.00% (2)
Reef Global Energy VI LP	July 2005	10.00%
Reef Global Energy VII LP	December 2005	10.00%
Reef Oil & Gas Income and Development Fund II LP	June 2006	2.00% (2)
Reef Global Energy VIII LP	August 2006	10.00%
Reef Global Energy IX LP	February 2007	10.00%
Reef Oil & Gas Income and Development Fund III LP	August 2007	10.00%
Reef Oil & Gas Income and Development Fund IV LP	July 2008	10.00%
Reef 2010 Drilling Fund, LP	June 2010	5.00%
Reef Oil & Gas 2010-A Income Fund, LP	August 2010	10.00%
Reef 2011 Private Drilling Fund, LP	March 2011	10.00%

(1)
The Partnership owns a 10% carried interest in Reef Oil & Gas Income Fund IX until the other partners receive distributions in the cumulative amount equal to their original investment, and a 20% carried interest after such time.

(2)
The Partnership owns a 2% carried interest in Reef Oil & Gas Income and Development Fund and Reef Oil & Gas Income and Development Fund II until the other partners in such funds receive distributions in the cumulative amount equal to their original investment, and a 25% carried interest after such time.

        The Income Fund Partnerships own operating and non-operating working interests in producing oil and gas properties located in Alabama, Arkansas, California, Colorado, Kansas, Louisiana, Mississippi, Montana, New Mexico, North Dakota, Oklahoma, Texas, Utah, and Wyoming.

        The Drilling Partnerships own operating and non-operating working interests in producing properties located in Louisiana, New Mexico, North Dakota, Oklahoma, and Texas. The Partnership generally purchases a 1% interest in each Drilling Partnership, and an affiliate of the Partnership participates as a working interest owner in the drilling of each well. In addition to its 1% interest, the Partnership owns partnership units totaling 0.92% in the Reef-Bell City #7 Joint Venture, and 0.25% in the Reef-Treasure Isle Infield Development Joint Venture #1, resulting from the purchase of interests not acquired by outside parties.

F-5

Reef Oil & Gas Partners, L.P.

Notes to Financial Statement (Continued)

As of December 31, 2011

1. Organization and Basis of Presentation (Continued)

        The Partnership is the managing general partner of the Reef Global Energy Ventures Partnerships ("Global Partnerships"), structured in two series of formation. Reef Global Energy Ventures is a series of five limited partnerships formed to drill and own interests in oil and gas properties. As of December 31, 2011, the Partnership had formed Reef Global Energy I, L.P., Reef Global Energy II, L.P., and Reef Global Energy III, L.P., Reef Global Energy IV, L.P., and Reef Global Energy V, L.P. Reef Global Energy Ventures II is a series of four limited partnerships formed to drill and own interests in oil and gas properties. As of December 31, 2011, the Partnership had formed Reef Global Energy VI, L.P., Reef Global Energy VII, L.P., Reef Global Energy VIII, L.P., and Reef Global Energy IX, L.P. The Partnership purchased the required minimum of 5% of the units of these Partnerships, each of which represents a 4.45% interest in each partnership. In addition to the units that it purchased, the Partnership also contributed 1% of all costs to acquire, drill and complete properties for which it received a 1% interest in each partnership. Finally, the Partnership also received a 10% carried interest in each Global partnership.

        During 2006, the Partnership waived its 10% carried interests in Reef Global Energy III, L.P., Reef Global Energy IV, L.P., and Reef Global Energy V, L.P. The Partnership's ownership interests in regard to units of these partnerships subsequently increased to 4.95% as a result of the termination of the Partnership's 10% carried interests in those partnerships.

        During 2011, RCWI L.P., an affiliate of the Partnership, assumed the rights, title and interest in and to all units of additional general partner interest owned by the Partnership in Reef Global Energy I, LP, Reef Global Energy II, LP, and Reef Global Energy III, LP and the associated negative capital accounts in exchange for a limited interest in the Partnership. The Partnership's ownership interests in regard to these partnerships subsequently decreased to 1% as a result of these transactions. The Partnership retained its 10% carried interests in Reef Global Energy I, LP and Reef Global Energy II, LP.

        The Partnership is the manager and sole member of Reef SWD 2007-A GP, LLC, a Texas limited liability company ("SWD GP"), which is the managing general partner of Reef SWD 2007-A, LP, ("SWD LP") which owns four salt water disposal facilities in South Texas. SWD GP purchased 1% of the Units of SWD LP. In addition, the SWD GP will receive a 6.5% carried interest in SWD LP until the other partners in SWD LP receive distributions in the cumulative amount equal to their original investment, and a 25% carried interest after such time. On January 4, 2010, SWD LP instituted a Federal bankruptcy Chapter 11 proceeding in U.S. Bankruptcy Court, Northern District of Texas. On March 30, 2010, SWD LP filed an application with the court to convert the Chapter 11 proceeding to a Chapter 7 proceeding under the U.S. Bankruptcy Code. All assets of SWD LP were subsequently liquidated under bankruptcy proceedings, and as of the date of this report no further claims have been filed against SWD GP or the Partnership. Management wrote off the investment balance related to SWD GP as of December 31, 2010, and expects no further loss to the Partnership related to these events.

        The Income Fund and Drilling Partnerships' agreements generally require the affirmative vote of 50% of the partners for the removal of the Partnership as the managing joint venturer and substitution of a new managing joint venturer to operate and carry on the day-to-day operations of the partnerships. The Global Partnerships require the affirmative vote of 50% of the partners in order to remove the Partnership as managing partner.

F-6

Reef Oil & Gas Partners, L.P.

Notes to Financial Statement (Continued)

As of December 31, 2011

1. Organization and Basis of Presentation (Continued)

        The Partnership's Agreement (the "Agreement") stipulates that the term for which the Partnership, which was formed on December 21, 2005, is to exist is fifty years, unless the Partnership is dissolved sooner or extended by unanimous consent for a period of not more than five years, as provided in the Agreement.

2. Summary of Significant Accounting Policies

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("US GAAP") requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Cash and Cash Equivalents

        The Partnership considers all highly liquid investments with maturity dates of no more than three months from the purchase date to be cash equivalents. Cash and cash equivalents consist of demand deposits and money market investments held by a major national bank.

Accounts Receivable from Affiliates

        Accounts receivable from affiliates and long term receivables from affiliates include commissions receivable in regard to the sale of partnership interests and joint operating costs paid on behalf of the Drilling Partnerships. The receipt of certain commissions is subject to the investment partnerships generating sufficient oil and gas revenue from operations to pay such commissions. The Partnership received cash of $148,712 from Reef Global Energy IX, L.P. in October 2011 and therefore reduced the allowance for doubtful accounts from $148,712 to $0 at December 31, 2011.

        A reserve equal to the excess of the receivable over the present value of producing reserves is established when sufficient drilling operations have not yet occurred, or where the results from such operations have not generated sufficient producing oil and gas reserves. Accounts are charged off when the commissions are deemed uncollectible. To date, no accounts have been deemed uncollectible.

Concentration of Credit Risk

        Financial instruments, which subject the Partnership to concentration of credit risk, consist primarily of cash and cash equivalents and accounts receivable from affiliates. The Partnership maintains its cash and cash equivalents in excess of federally insured limits in financial institutions it considers to be of high credit quality. Accounts receivable from affiliates are generally commission income due from partnerships and joint operating costs paid on behalf of the drilling partnerships.

Investments in Partnerships

        The Partnership's investments in partnerships are accounted for using the equity method of accounting, as the Partnership does not own a controlling interest in any of the partnerships but exercises significant influence.

F-7

Reef Oil & Gas Partners, L.P.

Notes to Financial Statement (Continued)

As of December 31, 2011

2. Summary of Significant Accounting Policies (Continued)

        In accordance with Financial Accounting Standards Board Codification ("FASB ASC") 810-20, Consolidation—Control of Partnerships and Similar Entities, the Partnership performed an analysis of each entity in which it is invested in order to determine whether or not the entity should be consolidated by the Partnership. In doing so, the Partnership also considered whether each entity in which it is invested meets the requirements to be considered a variable interest entity in accordance with FASB ASC 810-10, Consolidations—Overall. Based on its analysis, the entities in which the Partnership is invested are not considered variable interest entities, and the requirements for consolidation are not met. As such, the Partnership continues to account for its investments in partnerships using the equity method of accounting.

        The carrying amounts of the Partnership's investments are evaluated for recoverability in accordance with FASB ASC 323-10-35-32, Investments—Equity Method and Joint Ventures. Based on management's evaluation, the Partnership wrote off investments in the amount of $1,873 during the year ended December 31, 2011.

        Summary financial information for partnerships in which the Partnership has invested is as follows:

As of December 31, 2011
Income Fund Partnerships
Total assets	$39,594,048
Total liabilities	7,944,322

Total partnership equity	$31,649,726

Drilling Partnerships
Total assets	$48,879,821
Total liabilities	14,396,170

Total partnership equity	$34,483,651

Other Partnerships
Total assets	$6,760,913
Total liabilities	186,096

Total partnership equity	$6,574,817

Oil and Gas Properties

        The Partnership follows the full cost method of accounting for oil and gas properties. Under this method, all direct costs and certain indirect costs associated with acquisition of properties and successful as well as unsuccessful exploration and development activities are capitalized. Depreciation, depletion, and amortization of capitalized oil and gas properties and estimated future development costs, excluding unproved properties, are based on the unit-of-production method using estimated proved reserves, as determined by independent petroleum engineers. For these purposes, proved natural gas reserves are converted to equivalent barrels of crude oil at a rate of 6 Mcf to 1 Bbl.

F-8

Reef Oil & Gas Partners, L.P.

Notes to Financial Statement (Continued)

As of December 31, 2011

2. Summary of Significant Accounting Policies (Continued)

        In applying the full cost method, the Partnership performs a quarterly ceiling test on the capitalized costs of oil and gas properties, whereby the capitalized costs of oil and gas properties are limited to the sum of the estimated future net revenues from proved reserves using prices that are the 12-month un-weighted arithmetic average of the first-day-of-the-month price for crude oil and natural gas held constant and discounted at 10%, plus the lower of cost or estimated fair value of unproved properties, if any. If capitalized costs exceed the ceiling, an impairment loss is recognized for the amount by which the capitalized costs exceed the ceiling, and is shown as a reduction of oil and gas properties and as property impairment expense on the Partnership's statements of operations. No gain or loss is recognized upon sale or disposition of oil and gas properties, unless such a sale would significantly alter the rate of depletion and amortization. During the year ended December 31, 2011, the Partnership recognized no property impairment expense.

Estimates of Proved Oil and Gas Reserves

        Estimates of the Partnership's proved reserves at December 31, 2011 are prepared using pricing based upon the un-weighted arithmetic average of the first-day-of-the-month commodity prices over the preceding 12-month period and current costs. Future prices and costs may be materially higher or lower than these prices and costs, which would impact the estimate of reserves and future cash flows.

        Reserves and their relation to estimated future net cash flows impact the Partnership's depletion and impairment calculations. As a result, adjustments to depletion and impairment are made concurrently with changes to reserve estimates. If proved reserve estimates decline, the rate at which depletion expense is recorded increases, reducing net income. A decline in estimated proved reserves and future cash flows also reduces the capitalized cost ceiling and may result in increased impairment expense.

Pipe Inventory

        In September 2011, RCWI, L.P. contributed a 19% undivided interest in certain drilling and production pipe inventory to the Partnership in exchange for an additional 5.15% limited partnership interest in the Partnership. The pipe inventory was contributed at the lower of cost or market value. As of September 30, 2011, the Partnership recorded pipe inventory of $602,868 as long term assets on the balance sheet. During December 2011, the Partnership sold a portion of the pipe inventory for $186,545, resulting in a loss of $73,954. This amount is included in accounts receivable from affiliates as of December 31, 2011, as all joint interest billings are processed by an affiliate of the Partnership.

        As a result of the Partnership's year end impairment analysis, an impairment of pipe inventory was recorded for $62,718. The market value of the remaining pipe inventory was determined based on current sales prices at December 31, 2011.

Restoration, Removal, and Environmental Liabilities

        The Partnership is subject to extensive Federal, state and local environmental laws and regulations. These laws regulate the discharge of materials into the environment and may require the Partnership to remove or mitigate the environmental effects of the disposal or release of petroleum substances at various sites. Environmental expenditures are expensed or capitalized depending on their future

F-9

Reef Oil & Gas Partners, L.P.

Notes to Financial Statement (Continued)

As of December 31, 2011

2. Summary of Significant Accounting Policies (Continued)

economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefit are expensed.

        Liabilities for expenditures of a non-capital nature are recorded when environmental assessments and/or remediation is probable, and the costs can be reasonably estimated. Such liabilities are generally undiscounted values unless the timing of cash payments for the liability or component is fixed or reliably determinable.

        The Partnership has recognized an estimated liability for future plugging and abandonment costs. A liability for the estimated fair value of the future plugging and abandonment costs is recorded with a corresponding increase in the full cost pool at the time a new well is drilled. Depreciation expense associated with estimated plugging and abandonment costs is recognized in accordance with the full cost methodology.

        The Partnership estimates a liability for plugging and abandonment costs based on historical experience and estimated well life. The liability is discounted using the credit-adjusted risk-free rate. Revisions to the liability could occur due to changes in well plugging and abandonment costs or well useful lives, or if federal or state regulators enact new well restoration requirements. The Partnership recognizes accretion expense in connection with the discounted liability over the remaining life of the well.

        The following table summarizes the Partnership's asset retirement obligation for the year ended December 31, 2011.

2011
Beginning asset retirement obligation	$—
Additions related to new properties	6,684
Accretion expense	106

Ending asset retirement obligation	$6,790

Risks and Uncertainties

        Historically, the oil and natural gas market has experienced significant price fluctuations. Prices are significantly impacted by local weather, supply in the area, seasonal variations in local demand, limited transportation capacity to other regions, and the worldwide supply and demand balance for crude oil. Increases or decreases in prices received could have a significant impact on the Partnership's investments in partnerships and results of operations.

Income Taxes

        The Partnership is a limited partnership, and for United States federal income tax purposes, the earnings of the Partnership flow directly through to its partners, who are responsible for the payment of taxes on their respective share of the income. Therefore, there is no provision for federal income taxes in the accompanying financial statements.

F-10

Reef Oil & Gas Partners, L.P.

Notes to Financial Statement (Continued)

As of December 31, 2011

2. Summary of Significant Accounting Policies (Continued)

        As of December 31, 2011, the tax basis of the Partnership's investments exceeds the financial reporting basis of the investments by approximately $415,000, primarily due to impairments in the value of partnership assets for financial reporting purposes that exceed the write off of intangible drilling costs for federal income tax purposes.

Accounting for Uncertainty in Income Taxes

        The Financial Accounting Standards Board ("FASB") provides guidance on accounting for uncertainty in income taxes. This guidance is intended to clarify the accounting for uncertainty in income taxes recognized in a company's financial statements and prescribes the recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

        Under this guidance, evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement.

        Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent reporting period in which the threshold is no longer met. Penalties and interest are classified as income tax expense.

        Based on the Partnership's assessment, there are no material uncertain tax positions as of December 31, 2011. The Partnership is subject to examination of income tax filings in various state jurisdictions for the year ended December 31, 2011. The Partnership has not been subjected to any audits by the Internal Revenue Service for this period.

Fair Value of Financial Instruments

        The estimated fair values for financial instruments have been determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair value of cash, accounts receivable from affiliates, accounts payable and accounts payable to affiliates approximates their carrying value due to their short-term nature.

3. Certain Transactions with Affiliates

        At December 31, 2011, the Partnership had accounts receivable from affiliates of $2,205,494 and long term receivables from affiliates of $691,722. The balances consist primarily of commission income due from partnerships and joint operating costs paid on behalf of the drilling partnerships. The balance of accounts receivable from affiliates at December 31, 2011 also includes legal fees to be reimbursed

F-11

Reef Oil & Gas Partners, L.P.

Notes to Financial Statement (Continued)

As of December 31, 2011

3. Certain Transactions with Affiliates (Continued)

from partnerships, as well as proceeds from sales of pipe inventory processed by an affiliate of the Partnership. All of the net receivables due from affiliates are expected to be paid in full.

        During the year ended December 31, 2011, the Partnership received reimbursement of legal fees from various partnerships the Partnership manages related to the settlement of a lawsuit brought against the Partnership. The Partnership prevailed in the defense of this lawsuit and a judgment was entered that dismissed the plaintiff's claims, which involved the plaintiff's participation in several partnerships the Partnership manages. Pursuant to the related partnership agreements, the Partnership is indemnified against litigation such as this, and the associated legal fees are to be reimbursed to the Partnership. During the year ended December 31, 2011, the Partnership received approximately $212,847 as reimbursement of legal fees from partnerships the Partnership manages, and $25,000 of additional legal fees to be reimbursed is included in accounts receivable from affiliates as of December 31, 2011.

        The Partnership had $955,803 of payables to affiliates as of December 31, 2011. The majority of these payables relates to equity method losses recorded against the carrying amount of the investments in certain partnerships the Partnership manages as the managing general partner, as well as commissions payable to Reef Securities, Inc. (an entity related by common ownership) for sales of partnership interests during December 2011.

        In July 2011, RCWI, L.P., an affiliate of the Partnership, assumed the rights, title and interest in and to all units of additional general partner interest owned by the Partnership in Reef Global Energy I, L.P., Reef Global Energy II, L.P., and Reef Global Energy III, L.P. and the associated negative capital accounts in exchange for a limited interest in the Partnership. The Partnership retained its purchased 1% interest in each partnership, as well as its 10% carried interest in Reef Global Energy I, L.P. and Reef Global Energy II, L.P. As such, at July 29, 2011, RCWI, L.P. assumed negative capital accounts of $172,595 in exchange for an additional 1.50% limited interest in the Partnership.

        In September 2011, RCWI, L.P. contributed a 19% undivided interest in certain drilling and production pipe inventory to the Partnership in exchange for an additional 5.15% limited partnership interest in the Partnership. The pipe inventory was contributed at the lower of cost or market value. As of September 30, 2011, the Partnership recorded pipe inventory of $602,868 as long term assets on the balance sheet.

        In September 2011, RCWI, L.P. contributed its ownership in certain oil and gas leases to the Partnership in exchange for additional 8.10% limited partnership interest in the Partnership. As of September 30, 2011, the Partnership recorded $2,005 of net oil and gas properties on the balance sheet as a result of these transactions.

4. Commitments and Contingencies

        The Partnership is the managing general partner of each of the partnerships described in Footnote 1. As a result, the Partnership has joint and several liability for the current and future obligations of each partnership.

        For the partnerships formed under Global Energy Ventures II, during the first calendar quarter of the fifth calendar year following the date the offering for a partnership terminates, and during the first

F-12

Reef Oil & Gas Partners, L.P.

Notes to Financial Statement (Continued)

As of December 31, 2011

4. Commitments and Contingencies (Continued)

calendar quarter of the following five years, each investor partner (other than our affiliates) may request that the Partnership or one of our affiliates purchase, at a discount, the outstanding units of the partnership held by the investor partner. The Partnership will not be required to purchase more than 5% of the outstanding units of a partnership in any year. The Partnership also will not be required to purchase units if its borrowing capacity is insufficient to make the purchase, if it is precluded by any law, rule, regulation, contract, agreement or other restriction from doing so, or if the purchase might cause the partnership to terminate or be treated as a publicly traded partnership for tax purposes. Furthermore, the Partnership will not be obligated to purchase more than $500,000 of units in any given year, in the aggregate, from all partnerships sponsored by us.

        On January 4, 2010, SWD LP instituted a Federal bankruptcy Chapter 11 proceeding in U.S. Bankruptcy Court, Northern District of Texas. On March 30, 2010, SWD LP filed an application with the court to convert the Chapter 11 proceeding to a Chapter 7 proceeding under the U.S. Bankruptcy Code. All assets of SWD LP were subsequently liquidated under bankruptcy proceedings, and as of the date of this report no further claims have been filed against SWD GP or the Partnership. Management wrote off the investment balance related to SWD GP as of December 31, 2010, and expects no further loss to the Partnership related to these events.

        On August 26, 2010, Frank Stevenson ("Stevenson") filed a lawsuit, styled Stevenson v. Wayne Kirk, Michael J. Mauceli, Reef Global Energy Ventures II, et al., Cause No. 10-10647, in the 191st Judicial District Court, Dallas County, Texas. The suit also names as defendants the Partnership and multiple other ventures and limited partnerships sponsored by the Partnership, as well as Reef Securities, Inc., among others. On September 22, 2010, James and Carol Estle (the "Estles") and Nancy Dykes Thurmond Antolic ("Antolic") joined the suit as additional plaintiffs. On January 27, 2011, Donna Stevenson (Frank Stevenson's spouse) and Jaimie Davis ("Davis") joined the suit as additional plaintiffs (Stevenson, Estles, Antolic, and Davis are collectively referred to as "Plaintiffs"). With respect to Davis's claims, specifically, Reef Securities, Inc. did not offer or sell the interests in the Reef program that Davis purchased. Rather, she purchased her interests through an unaffiliated broker/dealer. In the Sixth Amended Petition, Plaintiffs assert claims of misrepresentations and omissions under the Texas Securities Act ("TSA"), control person and aider and abettor liability under the TSA, fraud, breach of fiduciary duty, breach of contract, civil theft, negligent misrepresentation, and fraudulent concealment. Plaintiff Davis asserts against defendant Reef Oil & Gas Income and Development Fund, L.P. a claim for tortious interference with an existing contract. Defendants believe Plaintiffs' claims are meritless because, among other things, in connection with each Reef program in which Plaintiffs participated, each Plaintiff received offering documents that thoroughly disclosed all material facts and risks associated with participation in such programs, particularly the fact that no guarantees or promises could be made or relied upon. Plaintiffs also claim that Defendants misallocated costs, expenses and deductions among unidentified Reef-sponsored ventures and limited partnerships. Plaintiffs seek approximately $2.2 million as actual damages, $620,000 as exemplary damages, as well as attorneys' fees, pre- and post-judgment interest, and costs.

        The Partnership intends to vigorously defend the lawsuit and may seek damages from plaintiffs based upon, among other things, breaches of representations and warranties made by them as well as the indemnification provisions of the documents executed by each of them. Defendants have filed Motions for Partial Summary Judgment seeking the dismissal of certain of Plaintiffs Stevenson, Estles,

F-13

Reef Oil & Gas Partners, L.P.

Notes to Financial Statement (Continued)

As of December 31, 2011

4. Commitments and Contingencies (Continued)

and Antolic's claims, and the parties are currently awaiting the Court's entry of an order on said Motions. However, following Defendants' filing of their Motions for Summary Judgment, by filing their Sixth Amended Petition, Plaintiffs dismissed their claims for rescission under the TSA for failure of Defendants to register under the TSA, control person liability under the TSA in connections with such registration claims, and a majority of Plaintiffs' fraud claims under the TSA. As of this time, discovery is ongoing, and trial has been set for December 10, 2012. As of December 31, 2011, the Partnership has not accrued any amount related to this litigation.

        On July 21, 2011, Justin Abernathy, Jason Abernathy and Lorna Abernathy ("the Plaintiffs") filed a lawsuit, styled Abernathy v. Reef Oil & Gas Partners GP, LLC, et al., Cause No. 11-08969, in the 162nd Judicial District Court, Dallas County, Texas. In their Petition, Plaintiffs assert claims of fraud, violations of the Texas Securities Act, conspiracy to violate the Texas Securities Act, breach of fiduciary duty, fraudulent misrepresentation, negligent misrepresentation, theft, and unjust enrichment against Reef Securities, Inc., Reef Oil & Gas Partners, GP, LLC, Reef Oil & Gas Partners, L.P., Reef Exploration, L.P., Wayne Kirk, Michael Mauceli, Paul Mauceli, and other Reef-sponsored joint ventures and partnerships (collectively referred to in this paragraph as the "Defendants"). Plaintiffs seek compensatory damages in an unspecified amount as well as exemplary damages, attorneys' fees, pre- and post-judgment interest, and costs. Defendants intend to vigorously defend the lawsuit and are seeking damages from Plaintiffs for attorneys' fees and costs, based upon, among other things, the bringing of frivolous litigation, bad faith, and breaches of representations and warranties made by them as well as the indemnification provisions of the documents executed by each of them. As of this time, some substantive discovery has been conducted. Trial is scheduled for August 7, 2012. The Defendants intend to vigorously defend against these claims. As of December 31, 2011, the Partnership has not accrued any amount related to this litigation.

6. Subsequent Events

        In preparation of its financial statement, the Partnership considered subsequent events through June 25, 2012, which was the date the Partnership's financial statement was available to be issued.

F-14

Reef Oil & Gas Partners, L.P.

Financial Statements (Unaudited)

September 30, 2012

Page
UNAUDITED FINANCIAL STATEMENTS:
Balance Sheets	F-2
Notes to Financial Statements	F-3

Reef Oil & Gas Partners, L.P.

Balance Sheets
as of September 30, 2012 (unaudited)
and December 31, 2011

	September 30, 2012	December 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,489,712	$2,501,164
Accounts receivable from affiliates, net of allowance	1,546,490	2,205,494
Prepaid expenses	17,500	37,425

Total current assets	4,053,702	4,744,083
Investments in partnerships:
Investments in Income Fund Partnerships	438,406	282,560
Investments in Drilling Partnerships	578,737	823,043

Total investment in partnerships	1,017,143	1,105,603
Oil and gas properties, full cost method of accounting:
Proved properties, net of accumulated depletion of $3,523 and $975	5,166	7,714

Net oil and gas properties	5,166	7,714
Pipe inventory	279,651	279,651
Long term receivable from affiliate, net of allowance	402,702	691,722

Total assets	$5,758,364	$6,828,773

Liabilities and partnership equity
Current liabilities:
Accounts payable	$173,814	$136,348
Accounts payable to affiliates	372,377	955,803

Total current liabilities	546,191	1,092,151
Total long-term liabilities:
Asset retirement obligation	7,118	6,790

Total long-term liabilities	7,118	6,790
Commitments and contingencies (Note 4)
Partnership equity	5,205,055	5,729,832

Total liabilities and partnership equity	$5,758,364	$6,828,773

See accompanying notes to unaudited financial statements.

Reef Oil & Gas Partners, L.P.

Notes to Financial Statements

As of September 30, 2012

(Unaudited)

1. Organization and Basis of Presentation

        Reef Oil & Gas Partners, L.P., a Nevada limited partnership, (the "Partnership"), is the managing joint venturer of certain general partnerships, as well as managing general partner of certain limited partnerships, formed primarily for the purpose of (i) acquiring interests in producing oil and gas properties (the "Income Fund Partnerships") or (ii) exploring for oil and gas reserves (the "Drilling Partnerships"). The active partnerships in which the Partnership purchased an investment as of September 30, 2012, are as follows:

	Date Formed	Partnership Ownership Percentage
Income Fund Partnerships
Reef 2001-A Income Fund LP	April 2001	2.15%
Reef 2001-B Income Fund JV	December 2001	1.58%
Reef Partners 2002-A Income Fund JV	December 2002	1.08%
Reef Partners 2003-A Income Fund JV	September 2003	0.56%
Reef Partners Income Fund IX	July 2004	0.90%
Reef Oil & Gas Income and Development Fund LP	July 2005	1.00%
Reef Oil & Gas Income and Development Fund II LP	June 2006	1.00%
Reef Oil & Gas Income and Development Fund III LP	August 2007	1.00%
Reef Oil & Gas Income and Development Fund IV LP	July 2008	1.00%
Reef Oil & Gas 2010-A Income Fund, LP	August 2010	1.31%
Drilling Partnerships
Reef Global Energy I, LP	October 2002	1.00%
Reef-Bell City #7 JV	April 2003	1.92%
Reef Global Energy II LP	June 2003	1.00%
Reef-Broussard Infield Development JV #1	February 2004	1.00%
Reef Global Energy III LP	March 2004	1.00%
Reef-Treasure Isle Infield Development JV #1	April 2004	1.25%
Reef Global Energy IV LP	October 2004	5.95%
Reef Global Energy V LP	December 2004	5.95%
Reef-Corpus Christi Bay JV	January 2005	1.00%
Treasure Isle & Hog Island Infield JV	February 2005	1.00%
Reef Global Energy VI LP	July 2005	5.45%
South Central 3 Well Infield Development JV	September 2005	1.00%
Reef Global Energy VII LP	December 2005	5.45%
Reef Global Energy VIII LP	August 2006	5.45%
Reef Gumbo II, Sweet Bay, Grand Lake JV	September 2006	1.00%
Reef Global Energy IX LP	February 2007	5.45%
Reef Magutex Joint Venture (f.k.a. Reef Falcon East Joint Venture)	August 2008	1.00%
Reef Lake Arthur Deep Joint Venture	January 2010	1.00%
Reef 2010 Drilling Fund, LP	June 2010	1.00%
Reef 2011 Private Drilling Fund, LP	March 2011	1.00%
Reef 2012-A Private Drilling Fund, LP	March 2012	1.00%
Other Partnerships
Bayou Broule 3-D Seismic JV	December 2005	1.00%
Reef SWD 2007-A, GP	December 2007	100.00%

Reef Oil & Gas Partners, L.P.

Notes to Financial Statements (Continued)

As of September 30, 2012

(Unaudited)

1. Organization and Basis of Presentation (Continued)

        In addition to its purchased partnership interests, the Partnership owns the following carried interest in partnerships:

	Date Formed	Partnership Ownership Percentage
Reef 2001-A Income Fund LP	April 2001	10.00%
Reef 2001-B Income Fund JV	December 2001	10.00%
Reef Global Energy I LP	October 2002	10.00%
Reef Partners 2002-A Income Fund JV	December 2002	10.00%
Reef Global Energy II LP	June 2003	10.00%
Reef Partners 2003-A Income Fund JV	September 2003	10.00%
Reef Oil & Gas Income Fund IX LP	June 2004	10.00% [1]
Reef Oil & Gas Income and Development Fund LP	June 2005	2.00% [2]
Reef Global Energy VI LP	July 2005	10.00%
Reef Global Energy VII LP	December 2005	10.00%
Reef Oil & Gas Income and Development Fund II LP	June 2006	2.00% [2]
Reef Global Energy VIII LP	August 2006	10.00%
Reef Global Energy IX LP	February 2007	10.00%
Reef Oil & Gas Income and Development Fund III LP	August 2007	10.00%
Reef Oil & Gas Income and Development Fund IV LP	July 2008	10.00%
Reef 2010 Drilling Fund, LP	June 2010	5.00%
Reef Oil & Gas 2010-A Income Fund, LP	August 2010	10.00%
Reef 2011 Private Drilling Fund, LP	March 2011	10.00%
Reef 2012-A Private Drilling Fund, LP	March 2012	5.00%

(1)
The Partnership owns a 10% carried interest in Reef Oil & Gas Income Fund IX until the other partners receive distributions in the cumulative amount equal to their original investment, and a 20% carried interest after such time.

(2)
The Partnership owns a 2% carried interest in Reef Oil & Gas Income and Development Fund and Reef Oil & Gas Income and Development Fund II until the other partners in such funds receive distributions in the cumulative amount equal to their original investment, and a 25% carried interest after such time.

        The Income Fund Partnerships own working interests in producing oil and gas properties located in Alabama, Arkansas, California, Colorado, Kansas, Louisiana, Montana, New Mexico, North Dakota, Oklahoma, Texas, Utah, and Wyoming.

        The Drilling Partnerships own working interests in producing properties located in Louisiana, New Mexico, North Dakota, Oklahoma, and Texas. The Partnership generally purchases a 1% interest in each Drilling Partnership, and an affiliate of the Partnership participates as a working interest owner in the drilling of each well. In addition to its 1% interest, the Partnership owns partnership units totaling

Reef Oil & Gas Partners, L.P.

Notes to Financial Statements (Continued)

As of September 30, 2012

(Unaudited)

1. Organization and Basis of Presentation (Continued)

0.92% in the Reef-Bell City #7 Joint Venture and 0.25% in the Reef-Treasure Isle Infield Development Joint Venture #1, resulting from the purchase of interests not acquired by outside parties.

        The Partnership is the managing general partner of the Reef Global Energy Ventures Partnerships ("Global Partnerships"), structured in two series of formation. Reef Global Energy Ventures is a series of five limited partnerships formed to drill and own interests in oil and gas properties. As of September 30, 2012, the Partnership had formed Reef Global Energy I, L.P., Reef Global Energy II, L.P., and Reef Global Energy III, L.P., Reef Global Energy IV, L.P., and Reef Global Energy V, L.P. Reef Global Energy Ventures II is a series of four limited partnerships formed to drill and own interests in oil and gas properties. As of September 30, 2012, the Partnership had formed Reef Global Energy VI, L.P., Reef Global Energy VII, L.P., Reef Global Energy VIII, L.P., and Reef Global Energy IX, L.P. The Partnership purchased the required minimum of 5% of the units of these Partnerships, each of which represents a 4.45% interest in each partnership. In addition to the units that it purchased, the Partnership also contributed 1% of all costs to acquire, drill and complete properties for which it received a 1% interest in each partnership. Finally, the Partnership also received a 10% carried interest in each Global partnership.

        During 2006, the Partnership waived its 10% carried interests in Reef Global Energy III, L.P., Reef Global Energy IV, L.P., and Reef Global Energy V, L.P. The Partnership's ownership interests in regard to units of these partnerships subsequently increased to 4.95% as a result of the termination of the Partnership's 10% carried interests in those partnerships.

        During 2011, RCWI LP, an affiliate of the Partnership, assumed the rights, title and interest in and to all units of additional general partner interest owned by the Partnership in Reef Global Energy I, LP, Reef Global Energy II, LP, and Reef Global Energy III, LP and the associated negative capital accounts in exchange for a limited interest in the Partnership. The Partnership's ownership interests in regard to these partnerships subsequently decreased to 1% as a result of these transactions. The Partnership retained its 10% carried interests in Reef Global Energy I, LP and Reef Global Energy II, LP.

        The Partnership is the manager and sole member of Reef SWD 2007-A GP, LLC, a Texas limited liability company ("SWD GP"), which is the managing general partner of Reef SWD 2007-A, LP, ("SWD LP") which owns four salt water disposal facilities in South Texas. SWD GP purchased 1% of the Units of SWD LP. In addition, the SWD GP will receive a 6.5% carried interest in SWD LP until the other partners in SWD LP receive distributions in the cumulative amount equal to their original investment, and a 25% carried interest after such time. On January 4, 2010, SWD LP instituted a Federal bankruptcy Chapter 11 proceeding in U.S. Bankruptcy Court, Northern District of Texas. On March 30, 2010, SWD LP filed an application with the court to convert the Chapter 11 proceeding to a Chapter 7 proceeding under the U.S. Bankruptcy Code. All assets of SWD LP were subsequently liquidated under bankruptcy proceedings, and as of the date of this report no further claims have been filed against SWD GP or the Partnership. Management wrote off the investment balance related to SWD GP as of December 31, 2010, and expects no further loss to the Partnership related to these events.

Reef Oil & Gas Partners, L.P.

Notes to Financial Statements (Continued)

As of September 30, 2012

(Unaudited)

1. Organization and Basis of Presentation (Continued)

        The Income Fund and Drilling Partnerships' agreements generally require the affirmative vote of 50% of the partners for the removal of the Partnership as the managing joint venturer and substitution of a new managing joint venturer to operate and carry on the day-to-day operations of the partnerships. The Global Partnerships require the affirmative vote of 50% of the partners in order to remove the Partnership as managing partner.

        The Partnership's Agreement (the "Agreement") stipulates that the term for which the Partnership is to exist is fifty years, unless the Partnership is dissolved sooner or extended by unanimous consent for a period of not more than five years, as provided in the Agreement.

2. Summary of Significant Accounting Policies

        Reference is hereby made to the Partnership's annual financial statements as of December 31, 2011, which contains a summary of significant accounting policies followed by the Partnership in the preparation of its financial statements. These policies are followed in preparing the quarterly report included herein.

        In the opinion of management, the accompanying unaudited financial statements contain all adjustments of a normal recurring nature necessary to present fairly our financial position, results of operations, cash flows and partners' capital for the periods presented.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("US GAAP") requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Cash and Cash Equivalents

        The Partnership considers all highly liquid investments with maturity dates of no more than three months from the purchase date to be cash equivalents. Cash and cash equivalents consist of demand deposits and money market investments held by a major national bank.

Accounts Receivable from Affiliates

        Accounts receivable from affiliates and long term receivables from affiliates include commissions receivable in regard to the sale of partnership interests and joint operating costs paid on behalf of the Drilling Partnerships. The receipt of certain commissions is subject to the investment partnerships generating sufficient oil and gas revenue from operations to pay such commissions.

        A reserve equal to the excess of the receivable over the present value of producing reserves is established when sufficient drilling operations have not yet occurred, or where the results from such operations have not generated sufficient producing oil and gas reserves. Accounts are charged off when the commissions are deemed uncollectible. To date, no accounts have been deemed uncollectible.

Reef Oil & Gas Partners, L.P.

Notes to Financial Statements (Continued)

As of September 30, 2012

(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

Concentration of Credit Risk

        Financial instruments, which subject the Partnership to concentration of credit risk, consist primarily of cash and cash equivalents and accounts receivable from affiliates. The Partnership maintains its cash and cash equivalents in excess of federally insured limits in financial institutions it considers to be of high credit quality. Accounts receivable from affiliates are generally commission income due from partnerships and joint operating costs paid on behalf of the drilling partnerships.

Investments in Partnerships

        The Partnership's investments in partnerships are accounted for using the equity method of accounting, as the Partnership does not own a controlling interest in any of the partnerships but exercises significant influence.

        In accordance with Financial Accounting Standards Board Codification ("FASB ASC") 810-20, the Partnership performed an analysis of each entity in which it is invested in order to determine whether or not the entity should be consolidated by the Partnership. In doing so, the Partnership also considered whether each entity in which it is invested meets the requirements to be considered a variable interest entity in accordance with FASB ASC 810-10. Based on its analysis, the entities in which the Partnership is invested are not considered variable interest entities, and the requirements for consolidation are not met. As such, the Partnership continues to account for its investments in partnerships using the equity method of accounting.

        The carrying amounts of the Partnership's investments are evaluated for recoverability in accordance with FASB ASC 323-10-35-32. Based on management's evaluation, the Partnership wrote off investments in the amount of $0 and $1,873 during the nine months ended September 30, 2012 and the year ended December 31, 2011, respectively.

Reef Oil & Gas Partners, L.P.

Notes to Financial Statements (Continued)

As of September 30, 2012

(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

        Summary financial information for partnerships in which the Partnership has invested is as follows:

	September 30, 2012	December 31, 2011
	(unaudited)
Income Fund Partnerships
Total assets	$38,995,077	$39,594,048
Total liabilities	8,201,542	7,944,322

Total partnership equity	$30,793,535	$31,649,726

Drilling Partnerships
Total assets	$50,771,412	$48,879,821
Total liabilities	4,845,642	14,396,170

Total partnership equity	$45,925,770	$34,483,651

Other Partnerships
Total assets	$6,665,904	$6,760,913
Total liabilities	96,359	186,096

Total partnership equity	$6,569,545	$6,574,817

Oil and Gas Properties

        The Partnership follows the full cost method of accounting for oil and gas properties. Under this method, all direct costs and certain indirect costs associated with acquisition of properties and successful as well as unsuccessful exploration and development activities are capitalized. Depreciation, depletion, and amortization of capitalized oil and gas properties and estimated future development costs, excluding unproved properties, are based on the unit-of-production method using estimated proved reserves, as determined by independent petroleum engineers. For these purposes, proved natural gas reserves are converted to equivalent barrels of crude oil at a rate of 6 Mcf to 1 Bbl.

        In applying the full cost method, the Partnership performs a quarterly ceiling test on the capitalized costs of oil and gas properties, whereby the capitalized costs of oil and gas properties are limited to the sum of the estimated future net revenues from proved reserves using prices that are the 12-month un-weighted arithmetic average of the first-day-of-the-month price for crude oil and natural gas held constant and discounted at 10%, plus the lower of cost or estimated fair value of unproved properties, if any. If capitalized costs exceed the ceiling, an impairment loss is recognized for the amount by which the capitalized costs exceed the ceiling, and is shown as a reduction of oil and gas properties and as property impairment expense on the Partnership's statements of operations. No gain or loss is recognized upon sale or disposition of oil and gas properties, unless such a sale would significantly alter the rate of depletion and amortization. During the nine months ended September 30, 2012 and the year ended December 31, 2011, the Partnership recognized no property impairment expense.

Reef Oil & Gas Partners, L.P.

Notes to Financial Statements (Continued)

As of September 30, 2012

(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

Estimates of Proved Oil and Gas Reserves

        Estimates of the Partnership's proved reserves at September 30, 2012 and December 31, 2011 are prepared using pricing based upon the un-weighted arithmetic average of the first-day-of-the-month commodity prices over the preceding 12-month period and current costs. Future prices and costs may be materially higher or lower than these prices and costs, which would impact the estimate of reserves and future cash flows.

        Reserves and their relation to estimated future net cash flows impact the Partnership's depletion and impairment calculations. As a result, adjustments to depletion and impairment are made concurrently with changes to reserve estimates. If proved reserve estimates decline, the rate at which depletion expense is recorded increases, reducing net income. A decline in estimated proved reserves and future cash flows also reduces the capitalized cost ceiling and may result in increased impairment expense.

Pipe Inventory

        In September 2011, RCWI, L.P. contributed a 19% undivided interest in certain drilling and production pipe inventory to the Partnership in exchange for an additional 5.15% limited partnership interest in the Partnership. The pipe inventory was contributed at the lower of cost or market value. As of September 30, 2011, the Partnership recorded pipe inventory of $602,868 as long term assets on the balance sheet. During December 2011, the Partnership sold a portion of the pipe inventory for $186,545, resulting in a loss of $73,954. This amount is included in accounts receivable from affiliates as of December 31, 2011, as all joint interest billings are processed by an affiliate of the Partnership, and was subsequently received by the Partnership during the first half of 2012.

        As a result of the Partnership's year end impairment analysis, an impairment of pipe inventory was recorded for $62,718 at December 31, 2011. The market value of the remaining pipe inventory was determined based on current sales prices as of September 30, 2012. No additional impairment was recorded as of September 30, 2012.

Restoration, Removal, and Environmental Liabilities

        The Partnership is subject to extensive Federal, state and local environmental laws and regulations. These laws regulate the discharge of materials into the environment and may require the Partnership to remove or mitigate the environmental effects of the disposal or release of petroleum substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefit are expensed.

        Liabilities for expenditures of a non-capital nature are recorded when environmental assessments and/or remediation is probable, and the costs can be reasonably estimated. Such liabilities are generally undiscounted values unless the timing of cash payments for the liability or component is fixed or reliably determinable.

Reef Oil & Gas Partners, L.P.

Notes to Financial Statements (Continued)

As of September 30, 2012

(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

        The Partnership has recognized an estimated liability for future plugging and abandonment costs. A liability for the estimated fair value of the future plugging and abandonment costs is recorded with a corresponding increase in the full cost pool at the time a new well is drilled. Depreciation expense associated with estimated plugging and abandonment costs is recognized in accordance with the full cost methodology.

        The Partnership estimates a liability for plugging and abandonment costs based on historical experience and estimated well life. The liability is discounted using the credit-adjusted risk-free rate. Revisions to the liability could occur due to changes in well plugging and abandonment costs or well useful lives, or if federal or state regulators enact new well restoration requirements. The Partnership recognizes accretion expense in connection with the discounted liability over the remaining life of the well.

        The following table summarizes the Partnership's asset retirement obligation for the nine months ended September 30, 2012 and the year ended December 31, 2011.

	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
	(unaudited)
Beginning asset retirement obligation	$6,790	$—
Additions related to new properties	—	6,684
Accretion expense	328	106

Ending asset retirement obligation	$7,118	$6,790

Risks and Uncertainties

        Historically, the oil and natural gas market has experienced significant price fluctuations. Prices are significantly impacted by local weather, supply in the area, seasonal variations in local demand, limited transportation capacity to other regions, and the worldwide supply and demand balance for crude oil. Increases or decreases in prices received could have a significant impact on the Partnership's investments in partnerships.

Income Taxes

        The Partnership is a limited partnership, and for United States federal income tax purposes, the earnings of the Partnership flow directly through to its partners, who are responsible for the payment of taxes on their respective share of the income. Therefore, there is no provision for federal income taxes in the accompanying financial statements.

Accounting for Uncertainty in Income Taxes

        The Financial Accounting Standards Board ("FASB") provides guidance on accounting for uncertainty in income taxes. This guidance is intended to clarify the accounting for uncertainty in

Reef Oil & Gas Partners, L.P.

Notes to Financial Statements (Continued)

As of September 30, 2012

(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

income taxes recognized in a company's financial statements and prescribes the recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

        Under this guidance, evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement.

        Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent reporting period in which the threshold is no longer met. Penalties and interest are classified as income tax expense.

        Based on the Partnership's assessment, there are no material uncertain tax positions as of September 30, 2012 and December 31, 2011. The Partnership is subject to examination of income tax filings in various state jurisdictions for the year ended December 31, 2011. The Partnership has not been subjected to any audits by the Internal Revenue Service for these periods.

Fair Value of Financial Instruments

        The estimated fair values for financial instruments have been determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair value of cash, accounts receivable from affiliates, accounts payable and accounts payable to affiliates approximates their carrying value due to their short-term nature.

3. Certain Transactions with Affiliates

        At September 30, 2012, the Partnership had accounts receivable from affiliates of $1,546,490 and long term receivables from affiliates of $402,702. At December 31, 2011, the Partnership had accounts receivable from affiliates of $2,205,494 and long term receivables from affiliates of $691,722. The balances consist primarily of commission income due from partnerships. In addition, the balance of accounts receivable from affiliates at September 30, 2012 and December 31, 2011 also includes legal fees to be reimbursed from partnerships. The balance of accounts receivable from affiliates as of December 31, 2011 also includes proceeds from sales of pipe inventory processed by an affiliate. All of the net receivables due from affiliates are expected to be paid in full.

        During the nine months ended September 30, 2012 and the year ended December 31, 2011, the Partnership received reimbursement of legal fees from various partnerships the Partnership manages related to the settlement of a lawsuit brought against the Partnership. The Partnership prevailed in the

Reef Oil & Gas Partners, L.P.

Notes to Financial Statements (Continued)

As of September 30, 2012

(Unaudited)

3. Certain Transactions with Affiliates (Continued)

defense of this lawsuit and a judgment was entered that dismissed the plaintiff's claims, which involved his participation in several partnerships the Partnership manages. Pursuant to the related partnership agreements, the Partnership is indemnified against litigation such as this, and the associated legal fees are to be reimbursed to the Partnership. During the nine months ended September 30, 2012 and the year ended December 31, 2011, the Partnership received approximately $25,000 and $212,847, respectively, as reimbursement of legal fees from partnerships the Partnership manages. As of December 31, 2011, $25,000 of additional legal fees to be reimbursed was included in accounts receivable from affiliates and was subsequently paid during the first half of 2012.

        The Partnership had $372,377 and $955,803 of payables to affiliates as of September 30, 2012 and December 31, 2011, respectively. The majority of these payables relates to equity method losses recorded against the carrying amount of the investments in certain partnerships the Partnership manages as the managing general partner, as well as commissions payable to Reef Securities, Inc. (an entity related by common ownership) for sales of partnership interests.

        In July 2011, RCWI, L.P., an affiliate of the Partnership, assumed the rights, title and interest in and to all units of additional general partner interest owned by the Partnership in Reef Global Energy I, L.P., Reef Global Energy II, L.P., and Reef Global Energy III, L.P. and the associated negative capital accounts in exchange for a limited interest in the Partnership. The Partnership retained its purchased 1% interest in each partnership, as well as its 10% carried interest in Reef Global Energy I, L.P. and Reef Global Energy II, L.P. As such, at July 29, 2011, RCWI, L.P. assumed negative capital accounts of $172,595 in exchange for an additional 1.50% limited interest in the Partnership.

        In September 2011, RCWI, L.P. contributed a 19% undivided interest in certain drilling and production pipe inventory to the Partnership in exchange for an additional 5.15% limited partnership interest in the Partnership. The pipe inventory was contributed at the lower of cost or market value. The Partnership recorded pipe inventory of $602,868 as long term assets on the balance sheet as a result of this transaction.

        In September 2011, RCWI, L.P. contributed its ownership in certain oil and gas leases to the Partnership in exchange for additional 8.10% limited partnership interest in the Partnership. The Partnership recorded $2,005 of net oil and gas properties on the balance sheet as a result of these transactions.

4. Commitments and Contingencies

        The Partnership is the managing joint venturer or managing general partner of each of the partnerships described in Footnote 1. As a result, the Partnership has joint and several liability for the current and future obligations of each partnership.

        For the partnerships formed under Global Energy Ventures II, during the first calendar quarter of the fifth calendar year following the date the offering for a partnership terminates, and during the first calendar quarter of the following five years, each investor partner (other than our affiliates) may request that the Partnership or one of our affiliates purchase, at a discount, the outstanding units of the partnership held by the investor partner. The Partnership will not be required to purchase more

Reef Oil & Gas Partners, L.P.

Notes to Financial Statements (Continued)

As of September 30, 2012

(Unaudited)

4. Commitments and Contingencies (Continued)

than 5% of the outstanding units of a partnership in any year. The Partnership also will not be required to purchase units if its borrowing capacity is insufficient to make the purchase, if it is precluded by any law, rule, regulation, contract, agreement or other restriction from doing so, or if the purchase might cause the partnership to terminate or be treated as a publicly traded partnership for tax purposes. Furthermore, the Partnership will not be obligated to purchase more than $500,000 of units in any given year, in the aggregate, from all partnerships sponsored by us.

        On January 4, 2010, SWD LP instituted a Federal bankruptcy Chapter 11 proceeding in U.S. Bankruptcy Court, Northern District of Texas. On March 30, 2010, SWD LP filed an application with the court to convert the Chapter 11 proceeding to a Chapter 7 proceeding under the U.S. Bankruptcy Code. All assets of SWD LP were subsequently liquidated under bankruptcy proceedings, and as of the date of this report no further claims have been filed against SWD GP or the Partnership. Management wrote off the investment balance related to SWD GP as of December 31, 2010, and expects no further loss to the Partnership related to these events.

        On August 26, 2010, Frank Stevenson ("Stevenson") filed a lawsuit, styled Stevenson v. Wayne Kirk, Michael J. Mauceli, Reef Global Energy Ventures II, et al., Cause No. 10-10647, in the 191st Judicial District Court, Dallas County, Texas. The suit also names as defendants the Partnership and multiple other ventures and limited partnerships sponsored by the Partnership, as well as Reef Securities, Inc., among others. On September 22, 2010, via Plaintiffs' First Amended Original Petition, James and Carol Estle (the "Estles") and Nancy Dykes Thurmond Antolic ("Antolic") joined the suit as additional plaintiffs. On January 27, 2011, Donna Stevenson (Frank Stevenson's spouse) and Jaimie Davis ("Davis") joined the suit as additional plaintiffs via Plaintiffs' Second Amended Original Petition. With respect to Davis's claims, specifically, Reef Securities, Inc. did not offer or sell the interests in the Reef program that Davis purchased. Rather, she purchased her interests through an unaffiliated broker/dealer. On January 24, 2012, Plaintiffs filed their Sixth Amended Petition, by which Plaintiffs allege that, collectively, they are seeking in excess of $2.5 million in compensatory damages as well as exemplary damages, attorneys' fees, pre- and post-judgment interest, and costs. Plaintiffs assert claims of fraud, rescission under the Texas Securities Act ("TSA"), control person liability under the Texas Securities Act, breach of fiduciary duty, breach of contract, civil theft, negligent misrepresentation, and fraudulent concealment. Defendants believe Plaintiffs' claims are meritless, and with respect to many of the Reef programs named in the Petition, Defendants believe that the claims for fraud are barred by limitations, as are any claims for rescission or breach of fiduciary duty with respect to those programs. In addition, with respect to all Reef programs in which Plaintiffs participated, each Plaintiff received offering documents that thoroughly disclosed all material facts and risks associated with participation in such programs, particularly the fact that no guarantees or promises could be made or relied upon.

        Defendants filed motions for partial summary judgment with respect to certain claims of all Plaintiffs, with the exception of Jaimie Davis. Defendants‘ motions for partial summary judgment were granted in part and denied in part. More specifically, all of Plaintiffs' registration claims under Section 33A(1) of the TSA and all claims under Section 33F(1) for control person liability as related to Section 33A(1) were dismissed. Additionally, certain of Plaintiffs' claims against Defendants for violations of Section 33A(2) of the TSA for material misrepresentations or omissions and claims for Section 33F(2) control person liability as related thereto were also dismissed.

Reef Oil & Gas Partners, L.P.

Notes to Financial Statements (Continued)

As of September 30, 2012

(Unaudited)

4. Commitments and Contingencies (Continued)

        With respect to Plaintiff Davis, Defendants were aware that she was simultaneously pursuing a FINRA arbitration claim against the individual and broker-dealer from whom she purchased her interests in the only Reef program in which she participated and on which she is suing the Reef Defendants in this litigation. In March 2012, the FINRA panel found against Davis on all of her claims, including those that pertained to her Reef purchases in the sole Reef program in which she participated. As of this time, the parties have begun exchanging written discovery, and trial is scheduled for April 29, 2013. The Defendants intend to vigorously defend against these claims. No accrual has been recorded as of September 30, 2012 as a loss is not believed to be probable. A reasonable estimate of a possible range of loss cannot be made.

        On July 21, 2011, Justin Abernathy, Jason Abernathy and Lorna Abernathy ("the Plaintiffs") filed a lawsuit, styled Abernathy v. Reef Oil & Gas Partners GP, LLC, et al., Cause No. 11-08969, in the 162nd Judicial District Court, Dallas County, Texas. In their Petition, Plaintiffs assert claims of fraud, violations of the Texas Securities Act, conspiracy to violate the Texas Securities Act, breach of fiduciary duty, fraudulent misrepresentation, negligent misrepresentation, theft, and unjust enrichment against Reef Securities, Inc., Reef Oil & Gas Partners, GP, LLC, Reef Oil & Gas Partners, L.P., Reef Exploration, L.P., Wayne Kirk, Michael Mauceli, Paul Mauceli, and other Reef-sponsored joint ventures and partnerships (collectively referred to in this paragraph as the "Defendants"). In their most recent Petition, Plaintiffs assert claims of fraud, fraud by nondisclosure, rescission under the Texas Securities Act ("TSA"), liability for control persons and aiders under the TSA, violations of the TSA and conspiracy to violate the TSA, breach of fiduciary duty, breach of contract, negligent misrepresentation, theft, and unjust enrichment. Plaintiffs also assert application of the discovery rule to toll limitations for all causes of action asserted. Although Plaintiffs allege that they collectively invested in excess of $3.5 million in the specified Reef Oil & Gas Partners, L.P. ("ROGP")-sponsored programs, Plaintiffs seek an unspecified amount in compensatory damages, as well as exemplary damages, attorneys' fees, pre- and post-judgment interest, and costs. Defendants have filed counterclaims and are seeking damages from Plaintiffs for attorneys' fees and costs based upon breaches of representations and warranties made by Plaintiffs, as well as the indemnification provisions of the documents executed by each of them. Discovery is ongoing, and to date has included the production of thousands of documents and the exchange of Interrogatories, Requests for Disclosures, and third-party subpoenas. On March 19, 2012, the court conducted a hearing on Defendants‘ Motion for Partial Summary Judgment, at which time the court granted the motion with respect to the Plaintiffs‘ registration claims under the TSA (and derivative control person and aider claims pertaining to registration under the TSA), denied the motion with respect to the unjust enrichment claim, and continued the motion with respect to the remaining claims under the TSA and certain breach of contract claims (a new hearing date has not yet been scheduled). The parties have agreed upon a new trial setting of November 4, 2013, but the Court has not yet entered an amended scheduling order. The Defendants intend to vigorously defend against these claims. No accrual has been recorded as of September 30, 2012 as a loss is not believed to be probable. A reasonable estimate of a possible range of loss cannot be made.

5. Subsequent Events

        In preparation of its financial statements, the Partnership considered subsequent events through January 24, 2013.

APPENDIX A
FORM OF
AGREEMENT OF LIMITED PARTNERSHIP
OF
Reef Oil & Gas Drilling and Income Fund, L.P.
A Texas Limited Partnership

        This AGREEMENT OF LIMITED PARTNERSHIP is entered into and shall be effective as of the                         , 2012 (the "Effective Date"), by and among Reef Oil & Gas Partners, L.P. a Nevada limited partnership, as the Managing General Partner, Michael J. Mauceli, as the Initial Limited Partner and the Persons whose names are set forth on Exhibit A, as the Additional General Partners or as Limited Partners (the Limited Partners, together with the Additional General Partners, the "Investor Partners"), pursuant to the provisions of the Texas Limited Partnership Law on the following terms and conditions.

SECTION 1.    THE PARTNERSHIP

        1.1    Organization.    The Partnership was formed on September 6, 2012 by the filing of the certificate of formation described in Section 3.005 of the Texas Limited Partnership Law (the "Certificate") with the Texas Secretary of State. The Investor Partners hereby agree to continue the Partnership as a limited partnership pursuant to the provisions of the Texas Limited Partnership Law and upon the terms and conditions set forth in this Agreement.

        1.2    Name.    The name of the Partnership shall be Reef Oil & Gas Drilling and Income Fund, L.P., and all business of the Partnership shall be conducted in such name. The Managing General Partner may change the name of the Partnership upon ten days notice to the Investor Partners.

        1.3    Principal Business.    The purposes for which the Partnership is organized are:

  (a)
  to acquire, maintain and sell interests in oil and gas properties and leases;

  (b)
  to drill for oil, gas, hydrocarbons, and other minerals;

  (c)
  to produce and sell oil, gas, hydrocarbons, and other minerals from such properties;

  (d)
  to invest and generally engage in any and all phases of the oil and gas business; and

  (e)
  to perform any acts as the Managing General Partner in its sole discretion determines to be necessary, desirable or convenient in accomplishing the foregoing purposes.

        Such business purposes shall include, without limitation, the purchase, sale, acquisition, disposition, exploration, development, operation, and production of oil and gas properties of any character. The Partnership shall not acquire property or interests therein in exchange for Units. Without limiting the foregoing, Partnership activities may be undertaken as principal, agent, general partner, syndicate member, joint venturer, participant, or otherwise.

        1.4    Principal Place of Business.    The principal place of business of the Partnership shall be at 1901 North Central Expressway, Suite 300, Dallas, Texas 75080. The Managing General Partner may change the principal place of business of the Partnership to any other place upon ten (10) days notice to the Investor Partners.

        1.5    Term.    The term of the Partnership shall commence on the Effective Date and shall continue until terminated as provided in Section 9. Notwithstanding the foregoing, if Investor Partners agreeing to purchase at least 10 Units ($1,000,000) have not subscribed and paid for their Units by the Offering Termination Date, then this Agreement shall be void in all respects, and all investments of the Investor Partners shall be promptly returned together with any interest earned thereon and without any deduction therefrom. The Units purchased by the Managing General Partner and its Affiliates, if any, will not be counted toward satisfying the minimum subscription amount.

        1.6    Filings; Agent for Service of Process.

  (a)
  The Managing General Partner has caused the Certificate to be filed in the office of the Secretary of State of the state of Texas in accordance with the provisions of the Texas Limited Partnership Law. The Managing General Partner shall take any and all other actions reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of the State of Texas. The Managing General Partner shall cause amendments to the Certificate to be filed whenever required by Texas Limited Partnership Law.

  (b)
  The Managing General Partner shall execute and cause to be filed original or amended Certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership or similar type of entity under the laws of any other states or jurisdictions in which the Partnership engages in business.

  (c)
  The agent for service of process of the Partnership shall be Michael J. Mauceli or any successor as appointed by the Managing General Partner.

        1.7    Independent Activities.    Each Partner, including the Managing General Partner, may, notwithstanding this Agreement, engage in whatever activities it chooses, whether the same are competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or any Partner. Neither this Agreement nor any activity undertaken pursuant to it shall prevent the Managing General Partner from engaging in such activities, or require the Managing General Partner to permit the Partnership or any Partner to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by the Managing General Partner and the admission of each Partner, each Partner hereby waives, relinquishes, and renounces any such right or claim of participation. Notwithstanding the foregoing, the Managing General Partner has a fiduciary obligation to the Investor Partners. Except as provided herein, the Managing General Partner and its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have reasonably determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances.

        1.8    Definitions.    Capitalized words and phrases used in this Agreement have the meanings set forth in this Section 1.8 or elsewhere in this Agreement:

  (a)
  "Acquisition Costs" means all reasonable and necessary costs and expenses incurred in connection with the acquisition of a property or arising out of or relating to the acquisition of properties, including but not limited to all reasonable and necessary costs and expenses incurred in connection with searching for, screening and negotiating the possible acquisition of properties for the Partnership, the performance of reserve and other technical studies of properties for purposes of acquisition of a property, the actual purchase price of a property and any other assets acquired with such property, the types of costs and expenses enumerated in the definition of cost which are incurred in connection with the acquisition activities, and all reasonable and necessary borrowings and costs and expenses related to acquisition of properties.

  (b)
  "Additional General Partner" means an Investor Partner who purchases Units as an additional general partner, and such partner's transferees and assigns that are admitted as Substituted Investor Partners pursuant to Section 7.3(c). "Additional General Partners" shall mean all such Investor Partners. "Additional General Partner" shall not include, after a conversion, such

    Investor Partner who converts its interest into a limited partnership interest pursuant to Section 7.10.

  (c)
  "Adjusted Capital Account" means, with respect to any Partner or Unit Holder, the balance in such Partner's or Unit Holder's Capital Account as of the end of the Fiscal Year, after giving effect to the following adjustments: (i) credit to such Capital Account that amount which such Partner or Unit Holder is deemed to be obligated to restore pursuant to the penultimate sentences of sections 1.704-2(g)(1) and (i)(5) of the Regulations; and (ii) debit to such Capital Account items described in sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations. This definition of Adjusted Capital Account is intended to comply with the provisions of Regulation section 1.704-1(b)(2)(ii)(d), and will be interpreted consistently with those provisions.

  (d)
  "Administrative Costs" shall mean all customary and routine expenses incurred by the Managing General Partner for the conduct of Partnership administration, including legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature. Administrative Costs shall be limited as follows: (i) no Administrative Costs charged shall be duplicated under any other category of expense or cost; and (ii) no portion of the salaries, benefits, compensation or remuneration of controlling Persons of the Managing General Partner shall be reimbursed by the Partnership as Administrative Costs. Controlling Persons include directors, executive officers and those holding a 5% or more equity interest in the Managing General Partner or a Person having power to direct or cause the direction of the Managing General Partner, whether through ownership of voting securities, by contract, or otherwise.

  (e)
  "Administrator" means the official or agency administering the securities laws of a state.

  (f)
  "Affiliate" means, with respect to any Person:

  (i)
  Any Person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such specified Person;

  (ii)
  Any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such specified Person;

  (iii)
  Any Person directly or indirectly controlling, controlled by, or under common control with such specified Person;

  (iv)
  Any officer, director, trustee or partner of such specified Person; and

  (v)
  If such specified Person is an officer, director, trustee or partner, any Person for which such Person acts in any such capacity.

  (g)
  "Agreement" or "Partnership Agreement" means this Agreement of Limited Partnership, as amended from time to time.

  (h)
  "Assessments" means additional amounts of capital which may be mandatorily required of or paid voluntarily by an Investor Partner beyond his subscription commitment.

  (i)
  "Capital Account" means with respect to any Partner or Unit Holder, the capital account maintained for such Partner or Unit Holder pursuant to Section 3.1 hereof.

  (j)
  "Capital Contribution" means, with respect to any Investor Partner, the total investment in the capital of the Partnership for Units pursuant to Section 2.2(a); with respect to the Managing General Partner, the total investment in the capital of the Partnership pursuant to Section 2.3(a); with respect to the Initial Limited Partner, total investment in the capital of the Partnership pursuant to Section 2.1; with respect to Reef Oil & Gas Partners, L.P. in its capacity other than as Managing General Partner ("ROGP"), the total investment in the capital of the Partnership for Units pursuant to Section 2.3(d); and any additional capital invested in the Partnership by a Partner pursuant to Section 2.4.

  (k)
  [reserved]

  (l)
  "Carried Interest" shall mean an equity interest in the profits of the Partnership issued to a Person in exchange for services and without consideration in the form of cash or tangible property, in an amount proportionately equivalent to that received from the Investor Partners.

  (m)
  [reserved]

  (n)
  "Certificate" has the meaning set forth in Section 1.1.

  (o)
  "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

  (p)
  "Cost," when used with respect to the sale of property by the Managing General Partner or any of its affiliates to the Partnership, shall mean:

  (1)
  The sum of the prices paid by the seller to an unaffiliated Person for such property, including bonuses;

  (2)
  Title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of such property;

  (3)
  A pro rata portion of the seller's actual necessary and reasonable expenses for seismic and geophysical services; and

  (4)
  Rentals and ad valorem taxes paid by the seller with respect to such property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain such property, and such portion of the seller's reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells that are not producers of sufficient quantities of oil or gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection (4) shall have been incurred not more than 36 months prior to the purchase by the Partnership; provided that such period may be extended, at the discretion of the state securities administrator, upon proper justification. When used with respect to services, "cost" means the reasonable, necessary and actual expense incurred by the seller on behalf of the Partnership in providing such services, determined in accordance with generally accepted accounting principles. As used elsewhere, "cost" means the price paid by the seller in an arm's length transaction.

  (q)
  "Development Well" shall mean a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

  (r)
  "Depreciation" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction (excluding depletion) allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction (excluding depletion) for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction (excluding depletion) for such year is zero,

    Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing General Partner.

  (s)
  "Direct Costs" means all actual and necessary costs directly incurred for the benefit of the Partnership and generally attributable to the goods and services provided to the Partnership by parties other than the Managing General Partner or its affiliates. Direct Costs shall not include any cost otherwise classified as Organization and Offering Costs, Administrative Costs, Drilling and Completion Costs, Operating Costs or Acquisition Costs. Direct costs may include the cost of services provided by the managing general partner or its affiliates if such services are provided pursuant to written contracts and in compliance with Section 5.07(e). Direct Costs may not include any cost otherwise classified as Organization and Offering Costs, Administrative Costs, Intangible Drilling Costs, Tangible Costs, Operating Costs or costs related to the Leases.

  (t)
  "Drilling and Completion Costs" means all costs, excluding Operating Costs, of drilling, completing, testing, equipping and bringing a well into production or plugging and abandoning it, including, but not limited to, IDC, tangible costs that must be capitalized pursuant to Regulation section 1.612-4(c)(1), the cost of gathering systems, all labor and other construction and installation costs incident thereto, location and surface damages, cementing, drilling mud and chemicals, drillstem tests and core analysis, engineering and well site geological expenses, electric logs, costs of plugging back, deepening, rework operations, repairing or performing remedial work of any type, costs of plugging and abandoning any well participated in by the Partnership, and reimbursements and compensation to well operators, including charges paid to the Managing General Partner as unit operator during the drilling and completion phase of a well.

  (u)
  "Farmout" shall mean an agreement whereby the owner of the leasehold or working interest agrees to assign its interest in certain specific acreage to the assignees, retaining some interest such as an Overriding Royalty Interest, carried working interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

  (v)
  "Exploratory Well" shall mean a well drilled to find commercially productive hydrocarbons in an unproved area, to find a new commercially productive horizon in a field previously found to be productive of hydrocarbons at another horizon, or to significantly extend a known Prospect.

  (w)
  "Fiscal Year" means (i) the period commencing upon the formation of the Partnership and ending on December 31 of such calendar year, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (iii) any portion of the periods described in clauses (i) and (ii) of this sentence for which the Partnership is required to allocate Profits, Losses and other items of Partnership income, gain, loss, deduction or credit pursuant to Section 3 hereof. The Managing General Partner shall have the right, subject to complying with the Code and other applicable law, to change the Fiscal Year of the Partnership.

  (x)
  "General Partner" means any Person who is (i) the Managing General Partner or (ii) an Additional General Partner pursuant to the terms of this Agreement. "General Partners" means all such Persons.

  (y)
  "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

  (i)
  The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Managing General Partner;

  (ii)
  The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the Managing General Partner, as of the following times: (A) the acquisition of an additional interest in the Partnership by any new or existing Partner or Unit Holder in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Partnership to a Partner or Unit Holder of more than a de minimis amount of Property as consideration for an interest in the Partnership; (C) the grant of an interest in the Partnership as consideration for the provision of services to the Partnership by an existing Partner or Unit Holder or a new Partner or Unit Holder acting in a "partner capacity" or in anticipation of becoming a Partner (in each case within the meaning of Regulation section 1.704-1(b)(2)(iv)(d)); and (D) the liquidation of the Partnership within the meaning of Regulations section 1.704-1(b)(2)(ii)(g); provided, however that the adjustments pursuant to clauses (A), (B) and (C) above shall be made only if the Managing General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners and Unit Holders in the Partnership and no adjustments shall be made prior to the Offering Termination Date;

  (iii)
  The Gross Asset Value of any Partnership asset distributed to any Partner or Unit Holder shall be adjusted to equal the gross fair market value of such asset on the date of distribution;

  (iv)
  The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code section 734(b) or Code section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation section 1.704-1(b)(2)(iv)(m); and

  (v)
  If the Gross Asset Value of the Partnership asset has been determined or adjusted pursuant to (ii) or (iv) above, such Gross Asset Value will then be adjusted by the Depreciation taken into account with respect to the asset for purposes of computing Profits and Losses.

  (z)
  "Horizon" means a zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.

  (aa)
  "IDC" means intangible drilling and development costs (as defined in Regulation section 1.612-4(a)).

  (bb)
  "Independent Expert" means a Person with no material relationship with the Managing General Partner or its Affiliates who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available to the Managing General Partner.

  (cc)
  "Initial Limited Partner" means Michael J. Mauceli or any successor to his interest.

  (dd)
  "Investor Partner" means any Person other than the Managing General Partner and the Initial Limited Partner: (i) whose name is set forth on Exhibit A as an Additional General Partner or as a Limited Partner, or who has been admitted as an additional or Substituted Investor Partner pursuant to the terms of this Agreement, and (ii) who is the owner of a

    Unit. The term "Investor Partner" shall include ROGP, or its successor or any of its Affiliates, to the extent that they purchase Units pursuant to Section 2.3(d). "Investor Partners" means all such Persons. All references in this Agreement to a majority in interest or a specified percentage of the Investor Partners shall mean Investor Partners holding more than 50% or such other specified percentage, respectively, of the outstanding Units then held.

  (ee)
  "Landowners Royalty Interest" shall mean an interest in production, or the proceeds therefrom, to be received free and clear of all costs of development, operation, or maintenance, reserved by a landowner upon the creation of an oil and gas lease.

  (ff)
  "Limited Partner" means an Investor Partner who purchases Units as a Limited Partner, such partner's transferees or assignees that are admitted as Substitute Investor Partners pursuant to Section 7.3(c), and an Additional General Partner who converts its interest to a limited partnership interest pursuant to the provisions of the Agreement. "Limited Partners" shall mean all such Investor Partners.

  (gg)
  "Management Fee" means that fee to which the Managing General Partner is entitled pursuant to Section 6.6(a).

  (hh)
  "Managing General Partner" means Reef Oil & Gas Partners, LP, or its successor, in its capacity as the Managing General Partner. In general, "managing general partner" means any person directly or indirectly instrumental in organizing, wholly or in part, the Partnership or any person who will manage or is entitled to manage or participate in the management or control of the Partnership, and includes the managing and controlling general partner(s) and any other person who actually controls or selects the person who controls 25% or more of the exploratory, exploitation, developmental or producing activities of the partnership, or any segment thereof, even if that person has not entered into a contract at the time of formation of the Partnership. "Managing General Partner" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of units.

  (ii)
  "Net Cash" means (i) prior to the Offering Termination Date, the Partnership's net income as determined under generally accepted account principals, and (ii) after the Offering Termination Date, the gross cash proceeds of the Partnership from all sources, reduced by (a) Capital Contributions, and (B) amounts used to pay or establish reserves for all Partnership expenses, debt payments (except as provided herein), the Management Fees, capital improvements, replacements and contingencies, all as determined by the Managing General Partner; provided that "Net Cash" after the Offering Termination Date shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established.

  (jj)
  [reserved]

  (kk)
  "Nonrecourse Deductions" has the meaning set forth in section 1.704-2(b)(1) of the Regulations.

  (ll)
  "Nonrecourse Liability" has the meaning set forth in section 1.704-2(b)(3) of the Regulations.

  (mm)
  "Offering Termination Date" means June 30, 2014 or such earlier date as the Managing General Partner, in its sole and absolute discretion, shall elect, following which subscriptions for Units will no longer be accepted.

  (nn)
  "Operating Costs" means expenditures made and costs incurred in producing and marketing oil or gas from completed wells, including labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations.

  (oo)
  "Organization and Offering Costs" means all costs of organizing and selling the offering including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under federal and state law, including taxes and fees and accountants' and attorneys' fees and other front-end fees.

  (pp)
  "Overriding Royalty Interest" means an interest in the oil and gas produced pursuant to a specified oil and gas lease or leases, or the proceeds from the sale thereof, carved out of the working interest, to be received free and clear of all costs of development, operation, or maintenance.

  (qq)
  "Partner Nonrecourse Debt" has the meaning set forth in section 1.704-2(b)(4) of the Regulations.

  (rr)
  "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in section 1.704-2(i)(2) of the Regulations.

  (ss)
  "Partner Nonrecourse Deductions" has the meaning set forth in sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

  (tt)
  "Partners" means the Managing General Partner, the Initial Limited Partner and the Investor Partners. "Partner" shall mean any one of the Partners. All references in this Agreement to a majority interest or a specified percentage of the Partners shall mean Partners holding more than 50% or such specified percentage, respectively, of the outstanding Units then held.

  (uu)
  "Partnership" means the partnership formed pursuant to this Agreement and the partnership continuing the business of this Partnership in the event of dissolution as provided in this Agreement.

  (vv)
  "Partnership Minimum Gain" has the meaning set forth in sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

  (ww)
  "Person" means any natural person, partnership, corporation, limited liability company, trust or other entity.

  (xx)
  "Production Purchase" or "Income Program" mean any program whose investment objective is to directly acquire, hold, operate and/or dispose of producing oil and gas properties. Such a program may acquire any type of ownership interest in a producing property, including but not limited to, working interests, royalties, or production payments. A program which spends at least 90% of capital contributions and funds borrowed (excluding offering and organizational expenses) in the above described activities is presumed to be a production purchase or income program.

  (yy)
  "Profits" and "Losses" mean the Partnership's net taxable income or loss determined in accordance with Code section 703(a) and Regulation section 1.703-1 for each Fiscal Year (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) will be included in taxable income or loss) with the following adjustments:

  (i)
  Such Profits and Losses will be computed as if items of tax-exempt income (under Code section 705(a)(1)(B)) were included in the computation of taxable income or loss;

    (ii)
    Any items specially allocated pursuant to Section 3.3 or elsewhere in this Agreement shall not be taken into account in computing Profits or Losses;

    (iii)
    In the event the Gross Asset Value of any Partnership Property is adjusted pursuant to subparagraph (ii) or subparagraph (iii) of the definition of Gross Asset Value hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

    (iv)
    Credits or debits to Capital Accounts due to a revaluation of Partnership assets in accordance with Regulation section 1.704-1(b)(2)(iv)(f), or due to a distribution of noncash assets, will be taken into account as gain or loss from the disposition of such assets for purposes of computing Profits and Losses;

    (v)
    Any expenditures of the Partnership described in Code section 705(a)(2)(B) for a Fiscal Year or treated as being so described in Regulation section 1.704-l(b)(2)(iv)(i) and not otherwise taken into account in this subsection will be subtracted from the taxable income or loss;

    (vi)
    To the extent an adjustment to the adjusted tax basis of any Partnership Property pursuant to Code section 734(b) is required, pursuant to Regulation section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's or Unit Holder's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the property) or loss (if the adjustment decreases such basis) from the disposition of such property and shall be taken into account for purposes of computing Profits or Losses; and

    (vii)
    In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of "Depreciation."

  (zz)
  "Property" means all real and personal property acquired by the Partnership and any improvements thereto, and shall include both tangible and intangible property.

  (aaa)
  "Program" means one or more limited or general partnerships or other investment vehicles formed, or to be formed, for the primary purpose of exploring for oil, gas and other hydrocarbon substances or investing in or holding any property interests which permit the exploration for or production of hydrocarbons or the receipt of such production or the proceeds thereof.

  (bbb)
  "Prospect" means a contiguous oil and gas leasehold estate (or a non-contiguous group of geologically related oil and gas leasehold estates), or lesser interest therein, upon which drilling operations may be conducted. In general, a Prospect is an area in which the Partnership owns or intends to own one or more oil and gas interests, which is geographically defined on the basis of geological data by the Managing General Partner and which is reasonably anticipated by the Managing General Partner to contain at least one reservoir. An area covering lands that are believed by the Managing General Partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more horizons. The area, which may be different for different horizons, shall be designated by the Managing General Partner in writing prior to the conduct of Partnership operations and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein. A "Prospect" with respect to a particular horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Partnership is to a horizon containing proved reserves.

  (ccc)
  "Prospectus" means that prospectus (including any preliminary prospectus), of which this Agreement is a part, pursuant to which the Units are being offered and sold.

  (ddd)
  "Proved Developed Oil and Gas Reserves" shall mean the proved reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. This classification shall include:

  (1)
  "Proved Developed Producing Reserves".    These are proved developed reserves which are expected to be produced from existing completion interval(s) now open for production in existing wells, and

  (2)
  "Proved Developed Non-Producing Reserves".    These are proved developed reserves which exist behind the casing of existing wells, or at minor depths below the present bottom of such wells, which are expected to be produced through these wells in a predictable future, where the cost of making such oil and gas available for production should be relatively small compared to the costs of a new well.

      Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "Proved Developed Oil and Gas Reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

  (eee)
  "Proved Developed Oil and Gas Reserves" shall mean the proved reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. This classification shall include:

  (1)
  "Proved Developed Producing Reserves".    These are proved developed reserves which are expected to be produced from existing completion interval(s) now open for production in existing wells, and

  (2)
  "Proved Developed Non-Producing Reserves".    These are proved developed reserves which exist behind the casing of existing wells, or at minor depths below the present bottom of such wells, which are expected to be produced through these wells in a predictable future, where the cost of making such oil and gas available for production should be relatively small compared to the costs of a new well.

    Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "Proved Developed Oil and Gas Reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

  (fff)
  "Proved Oil and Gas Reserves" shall mean those quantities of crude oil, natural gas, and natural gas liquids which, upon analysis of geologic and engineering data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. Proved reserves are limited to those quantities of oil and gas which can be expected, with little doubt, to be recoverable commercially at current prices and costs, under existing regulatory practices and with existing conventional equipment and operating methods. Depending upon their status of development, such proved reserves shall be subdivided into the following classifications: (1) "Proved Developed Oil and Gas Reserves"; and (2) "Proved Undeveloped Reserves".

  (ggg)
  "Proved Undeveloped Reserves" means the proved reserves which are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units which are virtually certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for Proved Undeveloped Reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir. If warranted, however, a narrative discussion can be provided to point out those areas where future drilling or other operations may develop oil and gas production which at the time of filing is considered too uncertain to be expressed as numerical estimates for proved reserves.

  (hhh)
  "Proved Undeveloped Reserves" means" the proved reserves which are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units, which are virtually certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for Proved Undeveloped Reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir. If warranted, however, a narrative discussion can be provided to point out those areas where future drilling or other operations may develop oil and gas production which at the time of filing is considered too uncertain to be expressed as numerical estimates for proved reserves.

  (iii)
  "Regulation" means all proposed, temporary, and final regulations promulgated under the Code, as such regulations may be amended from time to time.

  (jjj)
  "Reservoir" shall mean a separate structural or stratigraphic trap containing an accumulation of oil or gas.

  (kkk)
  "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a roll-up entity. Such term does not include:

  (1)
  A transaction involving securities of the Partnership that have been listed for at least 12 months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

  (2)
  A transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

  (i)
  voting rights;

  (ii)
  the term of existence of the Partnership;

  (iii)
  sponsor compensation; or

      (iv)
      the Partnership's investment objectives.

  (lll)
  "Roll-Up Entity" shall mean the Partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed Roll-Up transaction.

  (mmm)
  "Safe Harbor" means the election described in the Safe Harbor Regulation, pursuant to which the Partnership and all of its Partners may elect to treat the fair market value of any partnership interest that is Transferred in connection with the performance of services as being equal to the liquidation value of the partnership interest.

  (nnn)
  "Safe Harbor Election" means the election by the Partnership and its Partners to apply the Safe Harbor, as described in the Safe Harbor Regulation and Internal Revenue Service Notice 2005-43 or any successor authority.

  (ooo)
  "Safe Harbor Regulations" means Regulation section 1.83-3(l) or any successor authority.

  (ppp)
  "Subordinate Interest" means an equity interest in a program issued to a person, without payment of full consideration, after the attainment of certain specified performance by the program.

  (qqq)
  "Subscription" shall mean the amount indicated on the Subscription Agreement that an Investor Partner has agreed to pay to the Partnership as his Capital Contribution.

  (rrr)
  "Subscription Agreement" means the agreement, attached to the prospectus as Appendix B, pursuant to which a Person subscribes to Units in the Partnership.

  (sss)
  "Substituted Investor Partner" means any Person admitted to the Partnership as an Investor Partner pursuant to Section 7.3(c).

  (ttt)
  "Tax Matters Partner" means the general partner responsible for acting on behalf of the partnership in all tax matters, as provided in Code section 6231(a)(7). As of the Effective Date, the Managing General Partner is the Tax Matters Partner of the Partnership.

  (uuu)
  "Texas Limited Partnership Law" means those provisions of Texas Business Organizations Code, as amended from time to time, cited as the Texas Limited Partnership Law (or any corresponding provisions of succeeding law).

  (vvv)
  "Transfer" means, as a noun, any voluntary or involuntary transfer, sale or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell or otherwise dispose of.

  (www)
  "Unit" means an undivided interest of the Investor Partners in the aggregate interest in the capital and profits of the Partnership.

  (xxx)
  "Unit Holders" means all Persons who hold Units, regardless of whether they are Partners. "Unit Holder" means any one of the Unit Holders.

  (yyy)
  "Working Interest" means an interest in an oil and gas leasehold that is subject to some portion of the costs of development, operation, or maintenance.

SECTION 2.    PARTNERS' CAPITAL CONTRIBUTIONS; UNITS

        2.1    Capital Contribution of the Initial Limited Partner.    The Initial Limited Partner shall contribute $100 in cash to the capital of the Partnership. Upon the earlier to occur of the conversion of an Additional General Partner's interest into a Limited Partner's interest or the admission of a Limited Partner to the Partnership, the Partnership shall redeem in full, without interest or deduction, the Initial Limited Partner's Capital Contribution, and the Initial Limited Partner shall cease to be a Partner.

        2.2    Capital Contributions of the Investor Partners.

  (a)
  Upon execution of this Agreement, each Investor Partner (excluding ROGP) (whose names and addresses and number of Units to which subscribed are set forth in Exhibit A, which shall be amended by the Managing General Partner from time to time) shall contribute to the capital of the Partnership the sum of $100,000 for each Unit purchased, which amount shall be proportionately reduced for each fractional Unit purchased. The minimum subscription by an Investor Partner is one tenth of a Unit ($10,000). Additional purchases above such minimum may be made in increments of $10,000.

  (b)
  The contributions of the Investor Partners pursuant to Subsection 2.2(a) shall be in cash or by check subject to collection.

  (c)
  Until such time when the contributions of the Investor Partners are released from the escrow account in accordance with the provisions of the escrow agreement of the Partnership, all monies received from Persons subscribing as Investor Partners (i) shall continue to be the property of the Investor Partners making such payment, (ii) shall be held in escrow for such Investor Partner in the manner and to the extent provided in the escrow agreement of the Partnership, and (iii) shall not be commingled with the personal monies or become an asset of the Managing General Partner or the Partnership.

  (d)
  Subscribers shall be admitted as Partners no later than 15 days after the release from the escrow account of the Capital Contributions to the Partnership, and thereafter subscribers shall be admitted into the Partnership not later than the last day of the calendar month in which their subscriptions were accepted by the Partnership. Subscriptions shall be accepted or rejected by the Managing General Partner within 30 days of their receipt. If a subscription is rejected, then all of the rejected subscriber's funds shall be returned to the subscriber immediately, with interest earned and without deduction for any fees.

  (e)
  Until proceeds from the offering are invested in the Partnership's operations, such proceeds may be temporarily invested in income producing short-term, highly liquid investments, where there is appropriate safety of principal, such as U.S. Treasury Bills.

        2.3    The Managing General Partner's Capital Contributions, its Carried Interest and ROGP's Purchase of Units.

  (a)
  On or before the Offering Termination Date, in exchange for its interest as the Managing General Partner of the Partnership, the Managing General Partner shall contribute to the Partnership an amount such that its Capital Contribution pursuant to this Section 2.3(a) equals 1% of the sum of the following: (i) the aggregate Capital Contributions to the Partnership for Units made by the Investor Partners (excluding ROGP) pursuant to Section 2.2(a) less the Organization and Offering Costs attributable to such Capital Contributions; (ii) the aggregate Capital Contributions to the Partnership for Units made by ROGP pursuant to Section 2.3(d); and (iii) the Managing General Partner's Capital Contribution pursuant to this Section 2.3(a).

  (b)
  The Managing General Partner shall perform certain services for or on behalf of the Partnership in exchange for an additional interest in the Partnership's Profits, Losses and distributable Net Cash as set forth in Sections 3 and 4. The Partnership, the Partners and Unit Holders hereby acknowledge and agree that such additional interest, and the rights and privileges associated with therewith, collectively are intended to constitute a "profits interest" in the Partnership within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343, or any successor Internal Revenue Service ruling, procedure, notice or Regulation or other pronouncement applicable at the date of issuance of such interest. The Partners agree that, in the event the Safe Harbor Regulation is finalized, the Partnership is authorized and directed to elect the Safe Harbor Election and the Partnership and each Partner and Unit Holder (including any Person to whom an interest in the Partnership is Transferred in connection with the performance of services) agrees to comply with all requirements of the Safe Harbor with respect to all interests in the Partnership if Transferred in connection with the performance of services while the Safe Harbor Election remains effective. The Tax Matters Partner shall be authorized to (and shall) prepare, execute, and file the Safe Harbor Election. Any transferee of an interest in the Partnership shall agree to be bound by this Section 2.3(b).

  (c)
  Subject to Section 7.6(c), in the event that Reef Oil & Gas Partners, LP ceases to be the Managing General Partner, the Managing General Partner's interest in the Partnership pursuant to its contribution of capital and services pursuant to Sections 2.3(a) and 2.3(b) shall, be automatically converted into the appropriate number of Units (and fractional Units) of limited partnership interest in the Partnership that would then represent the Managing General Partner's interest in the capital and profits of the Partnership immediately prior to the time that Reef Oil & Gas Partners, LP ceased to be the Managing General Partner, and the allocation and distribution provisions set forth in Sections 3 and 4 shall be appropriately amended to reflect the conversion of Reef Oil & Gas Partners, LP's Partnership interest into Units.

  (d)
  ROGP will purchase whole and/or fractional Units in the Partnership equal to 1% of the total number of Units issued by the Partnership, and ROGP may purchase additional Units (or fractional portions thereof), if any, in an amount determined by ROGP in its sole and absolute discretion. ROGP shall contribute cash for each whole Unit purchased in an amount (the "ROGP Purchase Price") equal to (i) $100,000 less (ii) the result of dividing (A) the total amount of Organization and Offering Costs by (B) the total number of Units issued to Investor Partners (other than ROGP) pursuant to Section 2.2. The ROGP Purchase Price will be proportionately reduced as appropriate for each fractional Unit, if any, purchased by ROGP. ROGP shall be treated as an Investor Partner with respect to such Units for all purposes of this Agreement.

        2.4    Additional Contributions.    The Partners or any one of them may, on the terms and conditions agreed to by the contributing Partner and the Managing General Partner, make Capital Contributions to the Partnership in addition to the Capital Contributions that are required pursuant to Sections 2.2 and 2.3, as applicable. However, no Partner shall be required or obligated to contribute any capital to the Partnership, or otherwise contribute an Assessment, in addition to that required pursuant to Sections 2.2 and 2.3 above, as applicable, or be subject to any charge or penalty for failure to make any additional Capital Contribution.

        2.5    Loans.    Any Partner or Unit Holder may loan the Partnership funds upon such terms and conditions as may be agreed to by the lending Partner or Unit Holder and the Managing General Partner and at such reasonable interest rates as would be charged in an arm's length transaction. However, no Partner or Unit Holder shall be obligated to lend any funds to the Partnership. If a loan is made by a Partner or Unit Holder to the Partnership, such loan shall not be considered a contribution to the capital of the Partnership and shall not increase the Capital Account of the lending Partner or Unit Holder. The interest and expense of such loan shall be paid and charged as an expense of the Partnership's business. The Partnership shall execute a note payable to the Partner or Unit Holder advancing such loan reflecting the terms and conditions of the loan.

        2.6    No Interest on Capital Contributions or Accounts.    No interest shall be paid on any capital contributed to the Partnership pursuant to this Section 2.

        2.7    No Withdrawals of Contributions.    No Partner or Unit Holder, other than the Initial Limited Partner as authorized herein, may withdraw its Capital Contribution. In addition, no cash redemptions of Units by the Managing General Partner or the Partnership are permitted by this Agreement.

        2.8    Extent of Liability.

  (a)
  Limited Partners. Except as otherwise provided by applicable law:

  (i)
  No Limited Partner shall have any personal liability whatsoever, whether to the Partnership, the Managing General Partner or any creditor of the Partnership, for the debts, expenses, liabilities, contracts or any other obligation of the Partnership unless that Limited Partner otherwise expressly agrees to that liability; and

  (ii)
  A Limited Partner shall be liable only to make its Capital Contributions pursuant to Section 2.2(a).

  (b)
  General Partners. General Partners are liable, in addition to their Capital Contributions, for Partnership obligations and liabilities represented by their ownership of interests as general partners, in accordance with Texas law. Any General Partner who converts its interest into that of a Limited Partner retains liability as a General Partner for the time period during which it was a General Partner.

        2.9    Return of Contributions.    Any proceeds of the public offering of Units in the Partnership not used, or committed for use, as evidenced by a written agreement, in the Partnership's operations within one year of the Offering Termination Date, except for necessary operating capital, must be distributed pro rata to the Investor Partners as a return of capital. The Managing General Partner shall reimburse the Investor Partners for selling, management fees and offering expenses allocable to the capital returned to the Investor Partners.

        2.10    Maximum and Minimum Number of Units.

  (a)
  Maximum Number of Units. The maximum number of Units may not exceed 2,250 Units, including the number of Units that are issued to ROGP under Section 2.3(d).

  (b)
  Minimum Number of Units. The minimum number of Units shall equal at least 10 Units, excluding the number of Units that are issued to ROGP under Section 2.3(d).

        If subscriptions for the minimum number of Units have not been received and accepted at the Offering Termination Date, then all monies deposited by subscribers shall be promptly returned to them. They shall receive interest earned on their subscription proceeds from the date the monies were deposited in escrow through the date of refund, without deduction for any fees. The Partnership may break escrow and begin its Partnership activities, in the Managing General Partner's sole discretion, on receipt and acceptance of the minimum subscription proceeds.

SECTION 3.    ALLOCATIONS

        3.1    Capital Accounts.    A separate Capital Account shall be established and maintained for each Partner and Unit Holder on the books and records of the Partnership. Capital Accounts shall be maintained in accordance with Regulation section 1.704-1(b)(2)(iv) (taking into account any future amendments to such Regulation and any corresponding provisions of any succeeding Regulations).

        3.2    Allocation of Profits and Losses.    After giving effect to the special allocations set forth in Section 3.3 below, Profits and Losses (and, if necessary, individual items thereof) for each Fiscal Year shall be allocated among the Partners and Unit Holders as follows:

          (a)   Profits. Profits shall be allocated to the Partners and Unit Holders in accordance with their respective rights to distributions of Net Cash pursuant to Section 4.1 as if the Profits to be allocated were Net Cash that was available for Distribution pursuant to Section 4.1.

          (b)   Losses. Except as otherwise provided in Section 3.2(c), Losses shall be allocated:

              (i)  First, to the Partners and Unit Holders to the extent of, in proportion to and in the reverse order in which Profits were allocated to them pursuant to Section 3.2(a), until the cumulative amount of Losses allocated to each Partner or Unit Holder pursuant to this Section 3.2(b)(i) is equal to cumulative amount of Profits so allocated to such Partner or Unit Holder; provided, however, that to the extent that any Profits allocated to a Partner or Unit Holder under Section 3.2(a) are distributed (or deemed distributed) pursuant to Sections 4.1, 4.2, 4.4 or 4.6, no Losses shall be allocated under this Section 3.2(b)(i) to offset such Profits; and

             (ii)  Second, to the Partners and Unit Holders in accordance with the amount of their respective Capital Contributions to the Partnership pursuant to Section 2, excluding the portion of such Capital Contributions, if any, that are allocated to Organization and Offering Cost (with such net amount referred to as a Partner's or Unit Holder's "Net Capital Contribution").

          (c)   The Losses allocated to the Partners and Unit Holders pursuant to Section 3.2(b) shall not exceed the maximum amount of Losses that can be so allocated without causing any Partner or Unit Holder to have a deficit Adjusted Capital Account at the end of any Fiscal Year. In the event some but not all of the Partners and Unit Holders would have deficit Adjusted Capital Accounts as a consequence of an allocation of Losses pursuant to Section 3.2(b), the limitation set forth in this Section 3.2(c) shall be applied on Partner by Partner and Unit Holder by Unit Holder basis so as to allocate the maximum permissible Losses to each Partner and Unit Holder under Regulation section 1.704-1(b)(2)(ii)(d). All Losses in excess of the limitation set forth in this Section 3.2(c) shall be allocated 100% to the General Partners (and ratably among them based upon the amount of their respective Net Capital Contributions pursuant to Section 2).

        3.3    Special Allocations.    Notwithstanding Section 3.2:

  (a)
  Organization and Offering Costs. Organization and Offering Costs that are paid from the Investor Partners' (excluding ROGP's) Capital Contributions shall be allocated 100% to the Investor Partners (excluding ROGP) and Unit Holders (and ratably among them based upon the number of Units held). If the Organization and Offering Costs exceed the amounts that can be paid pursuant to Section 6.6(a) from the Investor Partners' (excluding ROGP's) Capital Contributions (i.e., 15% of the total of the Investor Partner's (excluding ROGP's) subscriptions), such excess Organization and Offering Costs, if any, that are paid for by the Managing General Partner shall be allocated 100% to the Managing General Partner.

  (b)
  Short Term Investment Income. Interest and other income from the short term investment of subscription proceeds prior to use in the Partnership's operations pursuant to Section 2.2(e) ("Short Term Investment Income") shall be allocated pro rata to the Partners in accordance with the amounts of their Subscriptions.

  (c)
  Minimum Gain Chargeback. In the event there is a net decrease in Partnership Minimum Gain during any Fiscal Year, the "minimum gain chargeback" described in Regulation section 1.704-2(f) and Regulation section 1.704-2(g) shall apply.

  (d)
  Partner Nonrecourse Debt Minimum Gain Chargeback. In the event there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Fiscal Year, the "partner minimum gain chargeback" described in Regulation section 1.704-2(i)(4) shall apply.

  (e)
  Qualified Income Offset. This Section 3.3(e) incorporates the "qualified income offset" set forth in Regulation section 1.704-1(b)(2)(ii)(d) as if those provisions were fully set forth in this Section 3.3(e).

  (f)
  Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be allocated to the Partners and Unit Holders in accordance with the amount of their respective Net Capital Contributions.

  (g)
  Partner Nonrecourse Deductions. The Partner Nonrecourse Deductions of the Partnership shall be allocated to the Partner or Unit Holder that bears the economic risk of loss (within the meaning of Regulation section 1.752-2) with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable.

  (h)
  Code Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Partnership asset, pursuant to Code sections 734(b) or 743(b) is required, pursuant to Regulation sections 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to a Partner or Unit Holder in complete liquidation of its partnership interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specifically allocated to the Partners and Unit Holders in accordance with their respective right to receive distributions of Net Cash pursuant to Section 4.1 (in the event Regulations section 1.704-1(b)(2)(iv)(m)(2) applies) or to the Partner or Unit Holder to whom such distribution was made (in the event Regulations section 1.704-1(b)(2)(iv)(m)(4) applies).

        3.4    Other Allocation Rules.

  (a)
  For purposes of determining the Profits, Losses or other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Managing General Partner using any permissible method under Code section 706 and the Regulations thereunder.

  (b)
  The Managing General Partner is authorized to amend Section 3 of this Agreement if, in its sole discretion, based upon advice from its legal counsel or accountants, an amendment to the allocations set forth in this Section 3 is required for such allocations to be recognized for federal income tax purposes, either because of the promulgation of Regulations or other developments in applicable law. The Managing General Partner shall use its best effort to make any such required amended allocation provisions conform as nearly as possible with the original allocations described herein.

  (c)
  The Partners and Unit Holders are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Partnership income and loss for income tax purposes.

  (d)
  For any Fiscal Year, "excess nonrecourse liabilities" of the Partnership within the meaning of Regulation section 1.752-3(a)(3) shall be allocated to the Partners and Unit Holders in accordance with the amount of their respective Net Capital Contributions.

  (e)
  In accordance with Code section 704(c), if a Partner or Unit Holder contributes property with a fair market value that differs from its adjusted basis at the time of contribution, income, gain, loss and deductions with respect to the property shall, solely for federal income tax purposes, be allocated among the Partners and Unit Holders so as to take account of any variation between the adjusted basis of such property to the Partnership and its fair market value at the time of contribution. The Managing General Partner shall determine the method used by the Partnership to make allocations pursuant to Code section 704(c).

  (f)
  Each item of Partnership income, gain, loss, deduction and credit as determined for United States federal income tax purposes shall be allocated among the Partners and Unit Holders in the same manner as such items are allocated for book purposes in accordance with the provisions of this Section 4.

SECTION 4.    DISTRIBUTIONS

        4.1    Operating Distributions to Partners and Unit Holders.    From time to time and not less often than monthly, the Managing General Partner shall review the Partnership's accounts to determine whether distributions of Net Cash are appropriate. The Partnership shall distribute pro rata to the Investor Partners Net Cash received by the Partnership, which the Managing General Partner deems unnecessary to retain in the Partnership. In no event, however, shall funds be advanced or borrowed for purposes of distributions. Except as provided in Section 6.6(a), cash distributions from the Partnership to the Managing General Partner shall only be made in conjunction with distributions to Investor Partners and only out of funds properly allocated to the Managing General Partner. Except as otherwise provided in Sections 4.3, 4.4, 4.6 and 9.2(c) hereof, positive Net Cash, if any, shall be distributed, at such times as the Managing General Partner may determine, in its sole discretion, as follows:

  (a)
  Before Payout.    Eighty-nine percent (89%) to the Investor Partners and Unit Holders (and ratably among them based upon the number of Units held) and eleven percent (11%) to the Managing General Partner until such time that each Investor Partner and Unit Holder has received distributions of Net Cash in an aggregate amount equal to the amount of its Capital Contribution to the Partnership ("Payout"); and

  (b)
  After Payout.    Seventy-nine percent (79%) to the Investor Partners and Unit Holders (and ratably among them based upon the number of Units held) and twenty-one percent (21%) to the Managing General Partner.

        4.2    Amounts Withheld.    If required by applicable law, the Managing General Partner shall cause the Partnership to withhold such amounts as may be required from any payment or distribution from the Partnership to a Partner or Unit Holder, and the Managing General Partner shall remit such amount on a timely basis to the tax authority or other entity entitled to it. Any (a) amounts so withheld or (b) estimated or other payments to tax authorities with respect to any Profits or other items allocable to the Partners or Unit Holders, shall be treated for all purposes of this Agreement as amounts distributed to the Partners and Unit Holders pursuant to this Section 4. The Managing General Partner shall allocate any such amounts among the Partners and Unit Holders in accordance with applicable law.

        4.3    Limitation Upon Distributions.

  (a)
  The Partnership may not make a distribution to the Partners and Unit Holders to the extent that, immediately after giving effect to the distribution, all liabilities of the Partnership, other than liabilities to Partners and Unit Holders with respect to their interests and liabilities for which the recourse of creditors is limited to specified property of the Partnership, exceed the fair value of the Partnership's assets, except that the fair value of property that is subject to a liability for which recourse of creditors is limited shall be included in the Partnership's assets only to the extent that the fair value of that property exceeds that liability.

    In no event shall funds be advanced or borrowed for purposes of distributions to Partners or Unit Holders.

  (b)
  Except as otherwise provided by this Agreement, a Partner or Unit Holder has no right to receive any distribution from the Partnership in any form other than cash.

  (c)
  A Partner or Unit Holder who receives a distribution that is not permitted under Section 4.3(a) has no liability under Texas Limited Partnership Law to return the distribution unless the Partner or Unit Holder knew that the distribution violated the prohibition Section 4.3(a). This does not affect any obligation of the Partners or Unit Holders under this Agreement or other applicable law to return the distribution.

        4.4    Distributions on Liquidation.    In the event of a dissolution and liquidation of the Partnership pursuant to Section 9, liquidating distributions shall be made as follows:

  (a)
  First, to the Partners and Unit Holders (and ratably among them based upon their respective Priority Liquidation Amounts) until each Partner and Unit Holder receives distributions pursuant to this Section 4.4(a) equal to its Priority Liquidation Amount, if any. A Partner's or Unit Holder's "Priority Liquidation Amount," if any, shall be equal to the excess of (i) the amount of such Partner's or Unit Holder's cash Capital Contributions to the Partnerships pursuant to Section 2, over (ii) the cumulative amount of all prior distributions (or deemed distributions) pursuant to Sections 4.1, 4.2 and 4.6 to such Partner or Unit Holder. No distribution shall be made pursuant to this Section 4.4 to any Partner or Unit Holder whose Priority Liquidation Amount is zero or to the extent that it would exceed the Partner's or Unit Holder's Priority Liquidation Amount, and any amounts otherwise distributable to such a Partner or Unit Holder shall instead be distributed to the other Partners and Unit Holders until each Partner and Unit Holder receives the distributions to it that are required pursuant to this Section 4.4(a), if any; and

  (b)
  Thereafter, seventy-nine percent (79%) to the Investor Partners and Unit Holders (and ratably among them based upon the number of Units held), and twenty-one percent (21%) to the Managing General Partner.

        4.5    No Reinvestment Program.    The Partnership shall not have a plan whereby an Investor Partner may systematically reinvest its share of distributions by acquiring additional Units of the Partnership or the securities of an Affiliate or an entity sponsored by an Affiliate.

        4.6    Short Term Investment Income.    Positive Net Cash attributable to Short Term Investment Income shall be distributed in the amounts and to the Partners to which the associated income was allocated pursuant to Section 3.3(e).

SECTION 5.    Partnership Activities

        5.1    Management.    The Managing General Partner shall conduct, direct, and exercise full and exclusive control over all activities of the Partnership. Investor Partners shall have no power over the conduct of the affairs of the Partnership or otherwise commit or bind the Partnership in any manner. The Managing General Partner shall manage the affairs of the Partnership in a prudent and businesslike fashion and shall use commercially reasonable efforts to carry out the purposes and character of the business of the Partnership.

        5.2    Conduct of Operations.

  (a)
  Operations of the Partnership shall be conducted as follows:

  (i)
  The Managing General Partner shall establish a program of operations for the Partnership.

  (ii)
  The Investor Partners agree to participate in the Partnership's program of operations as established by the Managing General Partner; provided, that no well drilled to the point of setting casing need be completed if, in the Managing General Partner's opinion, such well is unlikely to be productive of oil or gas in quantities sufficient to justify the expenditures required for well completion. The Partnership may and it is expected that it will participate with others in the drilling of wells and it may enter into joint ventures, partnerships, joint operating agreements, or other such arrangements.

  (b)
  All transactions between the Partnership and the Managing General Partner or its Affiliates shall be on terms no less favorable than those terms that could be obtained between the

    Partnership and independent third parties dealing at arm's length, subject to the provisions of Section 5.7.

  (c)
  The Partnership shall not participate in any joint operations on any co-owned lease unless there has been acquired or reserved on behalf of the Partnership the right to take in-kind or separately dispose of its proportionate share of the oil and gas produced from such lease exclusive of production which may be used in development and production operations on the lease and production unavoidably lost, and, if an Affiliate of the Managing General Partner is the operator of such lease, the Managing General Partner has entered into written agreements with every other Person owning any working or operating interest reserving to such Person a similar right to take in-kind, unless, in the opinion of counsel to the Partnership, the failure to reserve such right to take in-kind will not result in the Partnership being treated as a member of an association taxable as a corporation for federal income tax purposes.

  (d)
  The relationship of the Partnership and the Managing General Partner (or any Affiliate retaining or acquiring an interest) as co-owners in leases, except to the extent superseded by an operating agreement consistent with the preceding paragraph and except to the extent inconsistent with this Partnership Agreement, shall be governed by the American Association of Petroleum Landsmen Form 610-1989, with a provision reserving the right to take production in-kind and with a current accounting procedure promulgated by the Council of Petroleum Accountant Societies of North America to govern as the accounting procedures under such operating agreement.

  (e)
  The Managing General Partner may designate or agree to (and enter into written agreements with and for) such other Persons as it deems appropriate to conduct the actual drilling and producing operations of the Partnership.

  (f)
  In the event that any Affiliate of the Managing General Partner serves as an operator on any Partnership wells, it will do so pursuant to a model form operating agreement issued by the American Association of Petroleum Landmen and an accounting procedure for joint operations issued by the Council of Petroleum Accountants Societies of North America. Such Affiliate shall receive fees not in excess of the competitive rate for the area, typically in the form of per well charges for each producing well.

  (g)
  The Managing General Partner shall be reimbursed by the Partnership for Direct Costs and Administrative Costs incurred and paid by it. Notwithstanding the previous sentence, the Managing General Partner shall still bear a percentage of the Direct Costs and Administrative Costs equal to its percentage of revenue participation in the Partnership, except with regard to Direct Costs that are classified as drilling or acquisition related costs, which shall be allocated 1% to the Managing General Partner. All other expenses shall be borne by the Partnership. Administrative Costs and other charges for goods and services must be fully supportable as to the necessity thereof and the reasonableness of the amount charged. Direct Costs shall be billed directly to and paid by the Partnership to the extent practicable. Administrative Costs must be reasonably allocated to the Partnership on the basis of assets, revenues, time records or other methods (including expenses) conforming with generally accepted accounting principles. An independent certified public accountant shall audit such allocations annually and provide written attestation annually, to be included as part of the Partnership's annual report, that the method used to make allocations was consistent with the method described in the prospectus and that the total amount of costs allocated did not materially exceed the amounts incurred by the Managing General Partner. If the Managing General Partner subsequently decides to allocate expenses in a manner different from that described in the prospectus, such change shall be reported to the Partners together with an explanation of why such change was made and the basis used for determining the reasonableness of the new allocation method. No portion of salaries, benefits, compensation or remuneration of controlling Persons shall be reimbursed as Administrative Costs.

  (h)
  The Managing General Partner and its Affiliates may but are not required to enter into other transactions (embodied in a written contract) with the Partnership, such as providing services, supplies, and equipment, and shall be entitled to compensation for such services at prices and on terms that are competitive in the geographic area of operations.

  (i)
  The Partnership shall make no loans to the Managing General Partner or any Affiliate thereof.

  (j)
  The Managing General Partner shall not borrow monies for the business of the Partnership if such financing shall provide that the lender has recourse against any Investor Partner. The Partnership may not borrow funds to acquire new properties or drill new wells. The Partnership may borrow funds only to conduct maintenance operations on Partnership properties or otherwise conduct activities necessary to preserve Partnership property. The proceeds of the Partnership's borrowings cannot be used to make distributions to the Partners or Unit Holders or to pay fees to the Managing General Partner or its Affiliates, other than to reimburse them for amounts they have paid to third parties on behalf of the Partnership in the normal course of the Partnership business.

  (k)
  The funds of the Partnership shall not be commingled with the funds of any other Person; notwithstanding the above, the Managing General Partner may establish a master fiduciary account pursuant to which separate subtrust accounts are maintained for the benefit of affiliated programs, provided, the Partnership's funds are protected from the claims of such other programs and their creditors. The prohibition of this subsection shall not apply to investments meeting the requirements of Section 6.3(h) of this Agreement.

  (l)
  Notwithstanding any provision herein to the contrary, no creditor shall receive, the prohibition of this subsection shall not apply to investments meeting the requirements of Section 6.3(h) of the Agreement as a result of making any loan, a direct or indirect interest in the profits, capital, or property of the Partnership other than as a secured creditor.

  (m)
  The Managing General Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the Managing General Partner's possession or control, and shall not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership. Except as permitted under Section (II)(H)(3) of the North American Securities Administrators Association ("NASAA") Statement of Policy on Oil and Gas Programs, no agreement (including this Agreement) between the Managing General Partner and the Partnership shall limit any fiduciary duty to the Partners owed by the Managing General Partner under any applicable law.

        5.3    Acquisition and Sale of Leases.

  (a)
  To the extent the Partnership does not acquire a full interest in a lease from the Managing General Partner, the remainder of the interest in such lease may at certain times be held by the Managing General Partner, which may either retain and exploit it for its own account or sell or otherwise dispose of all or a part of such remaining interest. Profits from such exploitation and/or disposition shall be for the benefit of the Managing General Partner to the exclusion of the Partnership. Any leases acquired by the Partnership from the Managing General Partner shall be acquired only at the Managing General Partner's acquisition cost, unless the Managing General Partner shall have reason to believe that its acquisition cost is materially more than the fair market value of such property, in which case the price shall not exceed the fair market value; provided however, if the acquisition is from an affiliated partnership that has held the property for more than two years and in which partnership the interest of the Managing General Partner is substantially similar to, or less than, its interest in the subject partnership, the acquisition may be made at fair market value. If the Managing General Partner has reason to believe the acquisition cost is materially more than the fair market value of such property, then the Managing General Partner shall obtain an appraisal from a qualified Independent Expert with respect to the sale of such property to the Partnership. The Partnership will maintain such appraisals in its records for at least six years. Neither the Managing General Partner nor any Affiliate shall acquire or retain any carried, reversionary, or Overriding Royalty Interest on the lease interests acquired by the Partnership, nor shall the Managing General Partner enter into any Farmout arrangements with respect to its retained interest, except as provided in Section 5.5.

  (b)
  The Partnership shall acquire only leases, and parts thereof, reasonably expected to meet the stated purposes of the Partnership. No leases shall be acquired for the purpose of a subsequent sale or Farmout unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that such an acquisition would be in the Partnership's best interest.

        5.4    Title to Leases.

  (a)
  Record title to each lease acquired by the Partnership may be temporarily held in the name of the Managing General Partner, or in the name of any nominee designated by the Managing General Partner, as agent for the Partnership until a productive well is completed on a lease. Thereafter, record title to leases shall be assigned to and placed in the name of the Partnership if such assignment is practical and permissible under the circumstances and local law and regulations.

  (b)
  The Managing General Partner shall take the necessary steps in its best judgment to render title to the leases to be assigned to the Partnership acceptable for the purposes of the Partnership. No operation shall be commenced on any Prospect acquired by the Partnership unless the Managing General Partner is satisfied that the undertaking of such operation would be in the best interest of Investor Partners and the Partnership. The Managing General Partner shall be free, however, if it is in the best interests of the Partnership, to use its own best judgment in waiving title requirements and shall not be liable to the Partnership or the Investor Partners for any mistakes of judgment unless such mistakes were made in a manner not in accordance with general industry standards in the geographic area and such mistakes were the result of negligence by the Managing General Partner; nor shall the Managing General Partner or its Affiliates be deemed to be making any warranties or representations, express or implied, as to the validity or merchantability of the title to any lease assigned to the Partnership or the extent of the interest covered thereby.

        5.5    Farmouts.

  (a)
  The Partnership shall not farmout, sell, or otherwise dispose of a lease unless the Managing General Partner, exercising the standard of a prudent operator, determines that:

  (i)
  The Partnership lacks sufficient funds to drill on such lease and is unable to obtain suitable financing;

  (ii)
  The leases have been downgraded by events occurring after assignment to the Partnership;

  (iii)
  Drilling on the leases would result in an excessive concentration of Partnership funds creating, in the Managing General Partner's opinion, undue risk to the Partnership; or

  (iv)
  The Farmout is in the best interests of the Partnership.

  (b)
  Farmouts between the Partnership and the Managing General Partner or its Affiliates, including any other affiliated limited partnership, shall be effected on terms deemed fair by the Managing General Partner. The Managing General Partner, exercising the standard of a prudent operator, shall determine that the Farmout is in the best interest of the Partnership and the terms of the Farmout are consistent with and, in any case, no less favorable to the Partnership than those utilized in the geographic area of operations for similar arrangements. The respective obligations and revenue sharing of all affiliated parties to the transactions shall be substantially the same, and the compensation arrangement or any other interest or right of either the Managing General Partner or its Affiliates shall be substantially the same in each participating partnership or, if different, shall be reduced to reflect the lower compensation arrangement.

        5.6    Release, Abandonment, and Sale or Exchange of Properties.    Except as provided elsewhere in this Section 5 and in Section 6.3, the Managing General Partner shall have full power to dispose of the production and other assets of the Partnership, including the power to determine which leases shall be released or permitted to terminate, those wells to be abandoned, whether any lease, well or production interest, or rights therein shall be sold or exchanged, and the terms therefor.

        5.7    Certain Transactions.

  (a)
  Whenever the Managing General Partner or its Affiliates (except another affiliated partnership in which the interest of the Managing General Partner or its Affiliates is identical to or less than their interest in the Partnership) sell, transfer, or assign an interest in a Prospect to the Partnership, they shall assign to the Partnership an equal proportionate interest in each of the leases comprising the Prospect. If the Managing General Partner or its Affiliates subsequently propose to acquire an interest in a Prospect in which the Partnership possesses an interest or in a Prospect abandoned by the Partnership within one year preceding such proposed acquisition, the Managing General Partner or its Affiliates shall offer an equivalent interest therein to the Partnership; and, if funds, including borrowings, are not available to the Partnership to enable it to consummate a purchase of an equivalent interest in such property and pay the development costs thereof, neither the Managing General Partner nor any of its Affiliates shall acquire such interest or property. The term "abandoned" shall mean the termination, either voluntarily or by operation of the lease or otherwise, of all of the Partnership's interest in the Prospect. These limitations shall not apply after the lapse of five years from the date of formation of the Partnership.

  (b)
  The geological limits of a Prospect shall be enlarged or contracted on the basis of subsequently acquired geological data that further defines the productive limits of the underlying oil and/or gas reservoir and shall include all of the acreage determined by such subsequent data to be encompassed by such reservoir; further, where the Managing General Partner or its Affiliate (except another affiliated partnership in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) owns a separate property interest in such enlarged area, such interest shall be sold to the Partnership if the activities of the Partnership were material in establishing the existence of Proved Undeveloped Reserves that are attributable to such separate property interest; provided, however, that the Partnership shall not be required to expend additional funds unless they are available from the initial capitalization of the Partnership.

  (c)
  The Partnership shall not purchase properties from or sell properties to any affiliated partnership. This prohibition, however, shall not apply to transactions among affiliated partnerships by which property is transferred from one to another in exchange for the transferee's obligation to conduct drilling activities on such property or to joint ventures among such affiliated partnerships, provided that the respective obligations and revenue sharing of all parties to the transaction are substantially the same and the compensation arrangement or any other interest or right of either the Managing General Partner or its Affiliates is the same in each affiliated partnership, or, if different, the aggregate compensation of the Managing General Partner is reduced to reflect the lower compensation arrangement.

  (d)
  During the existence of the Partnership, and before it has ceased operations, neither the Managing General Partner nor any of its Affiliates (except another affiliated partnership in which the interest of the Managing General Partner's or its Affiliates' is substantially similar to or less than their interest in the Partnership) shall acquire, retain, or drill for their own account any oil and gas interest in any Prospect in which the Partnership possesses an interest, except for transactions whereby the Managing General Partner or such Affiliate acquires or retains a proportionate Working Interest, the respective obligations of the Managing General Partner or the Affiliate and the Partnership are substantially the same after the sale of the interest to the Partnership, and the Managing General Partner's or Affiliate's interest in revenues does not exceed the amount proportionate to its Working Interest, and neither the Managing General Partner nor its Affiliates retain any overrides or other burdens on the interest conveyed to the Partnership.

  (e)
  If the Managing General Partner or the Affiliate is engaged to a substantial extent, independently of the Partnership and as an ordinary and ongoing business, in the business of rendering any oil field, equipage, supplies or other services or selling or leasing such equipment and supplies to other persons in the industry in addition to partnerships in which the Managing General Partner or its Affiliates have an interest, then the compensation, price or rental for any oil field, equipage, or other services, and any equipment and supplies rendered, sold or leased by such Person to the Partnership shall be at prices competitive with those charged by others in the geographical area of operations that reasonably could be available to the Partnership. If neither the Managing General Partner nor its Affiliates is engaged in the business as set forth above, then the compensation, price or rental shall be the cost of such services, equipment or supplies to such entity, or the competitive rate that could be obtained in the area, whichever is less. No turnkey drilling contracts shall be made between the Managing General Partner or its Affiliates and the Partnership. Neither the Managing General Partner nor its Affiliates shall profit by drilling in contravention of its fiduciary obligations to the Partnership. Any such services for which the Managing General Partner or an Affiliate is to receive compensation shall be embodied in a written contract that precisely describes the services to be rendered and all compensation to be paid, and any material change in the terms of such contract shall be approved by the vote of the holders of a majority of the Units in the Partnership.

  (f)
  Advance payments by the Partnership to the Managing General Partner are prohibited, except where necessary to secure drilling rigs, drilling equipment and for other similar purposes in connection with the partnership's drilling operations. These payments, if any, shall not include nonrefundable payments for completion costs prior to the time that a decision is made that the well or wells warrant a completion attempt.

  (g)
  Neither the Managing General Partner nor its Affiliates shall make any future commitments of the Partnership's production that do not primarily benefit the Partnership, nor shall the Managing General Partner or any Affiliate utilize Partnership funds as compensating balances for the benefit of the Managing General Partner or the Affiliate.

  (h)
  No rebates or give-ups may be received by the Managing General Partner or any of its Affiliates, nor may the Managing General Partner or any Affiliate participate in any reciprocal business arrangements that would circumvent these restrictions.

  (i)
  During a period of five years from the date of formation of the Partnership, if the Managing General Partner or any of its Affiliates (except another affiliated partnership in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) proposes to acquire from an unaffiliated Person an interest in a Prospect in which the Partnership possesses an interest or in a Prospect in which the Partnership's interest has been terminated without compensation within one year preceding such proposed acquisition, the following conditions shall apply:

  (i)
  If the Managing General Partner or the Affiliate does not currently own property in the Prospect separately from the Partnership, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase an interest in the Prospect.

  (ii)
  If the Managing General Partner or the Affiliate currently owns a proportionate interest in the Prospect separately from the Partnership, then the interest to be acquired shall be divided between the Partnership and the Managing General Partner or the Affiliate in the same proportion as is the other property in the Prospect; provided, however, if cash or financing is not available to the Partnership to enable it to consummate a purchase of the additional interest to which it is entitled, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase any additional interest in the Prospect.

  (j)
  If the Partnership acquires property pursuant to a Farmout or joint venture from an affiliated program, the Managing General Partner's and/or its Affiliates' aggregate compensation associated with the property and any direct and indirect ownership interest in the property may not exceed the lower of the compensation and ownership interest the Managing General Partner and/or its Affiliates could receive if the property were separately owned or retained by either one of the programs.

  (k)
  Neither the Managing General Partner nor any Affiliate, including affiliated programs, may purchase or acquire any property from the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Investor Partners of the Partnership and then subject to the following conditions:

  (i)
  A sale, transfer or conveyance, including a Farmout, of an undeveloped property from the Partnership to the Managing General Partner or an Affiliate, other than an affiliated program, must be made at the higher of cost or fair market value.

  (ii)
  A sale, transfer or conveyance of a developed property from the Partnership to the Managing General Partner or an Affiliate, other than an affiliated program in which the interest of the Managing General Partner is substantially similar to or less than its interest in the subject Partnership, shall not be permitted except in connection with the liquidation of the Partnership and then only at fair market value determined by an appraisal prepared by an independent petroleum engineer.

  (iii)
  Except in connection with Farmouts or joint ventures made in compliance with Section 5.5 above, a transfer of an undeveloped property from the Partnership to an affiliated drilling program must be made at fair market value if the property has been held for more than two years. Otherwise, if the Managing General Partner deems it to be in the best interest of the Partnership, the transfer may be made at cost.

  (iv)
  Except in connection with Farmouts or joint ventures made in compliance with Section 5.5 above, a transfer of any type of property from the Partnership to an affiliated production purchase or income program must be made at fair market value if the property has been held for more than six months or there have been significant expenditures made in connection with the property. Otherwise, if the Managing General

      Partner deems it to be in the best interest of the Partnership, the transfer may be made at cost as adjusted for intervening operations.

  (l)
  If the Partnership participates in other partnerships or joint ventures (multi-tier arrangements), the terms of any such arrangements shall not result in the circumvention of any of the requirements or prohibitions contained in this Partnership Agreement, including the following:

  (i)
  There will be no duplication or increase in Organization and Offering Costs, the Managing General Partner's compensation, Partnership expenses or other fees and costs;

  (ii)
  There will be no substantive alteration in the fiduciary and contractual relationship between the Managing General Partner and the Investor Partners; and

  (iii)
  There will be no diminishment in the voting rights of the Investor Partners.

        In connection with a proposed Roll-Up, the following shall apply:

    (1)
    An appraisal of all Partnership assets shall be obtained from a competent independent expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and any applicable state securities commission as an exhibit to the registration statement for the offering. Partnership assets shall be appraised on a consistent basis. The appraisal shall be based on all relevant information, including current reserve estimates prepared by an independent petroleum consultant, and shall indicate the value of the Partnership's assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Partnership assets over a 12-month period. The terms of the engagement of the independent expert shall clearly state that the engagement is for the benefit of the Partnership and the Investor Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Investor Partners in connection with a proposed Roll-Up.

    (2)
    In connection with a proposed Roll-Up, Investor Partners who vote "no" on the proposal shall be offered the choice of:

    (i)
    Accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

    (ii)
    Remaining as Investor Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously; or

    (iii)
    Receiving cash in an amount equal to the Investor Partners' pro-rata share of the appraised value of the net assets of the Partnership.

    (3)
    The Partnership shall not participate in any proposed Roll-Up which, if approved, would result in the diminishment of any Investor Partner's voting rights under the Roll-Up Entity's chartering agreement. In no event shall the democracy rights of Investor Partners in the Roll-Up Entity be less than those provided for under Sections 7.7 and 7.8 of this Agreement. If the Roll-Up Entity is a corporation, the democracy rights of Investor Partners shall correspond to the democracy rights provided for in this Agreement to the greatest extent possible.

    (4)
    The Partnership shall not participate in any proposed Roll-Up transaction that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity); nor shall the Partnership participate in any proposed Roll-Up transaction that would limit the ability of an Investor Partner to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Partnership Units held by that Investor Partner.

    (5)
    The Partnership shall not participate in a Roll-Up in which Investor Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under Section 8.1 of this Agreement.

    (6)
    The Partnership shall not participate in any proposed Roll-Up transaction in which any of the costs of the transaction would be borne by the Partnership if the Roll-Up is not approved by the Investor Partners.

    (7)
    The Partnership shall not participate in a Roll-Up transaction unless the Roll-Up transaction is approved by at least 66 2/3% in interest of the Investor Partners.

  (m)
  The Partnership may borrow money on a non-recourse basis from the Managing General Partner or any of its Affiliates, provided that on any loans made available by the Managing General Partner or any of its Affiliates to the Partnership, the Managing General Partner or such Affiliate shall not receive interest in excess of its interest cost, nor shall the Managing General Partner of such Affiliate receive interest in excess of the amount which would be charged to the Partnership (without reference to the Managing General Partner's financial abilities or guaranties) by independent third parties for the same purpose. In connection with any loans to the Partnership by the Managing General Partner or its Affiliates, the Managing General Partner or its Affiliates shall not receive points or other financing charges or fees, regardless of the amount.

  (n)
  Neither the Managing General Partner nor any Affiliate, shall enter into any farm-out or other arrangement with the Partnership where in consideration for services to be rendered, an interest in production is payable to the Managing General Partner or any Affiliate.

  (o)
  Neither the Managing General Partner nor any Affiliate, shall make or cause to be made any offer to an Investor Partner to exchange his Unit(s) for a security of another company unless:

  (1)
  such offer is made after the expiration of two years after such program commenced operations;

  (2)
  such offer is made to all Investor Partners;

  (3)
  such offer, if made by a third-party to the Managing General Partner or principal underwriter, or any affiliate of the Managing General Partner or such principal underwriter, is on a basis not more advantageous to such Managing General Partner, principal underwriter or affiliate than to Investor Partners;

  (4)
  the value of the security or other consideration offered is at least equivalent to the value of the Unit(s);

  (5)
  the value of any reserves used in computing the exchange ratio is supported by an appraisal prepared by an independent petroleum engineer within 120 days of the date such exchange is to be made; the value of any undeveloped acreage used in computing the exchange ratio is at cost unless fair market value, as evidenced by supporting data, is higher; and the value of other assets used in computing the exchange ratio is based upon audited financial statements prepared in accordance with generally accepted accounting principles consistently applied; and

  (6)
  the offer is made pursuant to a qualification first obtained and, unless exempt, by means of a Registration Statement meeting the requirements of the Securities Act of 1933, as amended.

 SECTION 6.    MANAGEMENT

        6.1    Managing General Partner.    The Managing General Partner shall have the sole and exclusive right and power to manage and control the affairs of and to operate the Partnership and to do all things necessary to carry on the business of the Partnership for the purposes described in Section 1.3 and to conduct the activities of the Partnership as set forth in Section 5. No financial institution or any other Person dealing with the Managing General Partner shall be required to ascertain whether the Managing General Partner is acting in accordance with this Agreement, but such financial institution or such other Person shall be protected in relying solely upon the deed, transfer, or assurance of and the execution of such instrument or instruments by the Managing General Partner. The Managing General Partner shall devote so much of its time to the business of the Partnership as in its judgment the conduct of the Partnership's business shall reasonably require and shall not be obligated to do or perform any act or thing in connection with the business of the Partnership not expressly set forth herein. The Managing General Partner may engage in business ventures of any nature and description independently or with others and neither the Partnership nor any of its Investor Partners shall have any rights in and to such independent ventures or the income or profits derived therefrom. Except as provided herein, the Managing General Partner and its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances.

        6.2    Authority of Managing General Partner.    The Managing General Partner is specifically authorized and empowered, on behalf of the Partnership, and by consent of the Investor Partners herein given, to do any act or execute any document or enter into any contract or any agreement of any nature necessary or desirable, in the opinion of the Managing General Partner, in pursuance of the purposes of the Partnership. Without limiting the generality of the foregoing, in addition to any and all other powers conferred upon the Managing General Partner pursuant to this Agreement and Texas Limited Partnership Law, and except as otherwise prohibited by law or hereunder, the Managing General Partner shall have the power and authority to:

  (a)
  Acquire leases and other interests in oil and/or gas properties in furtherance of the Partnership's business;

  (b)
  Enter into and execute pooling agreements, Farmout agreements, operating agreements, unitization agreements, dry and bottom hole and acreage contribution letters, construction contracts, and any and all documents or instruments customarily employed in the oil and gas industry in connection with the acquisition, sale, exploration, development, or operation of oil and gas properties, and all other instruments deemed by the Managing General Partner to be necessary or appropriate to the proper operation of oil or gas properties or to effectively and properly perform its duties or exercise its powers hereunder;

  (c)
  Make expenditures and incur any obligations it deems necessary to implement the purposes of the Partnership; employ and retain such personnel as it deems desirable for the conduct of the Partnership's activities, including employees, consultants, accountants and attorneys; and exercise on behalf of the Partnership, in such manner as the Managing General Partner in its sole judgment deems best, of all rights, elections, and obligations granted to or imposed upon the Partnership;

  (d)
  Manage, operate, and develop any Partnership property, and enter into operating agreements with any party with respect to properties acquired by the Partnership, which agreements may contain such terms, provisions, and conditions as are usual and customary within the industry and as the Managing General Partner shall approve;

  (e)
  Compromise, sue, or defend any and all claims in favor of or against the Partnership;

  (f)
  Subject to the provisions of Section 8.4, make or revoke any election permitted the Partnership by any taxing authority;

  (g)
  Perform any and all acts it deems necessary or appropriate for the protection and preservation of the Partnership assets;

  (h)
  Maintain at the expense of the Partnership such insurance coverage for public liability, fire and casualty, loss of well control, and any and all other insurance necessary or appropriate to the business of the Partnership in such amounts and of such types as it shall determine from time to time, provided that the public liability coverage shall at all times be equal to the lesser of two times the Partnership's capitalization but shall at no time be less than $10,000,000;

  (i)
  Buy, sell, or lease property or assets on behalf of the Partnership;

  (j)
  Enter into agreements to hire services of any kind or nature;

  (k)
  Assign interests in properties to the Partnership;

  (l)
  Enter into broker dealer agreements and perform all of the Partnership's obligations thereunder, to issue and sell Units pursuant to the terms and conditions of this Agreement, the Subscription Agreements, and to accept and execute on behalf of the Partnership Subscription Agreements, and to admit original and substituted Partners;

  (m)
  Subject to the provisions of Sections 5.2(j) and 6.3(j), borrow monies for the business of the Partnership and from time to time draw, make, execute, and issue promissory notes and other negotiable or nonnegotiable instruments and evidences of indebtedness; secure the payment of the sums so borrowed and to mortgage, pledge or assign in trust all or any part of the Partnership's Property; assign any monies owing or to be owing to the Partnership; and engage in any other means of financing customary in the oil and gas industry; provided that any such financing shall provide that the lender has recourse only against the Partnership assets and not against any Investor Partner individually; and

  (n)
  Perform any and all acts, and execute any and all documents it deems necessary or appropriate to carry out the purposes of the Partnership.

        6.3    Certain Restrictions on Managing General Partner's Power and Authority.    Notwithstanding any other provisions of this Agreement to the contrary, neither the Managing General Partner nor any Affiliate of the Managing General Partner shall have the power or authority to, and shall not, do, perform, or authorize any of the following:

  (a)
  Use any revenues from Partnership operations for the purposes of acquiring leases in Prospects that are not related to the Prospects acquired by the Partnership during its initial operations or paying any Organization and Offering Costs; provided, however, that revenues from Partnership operations may be used for other Partnership operations, including without limitation, for the purposes of drilling, completing, maintaining, recompleting, and operating wells on existing Partnership Prospects and acquiring and developing new leases to the extent such leases are considered by the Managing General Partner in its sole discretion to be a part of a Prospect in which the Partnership then owns a lease.

  (b)
  Without having first received the prior consent of the holders of a majority of the then outstanding Units entitled to vote:

  (i)
  Sell all or substantially all of the assets of the Partnership (except upon liquidation of the Partnership pursuant to Section 9), unless cash funds of the Partnership are insufficient to pay the obligations and other liabilities of the Partnership;

  (ii)
  Dispose of the goodwill of the Partnership;

    (iii)
    Do any other act that would make it impossible to carry on the ordinary business of the Partnership; or

    (iv)
    Agree to the termination or amendment of any operating agreement to which the Partnership is a party, or waive any rights of the Partnership thereunder, except for amendments to the operating agreement that the Managing General Partner believes are necessary or advisable to ensure that the operating agreement conforms to any changes in or modifications to the Code or that do not adversely affect the Investor Partners in any material respect;

  (c)
  Guarantee in the name or on behalf of the Partnership the payment of money or the performance of any contract or other obligation of any Person other than the Partnership;

  (d)
  Bind or obligate the Partnership with respect to any matter outside the scope of the Partnership business;

  (e)
  Use the Partnership's name, credit, or property for other than Partnership purposes;

  (f)
  Take any action, or permit any other Person to take any action, with respect to the assets or property of the Partnership that does not benefit the Partnership, including, among other things, utilization of funds of the Partnership as compensating balances for its own benefit or the commitment of future production;

  (g)
  Benefit from any arrangement for the marketing of oil and gas production or other relationships affecting the property of the Managing General Partner of an Affiliate and the Partnership, unless such benefits are fairly and equitably apportioned among the Managing General Partner, its Affiliates, and the Partnership, according to the respective interests of each;

  (h)
  Utilize Partnership funds to invest in the securities of another Person except in the following instances:

  (i)
  Investments in Working Interests or undivided lease interests made in the ordinary course of the Partnership's business;

  (ii)
  Temporary investments made in compliance with Section 2.2(e) of this Agreement; and

  (iii)
  Investments involving less than 5% of Partnership capital which are a necessary and incidental part of a property acquisition transaction.

  (i)
  Vote with respect to any Unit held by it on matters submitted to the Partners regarding the removal of the Managing General Partner or regarding any transaction between the Partnership and the Managing General Partner.

  (j)
  Without having first received the prior consent of holders of a majority of the then outstanding Units present, in person or by proxy, at a meeting of Investor Partners at which a quorum is present, engage in any borrowing activity authorized by Section 6.02(m) if the total amount of the Partnership's borrowings then outstanding would exceed an amount equal to 25% of the Capital Contributions to the Partnership.

        6.4    Indemnification of Managing General Partner.    The Managing General Partner shall have no liability to the Partnership or to any Investor Partner for any loss suffered by the Partnership that arises out of any action or inaction of the Managing General Partner if the Managing General Partner, in good faith, determined that such course of conduct was in the best interest of the Partnership, that the Managing General Partner was acting on behalf of or performing services for the Partnership, and that such course of conduct did not constitute negligence or misconduct of the Managing General Partner. Indemnification of the Managing General Partner is recoverable only from the tangible net assets of the Partnership, including the insurance proceeds from the Partnership's insurance policies and the insurance and indemnification of the Partnership's subcontractors, and is not recoverable from the Investor Partners. Notwithstanding the above, the Managing General Partner and any Person acting as a broker-dealer shall not be indemnified for liabilities arising under federal and state securities laws unless (a) there has been a successful adjudication on the merits of each count involving securities law violations, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (c) a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of any state securities regulatory authority in which securities of the Partnership were offered or sold as to indemnification for violations of securities laws; provided, however, the court need only be advised of the positions of the securities regulatory authorities of those states (i) that are specifically set forth in the Partnership Agreement and (ii) in which plaintiffs claim they were offered or sold Units.

        In any claim for indemnification for federal or state securities laws violations, the party seeking indemnification shall place before the court the position of the SEC, or respective state securities division, as the case may be, with respect to the issue of indemnification for securities law violations.

        The advancement of Partnership funds to the Managing General Partner or its Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if the Partnership has adequate funds available and the following conditions are satisfied:

  (a)
  The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; and

  (b)
  The legal action is initiated by a third party who is not a participant, or the legal action is initiated by a participant and a court of competent jurisdiction specifically approves such advancement; and

  (c)
  The Managing General Partner or its Affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

        The Partnership shall not incur the cost of the portion of any insurance that insures the Managing General Partner against any liability as to which the Managing General Partner is herein prohibited from being indemnified.

        6.5    Withdrawal.

  (a)
  Notwithstanding the limitations contained in Sections 6.3(i) and 6.5(b), the Managing General Partner shall have the right, by giving written notice to the other Partners, to substitute in its stead as Managing General Partner any successor entity or any entity controlled by the Managing General Partner, provided that the successor Managing General Partner must have a sufficient tangible net worth, and the Investor Partners, by execution of this Agreement, expressly consent to such a transfer, unless it would adversely affect the status of the Partnership as the Partnership for federal income tax purposes.

  (b)
  The Managing General Partner may not voluntarily withdraw from the Partnership prior to the Partnership's completion of its primary drilling and/or acquisition activities, and then only after giving 120 days written notice. The Managing General Partner may not partially withdraw its property interests held by the Partnership unless such withdrawal is necessary to satisfy the bona fide request of its creditors or approved by a majority-in-interest vote of the Investor Partners. The Managing General Partner shall fully indemnify the Partnership against any additional expenses which may result from a partial withdrawal of property interests and such withdrawal may not result in a greater amount of Direct Costs or Administrative Costs being allocated to the Investor Partners. The withdrawing Managing General Partner shall pay all expenses incurred as a result of its withdrawal. If the Managing General Partner withdraws and the Partners elect to continue the Partnership, the Managing General Partner's interest shall be valued in accordance with the provisions of Section 7.6(c) hereof.

        6.6    Management Fee and Reimbursements.

  (a)
  Management Fee.    The Partnership shall pay the Managing General Partner, following the Offering Termination Date, a Management Fee equal to the excess, if any, of (i) 15% of the total of the Investor Partner's (excluding ROGP's) subscriptions over (ii) the total Organization and Offering Costs. The Management Fee will be paid by the Partnership from funds which would otherwise be available for distribution to the Investor Partners in the Partnership, and in such monthly amounts as may be determined in the discretion of the Managing General Partner. The Management Fee will be payable by the Partnership monthly from funds otherwise available for distribution until such time as the Management Fee has been paid in its entirety. To the extent that the Partnership has insufficient distributable funds during a particular year to fully pay the amount of the Management Fee payable during the year, then the amount of such unpaid Management Fee will be carried forward and payable in the next succeeding year.

  (b)
  Direct Costs Reimbursement.    The Managing General Partner shall be reimbursed for all Direct Costs of the Partnership for which it pays. Direct Costs, however, shall be billed directly to and paid by the Partnership to the extent practicable.

  (c)
  Carried Interest.    The Managing General Partner shall receive a Carried Interest in the Partnership as set forth in Section 2.3(b) hereof.

  (d)
  Administrative Costs Reimbursement.    The Managing General Partner and its Affiliates shall be reimbursed for all Administrative Costs allocable to the Partnership.

  (e)
  Drilling and Completion Costs and Acquisition Costs.    The Managing General Partner and its Affiliates shall be reimbursed for Drilling and Completion Costs and, subject to the limitations set forth in Sections 5.3 and 5.7, Acquisition Costs.

        6.7    Reliance Upon Experts.    The Managing General Partner may employ or retain such counsel, accountants, engineers, geologists, landmen, appraisers or other experts or advisors as it may reasonably deem appropriate for the purpose of discharging its duties hereunder, and shall be entitled to pay the fees of any such Persons from the funds of the Partnership. The Managing General Partner may act and shall be protected in acting in good faith on the opinion or advice of, or information obtained from any such counsel, accountant, engineer, geologist, appraiser or other expert or advisor, whether retained or employed by the Partnership, the Managing General Partner, or otherwise, in relation to any matter connected with the administration or operation of the business and affairs of the Partnership.

        6.8    Tax Matters and Financial Reporting Partner.    The Managing General Partner shall serve as the Tax Matters Partner and as the financial reporting partner. As Tax Matters Partner, the Managing General Partner is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including, without limitation, administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. The Partners and Unit Holders agree to cooperate with each other and to do or refrain from doing any and all things reasonably required to conduct such proceedings. The Partnership may engage accountants and/or attorneys to assist the Tax Matters Partner in discharging its duties hereunder. The Partnership shall reimburse the Tax Matters Partner for all costs and expenses incurred by it in performing its duties as such (including legal and accounting fees and expenses).

        6.9    Insurance.    The Managing General Partner shall maintain at the expense of the Partnership such insurance coverage for public liability, fire and casualty, loss of well control, and any and all other insurance necessary or appropriate to the business of the Partnership in such amounts and of such types as it shall determine from time to time, provided that the public liability coverage shall at all times be equal to the lesser of two times the Partnership's capitalization or $17,000,000 but shall at no time be less than $10,000,000.

SECTION 7.    INVESTOR PARTNERS

        7.1    Rights or Powers.    No Investor Partner (whether a Limited Partner or a General Partner) shall take part in the control or management of the business or transact any business for the Partnership, and no Investor Partner shall have the power to sign for or bind the Partnership. Any action or conduct of Investor Partners on behalf of the Partnership is hereby expressly prohibited. Any Investor Partner who violates this Section 7.1 shall be liable to the remaining Investor Partners, the Managing General Partner, and the Partnership for any damages, costs, or expenses any of them may incur as a result of such violation. The Investor Partners hereby grant to the Managing General Partner or its successors or assignees the exclusive authority to manage and control the Partnership business in its sole discretion and to thereby bind the Partnership and all Partners in its conduct of the Partnership business. Investor Partners shall have the right to vote only with respect to those matters specifically provided for in this Agreement. No Investor Partner shall have the authority to:

  (a)
  Assign the Partnership property in trust for creditors or on the assignee's promise to pay the debts of the Partnership;

  (b)
  Dispose of the goodwill of the business;

  (c)
  Do any other act that would make it impossible to carry on the ordinary business of the Partnership;

  (d)
  Confess a judgment;

  (e)
  Submit the Partnership claim or liability to arbitration or reference;

  (f)
  Make a contract or bind the Partnership to any agreement or document;

  (g)
  Use the Partnership's name, credit, or property for any purpose;

  (h)
  Do any act which is harmful to the Partnership's assets or business or by which the interests of the Partnership shall be imperiled or prejudiced; or

  (i)
  Perform any act in violation of any applicable law or regulations thereunder, or perform any act that is inconsistent with the terms of this Agreement.

        7.2    Indemnification of Additional General Partners.    The Managing General Partner agrees to indemnify each of the Additional General Partners for the amounts of obligations, risks, losses, or judgments of the Partnership or the Managing General Partner that exceed the amount of applicable insurance coverage and amounts that would become available from the sale of all Partnership assets. Such indemnification applies to casualty losses and to business losses, such as losses incurred in connection with the drilling of an unproductive well, to the extent such losses exceed the Additional General Partners' interest in the undistributed net assets of the Partnership. If, on the other hand, such excess obligations are the result of the negligence or misconduct of an Additional General Partner, or the contravention of the terms of this Agreement by the Additional General Partner, then the foregoing indemnification by the Managing General Partner shall be unenforceable as to such

Additional General Partner and such Additional General Partner shall be liable to all other Partners for damages and obligations resulting therefrom.

        7.3    Assignment of Units.

  (a)
  The interest of an Investor Partner in the Partnership shall be assignable, in whole or in part, subject to the following:

  (i)
  No such assignment shall be made if, in the opinion of counsel to the Partnership, such assignment would cause the termination of the Partnership for U.S. federal income tax purposes under Section 708 of the Code or will cause the Partnership to became a "publicly traded partnership" within the meaning of Section 7704 of the Code, or if in the opinion of counsel to the Partnership such assignment may not be effected without registration under the Securities Act of 1933, as amended, or would result in the violation of any applicable state securities laws;

  (ii)
  Except in the case of a transfer of Units at death or involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Partnership such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Partnership to effect such transfer and to confirm the agreement of the transferee to be bound by the provisions of this Agreement. In any case not described in the preceding sentence, the transfer shall be confirmed by presentation to the Partnership of legal evidence of such transfer, in form and substance satisfactory to counsel to the Partnership. In all cases, the Partnership shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such transfer; and

  (iii)
  The transferor and transferee shall furnish the Partnership with the transferee's taxpayer identification number and sufficient information to determine the transferee's initial tax basis in the Units transferred.

    An assignment by an Investor Partner in violation of clause (i) or clause (ii) of this Section 7.3 shall be null and void and of no effect whatever and shall not bind the Partnership or any other Partner. The transferee of an Investor Partner's interest in the Partnership shall pay all costs and expenses incurred by the Partnership in connection with such assignment. In the discretion of the Managing General Partner, such costs and expenses may be collected out of revenues otherwise allocable to such transferee under this Agreement.

  (b)
  A Person who acquires one or more Units but who is not admitted as a Substituted Investor Partner pursuant to Section 7.3(c) shall be entitled only to allocations and distributions with respect to such Units in accordance with this Agreement, but shall have no right to any information or accounting of the affairs of the Partnership, shall not be entitled to inspect the books or records of the Partnership, and shall not have any of the rights of an Additional General Partner or a Limited Partner under Texas Limited Partnership Law or this Agreement.

  (c)
  Subject to the other provisions of this Section 7, a transferee of Units may be admitted to the Partnership as a Substituted Investor Partner only upon satisfaction of the conditions set forth below in this Section 7.3(c):

  (i)
  The Managing General Partner consents to such admission, which will only be withheld if necessary to preserve the tax status of the Partnership or the classification of Partnership income for tax purposes. In the event the Managing General Partner withholds its consent, it will provide an opinion of counsel as to the legal necessity requiring it to withhold such consent;

    (ii)
    The transferor gives the transferee such right;

    (iii)
    The transferee becomes a party to this Agreement as a Partner and executes such documents and instruments as the Managing General Partner may reasonably request (including, without limitation, amendments to the Certificate) as may be necessary or appropriate to confirm such transferee as a Partner in the Partnership and such transferee's agreement to be bound by the terms and conditions hereof;

    (iv)
    The transferee pays or reimburses the Partnership for all reasonable legal, filing, and publication costs that the Partnership incurs in connection with the admission of the transferee as a Partner with respect to the transferred Units;

    (v)
    If the transferee is not an individual of legal majority, the transferee provides the Partnership with evidence satisfactory to counsel for the Partnership of the authority of the transferee to become a Partner and to be bound by the terms and conditions of this Agreement;

    (vi)
    In any calendar quarter in which a Substituted Investor Partner is admitted to the Partnership, the Managing General Partner shall amend the Certificate to effect the substitution of such Substituted Investor Partner, although the Managing General Partner may do so more frequently. In the case of assignments where the assignee does not become a Substituted Investor Partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following receipt of notice of assignment and required documentation; and

    (vii)
    Each Investor Partner hereby covenants and agrees with the Partnership for the benefit of the Partnership and all Partners that (i) it is not currently making a market in Units and (ii) it will not transfer any Unit on an established securities market or a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder). Each Investor Partner further agrees that it will not transfer any Unit to any Person unless such Person agrees to be bound by this Section 7.3 and to transfer such Units only to Persons who agree to be similarly bound.

  (d)
  Subject to the restrictions contained in this Section 7 and transfers by operation of law, no Unit shall be transferred by an Investor Partner unless there is either:

  (i)
  an effective registration of the Unit under the Securities Act of 1933, as amended, and qualification under applicable state securities laws; or

  (ii)
  an opinion of counsel acceptable to the Managing General Partner that the registration and qualification of the Unit is not required, unless this requirement is waived by the Managing General Partner.

        7.4    Prohibited Transfers.

  (a)
  If the Partnership is required to recognize a transfer that is not permitted by Section 7.3(a) (or if the Managing General Partner, in its sole discretion, elects to recognize a transfer that is not permitted by Section 7.3(a)), the Units transferred shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the transferred Units, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Partnership) to satisfy the debts, obligations, or liabilities for damages that the transferor or transferee of such Units may have to the Partnership.

  (b)
  In the case of a transfer or attempted transfer of Units that is not permitted by Section 7.3(a), the parties engaging or attempting to engage in such transfer shall be liable to indemnify and hold harmless the Partnership and the Partners from all cost, liability, and damage that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and lawyers fees and expenses) as a result of such transfer or attempted transfer and efforts to enforce the indemnity granted hereby.

        7.5    Withdrawal by Investor Partners.    Neither a Limited Partner nor an Additional General Partner may withdraw from the Partnership, except as otherwise provided in this Agreement.

        7.6    Removal of Managing General Partner.

  (a)
  The Managing General Partner may be removed at any time, upon 90 days prior written notice, with the consent of Investor Partners owning a majority of the then outstanding Units, and upon the selection of a successor Managing General Partner or Partners, within such 90-day period by Investor Partners owning a majority of the then outstanding Units.

  (b)
  Any successor Managing General Partner may be removed upon the terms and conditions provided in this Section.

  (c)
  In the event a Managing General Partner is removed, or withdraws in accordance with Section 6.5 hereof and the Partners elect to continue the Partnership, its respective interest in the Partnership shall be determined by independent appraisal by a qualified independent petroleum engineering consultant who shall be selected by mutual agreement of the Managing General Partner and the incoming sponsor. Such appraisal will take into account an appropriate discount to reflect the risk of recovery of oil and gas reserves, and, at the election of the Managing General Partner, its interest in the Partnership may be retained by it as a Limited Partner in the successor limited partnership; provided, however, that if immediate payment to the removed Managing General Partner would impose financial or operational hardship upon the Partnership, as determined by the successor Managing General Partner in the exercise of its fiduciary duties to the Partnership, payment (plus reasonable interest) to the removed Managing General Partner may be postponed to that time when, in the determination of the successor Managing General Partner, payment will not cause a hardship to the Partnership. The successor Managing General Partner or the Partnership shall have the option to purchase at least 20% of the removed Managing General Partner's interest for the value determined by the independent appraisal. In the event the Managing General Partner is involuntarily removed, the cost of such appraisal shall be borne by the Partnership, and the Partnership may, at its option, elect to make payment for the Managing General Partner's interest in the form of an interest-bearing promissory note coming due in no less than five years with equal installments payable each year. In the event the Managing General Partner voluntarily withdraws from the Partnership, the Partnership may, at its option, elect to make payment for the Managing General Partner's interest in the form of a non-interest bearing, unsecured promissory note with principal payable from distributions which the Managing General Partner would have received under the Agreement had it not withdrawn. The removed Managing General Partner, at the time of its removal shall cause, to the extent it is legally possible, its successor to be transferred or assigned all its rights, obligations, and interests in contracts entered into by it on behalf of the Partnership. In any event, the removed Managing General Partner shall cause its rights, obligations, and interests in any such contract to terminate at the time of its removal.

  (d)
  Upon effectiveness of the removal of the Managing General Partner, the assets, books, and records of the Partnership shall be surrendered to the successor Managing General Partner, provided that the successor Managing General Partner shall have first (i) agreed to accept the responsibilities of the Managing General Partner, and (ii) made arrangements satisfactory to the original Managing General Partner to remove such Managing General Partner from personal liability on any Partnership borrowings or, if any Partnership creditor will not consent to such removal, agreed to indemnify the original Managing General Partner for any subsequent liabilities in respect to such borrowings. Immediately after the removal of the Managing General Partner, the successor Managing General Partner shall prepare, execute, file for recordation, and cause to be published, such notices or certificates as may be required by Texas Limited Partnership Law.

        7.7    Calling of Meetings.    Meetings of the Partners may be called by the Managing General Partner or by Investor Partners owning 10% or more of the then outstanding Units for any matters for which the Investor Partners may vote as set forth in this Agreement. Such call for a meeting shall be deemed to have been made upon receipt by the Managing General Partner of a written request from Investor Partners holding the requisite percentage of Units stating the purpose(s) of the meeting. The Managing General Partner shall call such a meeting and shall deposit in the United States mail within 15 days after receipt of such request, written notice to all Investor Partners of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. Provided however, that the date for notice of such a meeting may be extended for a period of up to 60 days, if in the opinion of the Managing General Partner such additional time is necessary to permit preparation of proxy or information statements or other documents required to be delivered in connection with such meeting by the Securities and Exchange Commission or other regulatory authorities. Investor Partners shall have the right to submit proposals to the Managing General Partner for inclusion in the voting materials for the next meeting of Investor Partners for consideration and approval by the Investor Partners. Investor Partners shall have the right to vote in person or by proxy.

        7.8    Additional Voting Rights.    Investor Partners shall be entitled to all voting rights granted to them by and under this Agreement and as specified by Texas Limited Partnership Law. Each Unit is entitled to one vote on all matters; each fractional Unit is entitled to that fraction of one vote equal to the fractional interest in the Unit. A majority in interest of the then outstanding Units entitled to vote shall constitute a quorum. In determining the requisite percentage in interest of Units necessary to approve a matter on which the Managing General Partner and its affiliates may not, or are not authorized to, vote or consent, any Units owned by the Managing General Partner and its affiliates shall not be included. With respect to any Units owned by the Managing General Partner, the Managing General Partner may not vote or consent on matters submitted to the Partners regarding the removal of the Managing General Partner or regarding any transaction between the Partnership and the Managing General Partner. Except as otherwise provided herein, at any meeting of Investor Partners, a vote of a majority of Units represented at such meeting, in person or by proxy, with respect to matters considered at the meeting at which a quorum is present shall be required for approval of any such matters. In addition, except as otherwise provided in this Section, holders of a majority of the then outstanding Units may, without the concurrence of the Managing General Partner, vote to (a) approve or disapprove the sale of all or substantially all of the assets of the Partnership, (b) dissolve the Partnership, (c) remove the Managing General Partner and elect a new Managing General Partner, (d) amend the Agreement; provided, however, any such amendment may not increase the duties or liabilities of any participant or the Managing General Partner or increase or decrease the profit or loss sharing or required capital contribution of any participant or the Managing General Partner without the approval of such participant or the Managing General Partner, nor may any such amendment affect the classification of the Partnership as a "partnership" for U.S. federal income tax purposes without the unanimous approval of all participants, (e) elect a new Managing General Partner if the Managing General Partner elects to withdraw from the Partnership, and (f) cancel any contract for services with the Managing General Partner or any Affiliates without penalty upon 60 days' notice. The Partnership shall not participate in a Roll-Up unless the Roll-Up is approved by at least 66 2/3% in interest of the Investor Partners.

        7.9    Voting by Proxy.    The Investor Partners may vote either in person or by proxy.

        7.10    Conversion of Additional General Partner Interests into Limited Partner Interests.

  (a)
  The Managing General Partner shall notify all Additional General Partners at least 30 days prior to any material change in the amount of the Partnership's insurance coverage. Within this 30-day period, Additional General Partners shall have the right to immediately convert their Units into Units of limited partnership interest by giving written notice to the Managing General Partner.

  (b)
  The Managing General Partner shall convert the interests of all Additional General Partners to interests of limited partnership during the year following the year drilling operations by the Partnership are substantially completed (as determined by the Managing General Partner).

  (c)
  The Managing General Partner shall cause the conversion to be effected as soon as practicable as prudent business judgment dictates. Conversion of an additional general partnership interest to a limited partnership interest in the Partnership shall be conditioned upon a finding by the Managing General Partner that such conversion will not cause a termination of the Partnership for U.S. federal income tax purposes, and will be effective upon the Managing General Partner's filing an amendment to the Certificate. The Managing General Partner is obligated to file an amendment to the Certificate at any time during the full calendar month after receipt of the required notice of the Additional General Partner and a determination of the Managing General Partner that the conversion will not constitute a termination of the Partnership for U.S. federal income tax purposes. Effecting conversion is subject to the satisfaction of the condition that the electing Additional General Partner provide written notice to the Managing General Partner of such intent to convert. Upon such transfer and exchange, such Additional General Partner shall be a Limited Partner; however, it will remain liable to the Partnership for any additional Capital Contribution(s) required for its proportionate share of any Partnership obligation or liability arising prior to the conversion.

  (d)
  Limited Partners may not convert and/or exchange their interests for Additional General Partner interests.

        7.11    Liability of Partners.    Except as otherwise provided in this Agreement or as otherwise provided by Texas Limited Partnership Law, each General Partner shall be jointly and severally liable for the debts and obligations of the Partnership. In addition, each Additional General Partner shall be jointly and severally liable for any wrongful acts or omissions of the Managing General Partner and/or the misapplication of money or property of a third party by the Managing General Partner acting within the scope of its apparent authority to the extent such acts or omissions are chargeable to the Partnership.

SECTION 8.    BOOKS AND RECORDS

        8.1    Books and Records.

  (a)
  For accounting and income tax purposes, the Partnership shall operate on the Fiscal Year.

  (b)
  The Managing General Partner shall keep or cause to be kept complete and accurate records and books of account with respect to the operations of the Partnership and shall maintain and preserve during the term of the Partnership and for four years thereafter (or such longer period as may be required for tax purposes) all such records, books of account, and other relevant Partnership documents. The Managing General Partner shall maintain for at least six years all records necessary to substantiate the fact that Units were sold only to purchasers for whom such Units were suitable. Such books shall be maintained at the principal place of business of the Partnership and shall be kept on the accrual method of accounting.

  (c)
  Any records maintained by the Partnership in the regular course of its business, including the names and addresses of Investor Partners, books of account, and records of Partnership proceedings, may be kept on or be in the form of RAM disks or other generally accepted forms of electronic storage, magnetic tape, photographs, micrographics, or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. The books and records of the Partnership shall be made available for review and copying by any Investor Partner or its representative, after adequate notice, at any reasonable time and may inspect and copy any of them. Notwithstanding the foregoing, the Managing General Partner may keep logs, well reports and other drilling data confidential for a reasonable period of time. The Managing General Partner shall maintain all records of appraisals of fair market value done by Independent Experts with supporting documentation for a period of at least six years from their date.

  (d)
  The Partner List (hereinafter defined) shall be maintained as follows:

  (i)
  An alphabetical list of the names, addresses and business telephone numbers of the Investor Partners of the Partnership along with the number of Units held by each of them (the "Partner List") shall be maintained as a part of the books and records of the Partnership and shall be available for the inspection by an Investor Partner or its designated agent at the home office of the Partnership upon the request of the Investor Partner;

  (ii)
  The Partner List shall be updated at least quarterly by the Managing General Partner to reflect changes in the information contained therein;

  (iii)
  A copy of the Partner List shall be mailed to the Investor Partner requesting the Partner List for a proper purpose within ten days of the request. The copy of the Partner List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership;

  (iv)
  The purposes for which an Investor Partner may request a copy of the Partner List include, without limitation, matters relating to voting rights under the Partnership Agreement and the exercise of Investor Partners' rights under federal proxy laws; and

  (v)
  If the Managing General Partner neglects or refuses to exhibit, produce, or mail a copy of the Partner List as requested, the Managing General Partner shall be liable to any Investor Partner requesting the list for the costs, including attorneys' fees, incurred by that Investor Partner for compelling the production of the Partner List, and for actual damages suffered by any Investor Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the Partner List is to secure the list of Investor Partners or other information for the purpose of selling such list or information or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as an Investor Partner relative to the affairs of the Partnership. The Managing General Partner may require the Investor Partner requesting the Partner List to represent that the list is not requested for a commercial purpose unrelated to the Investor Partner's interest in the Partnership. The remedies provided hereunder to Investor Partners requesting copies of the Partner List are in addition to, and shall not in any way limit, other remedies available to Investor Partners under federal law, or the laws of any state.

        8.2    Reports.    The Managing General Partner shall deliver to each Investor Partner the following financial statements and reports at the times indicated below:

  (a)
  On an annual basis, no later than April 30th of each year, and on a semiannual basis, beginning with the year following investment of substantially all of Partnership subscriptions, by August 15th of such year, the Managing General Partner shall provide each Investor Partner with reports containing, except as otherwise indicated, at least the following information:

  (i)
  financial statements, including a balance sheet and statements of operations, Partners' equity, and cash flows prepared in accordance with generally accepted accounting principles and accompanied by a report of an independent certified public accountant stating that its audit was made in accordance with generally accepted auditing standards and that in its opinion such financial statements present fairly the financial position, results of operations, Partners' equity, and cash flows in accordance with generally accepted accounting principals, except that semiannual reports need not be audited (and for the first full year of operations of the partnership, the financial statements required by Form 10-K);

  (ii)
  a summary itemization, by type and/or classification of the total fees and compensation, including any Administrative Cost reimbursements and operating fees, paid by the Partnership, or indirectly on the Partnership's behalf, to the Managing General Partner and its Affiliates together with the accountant's attestation as required by Section 5.2(g). If compensation is paid on a subordinated interest, a reconciliation of all such payments to the conditions precedent and limitations thereto.

  (iii)
  a description of each Property in which the Partnership owns an interest, including the cost, location, number of acres under lease, and the interest owned therein by the Partnership, provided, however, that succeeding reports need only contain material changes, if any, regarding such Property;

  (iv)
  a list of the wells drilled or abandoned by the Partnership during the period of the report, which shall indicate whether each of such wells has or has not been completed, and a statement of the cost of each well completed or abandoned (such report to include justification for wells abandoned after production has commenced);

  (v)
  a description of all Farmouts, farmins, and joint ventures made during the period of the report, including the Managing General Partner's justification for the arrangement and a description of the material terms;

  (vi)
  with respect to certain costs paid by the Managing General Partner on the Partnership's behalf:

  (A)
  a schedule reflecting total Partnership costs, and where applicable, the costs pertaining to each prospect, the costs paid by the Managing General Partner, and the costs paid by the Investor Partners;

  (B)
  the total Partnership revenues, the revenues received or credited to the Managing General Partner, and the revenues received or credited to the Investor Partners; and

  (C)
  a reconciliation of such expenses and revenues to the limitations prescribed.

  (vii)
  such other reports and financial statements as the Managing General Partner shall determine from time to time; and

  (viii)
  annually, beginning with the Fiscal Year succeeding the Fiscal Year in which the Partnership commenced operations, a computation of the total oil and gas proved reserves of the Partnership and dollar value thereof at then existing prices and of each Partner's interest in such reserve value. The reserve computations shall be based upon engineering reports prepared by qualified independent petroleum consultants. In addition, there shall be included an estimate of the time required for the extraction of such reserves and the present worth of such reserves, with a statement that, because of the time period required to extract such reserves, the present value of revenues to be obtained in the future is less than if immediately receivable. In addition to the annual computation and estimate required, as soon as possible, and in no event more than 90 days after the occurrence of an event leading to reduction of such reserves of the Partnership of 10% or more, excluding reduction as a result of normal production, sales of reserves or product price changes, a computation and estimate shall be sent to each Partner.

  (b)
  Annually beginning with the Fiscal Year ended December 31, 2013, the oil and gas reserve estimates prepared by a qualified independent petroleum engineer, if any, also will be furnished to each Investor Partner.

  (c)
  By March 15th of each year, the Managing General Partner shall furnish a report to each Investor Partner containing such information as is pertinent or required for tax purposes.

  (d)
  Upon request, the Managing General Partner shall provide a copy of the annual and semiannual report provided to the Investor Partners pursuant to subsection (a) of this Section to any state agency regulating securities.

  (e)
  Quarterly beginning after the Partnership commences its operational phase, the Managing General Partner shall provide a quarterly cash receipts and disbursements statement to each Investor Partner.

        8.3    Bank Accounts.    All funds of the Partnership shall be deposited in such separate bank account or accounts, short-term obligations of the U.S. Government or its agencies, or other interest-bearing investments and money market or liquid asset mutual funds as shall be determined by the Managing General Partner. All withdrawals therefrom shall be made upon checks signed by the Managing General Partner or any Person authorized to do so by the Managing General Partner.

        8.4    Federal Income Tax Elections.

  (a)
  Except as otherwise provided in this Section 8.4, all elections required or permitted to be made by the Partnership under the Code shall be made by the Tax Matters Partner if, in its sole and absolute discretion based on the advice of counsel or a certified public accountant, the Managing General Partner determines that it is necessary or advisable to make such elections. Each Partner and Unit Holder agrees to provide the Partnership with all information necessary to give effect to any election to be made by the Partnership.

  (b)
  The Partnership shall elect to currently deduct IDC as a current expense for U.S. federal income tax purposes and shall require any partnership, joint venture, or other arrangement in which it is a party to make such an election.

  (c)
  Notwithstanding anything in this Agreement to the contrary, neither the Managing General Partner, the Partners nor the Unit Holders shall make an election for the Partnership to be excluded from the application of the provisions of Subchapter K of the Code, or for the Partnership to be taxed as a corporation.

SECTION 9.    DISSOLUTION AND WINDING UP

        9.1    Dissolution and Liquidating Events.

  (a)
  Except as otherwise provided herein, the retirement, withdrawal, removal, death, insanity, incapacity, dissolution, or bankruptcy of any Investor Partner shall not dissolve the Partnership. The successor to the rights of such Investor Partner shall have all the rights of an

    Investor Partner for the purpose of settling or administering the estate or affairs of such Investor Partner; provided, however, that no successor shall become a Substituted Investor Partner except in accordance with Section 7; provided, further, that upon the withdrawal of a General Partner, the Partnership shall be dissolved and wound up unless at that time there is at least one Managing General Partner, in which event the business of the Partnership shall continue to be carried on. Neither the expulsion of any Investor Partner nor the admission or substitution of an Investor Partner shall cause the dissolution of the Partnership. The estate of a deceased, insane, incompetent, or bankrupt Investor Partner shall be liable for all its liabilities as an Investor Partner.

  (b)
  The Partnership shall dissolve and commence winding up and liquidating upon the earliest to occur of (each a "Liquidating Event"):

  (i)
  The written consent of the Investor Partners owning a majority of the then outstanding Units to dissolve and wind up the affairs of the Partnership;

  (ii)
  Subject to the provisions of Subsection (c) below, the retirement, withdrawal, removal, death, adjudication of insanity or incapacity, or bankruptcy (or, in the case of a corporate Managing General Partner, the withdrawal, removal, filing of a certificate of dissolution, liquidation, or bankruptcy) of the Managing General Partner;

  (iii)
  The sale, forfeiture, or abandonment of all or substantially all of the Partnership's property;

  (iv)
  The thirtieth anniversary of the Offering Termination Date;

  (v)
  A dissolution event described in Subsection (a) above; or

  (vi)
  Any event causing dissolution of the Partnership under Texas Limited Partnership Law.

  (c)
  In the case of any event described in Subsection (b)(ii) above, if a successor Managing General Partner is selected by Investor Partners owning a majority of the then outstanding Units within 90 days after such Section 9.1(b)(2) event, and if such Investor Partners agree, within such 90-day period to continue the business of the Partnership, or if the remaining Managing General Partner, if any, continues the business of the Partnership, then the Partnership shall not be dissolved.

  (d)
  If the retirement, withdrawal, removal, death, insanity, incapacity, dissolution, liquidation, or bankruptcy of any Partner, or the assignment of a Partner's interest in the Partnership, or the substitution or admission of a new Partner, shall be deemed under Texas Limited Partnership Law to cause a dissolution of the Partnership, then, except as provided in Section 9.1(c), the remaining Partners may, in accordance with Texas Limited Partnership Law, continue the Partnership business as a new partnership and all such remaining Partners agree to be bound by the provisions of this Agreement.

        9.2    Liquidation and Winding Up.    Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The Managing General Partner (or, in the event there is no remaining Managing General Partner, any Person elected to be the liquidator by a Majority in Interest of the Partners) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and Property and the Property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order:

  (a)
  First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Managing General Partner;

  (b)
  Second, to the payment and discharge of all of the Partnership's debts and liabilities to the Managing General Partner; and

  (c)
  Third, except as provided in Section 9.4, the balance, if any, to the Partners and Unit Holders in accordance with Section 4.4.

        9.3    No Capital Account Deficit Restoration Requirement.    If any Partner or Unit Holder has a deficit balance in its Adjusted Capital Account (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the year during which such liquidation occurs), such Partner or Unit Holder shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or any other Person for any purpose whatsoever.

        9.4    Reserves.    In the discretion of the Managing General Partner or liquidator, all or portion of the amounts that would otherwise be available to distribute to the Partners and Unit Holders pursuant to Section 9.2(c) may be:

  (a)
  withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the Partners and Unit Holders as soon as practicable; or

  (b)
  distributed to a trust established for the benefit of the Partners and Unit Holders for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the Managing General Partners arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners or Unit Holders from time to time, in the reasonable discretion of the Managing General Partner or liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners and Unit Holders pursuant to this Agreement.

        9.5    No Liquidation.    Notwithstanding any other provision of this Section 9 to the contrary, in the event the Partnership is liquidated within the meaning of Regulations section 1.704-1(b)(2)(ii)(g) or terminated within the meaning of Code section 708(b), but no Liquidating Event has occurred, Partnership Property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up.

        9.6    Rights of Partners and Unit Holders.    Except as otherwise provided in this Agreement, (a) each Partner and Unit Holder shall look solely to the assets of the Partnership for the return of its Capital Contribution and shall have no right or power to demand or receive property other than cash from the Partnership, and (b) no Partner or Unit Holder shall have priority over any other Partner or Unit Holder as to the return of its Capital Contributions, distributions or allocations.

        9.7    Notice of Dissolution.    In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 9.1, result in a dissolution of the Partnership, the Managing General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the Managing General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the Managing General Partner).

        9.8    Certificate of Termination.    Upon the completion of the winding up of the Partnership pursuant to this Section 9, the Managing General Partner shall execute and file or cause to be filed a certificate of termination with the Texas Secretary of State pursuant to the Section 11.101 of Texas Limited Partnership Law and shall take all actions and make all filings necessary for such termination to comply with Texas Limited Partnership Law and the laws of any other states or jurisdictions in which the Partnership has filed certificates.

        9.9    In-Kind Distributions.    The Managing General Partner shall not be obligated to offer in-kind property distributions to the Partners, but may do so, in its discretion. Any in-kind property distributions to the Partners shall be made to a liquidating trust or similar entity for the benefit of the Partners, unless at the time of the distribution: (i) the Managing General Partner offers the individual Partners the election of receiving in-kind property distributions and the Partners accept the offer after being advised of the risks associated with direct ownership; or (ii) there are alternative arrangements in place which assure the Partners that they will not, at any time, be responsible for the operation or disposition of Partnership properties. If the Managing General Partner has not received a Partner's consent within 30 days after the Managing General Partner mailed the request for consent, then it shall be presumed that the Partner has refused to give his consent.

SECTION 10.    POWER OF ATTORNEY

        10.1    The Managing General Partner as Attorney-In-Fact.    Each Unit Holder hereby makes, constitutes and appoints the Managing General Partner and each successor Managing General Partner, with full power of substitution and resubstitution, its true and lawful attorney-in-fact for him and in its name, place and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file and record (a) this Agreement and all agreements, certificates, instruments and other documents amending or changing this Agreement as now or hereafter amended which the Managing General Partner may deem necessary, desirable or appropriate including, without limitation, amendments or changes to reflect (i) the exercise by the Managing General Partner of any power granted to it under this Agreement; (ii) any amendments adopted by the Partners in accordance with the terms of this Agreement; (iii) the admission of any substituted Partner; and (iv) the disposition by any Partner or Unit Holder of its interest in the Partnership; and (b) any certificates, instruments and documents as may be required by, or may be appropriate under, the laws of the State of Texas or any other state or jurisdiction in which the Partnership is doing or intends to do business. Each Unit Holder authorizes each such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing, hereby giving each such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with the foregoing as fully as such Unit Holder might or could do personally, and hereby ratifying and confirming all that any such attorney-in-fact shall lawfully do or cause to be done by virtue thereof or hereof.

        10.2    Nature as Special Power.    The power of attorney granted pursuant to this Section 10:

  (a)
  is a special power of attorney coupled with an interest and is irrevocable;

  (b)
  may be exercised by any such attorney-in-fact by listing the Unit Holders executing any agreement, certificate, instrument or other document with the single signature of any such attorney-in-fact acting as attorney-in-fact for such Unit Holders; and

  (c)
  the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution.

 SECTION 11.    MISCELLANEOUS

        11.1    Notices.    Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally to the Person or to an officer of the Person to whom the same is directed, or sent by first class mail, registered or certified, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Partners:

  (a)
  If to the Partnership, to the Partnership at the address set forth in Section 1.4 hereof;

  (b)
  If to the Managing General Partner, to the address set forth in Section 1.4 hereof;

  (c)
  If to an Investor Partner, to the address set forth opposite its name on attached Exhibit A.

        Any such notice shall be deemed to be delivered, given and received for all purposes as of the date so delivered, if delivered personally, or 72 hours after being deposited in the United States mail, if sent by registered or certified mail, postage and charges prepaid. Any Person may from time to time specify a different address by notice to the Partnership and the Partners.

        11.2    Binding Effect.    Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and Unit Holders and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

        11.3    Construction.    Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Partner or Unit Holder.

        11.4    Time.    Time is of the essence with respect to this Agreement.

        11.5    Headings.    Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

        11.6    Severability.    Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

        11.7    Incorporation by Reference.    Every exhibit, schedule and other appendix attached to this Agreement and referred to herein is hereby incorporated in this Agreement by reference.

        11.8    Further Action.    Each Partner and Unit Holder, upon the request of the Managing General Partner, agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

        11.9    Variation of Pronouns.    All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

        11.10    Governing Law.    The laws of the State of Texas shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Partners and Unit Holders.

        11.11    Waiver of Action for Partition.    Each Investor Partner and Unit Holder irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Property.

        11.12    Counterpart Execution.    This Agreement may be executed in any number of counterparts with the same effect as if all of the Partners had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

        11.13    Sole and Absolute Discretion.    Except as otherwise provided in this Agreement, all actions which the Managing General Partner may take and all determinations which the Managing General

Partner may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of such Managing General Partner.

        11.14    Entire Agreement.    This Agreement and the exhibits hereto, which are incorporated herein by reference, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written.

        11.15    Attorneys' Fees.    In the event any party takes legal action to enforce any of the terms of this Agreement, any unsuccessful party to such action shall pay the successful party's reasonable expenses, including attorneys' fees, incurred in such action.

        11.16    Third Parties.    Nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto any rights or remedies under or by reason of this Agreement.

        11.17    Venue.    Each party hereby irrevocably submits to the non-exclusive jurisdiction of any Texas State or United States Federal court sitting in the City and County of Dallas over any action, suit or proceeding arising out of or relating to this Agreement. Each party irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Each party agrees that final judgment in any such action, suit or proceeding is binding; provided, however, that the service of process is effected upon such party in the manner permitted by law.

        [Signature page follows]

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

MANAGING GENERAL PARTNER:	INITIAL LIMITED PARTNER:
By:	By:
By:

INVESTOR PARTNERS
COMPLETE TO INVEST AS ADDITIONAL GENERAL PARTNER
ADDITIONAL GENERAL PARTNER(S):

Name of Subscriber:
(Print Name)
NUMBER OF UNITS
PURCHASED
SUBSCRIPTION PRICE
$
Address of Subscriber:
Reef Oil & Gas Partners, LP, a Nevada limited partnership
By:
By:

Attorney-in-Fact for subscriber

COMPLETE TO INVEST AS LIMITED PARTNER
LIMITED PARTNER(S):

Name of Subscriber:
(Print Name)
NUMBER OF UNITS
PURCHASED
SUBSCRIPTION PRICE
$
Address of Subscriber:
By:
Reef Oil & Gas Partners, LP,
a Nevada limited partnership
By:

Attorney-in-Fact for subscriber

EXHIBIT A
TO AGREEMENT OF LIMITED PARTNERSHIP
OF
REEF 2012-2013 DRILLING FUND, L.P.
A TEXAS LIMITED PARTNERSHIP

Names and Addresses of Investors	Nature of Interest	Number of Units

APPENDIX B TO PROSPECTUS
FORM OF SUBSCRIPTION AGREEMENT

        I hereby agree to purchase            Unit(s) pursuant to the Reef Oil & Gas Drilling and Income Fund, L.P.(the "Partnership") at $100,000 per Unit. (Please check only one box. Please deliver a check payable to "Wilmington Trust, National Association as escrow agent for Reef Oil & Gas Drilling and Income Fund, L.P." in the amount of your subscription to the Partnership.)

        Enclosed please find my check in the amount of $            . My completion and execution of this Subscription Agreement also constitutes my execution of the Limited Partnership Agreement and the certificate of formation of the Partnership. If this Subscription is accepted, I agree to be bound and governed by the provisions of the Limited Partnership Agreement of the Partnership. With respect to this purchase, being aware that a broker may sell to me only if I qualify according to the express standards stated herein in the Special Instructions attached as Exhibit C to the Prospectus and in the Prospectus, I represent that (initial all that apply):

  (a)
               I have received a copy of the Prospectus for the Partnership.

  (b)
               If purchasing a Unit of limited partnership, represent that I have a net worth of not less than $330,000 (exclusive of home, home furnishings and automobiles); or I have a net worth of not less than $85,000 (exclusive of home, home furnishings and automobiles) and a minimum annual gross income of at least $85,000.

  (c)
               If purchasing a Unit of general partnership, represent that I have a net worth of not less than $330,000 (exclusive of home, home furnishings and automobiles) without regard to an investment in the Partnership and a minimum annual gross income of at least $150,000 for the current year and for the two previous years; or a minimum net worth in excess of $1,000,000 (inclusive of home, home furnishings, and automobiles; or a minimum net worth of $750,000 (exclusive of home, home furnishings, and automobiles); or a minimum annual gross income of $200,000 in the current year and the two previous years.

  (d)
               If a resident of Arizona, California, Kentucky, Michigan, Missouri, Nebraska, Ohio, Oregon and Pennsylvania, represent that I am not purchasing units in a dollar amount equal to or more than 10% of my net worth, exclusive of home, home furnishings and automobiles.

  (e)
               If a resident of Alabama, represent that I am not purchasing units in a dollar amount that, together with my investment(s) in other similar programs, is equal to or more than 10% of my liquid net worth, such net worth being defined as the portion of my total net worth that is comprised of cash, cash equivalents, or readily marketable securities.

  (f)
               If a resident of Kansas, acknowledge that I am advised to limit my investment in the units and similar oil and gas partnerships to no more than 10% of my liquid net worth, such net worth being defined as that portion of my total net worth that is comprised of cash, cash equivalents, or readily marketable securities.

  (g)
               If a resident of Oklahoma, represent that I am not purchasing units in a dollar amount that is equal to or more than ten percent (10%) of my liquid net worth, exclusive of home, home furnishings and automobiles.

  (h)
               If a resident of Tennessee, represent that I have a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or a minimum net worth of $500,000 exclusive of home, home furnishings and automobiles.

  (i)
               If a resident of Tennessee, represent that I am not purchasing units in an amount that exceeds ten percent (10%) of my liquid net worth.

  (j)
               If a resident of Massachusetts or Vermont, represent that I am not purchasing units in a dollar amount equal to or more than 5% of my liquid net worth, such net worth being defined as "that portion of the purchaser's total net worth that is comprised of cash, cash equivalents, or readily marketable securities."

  (k)
               If a resident of Vermont, represent that I have a minimum net worth of $1,000,000, exclusive of home, home furnishings and automobiles.

  (l)
               If a resident of California, represent that I am aware of and satisfy the additional suitability and other requirements stated in Appendix C to the Prospectus.

  (m)
               If a resident of California, acknowledge and understand that the offering may not comply with all the rules set forth in Title 10 of the California Code of Regulations; the following are some, but not necessarily all, of the possible deviations from the California rules: (i) partnership selling expenses may exceed the established limit, and (ii) the compensation formula varies from the California rules. Even in light of such non-compliance, I affirmatively state that I still want to invest in the Partnership.

  (n)
               Except as set forth in (o) below, I am purchasing Units for my own account.

  (o)
               If a fiduciary, I am purchasing for a person or entity having the appropriate income and/or net worth specified above.

  (p)
               I certify that the number shown as my Social Security or Taxpayer Identification Number in this Subscription Agreement is correct.

  (q)
               I represent that I am an "Eligible Citizen" as defined in the Prospectus.

  (r)
               I represent that I have the right, power and authority to enter into this Subscription Agreement, the Limited Partnership Agreement, to become an investor partner and to perform my obligations hereunder and thereunder.

  (s)
               I acknowledge that an investment in the Units is not liquid.

  (t)
               I agree that my completion and execution of this Subscription Agreement also constitutes my execution of the Limited Partnership Agreement and the Certificate of Limited Partner, and if this Subscription is accepted by the Managing Partner in its sole discretion, I will become a Limited Partner or General Partner in the Partnership and agree to the terms and provisions of the Limited Partnership Agreement of the Partnership.

        THE ABOVE REPRESENTATIONS DO NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT I MAY HAVE UNDER ANY APPLICABLE FEDERAL OR STATE SECURITIES LAW.

        Reef Oil & Gas Partners, L.P., the managing general partner (the "Managing General Partner") may not complete a sale of Units to an investor until at least five business days after the date the investor receives a final prospectus. In addition, the Managing General Partner will send each investor a confirmation of purchase.

Please complete the following:

Primary Subscriber		Co-Subscriber (if applicable)

Name (First) (Middle) (Last)		Name (First) (Middle) (Last)

Home Street Address (No P.O. Boxes)		Home Street Address (No P.O. Boxes)

City, State & Zip		City, State & Zip

Mailing Address (If different from above)		Mailing Address (If different from above)

Home Phone Number	Business Phone Number	Home Phone Number	Business Phone Number
Cell Phone Number			Cell Phone Number

Email Address		Email Address

Date of Birth (mm/dd/yyyy)	Social Security No. (Tax ID)	Date of Birth (mm/dd/yyyy)	Social Security No. (Tax ID)

Driver's License Number & State		Driver's License Number & State

Countries of Citizenship	Country of Legal Residence	Countries of Citizenship	Country of Legal Residence
☐ USA ☐ Other	☐ USA ☐ Other	☐ USA ☐ Other	☐ USA ☐ Other

Employment Status			Employment Status
☐ Employed ☐ Self-employed ☐ Retired ☐ Not employed			☐ Employed ☐ Self-employed ☐ Retired ☐ Not employed

Employer	Industry	Occupation\Position	Employer	Industry	Occupation\Position

Employer's Business Street Address			Employer's Business Street Address

Employer's Business City, State & Zip			Employer's Business City, State & Zip

Are you employed by a registered securities broker\dealer, investment advisor, bank or other financial institution?			Are you employed by a registered securities broker\dealer, investment advisor, bank or other financial institution?

Are you a director, 10% shareholder or policy-maker of a publicly traded company?			Are you a director, 10% shareholder or policy-maker of a publicly traded company?

Marital Status	Number of Dependents	Marital Status	Number of Dependents
☐ Single ☐ Married ☐ Divorced		☐ Single ☐ Married ☐ Divorced

Please choose from ONE of the following options

ALTERNATIVE DISTRIBUTION ADDRESS		ELECTRONICALLY DEPOSITED (ACH Transactions ONLY; NOT FOR WIRE USE)
Name of Financial Institution:
ABA Number		Account Number:
Name on Account:
Type of Account:	Checking/Broker Savings
ALTERNATIVE DISTRIBUTION ADDRESS		DISTRIBUTION MAILED TO FINANCIAL INSTITUTION (Account number required)
PAYEE: (Name check is to be made out to)
Street or P.O. Box:
City, State, Zip Code:
For the Benefit of (Name):
Account Number:
ALTERNATIVE DISTRIBUTION ADDRESS		OTHER THAN TO ADDRESS OF RECORD
Name:
Address:
City, State, Zip Code:
Applicant's signature is required in order to process information
***Applicant's Name:	(Print)	Date:
***Applicant's Signature: (Sign)		Date:

By signing below, I hereby authorize Reef Oil & Gas Partners, L.P. and the Partnership to deliver copies of my federal tax form Schedule K-1 (which includes my Partnership tax information and my social security number) related to the Partnership to my financial professional listed in this subscription agreement and to the tax preparer identified below. If I do not sign below, Reef Oil & Gas Partners, L.P. and the Partnership will not release my Schedule K-1 to my broker or tax preparer. The Partnership and Reef Oil & Gas Partners, L.P. will continue to rely on the information regarding my financial professional and tax preparer contained in the subscription agreement until notified otherwise in writing by me. The name, address and telephone number of my tax preparer is

Applicant's Signature

Your Investment Profile

Investment Experience	Federal Income Tax Bracket	Annual Income	Investment Objective[1]	Net Worth
☐ None	☐ 10%	☐ Less than $50,000	☐ Capital Preservation	Approximate Net Worth
☐ Limited	☐ 15%	☐ $50,000 to $99,999	☐ Income	(Including your home)
☐ Good	☐ 25%	☐ $100,000 to $149,999	☐ Growth
☐ Extensive	☐ 28%	☐ $150,000 to $199,999	☐ Speculation	$
	☐ 33%	☐ $200,000+
	☐ 35%			Approximate Liquid Net Worth (Cash, stocks, bonds, mutual funds, investments, etc.)
$

1Investment Objective: Capital preservation seeks to protect initial capital by investments that minimize the potential for loss of principal. The long-term risk of capital preservation is that returns may not keep pace with inflation. An income objective seeks current income rather than long-term growth of principal. A growth objective seeks to increase the value of an investment over time with the risk of volatility. Speculation assumes a higher degree of risk of loss in anticipation of potentially higher than average returns.

Investment Strategy: Risk tolerance is a measure of willingness to accept investment risk in exchange for higher potential returns. Please rank your general investment strategy from 1 through 3 with 1 being most important and 3 being least important to you.

Aggressive	You are willing to take higher than average risk in return for a higher than average profit potential and are most capable of tolerating volatility and uncertainty.
Moderate	You are willing to take greater risks than a conservative investor but you are not an aggressive investor
Conservative	You are willing to accept potentially lower total returns to minimize investment risk and preserve capital.

NOTICES

            (i)  The purchase of Units as an additional general partner involves a risk of unlimited liability to the extent that the Partnership's liabilities exceed its insurance proceeds, the Partnership's assets, and indemnification by the Managing General Partner, as described in "Risk Factors" in the Prospectus.

           (ii)  FINRA requires the soliciting dealer or registered representative to inform potential investors of all pertinent facts relating to the liquidity and marketability of the Units, including the following: (A) the risks involved in the offering, including the speculative nature of the investment and the speculative nature of drilling for oil and gas; (B) the financial hazards involved in the offering, including the risk of losing my entire investment; (C) the lack of liquidity of this investment; (D) the restrictions of transferability of the Units; and (E) the tax consequences of the investment.

          (iii)  An investment in the Units is not liquid.

        Investors are required to execute their own subscription agreements. The Managing General Partner will not accept any subscription agreement that has been executed by someone other than the investor or in the case of fiduciary accounts by someone who does not have the legal power of attorney to sign on the investor's behalf.

SIGNATURE AND POWER OF ATTORNEY

        I hereby appoint Reef Oil & Gas Partners, L.P., with full power of substitution, my true and lawful attorney to execute, file, swear to and record any Certificate(s) of Formation or amendments thereto (including but not limited to any amendments filed for the purpose of the admission of any additional or substituted Partners) or cancellation thereof, including any other instruments that may be required by law in any jurisdiction to permit qualification of the Partnership as a limited partnership or for any other purpose necessary to implement the Limited Partnership Agreement, and as more fully described in the Limited Partnership Agreement.

        If a resident of California, I am aware of and satisfy the additional suitability requirements stated in Appendix C to the Prospectus and acknowledge the receipt of California Rule 260.141.11 at pages C-2, C-3 and C-4 of Appendix C to the Prospectus.

Date:

Signature	Signature
Please Print Name	Please Print Name

Type of Units Purchased:
☐	Units as an Additional General Partner	☐	Units as a Limited Partner
IF NO SELECTION IS MADE, THE PARTNERSHIP CANNOT ACCEPT YOUR SUBSCRIPTION AND WILL HAVE TO RETURN THIS SUBSCRIPTION AGREEMENT AND YOUR MONEY TO YOU.

Title to Units to be held as follows:

☐
Individual Ownership

☐
Joint Tenants with Right
of Survivorship
(both persons must sign)

☐
Tenants in Common (both persons must sign)

☐
Other
        (describe)

Address for Distributions and Notices, if different from that shown on page B-3:

Street

City	State	Zip Code

I utilize the calendar year as my federal income tax year, unless indicated otherwise as follows:

        Other federal income tax year (if applicable) :

TO BE COMPLETED BY REEF OIL & GAS PARTNERS, L.P.

        Reef Oil & Gas Partners, L.P., as the Managing General Partner of the Partnership, hereby accepts this Subscription and agrees to hold and invest the same pursuant to the terms and conditions of the Limited Partnership Agreement of the Partnership.

REEF OIL & GAS PARTNERS, L.P., a Nevada limited partnership
By:	REEF OIL & GAS PARTNERS, GP, LLC, its general partner

	By:	Michael J. Mauceli, Manager

Date:

TO BE COMPLETED BY REGISTERED REPRESENTATIVE
(For Commission and Other Purposes)

        I hereby represent that I have discharged my affirmative obligations under Sections 2(B) and 3(D) of Rule 2810(b) of the FINRA Conduct Rules and specifically have obtained information from the above-named subscriber concerning his/her age, net worth, annual income, federal income tax bracket, investment portfolio, investment objectives, investment experience and other financial information and have determined that an investment in the Partnership is suitable for such subscriber, that such subscriber is or will be in a financial position to realize the benefits of this investment, and that such subscriber has a fair market net worth sufficient to sustain the risks of this investment. I have also informed the subscriber of all pertinent facts relating to the liquidity and marketability of an investment in the Partnership, of the risks of unlimited liability regarding an investment as an Additional General Partner, and of the passive loss limitations for tax purposes of an investment as a Limited Partner.

Name of Brokerage Firm
Name of Registered Representative	Office Address

Area Code	Telephone Number	Signature of Registered Representative	Date

APPENDIX C TO PROSPECTUS
REEF OIL & GAS DRILLING AND INCOME FUND, L.P.
INSTRUCTIONS TO SUBSCRIBERS

        Checks for Units should be made payable to "Wilmington Trust, National Association as Escrow Agent for Reef Oil & Gas Drilling and Income Fund, L.P." and should be given to the subscriber's broker for submission to the Dealer Manager and Escrow Agent. The minimum subscription is $10,000. Additional purchases above such minimum may be made in increments of $1,000. Subscriptions are payable only in cash upon subscription.

Signature Requirement

        Investors are required to execute their own subscription agreements. Reef Oil & Gas Partners, L.P., the managing general partner (the "Managing General Partner") will not accept any subscription agreement that has been executed by someone other than the investor or, in the case of fiduciary accounts, someone who does not have the legal power of attorney to sign on the investor's behalf.

General Suitability Requirements for Limited Partner Subscribers

        Except as described below, units of limited partner interest, including fractional units, will be sold only to an investor who has either:

  •
  a minimum net worth of $330,000; or

  •
  a minimum net worth of $85,000 and minimum annual gross income of at least $85,000.

        Net worth shall be determined exclusive of home, home furnishings and automobiles, unless otherwise specified. In addition, units will be sold only to an investor who makes a written representation that he is the sole and true party in interest and that he is not purchasing for the benefit of any other person, or that he is purchasing for another person who meets all of the conditions set forth above.

General Suitability Requirements for Additional General Partner Subscribers

        Except as provided for below, units of additional general partner interest, including fractional units, will be sold only to an investor who has either:

  •
  a minimum net worth of $330,000 without regard to the investment in the Partnership and a minimum annual gross income of $150,000 or more for the current year and for the two previous years;

  •
  a minimum net worth in excess of $1,000,000, inclusive of home, home furnishings and automobiles;

  •
  a minimum net worth in excess of $750,000; or

  •
  a minimum annual gross income in excess of $200,000 in the current year and the two previous years.

Additional Requirements for Investors in Certain States

        Additional suitability requirements are applicable to residents of certain states where the offer and sale of units are being made as set forth below.

        Arizona, California, Kentucky, Michigan, Missouri, Nebraska, Ohio, Oregon and Pennsylvania investors are not permitted to invest in the units if the dollar amount of the investment is equal to or more than 10% of their net worth, exclusive of home, home furnishings and automobiles. Iowa and Kansas investors are advised to limit their investment in the units and similar oil and gas partnerships to no more than 10% of their liquid net worth, such net worth being defined as "that portion of the purchaser's total net worth that is comprised of cash, cash equivalents, or readily marketable securities."

        Alabama investors are not permitted to invest in the units if the dollar amount of the investment in this Partnership and other similar programs is equal to or more than 10% of their liquid net worth, such net worth being defined as the portion of the purchaser's total net worth that is comprised of cash, cash equivalents, or readily marketable securities.

        Oklahoma investors are not permitted to invest in the units if the dollar amount of the investment in this Partnership is equal to or more than ten percent (10%) of their liquid net worth, exclusive of home, home furnishings and automobiles.

        A resident of Tennessee who subscribes for units of limited partnership interests or additional general partnership interests must have a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or a minimum net worth of $500,000.

        Tennessee residents' investment must not exceed ten percent (10%) of their liquid net worth.

        Massachusetts and Vermont investors are not permitted to invest in the units if the dollar amount of the investment is equal to or more than 5% of their liquid net worth, such liquid net worth being defined as "that portion of the purchaser's total net worth that is comprised of cash, cash equivalents, or readily marketable securities."

        A resident of Vermont who subscribes for units must have a minimum net worth of $1,000,000.

        A resident of California who subscribes for units of limited partnership must meet one of the following requirements:

  •
  have net worth of not less than $250,000 and expect to have annual gross income in the year of its investment of $85,000 or more;

  •
  have net worth of not less than $500,000;

  •
  have net worth of not less than $1,000,000, inclusive of its home, home furnishings and automobiles; or

  •
  expect to have annual gross income in the year of its investment of not less than $200,000.

        A resident of California who subscribes for units of additional general partnership must meet one of the following requirements:

  •
  have net worth of not less than $250,000 and expect to have annual gross income in the year of its investment of $120,000 or more;

  •
  have net worth of not less than $500,000;

  •
  have net worth of not less than $1,500,000, inclusive of its home, home furnishings and automobiles; or

  •
  expect to have annual gross income in the year of its investment of not less than $200,000.

Delivery of Final Prospectus

        The sale of units to investor partners will not be completed until at least five business days after the date the participant receives a final prospectus. Upon completion of a sale, the Managing General Partner will send each participant a confirmation of its or her purchase.

 Special Notice to California Subscribers

        As a condition of qualification of the units for sale in the State of California, each California subscriber through the execution of the Subscription Agreement acknowledges its understanding that the California Department of Corporations has adopted certain regulations and guidelines which apply to oil and gas interests offered to the public in the State of California and that the offering may not comply with all of the rules set forth in Title 10 of the California Code of Regulations, including rules pertaining to compensation, democracy rights and reports. Even in light of such non-compliance, by execution of the subscription agreement, each subscriber affirmatively states that it wants to invest in the units.

        California residents generally may not transfer units without the consent of the California Commissioner of Corporations. Any subsequent transfer by a California resident shall be limited to no less than a minimum unit equivalent to an initial subscription.

        If a resident of California, you must represent (and do represent) that you are aware that: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

        As a condition of qualification of the units for sale in the State of California, the following rule is hereby delivered to each California subscriber.

California Code of Regulations, Title 10, CH. 3, Section 260.141.11. Restriction on transfer.

  (a)
  The issuer of a security upon which a restriction on transfer has been imposed pursuant to Section 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

  (b)
  It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

  (1)
  to the issuer;

  (2)
  pursuant to the order or process of any court;

  (3)
  to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

  (4)
  to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

  (5)
  to the holders of securities of the same class of the same issuer;

  (6)
  by way of gift or donation intervivos or on death;

  (7)
  by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

    (8)
    to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

    (9)
    if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

    (10)
    by way of a sale qualified under Section 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

    (11)
    by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation;

    (12)
    by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

    (13)
    between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

    (14)
    to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

    (15)
    by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

    (16)
    by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

    (17)
    by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102;

  provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

  (c)
  The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

        "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

APPENDIX D

                                    , 2013

Mr. Michael J. Mauceli
Reef Oil & Gas Partners, L.P.
1901 N. Central Expressway, Suite 300
Richardson, Texas 75080

Reef Oil & Gas Drilling and Income Fund, L.P.

Dear Mr. Mauceli:

You have requested our opinion with respect to the material U.S. federal income tax consequences of the operation of Reef Oil & Gas Drilling and Income Fund, L.P. (the "Partnership"), which has been formed and, once executed, will be operated pursuant to the form of limited partnership agreement (the "Partnership Agreement") for the Partnership that is attached as Appendix A to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Prospectus"). Our opinion is expressly limited in scope only to potential investors that are individual U.S. citizens or residents, and to the matters that are set forth below. All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Partnership Agreement.

In rendering our opinion, we have examined such documents as we have deemed appropriate including, but not limited to, the Prospectus and the Partnership Agreement. With your concurrence, we have assumed for purposes of this opinion the authenticity and proper execution of the aforementioned documents. We have also assumed that the representations of Reef Oil & Gas Partners, L.P. set forth in the letter addressed to us, dated                                    , 2013 (the "Representation Letter"), are true, accurate and complete in all material respects. We have relied upon the Representation Letter, and have not attempted to verify independently such representations and statements. Our opinion is based and conditioned on the initial and continuing accuracy of the facts and factual matters stated and assumed as set forth in the Prospectus and the representations set forth in the Representation Letter.

Based upon our analysis of the Partnership Agreement, the facts and factual matters stated and assumed as set forth in the Prospectus, the representations set forth in the Representation Letter, and subject to the qualifications set forth herein, we are of the opinion that:

  1.
  The Partnership will be classified as a partnership for U.S. federal income tax purposes after one or more Limited Partners (excluding ROGP) is admitted to the Partnership as a Partner pursuant to the terms of the Partnership Agreement.

  2.
  The Partnership should not be classified as an association taxable as a corporation pursuant to the "publicly traded partnership" rules of Code section 7704.

  3.
  Prior to conversion to a Limited Partner, an Additional General Partner that owns its interest in the Partnership directly or through an entity that does not limit its liability should not be treated as participating in a passive activity within the meaning of Code section 469 to the extent that the Partnership owns working interests in one or more oil and gas wells, and losses generated from such working interests that are properly allocable to the Additional General Partner should not be limited by the passive activity loss provisions.

  4.
  The interest of a Limited Partner that has at all times owned only an interest as a Limited Partner in the Partnership should be considered an interest in a passive activity within the meaning of Code section 469, and losses generated therefrom should be limited by the passive activity loss provisions.

  5.
  The conversion of an Additional General Partner's interest in the Partnership to a Limited Partner interest will be non-taxable provided that (i) the Partnership's business continues after conversion and (ii) any reduction in the Additional General Partner's share of Partnership debt, if any, resulting from such conversion will be treated as a cash distribution to such Partner from the Partnership and will cause gain to be recognized to the extent such cash distribution exceeds the adjusted tax basis of such Partner's interest in the Partnership immediately before the deemed distribution.

  6.
  The allocation of profit and loss in the Partnership Agreement should be respected for U.S. federal income tax purposes.

In addition, we have reviewed the discussion of the U.S. federal income tax consequences set forth in the Prospectus under the heading "Material Federal Income Tax Consequences," and to the extent such discussion involves matters of U.S. federal income tax law, we are of the opinion that such discussion is correct in all material respects as of the date hereof, and addresses fairly the principal aspects of each material U.S. federal income tax issue relating to an investment in the Partnership by an individual citizen or resident of the United States.

While we believe that the Partnership should not be treated as a publicly traded partnership as noted in item 2 above, we cannot (and do not) opine that the Partnership will not be treated as a publicly traded partnership. The determination of whether the Partnership will be treated as a publicly traded partnership depends on all of the future facts and circumstances related to whether the partners are readily able to buy, sell, or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market. These future facts and circumstances are not, and cannot be, fully known or analyzed at this time. Similarly, while we believe that the passive activity loss rules should apply as noted in items 3 and 4 above, we cannot (and do not) opine that the passive activity loss rules will apply in that manner because the application of the passive activity loss rules depends on each partner's own circumstances.

This opinion is expressly limited in scope to the conclusions expressly stated herein, and no opinion is to be implied or inferred with respect to any other issue. We undertake no obligation to update the opinions expressed herein after the date of this letter.

Our opinion is based solely on the documents that we have examined, the additional information we have obtained, assumptions we have made and the representations that have been made to us. Our opinion cannot be relied upon if any of the facts contained in such documents or in any such additional information is, or later becomes, inaccurate.

The conclusion set forth in this letter is based on relevant provisions and limitations of the Code, the Treasury Regulations promulgated thereunder (including proposed, temporary and final Treasury Regulations), the legislative history of the Code, and interpretations of the Code by the IRS and the courts having jurisdiction over such matters as of the date hereof. These provisions and interpretations are subject to change, either prospectively or retroactively, and our opinion and advice may be adversely affected or rendered obsolete - perhaps before the consummation of some or all of the Partnership's proposed activities described in the Prospectus - by any such change.

A number of issues discussed or referred to in the Prospectus have not been definitively resolved by statute, regulations, rulings or judicial opinions. In addition, this opinion is not binding upon the IRS or courts of applicable jurisdiction. Accordingly, no assurances can be given that the conclusions expressed herein will be accepted by the IRS, or, if contested, would be sustained by a court.

This opinion is solely for your information and assistance with respect to the sale of Units in the Partnership. Our willingness to render the opinion set forth herein neither implies, nor should be viewed as implying, any approval or recommendation of an investment in a Unit. Other than as set forth herein, this opinion may not be relied upon by any other person or for any other purposes, nor may it be quoted from or referred to without prior written consent.

This opinion is not applicable as to any individual tax consequences of an investor. Each prospective investor should seek advice based on the investor's particular circumstances from an independent tax advisor.

This opinion is not confidential. There are no limitations on the disclosure by any potential investor in the Partnership to any other person of the tax treatment or tax structure of the Partnership addressed in this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Prospectus and to all references to our Firm in the Prospectus.

Very truly yours,

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

        The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered, other than underwriting:

SEC registration fee	$26,200
FINRA filing fee	34,250
Printing expenses	178,000	*
Accounting fees and expenses	900,000	*
Legal fees and expenses	700,000	*
Blue sky fees and expenses	150,000	*
Miscellaneous	50,000	*
Total	$2,038,450	*

*
Estimated

Item 14.    Indemnification of Directors and Officers

        Article VI, Section 6.4 of the partnership agreement filed herewith, pursuant to which the partnership of Registrant was formed, provides that the managing general partner shall have no liability to the Partnership or its partners for any loss suffered which arises out of any action or inaction of the managing general partner if (i) the managing general partner, in good faith, determined that such course of conduct was in the best interest of the Partnership, (ii) the managing general partner was acting on behalf of or performing services for the Partnership, and (iii) such course of conduct did not constitute negligence or misconduct of the managing general partner. Section 6.4 provides that the managing general partner shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Partnership, provided the conditions set forth in the foregoing clauses (i), (ii) and (iii) are satisfied.

        The managing general partner will be indemnified to the limit of the insurance proceeds and tangible net assets of the Partnership. Section 6.4 provides that the managing general partner may be indemnified for liabilities arising under Federal and State Securities Laws only if (a) there has been a successful adjudication on the merits of each count involving securities law violations, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (c) a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of any state securities regulatory authority in which securities of the Partnership were offered or sold as to indemnification for violations of securities laws; provided however, the court need only be advised of the positions of the securities regulatory authorities of those states (i) which are specifically set forth in the partnership agreement and (ii) in which plaintiffs claim they were offered or sold units. In any claim for indemnification for federal or state securities laws violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission and the respective state securities division, as the case may be, with respect to the issue of indemnification for securities law violations.

        Section 6.4 of the partnership agreement further provides that the Partnership will not incur the cost of the portion of any insurance that insures the managing general partner against any liability as to which the managing general partner is prohibited from being indemnified by the partnership agreement.

        Pursuant to Section 7.2 of the partnership agreement, the managing general partner has agreed to indemnify the additional general partners for obligations related to casualty and business losses that exceed available insurance coverage and partnership assets. Such indemnification will not be available to any additional general partner if the obligations incurred result from the negligence or misconduct of such additional general partner or the contravention of the terms of the partnership agreement by such additional general partner.

        The broker-dealer agreement, filed herewith, contains provisions (Section 8(b)) by which each of the broker-dealer agrees to indemnify the managing general partner and the Partnership for liabilities arising from statements or omissions made in this Registration Statement in reliance on written information furnished by the broker-dealer and for liabilities arising from the failure of the broker-dealer to comply with federal or state securities laws.

Item 15.    Recent Sales of Unregistered Securities

        None.

Item 16.    Exhibits and Financial Statement Schedules

  (a)
  Exhibits

Exhibit No.	Description of Exhibit
1.1	Form of Dealer Manager Agreement*
1.2	Form of Soliciting Dealer Agreement*
3.1	Certificate of Formation, dated September 6, 2012***
3.2	Amendment to Certificate of Formation, dated Febraury 7, 2013*
3.3	Form of Limited Partnership Agreement (included as Appendix A to the prospectus filed as a part of this Registration Statement)*
5.1	Opinion of Baker & McKenzie LLP as to legality of the securities being registered**
8.1	Form of Opinion of Baker & McKenzie LLP as to various tax matters (included as Appendix D to the prospectus filed as a part of this Registration Statement)*
10.1	Form of Escrow Agreement with Wilmington Trust, National Association***
23.1	Consent of Baker & McKenzie LLP (included in Exhibits 5.1** and 8.1*)
23.2	Consent of BDO USA, LLP*
24.1	Powers of Attorney***

*
Filed herewith.

**
To be filed by amendment.

***
Previously filed.
  (b)
  Financial Statement Schedules: None.

Item 17.    Undertakings

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

  (4)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (5)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (6)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii)
      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv)
      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (b)
  The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  (c)
  Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (d)
  The registrant undertakes to provide to the Partners the financial statements required by Form 10-K for the first full year of operations of the Partnership.

  (e)
  The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Partners. Each sticker supplement should disclose all compensation and fees received by the managing general partner(s) and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

  (f)
  The registrant undertakes to send to each limited partner and additional general partner at least on an annual basis a detailed statement of any transactions with the managing general partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the managing general partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

        The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Partners at least once each quarter after the distribution period of the offering has ended.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on March 22, 2013.

REEF OIL & GAS DRILLING AND INCOME FUND, L.P., A TEXAS LIMITED PARTNERSHIP (Registrant)
By:	Reef Oil & Gas Partners, L.P., its Managing Partner
	By:	Reef Oil & Gas Partners, GP, LLC, its general partner
		By:	/s/ MICHAEL J. MAUCELI Michael J. Mauceli Manager

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
1.1	Form of Dealer Manager Agreement*
1.2	Form of Soliciting Dealer Agreement*
3.1	Certificate of Formation, dated September 6, 2012***
3.2	Amendment to Certificate of Formation, dated Febraury 7, 2013*
3.3	Form of Limited Partnership Agreement (included as Appendix A to the prospectus filed as a part of this Registration Statement)*
5.1	Opinion of Baker & McKenzie LLP as to legality of the securities being registered**
8.1	Form of Opinion of Baker & McKenzie LLP as to various tax matters (included as Appendix D to the prospectus filed as a part of this Registration Statement)*
10.1	Form of Escrow Agreement with Wilmington Trust, National Association***
23.1	Consent of Baker & McKenzie LLP (included in Exhibits 5.1** and 8.1*)
23.2	Consent of BDO USA, LLP*
24.1	Powers of Attorney***

*
Filed herewith.

**
To be filed by amendment.

***
Previously filed.